As filed with the Securities and Exchange Commission on August 9, 2011

Registration No. 333-175623

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Operating Partnership II, L.P.

(Exact name of registrant as specified in its charter)

Additional Registrants Listed on Schedule A Hereto

Delaware	6798	20-0068907
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Institute Classification Code Number)	(I.R.S. Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Phone: (770) 449-7800

Fax: (770) 243-8199

Attention: Corporate Secretary

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Wells Operating Partnership II, L.P.

c/o Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Phone: (770) 449-7800

Fax: (770) 243-8199

Attention: Corporate Secretary

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert H. Bergdolt, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, NC 27612-2350

(919) 786-2002

Jamie Knox, Esq.

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

(212) 335-4500

Approximate date of commencement of proposed exchange offer: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
5.875% Senior Notes due 2018	$250,000,000	$250,000,000	$29,025(3)
Guarantees of 5.875% Senior Notes due 2018(2)			(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See schedule A to this cover page for a list of guarantors.
(3)	Previously paid.
(4)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
Wells Real Estate Investment Trust II, Inc.	Maryland	6798	20-0068852	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 1200 Morris Business Trust	Pennsylvania	6798	26-0819044	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - KCP, LLC	Delaware	6798	20-0068552	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Republic Drive, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 9 Technology Drive, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells Governor’s Pointe 4241 Irwin Simpson, LLC	Delaware	6798	20-2476321	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells Governor’s Pointe 8990 Duke, LLC	Delaware	6798	20-2476264	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - LakePointe 5, LLC	Delaware	6798	20-3908566	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - LakePointe 3, LLC	Delaware	6798	20-3908293	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 180 Park Avenue , LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Opus/Finley Portfolio, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 8909 Purdue Road, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Corridors III, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary

Wells REIT II - Edgewater Corporate Center One, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
2420 Lakemont Avenue MM, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
2420 Lakemont Avenue, LLC	Delaware	6798	20-3358723	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - University Circle, LLC	Delaware	6798	20-3295902	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - University Circle, L.P.	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Key Center, LLC	Delaware	6798	20-3799075	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Key Center Properties LLC	Delaware	6798	20-3942248	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - MacArthur Ridge I, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - MacArthur Ridge I, L.P.	Delaware	6798	20-3767981	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - International Financial Tower, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 7031 Columbia Gateway Drive, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Sterling Commerce, LLC	Delaware	6798	20-8524606	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Sterling Commerce, LP	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - South Jamaica Street, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 15815 25th Avenue, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary

Wells REIT II - 13655 Riverport Drive, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 11200 W. Parkland, LLC	Wisconsin	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Parkside/Atlanta, LLC	Georgia	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - 1277 LPB Atlanta, LLC	Georgia	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Lindbergh Center, LLC	Georgia	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary
Wells REIT II - Lakehurst Britton, LLC	Delaware	6798	20-0068907	6200 The Corners Parkway Norcross, Georgia 30092-3365 Phone: (770) 449-7800 Fax: (770) 243-8199 Attention: Corporate Secretary

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to acquire or exchange these securities in any jurisdiction where the offer, sale or exchange is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2011

PROSPECTUS

Wells Operating Partnership II, L.P.

Offer to Exchange

$250,000,000 aggregate principal amount of its 5.875% Senior Notes due 2018 (the “new notes”), each of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.875% Senior Notes due 2018 (the “old notes”) (such transaction, the “exchange offer”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

In this prospectus we sometimes refer to the old notes and the new notes collectively as the “notes.”

—

The terms of the new notes are substantially identical to the terms of the old notes, except that we have registered the new notes with the Securities and Exchange Commission, which we refer to as the SEC. Because we have registered the new notes, they will not be subject to certain transfer restrictions and will not be entitled to registration rights.

—	All old notes that are validly tendered and not validly withdrawn will be exchanged.

—	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

—	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended by us.

—	We will not receive any cash proceeds from the exchange offer.

—	The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

—	Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

—

Old notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but, except under certain circumstances, will have no further exchange or registration rights under the registration rights agreement discussed in this prospectus.

—	The new notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. The new notes will not be listed on a national securities exchange.

—	Broker-dealers who receive new notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such notes.

—

Broker-dealers who acquired the old notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes.

See “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider in connection with the exchange offer.

Neither the SEC nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011.

	Page		Page
Summary	4	Policies with respect to certain activities	65
Risk factors	12	Description of real estate investments	70
Use of proceeds	25	Description of other indebtedness	74
Ratio of earnings to fixed charges	26	Exchange offer and registration rights agreement	76
Capitalization	27	Description of the new notes	85
Selected historical financial data	28	Book-entry settlement and clearance	104
Management discussion and analysis	29	Certain United States federal tax consequences	107
Business	46	Plan of distribution	110
Management	51	Legal matters	111
Related-party transactions	60	Experts	111
Quantitative and qualitative disclosures about market risk	63	Financial statements	F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

We are offering to sell the new notes only in places where offers and sales are permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.

Industry and market data

Certain market and industry data included in this prospectus has been obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using third-party forecasts we have commissioned in conjunction with our assumptions about our markets. We cannot assure you of the accuracy or completeness of such third-party information. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors.

Statements regarding forward-looking information

This prospectus and other written reports and oral statements made from time to time by us may contain “forward-looking statements” regarding future events and our future results that are intended to qualify for the safe harbors created under the U.S. federal securities laws. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed in the section entitled “Risk factors” as well as those discussed elsewhere in this prospectus and our other reports filed with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to the following risks and uncertainties:

•	general economic conditions including the financial condition of our tenants, market rental rates and property values;

•	our level of leverage and ability to service our debt;

•	the restrictive covenants and financial covenants under our indebtedness;

•	the availability of capital sources including mortgage funds;

•	competitive practices in the industry in which we compete;

•	uninsured losses or excessively expensive insurance premiums;

•	our capital expenditure requirements;

•	the risks associated with acquisitions and joint venture investments;

•	new development and construction delays;

•	previously undetected or uncharacterized environmentally hazardous conditions;

•	the costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•	additional risks from our international investments;

•	legislative or regulatory requirements including changes in tax, real estate, environmental, and zoning laws; and

•	the other factors described under “Risk factors” in this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

Where you can find additional information

This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are summaries of the material terms of these contracts and documents but may not describe all of their terms, and where such contract or other document is an exhibit to the registration statement we encourage you to refer to such additional information.

Wells REIT II, files annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any such document at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Wells REIT II’s SEC filings are also available to the public from the SEC’s website at www.sec.gov or from our website at www.wellsreitii.com. However, the information on our website and the SEC’s website does not constitute a part of this prospectus.

OUR REPORTS AND OTHER INFORMATION THAT WE HAVE FILED, OR MAY IN THE FUTURE FILE, WITH THE SEC ARE NOT INCORPORATED INTO AND DO NOT CONSTITUTE PART OF THIS PROSPECTUS. You may request a copy of these filings at no cost, by writing or telephoning us at:

Wells Operating Partnership II, L.P.

c/o Wells Real Estate Investment Trust II, Inc.

6200 the Corners Parkway

Norcross, Georgia 30092-3365

Phone: (770) 449-7800

Fax: (770) 243-8199

Attention: Corporate Secretary

If at any time during the two-year period following the date of original issue of the new notes we are not subject to the information requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will furnish to holders of new notes and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such new notes.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Presentation of financial and other information

Wells REIT II reports its financial statements in U.S. dollars and prepares its consolidated financial statements in accordance with GAAP. In this prospectus, except where otherwise indicated, all references to “$”, “dollars” or “U.S. dollars” are to the lawful currency of the United States.

We own or have rights to various trademarks used in our business. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in “Risk factors,” as well as elsewhere in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Issuer” or “Wells OP II” refer to Wells Operating Partnership II, L.P., references to “Wells REIT II” refer to Wells Real Estate Investment Trust II, Inc. and references to “we”, “us”, or “our” refer collectively to the Issuer and Wells REIT II.

Overview

Wells REIT II is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. Wells REIT II engages in the acquisition and ownership of commercial real estate properties, including properties that are under construction, are newly constructed, or have operating histories. Wells REIT II’s investment philosophy emphasizes diversification of its portfolio for geographic locations, tenants, industry group of tenants, and timing of lease expirations. Wells REIT II typically focus its acquisition efforts on high-quality, income-generating office properties leased to creditworthy companies and governmental entities. Wells REIT II’s primary investment objectives are to maximize cash distributions paid to its investors and to preserve, protect, and return its investors’ capital contributions. Wells REIT II also seeks long-term capital appreciation from its investments. As of December 31, 2010, Wells REIT II owned interests in 70 office properties and one hotel, which include 92 operational buildings, comprising approximately 22.1 million square feet of commercial space located in 23 states, the District of Columbia, and Moscow, Russia. Of these properties, 68 are wholly owned and two are owned through a consolidated joint venture. As of December 31, 2010, the office properties were approximately 94.4% leased.

Wells REIT II conducts business primarily through the Issuer. Wells REIT II is the sole general partner of the Issuer and possesses full legal control and authority over the operations of the Issuer. On June 30, 2011 Wells Capital exchanged its interest in the Issuer’s limited partnership units for shares of Wells REIT II’s common stock. As a result of this exchange Wells REIT II owns all of the equity interests in the Issuer. Each of Wells REIT II and the Issuer acquire, develop, own, lease, and operate real properties directly, through wholly owned subsidiaries or through joint ventures.

Wells REIT II was incorporated in Maryland on July 3, 2003 and the Issuer was formed in Delaware on July 3, 2003. Beginning with its first year of operations ended December 31, 2003, Wells REIT II elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Wells REIT II intends to operate in such a manner so that it may continue to qualify for taxation as a REIT. Our corporate headquarters are located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

The simplified organizational chart below summarizes the corporate structure of Wells REIT II, the Issuer and the Subsidiary Guarantors (as defined below). The Non-Guarantor Subsidiaries (as defined below) are not shown:

Wells Real Estate Investment Trust II, Inc.
100%
100%
100%
Wells Operating Partnership II, L.P. "**Issuer**"
Wells REIT II - 1200 Morris Business Trust
Wells REIT II - KCP, LLC
50%
100%
Wells REIT II - Republic Drive, LLC
100%
Wells REIT II - 9 Technology Drive, LLC
100%
Wells Governor's Pointe 4241 Irwin Simpson, LLC
100%
Wells Governor's Pointe 8990 Duke, LLC
100%
Wells REIT II - 180 Park Avenue, LLC
100%
Wells REIT II - Key Center, LLC
50%
Key Center Properties LLC
100%
Wells REIT II - Opus/Finley Portfolio, LLC
100%
Wells REIT II - 8909 Purdue Road, LLC
100%
Wells REIT II - Corridors III, LLC
100%
Wells REIT II - Edgewater Corporate Center One, LLC
100%
2420 Lakemont Avenue MM, LLC
100%
2420 Lakemont Avenue, LLC
100%
Wells REIT II - University Circle, LLC
100%
Wells REIT II - 7031 Columbia Gateway Drive, LLC
100%
Wells REIT II - LakePointe 5, LLC
100%
Wells REIT II - LakePointe 3, LLC
100%
Wells REIT II - MacArthur Ridge I, LLC
0.1%
99.9%
Wells REIT II - MacArthur Ridge I, L.P.
100%
Wells REIT II - International Financial Tower, LLC
99%
Wells REIT II - University Circle, L.P.
1%
100%
Wells REIT II - 1277 LPB Atlanta, LLC
100%
Wells REIT II - Lindbergh Center, LLC
100%
Wells REIT II - South Jamaica Street, LLC
100%
Wells REIT II - 15815 25th Avenue, LLC
100%
Wells REIT II - 13655 Riverport Drive, LLC
100%
Wells REIT II - 11200 W. Parkland, LLC
100%
Wells REIT II - Parkside/ Atlanta, LLC
100%
Wells REIT II - Sterling Commerce, LLC
0.1%
99.9%
Wells REIT II - Sterling Commerce, LP
100%
Wells REIT II - Lakehurst Britton, LLC

Corporate information

The Issuer is a Delaware limited partnership, formed on July 3, 2003. Our corporate headquarters are located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

The transactions

Concurrently with the issuance of $250.0 million aggregate principal amount of old notes, we repaid a portion of the existing indebtedness under our senior unsecured bridge facility (the “JPMorgan Chase Bridge Loan”) with JPMorgan Chase Bank, N.A., as administrative agent and lender, and paid related estimated fees and expenses. We entered into the JPMorgan Chase Bridge Loan on March 7, 2011 in order to finance a portion of the costs of acquiring two office buildings in Washington, D.C. (which are currently owned by a Non-Guarantor Subsidiary (as defined below). The JPMorgan Chase Bridge Loan bears interest at the London Interbank Offered Rate plus an applicable margin of 2.25% or at an alternate base rate plus an applicable margin of 1.25% with a duration fee equal to 0.25% of the outstanding principal amount of the loans if the loans have been outstanding 90 days after March 7, 2011. The maturity date under the JPMorgan Chase Bridge Loan is September 6, 2011.

The issuance of the old notes and the application of proceeds therefrom as described above are collectively referred to as the “Transactions.” The key terms of the JPMorgan Chase Bridge Loan are described below under “Description of other indebtedness.”

The exchange offer

On April 4, 2011, the Issuer issued in a private offering $250,000,000 aggregate principal amount of old notes.

General	In connection with the private offering of the old notes, the Issuer and the Guarantors (as defined below) entered into a registration rights agreement with the initial purchasers of the old notes pursuant to which the Issuer and the Guarantors agreed, among other things, to deliver this prospectus to you, to file a registration statement enabling you to exchange your old notes for new notes with substantially identical terms, to cause such registration statement to become effective on or prior to October 11, 2011 and to complete the exchange offer within 60 days after the effective date. You are entitled to exchange in the exchange offer your old notes for new notes that are substantially identical to the old notes except:

— the new notes have been registered under the Securities Act; and

— the new notes are not entitled to any registration rights which are applicable to the old notes under the registration rights agreement.

The exchange offer	The Issuer is offering to exchange $250,000,000 aggregate principal amount of new notes, which have been registered under the Securities Act, for any and all of its existing old notes.

You may only exchange old notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

— you are acquiring the new notes in the ordinary course of your business; and

— you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

If you are a broker-dealer and receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the new notes. See “Plan of distribution.”

Any holder of old notes who:

— is our affiliate;

— does not acquire new notes in the ordinary course of its business; or

— tenders its old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless extended by us.

Withdrawal	You may withdraw the tender of your old notes at any time prior to the expiration of the exchange offer. We will return to you any of your old notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the exchange	The exchange offer is subject to customary conditions, which we may waive. See “The

offer	Exchange Offer—Conditions to the Exchange Offer.”

Procedure for tendering old notes	If you wish to participate in the exchange offer, you must complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your old notes and any other required documents, to the exchange agent at the address set forth under “The Exchange Offer––Exchange Agent.”

If you hold old notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

— you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

— you do not have an arrangement or understanding with any person or entity to participate in the distribution of the new notes;

— you are acquiring the new notes in the ordinary course of your business; and

—       if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such new notes.

Special procedures for beneficial owners	If you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those old notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed delivery procedures	If you wish to tender your old notes and your old notes are not immediately available, or you cannot deliver your old notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under the Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect of not tendering	As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of the exchange offer, we and the Subsidiary Guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the old notes under the circumstances described in the registration rights agreement. If you do not tender your old notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the old notes as set forth in the indenture, except we and the Subsidiary Guarantors will not have any further obligation to you to provide for the exchange and registration of untendered old notes under the registration rights agreement. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes that are not so tendered and accepted could be adversely affected.

Certain United States federal tax consequences	The exchange of old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Certain United States federal tax consequences.”

Use of proceeds	We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. See “Use of Proceeds.”

Exchange agent	U.S. Bank National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The new notes

The summary below describes the principal terms of the new notes. The form and terms of the new notes are substantially identical to the old notes, except that the new notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. See “Description of the new notes” for more information.

Issuer	Wells Operating Partnership II, L.P.

Securities offered	$250,000,000 aggregate principal amount of 5.875% Senior Notes due 2018.

Maturity	The new notes will mature on April 1, 2018.

Interest payment dates	Interest on the new notes will be payable on April 1 and October 1, commencing on October 1, 2011. Interest will accrue from April 4, 2011. The interest rate on the new notes are subject to adjustment in certain circumstances. See “Description of the new notes—Interest rate adjustments.”

Guarantees

The new notes will be guaranteed on a senior unsecured basis by Wells REIT II, and by certain of our subsidiaries. Each of the subsidiary guarantors (which include certain of our subsidiaries) is listed in “Description of the new notes—Appendix” (such guarantors are collectively referred to in this prospectus as the “Subsidiary Guarantors”, and together with Wells REIT II, the “Guarantors”). Each guarantee of the new notes by a Subsidiary Guarantor is subject to release under certain circumstances. See “Description of the new notes—Guarantees.”

The guarantee of each Guarantor will be a senior unsecured obligation of that Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of that Guarantor. The guarantee of each Guarantor will be joint and several, irrevocable and full and unconditional. The guarantee of each Guarantor will be effectively subordinated in right of payment to:

—     all existing and future mortgage indebtedness and other secured indebtedness of that Guarantor (to the extent of the value of the collateral securing such indebtedness); and

—     all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Non-Guarantor Subsidiaries.

As of December 31, 2010, the indebtedness and other liabilities of the Non-Guarantor Subsidiaries were $1.211 billion (excluding intercompany indebtedness and liabilities). The Non-Guarantor Subsidiaries generated approximately 58% of Wells REIT II’s consolidated total revenues for the year ended December 31, 2010. The assets of the Non-Guarantor Subsidiaries represented approximately 50% of Wells REIT II’s total consolidated assets as of December 31, 2010.

Please see Notes 13 and 9. Financial Information for Parent Guarantor, other Guarantor Subsidiaries and Non-Guarantor Subsidiaries in the accompanying consolidated financial statements as of the three months ended March 31, 2011 and the fiscal year ended December 31, 2011 and as of the fiscal years ended December 31, 2010 and 2009, respectively, for footnotes provided in accordance with Rule 3-10(d)(4) of Regulation S-K under the Securities Act.

Ranking

The new notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The new notes will be effectively subordinated in right of payment to:

—     all of the Issuer’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

—     all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Issuer’s subsidiaries that do not guarantee the new notes.

Optional redemption	The Issuer may, at its option, redeem the new notes at any time in whole or from time to time in part at the redemption price described in “Description of the new notes—Optional redemption.”

Change of control; asset sales	In certain circumstances in which Wells REIT II’s stockholders approve a liquidation, the Issuer will be required to commence an offer to purchase the new notes with the excess proceeds of asset sales at a purchase price described in “Description of the new notes—Certain covenants—Limitation on Asset Sales.”

Certain covenants	The indenture governing the new notes contains various covenants, including covenants with respect to limitations on the incurrence of debt. These covenants are subject to a number of important qualifications and exceptions. For additional information, see “Description of the new notes—Certain covenants.”

Absence of a public market for the new notes	The new notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the new notes on any securities exchange or for their inclusion in any quotation system.

Book-entry	The new notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the new notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests may not be exchanged for new notes in certificated form, except in limited circumstances described under “Book-entry settlement and clearance.”

Tax considerations	Prospective investors are urged to consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the new notes. See “Certain United States federal income tax consequences.”

Additional issuances	The Issuer may, without the consent of or notice to holders of the new notes, issue additional notes from time to time in the future, provided that if the additional notes are not fungible with the new notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

Governing law	The new notes and the guarantees will be governed by the laws of the State of New York.

Risk factors	Investment in the new notes involves certain risks. You should read carefully the matters discussed under “Risk factors” and all other information included in this prospectus before investing in the new notes.

Summary historical consolidated financial data

The following table sets forth Wells REIT II’s summary historical consolidated financial data. The information should be read in conjunction with “Risk factors” and the financial statements and related notes in this prospectus. The financial information as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 is derived from Wells REIT II’s unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The financial information as of December 31, 2010 and 2009 and for the fiscal years ended December 31, 2010, 2009 and 2008, is derived from Wells REIT II’s audited consolidated financial statements and related notes included elsewhere in this prospectus. The financial information as of December 31, 2008, 2007 and 2006 and for the fiscal years ended December 31, 2007 and 2006, is derived from Wells REIT II’s audited consolidated financial statements and related notes not included in this prospectus. Wells REIT II’s historical results are not necessarily indicative of the results to be expected in any future period. The following amounts are in thousands, except for per weighted-average common share data.

	March 31, 2011	December 31,

Balance sheet data:		2010	2009	2008	2007	2006

Total assets	$5,951,567	$5,371,685	$5,374,064	$5,474,774	$5,951,567	$5,416,611
Total stockholders’ equity	$3,321,712	$3,455,697	$2,718,087	$2,576,783	$3,321,712	$2,699,118
Outstanding debt	$1,494,294	$886,939	$946,936	$1,268,522	$1,494,294	$950,235
Outstanding long-term debt	$1,146,202	$838,556	$812,030	$865,938	$1,146,202	$815,993
Obligations under capital leases(1)	$646,000	$646,000	$664,000	$664,000	$646,000	$664,000

	Three Months Ended March 31,		Year Ended December 31,

Operating data:	2011	2010	2010	2009	2008	2007	2006

Total revenues	$145,508	$135,574	$567,967	$567,884	$533,509	$145,508	$135,574
Net income (loss) attributable to the common stockholders of Wells REIT II	$2,411	$2,509	$23,266	$40,594	$(22,678)	$2,411	$2,509

Net cash provided by operating activities	$57,760	$56,059	$270,106	$248,527	$258,854	$57,760	$56,059
Net cash used in investing activities	$(612,330)	$(46,244)	$(312,708)	$(129,678)	$(915,315)	$(612,330)	$(46,244)
Net cash (used in) provided by financing activities	$548,272	$40,857	$(20,429)	$(102,745)	$694,933	$548,272	$40,857
Distributions paid	$67,485	$75,465	$313,815	$279,325	$242,367	$67,485	$75,465

Net proceeds raised through issuance of our common stock(2)	$32,394	$146,140	$483,559	$657,563	$821,609	$32,394	$146,140
Net debt (repayments) proceeds(2)	$603,515	$(546)	$(74,742)	$(335,483)	$310,633	$603,515	$(546)
Investments in real estate(2)	$604,143	$45,009	$318,947	$124,149	$900,269	$604,143	$45,009

Per weighted-average common share data:
Net income (loss) attributable to the common stockholders of Wells REIT II – basic and diluted	$-	$0.01	$0.04	$0.09	$(0.06)	$-	$0.01
Distributions declared(3)	$0.13	$0.15	$0.57	$0.60	$0.60	$0.13	$0.15

Weighted-average common shares outstanding	541,012	505,018	524,848	467,922	407,051	541,012	505,018

(1)	Reflects obligations under capital leases of land or buildings, which will be fully satisfied at maturity with equivalent investments in development authority bonds.

(2)	Activity is presented on a cash basis. Please refer to the accompanying consolidated statements of cash flows in this prospectus.

(3)	Consistent with prior periods, Wells REIT II paid total stockholder distributions of $0.60 per weighted-average share in 2010. The difference between the “distributions declared” per weighted-average common share for 2010, as compared with “distributions declared” for the previous periods presented, relates to a change in the timing of distribution declarations and payments made in the fourth quarter of 2010.

Risk factors

You should carefully consider the risks described below as well as the other information included in this prospectus before deciding to tender your old notes in the exchange offer. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. If any of these risks have a material adverse effect on our business, financial condition, results of operations or cash flows, you may lose all or part of your investment in the new notes.

Risks related to the exchange offer

There may be adverse consequences if you do not exchange your old notes.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to restrictions on transfer of your old notes as set forth in the offering memorandum distributed in connection with the private offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your old notes.

The tender of old notes under the exchange offer will reduce the outstanding amount of the old notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the old notes due to a reduction in liquidity.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

We are offering the new notes to the holders of the old notes. We do not intend to apply for a listing of the new notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the new notes, and we cannot assure you as to the liquidity of markets that may develop for the new notes, your ability to sell the new notes or the price at which you would be able to sell the new notes. If such markets were to exist, the new notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the old notes have advised us that they currently intend to make a market with respect to the new notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the new notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the new notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of distribution,” certain holders of new notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the new notes. If such a holder transfers any new notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks related to the new notes

We have and may continue to incur indebtedness which could adversely affect our financial condition and prevent us from fulfilling our obligations under the new notes and our other indebtedness.

Wells REIT II and its subsidiaries now have, and, after giving effect to the offering of the old notes continue to have, indebtedness which requires substantial interest payments. As of December 31, 2010, after giving effect to the offering of the old notes, Wells REIT II and its subsidiaries have total indebtedness of $1.1 billion, including $250.0 million outstanding under the old notes, $751.5 million outstanding under mortgage loans with fixed interest rates (or with interest rates that are effectively fixed when considered in connection with an interest rate swap agreement), $72.0 million outstanding under our line of credit, and $63.4 million outstanding under a variable-rate mortgage loan. In addition, as of April 4, 2011 we had 53.3 million outstanding under the Bridge Facility.

Our current and future levels of indebtedness could have significant consequences. For example, it could:

•

make it more difficult for us to satisfy our obligations under the new notes offered hereby, as well as under our other debt facilities, exposing us to the risk of default, which could result in a foreclosure on our assets, which, in turn, would negatively affect our ability to operate as a going concern;

•

require us to dedicate a substantial portion of our cash flow from operations to interest and principal payments on our indebtedness, reducing the availability of our cash flow for other purposes, such as capital expenditures, acquisitions, dividends and working capital;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	increase our vulnerability to general adverse economic and industry conditions;

•	place us at a disadvantage compared to our competitors that have less debt;

•	expose us to fluctuations in the interest rate environment because the interest rates on a portion of our indebtedness are variable and are not subject to an interest rate swap agreements;

•	increase our cost of borrowing; and

•	limit our ability to borrow additional funds.

We may not be able to repurchase the new notes in connection with an Asset Sale.

In certain circumstances in which the stockholders of Wells REIT II approve a liquidation of Wells REIT II (which is referred to in the “Description of the new notes” as a “Triggering Event”) the Issuer will be required to commence an offer to purchase the new notes with the excess proceeds of Asset Sales, at the price specified in “Description of the new notes—Certain covenants—Limitation on Asset Sales.” The Issuer may not be able to apply such excess proceeds toward the repurchase of the new notes in connection with an offer to purchase and as a result if cannot assure you that there will be sufficient funds available for if to make any required repurchases of the new notes. See “Description of the new notes—Certain covenants—Limitation on Asset Sales.”

Effective subordination of the new notes may reduce amounts available for payment of the new notes.

The new notes are unsecured. Accordingly, the new notes will effectively rank junior to each of the Issuer’s and Wells REIT II’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness), all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Non-Guarantor Subsidiaries and all mortgage debt of each of the Guarantors. In the event of the Issuer’s bankruptcy, liquidation, reorganization or other winding up, or if the payment under any secured obligation is accelerated, the assets that secure the Issuer’s secured debt will be available to pay obligations on the new notes and the Issuer’s other unsecured obligations only after all of the Issuer’s indebtedness secured by those assets has been repaid in full. We cannot assure you that there will be sufficient assets remaining to pay amounts due on any or all the new notes then outstanding. In addition, the guarantees of the new notes will effectively rank junior to all existing and future mortgage indebtedness and other secured indebtedness of the applicable Guarantor (to the extent of the value of the collateral securing such indebtedness), and all existing and future indebtedness and other liabilities, whether secured or unsecured, of the subsidiaries of the Guarantor that do not guarantee the new notes. In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up, or if the payment under any secured obligation is accelerated, the Guarantor’s assets that secure its secured debt will be available to pay obligations under the guarantee and the Guarantor’s other unsecured obligations only after all of the Guarantor’s indebtedness secured by those assets has been repaid in full. We cannot assure you that there will be sufficient assets remaining to pay amounts due under the guarantees.

The new notes will also be effectively subordinated to the indebtedness and other liabilities of the Non-Guarantor Subsidiaries and all mortgage debt of each of the Guarantors. Such Non-Guarantor Subsidiaries are separate legal entities that have no obligation to pay any amounts due under the new notes or the guarantees, or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent that the Issuer or a Guarantor is a creditor with recognized claims against such Non-Guarantor Subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of these subsidiaries will have priority with respect to the assets of such Non-Guarantor Subsidiaries over claims of the Issuer or Guarantor, as applicable (and therefore the claims of the Issuer’s creditors or the Guarantor’s creditors, as applicable, including holders of the new notes).

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee of the new notes provided by a Guarantor or could subordinate the guarantee to all other debts of the Guarantor if, among other things, the Guarantor, at the time it incurred or entered into its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true: the Guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee; the Guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or the Guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature. In addition, under any of the circumstances described above, any payment by a Guarantor pursuant to its guarantee of the new notes could be voided and required to be returned to the Guarantor or to a fund for the benefit of the creditors of the Guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if: the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or it could not pay its debts as they became due. Moreover, a court might also void the Guarantor’s guarantee of the new notes, without regard to the above factors, if it found that the Guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by a Guarantor for its guarantee of the new notes. If a court voided such guarantee, holders of the new notes would no longer have a claim against that Guarantor under such guarantee. In addition, the court might direct holders of the new notes to repay any amounts already received from that Guarantor under its guarantee.

The guarantees of the new notes by the Guarantors may be released upon the occurrence of certain events.

The Guarantors that provide, or will provide, guarantees of the new notes will be released from such guarantees upon the occurrence of certain events, including the following:

•	in the case of a Subsidiary Guarantor, the sale or other disposition of such Subsidiary Guarantor;

•	in the case of a Subsidiary Guarantor, the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

•	if we exercise our legal defeasance option or our covenant defeasance option, or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

•

such Guarantor no longer guarantees our obligations under any of our other indebtedness and such other guarantees have been released other than through discharges as a result of payment by such Guarantor on such guarantees.

If any such guarantee is released, no holder of the new notes will have a claim as a creditor against any such Guarantor and the indebtedness and other liabilities of such Guarantor will be structurally senior to the claim of any holders of the new notes. See “Description of the new notes—Guarantees.”

Changes in our credit ratings may adversely affect the value of the new notes.

The new notes are rated by one or more nationally recognized statistical rating organizations. Such ratings are limited in scope, and do not address all material risks relating to an investment in the new notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the new notes and increase our corporate borrowing costs. In addition, if the rating assigned to the notes is downgraded (or subsequently upgraded) the interest rate payable on the new notes will be subject to adjustment from time to time under the circumstances described in this prospectus. See “Description of the new notes—Interest—Interest rate adjustment.”

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to have the new notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers have advised us that they intend to make a market in the old notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the new notes and they may discontinue their market-making activities at any time without notice. In addition, such market-making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the new notes. The liquidity of any market for the new notes will depend on a number of factors, including:

•	the number of holders of new notes,

•	our operating performance and financial condition,

•	our ability to complete the offer to exchange the new notes for the old notes,

•	the market for similar securities,

•	the interest of securities dealers in making a market in the new notes,

•	publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate, and

•	prevailing interest rates.

Historically, the market for debt securities similar to the new notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your new notes. Therefore, we cannot assure you that you will be able to sell your new notes at a particular time or that the price you receive when you sell will be favorable.

Risks related to current economic conditions

If we are unable to find suitable investments or pay too much for properties, we may not be able to achieve our investment objectives, and the returns on our investments will be lower than they otherwise would be.

We are competing for real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, individuals, and other entities. In 2010, real estate market fundamentals underlying the U.S. office markets continued to deteriorate and debt markets continued to be constrained, thus, leading to a transaction volume that was significantly lower in 2010 as compared with earlier years. The shortage of high-quality assets trading has resulted in investors that have built up their cash positions and are ready to invest. The greater the number of entities and resources competing for high-quality office properties, the higher the acquisition prices of these properties will be, which could reduce our profitability and Wells REIT II’s ability to pay distributions. We cannot be sure that WREAS II (as defined below) will be successful in obtaining suitable investments on financially attractive terms or that, if WREAS II makes investments on our behalf, our objectives will be achieved.

Current economic conditions may cause the creditworthiness of our tenants to deteriorate and market rental rates to decline.

During 2009 and 2010, current economic conditions have adversely affected the financial condition and liquidity of many businesses. Should such economic conditions continue for a prolonged period of time, our and tenants’ ability to honor their contractual obligations may suffer. Further, it may become increasingly difficult to achieve future rental rates comparable to the rental rates of our currently in-place leases as we seek to re-lease space and/or to renew existing leases.

Our office properties were approximately 94.4% leased at December 31, 2010, and provisions for uncollectible tenant receivables, net of recoveries, were approximately 0% of total revenues for the 12 months then ended. As a percentage of 2010 annualized gross base rent, approximately 9% of leases expire in 2011, 8% of leases expire in 2012, and 6% of leases expire in 2013. No assurances can be given that current economic conditions will not have a material adverse effect on our ability to re-lease space at favorable rates or on its ability to maintain its current occupancy rate and its low provisions for uncollectible tenant receivables.

Current economic conditions may create challenges for us in refinancing our existing debt or in seeking additional third-party loans.

Current economic conditions, including declines in real estate transaction volumes and market values, as well as the constriction of the availability of debt capital, may create challenges for us in securing or refinancing other third-party borrowings in the future.

Current economic conditions may cause market rental rates and property values to decline.

Current economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased volatility, lower real estate values, and diminished expectations for real estate markets and the economy going forward. Many economists are predicting economic conditions in the United States to remain relatively weak for 2011, along with continued high levels of unemployment and vacancy rates at commercial properties as the “jobless recovery” persists through most of the year. Should such current economic conditions continue for a prolonged period of time, the value of our commercial real estate assets and the market rental rates that we are able to achieve may decline significantly. In the near-term, we believe that we are well-positioned to withstand a continued economic downturn due to our minimal exposure to immediate lease rollover, a strong tenant credit base, and low leverage levels relative to limit our ability to make interest payments to the new noteholders; however, no assurances can be given that current economic conditions and the effects of the credit crisis will not have a material adverse effect on our business, financial condition, and results of operations.

General Risks Related to Our Business

Changes in general economic conditions and regulatory matters germane to the real estate industry may cause our operating results to suffer and the value of our real estate properties to decline.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental, and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Properties that have significant vacancies could be difficult to sell, which could diminish our return on those properties.

Our properties’ market values depend principally upon the value of the properties’ leases. A property may incur vacancies either by the default of tenants under their leases or the expiration of tenant leases. If vacancies occur and continue for a prolonged period of time, it may become difficult to locate suitable buyers, and property resale values may suffer.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make interest payments the new noteholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a tenant defaults on or terminates a significant lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could limit our ability to make interest payments to the new noteholders.

Our inability to sell a property when we plan to do so could limit our ability to make interest payments to the new noteholders.

General economic conditions, availability of financing, interest rates, and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame that we want. That inability could reduce our cash flow and cause our results of operations to suffer, limiting our ability to make interest payments to the new noteholders.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of that asset will be reduced by such uninsured loss. In addition, other than any working capital reserves or other reserves that we may establish, or our existing line of credit, we do not have sources of funding specifically designated for funding repairs or reconstruction of any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that could limit our ability to make interest payments to the new noteholders.

Our operating results may suffer because of potential development and construction delays and resultant increased costs and risks.

We may acquire and develop properties, including unimproved real properties, upon which we will construct improvements. We will be subject to uncertainties associated with rezoning for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when it makes periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Actions of Wells REIT II’s joint venture partners could reduce the returns on its joint venture investments.

As of December 31, 2010, Wells REIT II owned interest in two of its properties through a joint venture arrangement in which it holds the controlling interest. Should Wells REIT II elect to acquire, develop, or improve additional properties through joint venture arrangements, such future investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that Wells REIT II’s co-venturer in an investment might become bankrupt;

•	that such co-venturer may at any time have economic or business interests or goals that are or that become inconsistent with Wells REIT II’s business interests or goals; or

•	that such co-venturer may be in a position to take action contrary to Wells REIT II’s instructions or requests or contrary to its policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and may reduce our ability to make interest payments to the new noteholders.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available.

All real property and the operations conducted on real property are subject to federal, state, and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on tenants, owners, or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings.

Compliance with new laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances, or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. In addition, there are various local, state, and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay may reduce our ability to make interest payments to the new noteholders.

Discovery of previously undetected environmentally hazardous conditions may decrease our revenues and limit our ability to make interest payments to the new noteholders.

Under various federal, state, and local environmental laws, ordinances, and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under, or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available to make interest payments to the new noteholders.

If we sell properties and provides financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make interest payments to the new noteholders.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our ability to make interest payments to the new noteholders. Even in the absence of a purchaser default, our ability to make interest payments to the new noteholders may be limited by our provision of such financing. Even in the absence of a purchaser default, or the reinvestment of proceeds in other assets, will be limited or delayed, respectively, until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced, or otherwise disposed.

Risks Related to Our Corporate Structure

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make interest payments to the new noteholders.

Our success depends to a significant degree upon the contributions of Wells REIT II’s officers, E. Nelson Mills, Douglas P. Williams, and Randall D. Fretz, and the chairman of its board of directors, Leo F. Wells, III, each of whom would be difficult to replace. Wells REIT II does not have employment agreements with Messrs. Mills, Williams, or Fretz, nor do WREAS II or its manager, Wells Capital or its affiliates, and Wells REIT II cannot guarantee that such persons will remain affiliated with it, Wells Capital, or its affiliates. If any of these key personnel were to cease their affiliation with Wells REIT II, Wells Capital, or its affiliates, Wells REIT II may be unable to find suitable replacement personnel, and its operating results could suffer as a result. Wells REIT II does not intend to maintain key person life insurance on any person. Wells REIT II believes that its future success depends, in large part, upon its advisor’s ability to hire and retain highly skilled managerial, operational, and marketing personnel. Competition for such personnel is intense, and Wells REIT II’s advisor may be unsuccessful in attracting and retaining such skilled personnel. Further, Wells REIT II has established and intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for Wells REIT II to effectively compete with other investors for properties in such regions. Wells REIT II may be unsuccessful in attracting and retaining such relationships. If Wells REIT II loses or is unable to obtain the services of highly skilled personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Our operating performance could suffer if Wells Capital or its affiliates incur significant losses, including those losses that may result from being the general partner of other entities or the guarantor of debt held by other entities.

Our advisor, WREAS II has four employees and, as such, will continue to rely upon the employees of its manager, Wells Capital, to perform many of the services required under the Advisory Agreement. We are dependent on our advisor to select investments and conduct our operations. Thus, adverse changes to our relationship with or the financial health of Wells Capital and its affiliates, including changes arising from litigation or as a result of having to perform under guarantees, could hinder our ability to successfully manage our operations and our portfolio of investments.

In addition, as a general partner to many Wells-sponsored programs, Wells Capital may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against Wells Capital could result in a substantial reduction of its net worth. If such liabilities affected the level of services that Wells Capital or its affiliates could provide, our operations and financial performance could suffer.

Payment of compensation to Wells Capital and its affiliates will reduce cash available and increases the risk that we will not be able to make interest payments to the new noteholders.

Wells REIT II’s advisor and sponsor will perform services for it in connection with the shares offered under its DRP, the selection and acquisition of its investments, the management and leasing of its properties, and the administration of its other investments. Wells REIT II will pay them substantial up-front fees for some of these services, which will reduce the amount of cash available for us to make interest payments to the new noteholders.

Wells REIT II will also pay significant fees during its operational stage. Those fees include obligations to reimburse WREAS II, Wells Capital, and its affiliates for expenses they incur in connection with their providing services to Wells REIT II, including certain personnel services.

Wells REIT II may also pay significant fees during its listing/liquidation stage. Although most of the fees payable during its listing/liquidation stage are contingent on its investors first enjoying agreed-upon investment returns, affiliates of Wells Capital could also receive significant payments even without Wells REIT II’s reaching the investment return thresholds should it seek to become self-managed. Due to the apparent preference of the public market for self-managed companies, a decision to list Wells REIT II’s shares on a national securities exchange might well be preceded by a decision to become self-managed. And given Wells REIT II’s advisor’s familiarity with its assets and operations, Wells REIT II might prefer to become self-managed by acquiring entities affiliated with its advisor. Such an internalization transaction could result in significant payments to affiliates of Wells REIT II’s advisor, irrespective of whether investors enjoyed the returns on which Wells REIT II has conditioned other back-end compensation.

These fees and other potential payments could limit our ability to make interest payments to the new noteholders.

If we are unable to fund the future capital needs of our properties, our ability to make interest payments could be limited.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for tenant improvements to the vacated space in order to attract replacement tenants. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls, and rooftops.

If we needs significant capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from sources such as cash flow from operations, borrowings, property sales, or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure the necessary funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make interest payments to the new noteholders.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce Wells REIT II’s net income and cash available for interest payments to the new noteholders.

Wells REIT II’s qualification as a REIT depends upon its ability to meet requirements regarding its organization and ownership, distributions of its income, the nature and diversification of its income and assets, and other tests imposed by the Code. If Wells REIT II fails to qualify as a REIT for any taxable year, Wells REIT II will be subject to federal income tax on its taxable income at corporate rates and/or penalties. In addition, Wells REIT II would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing its REIT status. Losing its REIT status would reduce Wells REIT II’s net earnings available for interest payments to the new noteholders because of the additional tax liability. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Recharacterization of sale-leaseback transactions may cause Wells REIT II to lose its REIT status, which could limit our ability to make interest payments to the new noteholders.

Wells REIT II may purchase properties and lease them back to the sellers of such properties. While Wells REIT II will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing it to be treated as the owner of the property for federal income tax purposes, Wells REIT II can give no assurance that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction was so recharacterized, Wells REIT II might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose its REIT status. Alternatively, the amount of Wells REIT II’s REIT taxable income could be recalculated, which might also cause Wells REIT II to fail to meet the distribution requirement for a taxable year.

Even if Wells REIT II qualifies as a REIT for federal income tax purposes, Wells REIT II may be subject to other tax liabilities that reduce its cash flow and limit our ability to make interest payments to the new noteholders.

Even if Wells REIT II remains qualified as a REIT for federal income tax purposes, Wells REIT II may be subject to some federal, state, and local taxes on its income or property. For example:

•

In order to qualify as a REIT, Wells REIT II must distribute annually at least 90% of its REIT taxable income to its stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that Wells REIT II satisfies the distribution requirement but distributes less than 100% of its REIT taxable income, Wells REIT II will be subject to federal corporate income tax on the undistributed income.

•

Wells REIT II will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions it pays in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years.

•

If Wells REIT II has net income from the sale of foreclosure property that it holds primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, Wells REIT II must pay a tax on that income at the highest corporate income tax rate.

•

If Wells REIT II sells a property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business, its gain would be subject to the 100% “prohibited transaction” tax.

•

Wells REIT II may perform additional, noncustomary services for tenants of its buildings through its taxable REIT subsidiary, including real estate or non-real estate-related services; however, any earnings related to such services are subject to federal and state income taxes.

To maintain Wells REIT II’s REIT status, it may be forced to borrow funds during unfavorable market conditions to make distributions to its stockholders, which could increase its operating costs and limit our ability to make interest payments to the new noteholders.

To qualify as a REIT, Wells REIT II must distribute to its stockholders each year 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). At times, Wells REIT II may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain its REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (ii) the effect of nondeductible capital expenditures; (iii) the creation of reserves; or (iv) required debt or amortization payments. Wells REIT II may need to borrow funds at times when market conditions are unfavorable. Such borrowings could increase its costs and limit our ability to make interest payments to the new noteholders.

To maintain Wells REIT II’s REIT status, it may be forced to forego otherwise attractive opportunities, which could delay or hinder its ability to meet its investment objectives and limit our ability to make interest payment to the new noteholders.

To qualify as a REIT, Wells REIT II must satisfy tests on an ongoing basis concerning, among other things, the sources of its income, the nature of its assets, and the amounts it distributes to its stockholders. Wells REIT II may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in its business or when it does not have funds readily available for distribution. Compliance with the REIT requirements may hinder Wells REIT II’s ability to operate solely on the basis of maximizing profits.

Because of the ownership structure of Wells REIT II’s hotel property, it faces potential adverse effects from changes to the applicable tax laws.

Wells REIT II owns one hotel property. However, under the Code, REITs are not allowed to operate hotels directly or indirectly. Accordingly, Wells REIT II leases its hotel property to its taxable REIT subsidiary, or TRS. As lessor, Wells REIT II is entitled to a percentage of the gross receipts from the operation of the hotel property. Marriott Hotel Services, Inc. manages the hotel under the Marriott ® name pursuant to a management contract with the TRS as lessee. While the TRS structure allows the economic benefits of ownership to flow to Wells REIT II, the TRS is subject to tax on its income from the operations of the hotel at the federal and state level. In addition, the TRS is subject to detailed tax regulations that affect how it may be capitalized and operated. If the tax laws applicable to Wells REIT II’s TRS are changed, it may be forced to modify the structure for owning its hotel property or sell its hotel property, which may adversely affect Wells REIT II’s cash flows and limit our ability to make interest payments to the new noteholders. In addition, the Internal Revenue Service, the United States Treasury Department, and Congress frequently review federal income tax legislation, and Wells REIT II cannot predict whether, when, or to what extent new federal tax laws, regulations, interpretations, or rulings will be adopted. Any of such actions may prospectively or retroactively modify the tax treatment of the TRS and, therefore, may adversely affect Wells REIT II after-tax returns from its hotel property and limit our ability to make interest payments to the new noteholders.

Foreign currency gains may threaten Wells REIT II’s REIT status, and foreign currency losses may reduce the income received from its foreign investments.

Foreign currency gains that Wells REIT II derives from certain of its investments will be treated as qualifying income for purposes of the REIT income tests if such gains are derived with respect to underlying income that itself qualifies for purposes of the REIT income tests, such as interest on loans that are secured by mortgages on real property. Other foreign currency gains, however, will be treated as income that does not qualify under the 95% or 75% gross income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains that Wells REIT II recognizes directly or through pass-through subsidiaries, or that those technical requirements will not adversely affect its ability to satisfy the REIT qualification requirements. Although Wells REIT II may hedge its foreign currency risk subject to the REIT income qualification tests, Wells REIT II may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations which could limit our ability to make interest payments to the new noteholders.

Risks Associated with Debt Financing

We have incurred and are likely to continue to incur mortgage and other indebtedness, which may increase our business risks.

As of February 28, 2011, our total indebtedness was approximately $0.9 billion, which consisted of $753.8 million outstanding under mortgage loans with fixed interest rates, or with interest rates that are effectively fixed when considered in connection with an interest rate swap agreement; $130.0 million outstanding on our line of credit; and, $63.4 million outstanding under a variable-rate mortgage loan. We are likely to incur additional indebtedness to acquire properties, to fund property improvements and other capital expenditures, to redeem shares under Wells REIT II’s share redemption program, to pay its distributions, and for other purposes.

Incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default. we may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity which could limit our ability to make interest payments to the new noteholders.

If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties. The JPMorgan Chase Credit Facility (as defined below) includes a cross-default provision that provides that a payment default under any recourse obligation of $10 million or more or any nonrecourse obligation of $20 million or more by us, or any of our subsidiaries constitutes a default under the line of credit. If any of our properties are foreclosed on due to a default, our ability to make interest payments to the new noteholders could be limited.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income, and our ability to make interest payments to the new noteholders.

If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we places mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, could limit our ability to make interest payments to the new noteholders.

Risks Related to Conflicts of Interest

WREAS II and its affiliates will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, i.e., our advisor may offer us less attractive investment opportunities or Wells REIT II may lease to less attractive tenants, which could limit our ability to make interest payments to the new noteholders.

We rely on WREAS II and its affiliates to identify suitable investment opportunities. Other WREF (as defined below)-sponsored programs also rely on affiliates of WREAS II, including Wells Capital, for investment opportunities. Many investment opportunities would be suitable for us as well as other WREF-sponsored programs. If Wells Capital directs an investment opportunity to a WREF-sponsored program, it is to offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. Likewise, our advisor relies on Wells Management to attract and retain creditworthy tenants for some of our properties. Other WREF-sponsored programs rely on Wells Management for the same tasks. If Wells Management directs creditworthy prospective tenants to a property owned by another WREF-sponsored program when it could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Wells REIT II’s charter disclaims any interest in an investment opportunity known to its advisor that its advisor has not recommended to Wells REIT II. Wells Capital could direct attractive investment opportunities to other entities or even make such investments for its own account. Wells Management could direct attractive tenants to other entities. Such events could result in Wells REIT II’s investing in properties that provide less attractive returns or leasing properties to tenants that are more likely to default under their leases, thus reducing the funds available to make interest payments to the new noteholders.

Wells Capital, an affiliate of WREAS II with whom WREAS II has executed a master service agreement to retain the use of Wells Capital’s employees as necessary to perform the services required under the Advisory Agreement, will face conflicts of interest relating to joint ventures that Wells REIT II may form with affiliates of Wells Capital, which conflicts could result in a disproportionate benefit to the other venture partners at Wells REIT II’s expense.

Wells REIT II may enter into joint venture agreements with other WREF-sponsored programs for the acquisition, development, or improvement of properties. Wells Capital may have conflicts of interest in determining which WREF-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with Wells REIT II’s business interests or goals. In addition, Wells Capital may face a conflict in structuring the terms of the relationship between Wells REIT II’s interests and the interests of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, Wells REIT II, agreements and transactions between the co-venturers, with respect to any such joint venture, will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to Wells REIT II’s detriment.

Wells Capital, its affiliates, and Wells REIT II’s officers will face competing demands on their time, and this may cause our operations to suffer.

We rely on WREAS II for the day-to-day operation of our business. Our advisor, WREAS II, currently has four employees and will rely upon the employees of its manager, Wells Capital, to perform many of the services our advisor is required to perform for us. Wells Capital and its affiliates, including Wells REIT II’s officers, have interests in other WREF-sponsored programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time among us and other WREF-sponsored programs and activities in which they are involved. During times of intense activity in other programs and ventures, we may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Delays we encounter in the selection, acquisition, and development of income-producing properties would reduce the returns on our investments and limit our ability to make interest payments to the new noteholders.

Wells REIT II’s officers and some of its directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy our.

Wells REIT II’s executive officers and some of its directors are also officers and directors of Wells Capital, Wells REIT II’s dealer-manager, and other affiliated entities. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make interest payments to the new noteholders.

Wells REIT II’s directors’ and officers’ loyalties to other WREF-sponsored programs could influence their judgment, resulting in actions that result in a disproportionate benefit to another WREF-sponsored program at our expense.

Some of Wells REIT II’s directors and officers are also directors or officers of other WREF-sponsored programs. Specifically, four of Wells REIT II’s directors (including one of its independent directors) and all three of Wells REIT II’s officers are also directors or officers of one or two other WREF-sponsored real estate programs. The loyalties of Wells REIT II’s directors and officers serving on another board may influence the judgment of its board when considering issues for it that also may affect other WREF-sponsored programs, such as the following:

•

We could enter into transactions with other WREF-sponsored programs, such as property sales or acquisitions, joint ventures, or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to other WREF-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other WREF-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other WREF-sponsored programs.

International Business Risks

We are subject to additional risks from our international investments.

We purchased the Dvintsev Business Center—Tower B, located in Moscow, Russia, during 2009. We may also purchase additional properties located outside the United States. These investments may be affected by factors particular to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments include the following risks, all of which could limit our ability to make interest payments to the new noteholders:

—	the burden of complying with a wide variety of foreign laws, including:

¡	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

¡

existing or new laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

—	the potential for expropriation;

—	possible currency transfer restrictions;

—	imposition of adverse or confiscatory taxes;

—	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

—	possible challenges to the anticipated tax treatment of the structures that allow Wells REIT II to acquire and hold investments;

—	adverse market conditions caused by terrorism, civil unrest, and changes in national or local governmental or economic conditions;

—

the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost, and terms of mortgage funds resulting from varying national economic policies;

—	general political and economic instability in certain regions;

—	the potential difficulty of enforcing obligations in other countries;

—	Our willingness, or inability as a result of the United States Foreign Corrupt Practices Act, to comply with local business customs in certain regions; and

—	Our advisor’s limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect our ability to make interest payments to the new noteholders.

Investments outside the United States may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and could also limit our ability to make interest payments to the new noteholders. Our ability to hedge such currency risk may be limited or cost prohibitive in certain countries.

Certain foreign currency gains may threaten Wells REIT II’s REIT status, and foreign currency losses may reduce the income received from our foreign investments, each of which could limit our ability to make interest payments to the new noteholders.

Use of proceeds

We will not receive any cash proceeds from the issuance of the new notes pursuant to the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange a like principal amount of old notes, the terms of which are substantially identical to the new notes. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our capitalization.

Ratio of earnings to fixed charges

The following table shows Wells REIT II’s ratio of earnings to fixed charges:

						Three months ended
	Year ended December 31,					March 31,

	2010	2009	2008	2007	2006	2011	2010
Ratio of earnings to fixed charges	1.40	1.70	0.60	0.90	1.30	1.10	1.10

On March 7, 2011, Wells REIT II purchased two office buildings containing approximately 679,710 rentable square feet (the “Market Square Buildings”) for approximately $615.0 million, net of $6.0 million of adjustments. The acquisition was funded with $12.9 million of cash on hand, $300.0 million drawn on the JPMorgan Chase Credit Facility (as defined below) and $296.1 million drawn on the JPMorgan Chase Bridge Loan.

The following table shows Wells REIT II’s pro forma ratio of earnings to fixed charges assuming that, as of January 1, 2010:

-	the above-described Market Square Buildings acquisition was consummated;
-	the issuance of the old notes; and
-	net proceeds obtained from the old notes were used to repay the JPMorgan Bridge Loan

	Pro Forma
	Year ended December 31, 2010	Three Months Ended March 31, 2011
Ratio of earnings to fixed charges	1.30	1.10

Capitalization

The following table sets forth Wells REIT II’s cash and cash equivalents and its capitalization as of March 31, 2011 and as adjusted to give effect to the offering of the old notes. This information should be read together with “Use of proceeds,” “Summary—The Transactions” and Wells REIT II’s consolidated financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2011
(Dollars in thousands)	Actual	As Adjusted
Lines of credit and notes payable	$1,494,294(1)	$1,247,619(1)(2)(3)
Old notes	—	250,000
Total debt	1,494,294	1,497,619
Total stockholders’ equity	3,321,712	3,321,712
Total capitalization	$4,816,006	$4,819,331

(1)	Excludes $646.0 million of capital leases of land or buildings, which will be fully satisfied at maturity with equivalent investments in development authority bonds.
(2)	Reflects the application of proceeds obtained from the old notes, net of discount and fees, of $246,675 to repay a portion of the JPMorgan Chase Bridge Loan.
(3)	Includes the $53.3 million of indebtedness which remained outstanding under the JPMorgan Chase Bridge Loan following the application of the net proceeds of the old notes.

Selected historical financial data

You should read the following selected financial data in conjunction with “Management discussion and analysis” and Wells REIT II’s consolidated financial statements and related notes in this prospectus. The financial information as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 is derived from Wells REIT II’s unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The financial information as of December 31, 2010 and 2009 and for the fiscal years ended December 31, 2010, 2009 and 2008, is derived from Wells REIT II’s audited consolidated financial statements and related notes included elsewhere in this prospectus. The financial information as of December 31, 2008, 2007 and 2006 and for the fiscal years ended December 31, 2007 and 2006, is derived from Wells REIT II’s audited consolidated financial statements and related notes not included in this prospectus. Wells REIT II’s historical results are not necessarily indicative of the results to be expected in any future period.

	March 31, 2011	December 31,
		2010	2009	2008	2007	2006
Total assets	$5,951,567	$5,371,685	$5,374,064	$5,474,774	$4,102,158	$3,288,225
Total stockholders’ equity	$3,321,712	$3,455,697	$2,718,087	$2,576,783	$2,287,920	$2,268,020
Outstanding debt	$1,494,294	$886,939	$946,936	$1,268,522	$928,297	$774,523
Outstanding long-term debt	$1,146,202	$838,556	$812,030	$865,938	$729,634	$756,727
Obligations under capital leases	$646,000	$646,000	$664,000	$664,000	$78,000	$78,000

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Total revenues	$145,508	$135,574	$567,967	$567,884	$533,509	$431,301	$325,931
Net income (loss) attributable to the common stockholders of Wells REIT II	$2,411	$2,509	$23,266	$40,594	$(22,678)	$(4,668)	$11,268
Net cash provided by operating activities	$57,760	$56,059	$270,106	$248,527	$258,854	$197,160	$151,084
Net cash used in investing activities	$(612,330)	$(46,244)	$(312,708)	$(129,678)	$(915,315)	$(963,561)	$(682,478)
Net cash (used in) provided by financing activities	$548,272	$40,547	$(20,429)	$(102,745)	$694,933	$767,813	$542,142
Distributions paid	$67,485	$75,465	$313,815	$279,325	$242,367	$194,837	$140,260
Net proceeds raised through issuance of Wells REIT II’s common stock (2)	$32,394	$146,140	$483,559	$657,563	$821,609	$964,878	$859,961
Net debt (repayments) proceeds(2)	$603,515	$(546)	$(74,742)	$(335,483)	$310,633	$146,766	$(55,177)
Investments in real estate(2)	$604,143	$45,009	$318,947	$124,149	$900,269	$925,415	$663,351
Per weighted-average common share data:
Net income (loss) attributable to the common stockholders of Wells REIT II—basic and diluted	$-	$0.01	$0.04	$0.09	$(0.06)	$(0.01)	$0.05
Distributions declared(3)	$0.13	$0.15	$0.57	$0.60	$0.60	$0.60	$0.60
Weighted-average common shares outstanding	$541,012	$505,018	$524,848	$467,922	$407,051	$328,615	$237,373

(1)	Reflects obligations under capital leases of land or buildings, which will be fully satisfied at maturity with equivalent investments in development authority bonds.
(2)	Activity is presented on a cash basis. Please refer to the accompanying consolidated statements of cash flows.

(3)

Consistent with prior periods, Wells REIT II paid total stockholder distributions of $0.60 per weighted-average share in 2010. The difference between the “distributions declared” per weighted-average common share for 2010, as compared with “distributions declared” for the previous periods presented, relates to a change in the timing of distribution declarations and payments made in the fourth quarter of 2010.

Management discussion and analysis

The following discussion and analysis should be read in conjunction with the “Selected historical financial data” and Wells REIT II’s consolidated financial statements and related notes included elsewhere in this prospectus. There are no material differences between the consolidated balances presented herein and Wells REIT II’s balances. This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements include statements concerning, among other things, our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs and capital expenditures; research and development programs; sales and marketing initiatives; and competition. Forward-looking statements are generally accompanied by words such as “expect” and other words with forward-looking connotations. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the sections entitled “Statements Regarding Forward-Looking Information” and “Risk Factors,” of this prospectus.

Overview

Wells REIT II was formed on July 3, 2003 to acquire and operate a diversified portfolio of commercial real estate primarily consisting of high-quality, income-producing office and industrial properties leased to creditworthy entities that are primarily located in major metropolitan areas throughout the United States. Wells REIT II is externally advised and managed by WREAS II. Wells REIT II has elected to be taxed as a REIT for federal income tax purposes. Wells REIT II conducts business primarily through the Issuer. Wells REIT II is the sole general partner of the Issuer and possesses full legal control and authority over the operations of the Issuer. On June 30, 2011 Wells Capital exchanged its interest in the Issuer’s limited partnership units for shares of Wells REIT II’s common stock. As a result of this exchange, Wells REIT II owns all of the equity interests in the Issuer.

During the years ended December 31, 2008, 2009, and 2010, Wells REIT II has continued to receive investor proceeds under its public offering and to invest those proceeds in real estate and to repay borrowings. These activities impact fluctuations in the results of Wells REIT II’s property operations and in interest expense. In addition, as required under GAAP, Wells REIT II began to expense costs incurred in connection with the acquisition of real estate assets effective January 1, 2009; whereas, prior to this date such costs were capitalized and allocated to real estate assets upon acquisition. Please refer to “Selected Financial Data” for annual amounts raised through the issuance of Wells REIT II’s common stock, obtained in the form of net new borrowings and invested in real estate.

During the three months ended March 31, 2011, Wells REIT II continued to receive net equity proceeds from the sale of its common stock under the Third Offering (until it closed in the third quarter of 2010) and through the DRP. Wells REIT II has used such net equity proceeds, along with borrowings, primarily to invest in real estate assets. As a result, during the periods presented, its real estate portfolio has grown and its real estate operating income has increased. In addition, the closing of the Third Offering has impacted Wells REIT II’s outlook on future sources of capital.

General Economic Conditions and Real Estate Market Commentary

Management reviews a number of economic forecasts and market commentaries in order to evaluate general economic conditions and to formulate a view of the current environment’s effect on the real estate markets in which Wells REIT II operates.

As measured by the U.S. gross domestic product (“GDP”), the U.S. economy’s growth increased at an annual rate of 2.8% in the fourth quarter of 2010, according to estimates. This is an indication that the market has stabilized and an economic recovery is currently under way. For the full year of 2010, real GDP increased 2.8% compared with a 2.6% decrease in 2009. The main contributors to the increase in real GDP growth in 2010 were positive contributions from personal consumption expenditures, private domestic investment, and government consumption expenditures. While management believes the U.S. economy is beginning to show signs of recovery, we believe this recovery will be gradual and that downside risks related to factors, such as employment and housing, still exist.

Real estate market fundamentals underlying the U.S. office markets have continued to deteriorate in 2010, as evidenced by a vacancy rate of 17.6% for the fourth quarter compared to 17.0% vacancy this same time a year ago. There was negative net absorption of 14.5 million square feet year-to-date in 2010, this in addition to the 79 million square feet of negative absorption in 2009. As anticipated, average rents also have declined from a $27.79 rate in the third quarter 2009 to rates as of December 31, 2010 of $27.53, a .94% decline. On a positive note, however, the fourth quarter of 2010 shows a positive net absorption of 2.5 million square feet, the first quarter of positive absorption since 2007, and a stabilization in vacancy rates and rental rates. Additionally, as the overall economy continues to improve, the office market should follow suit with modestly improving fundamentals in 2011.

Transaction volume for office properties increased significantly in 2010 with over $41.0 billion in transactions, more than doubling 2009 activity of $17.3 billion. Fourth quarter 2010 activity alone was $18.7 billion, or more than all of 2009. Much of the sales activity was made up of portfolio transactions and larger deals concentrated in major markets such as New York; Washington, D.C.; and Chicago. Capitalization rates (first-year income returns) also experienced sharp declines in 2010, dropping nearly 200 basis points overall. Average central business district capitalization rates finished the year at 6.2%, a 225-basis-point reduction, and suburban rates averaged 7.7%, which was 135 basis points lower than 2009. Both exchange-listed REITs and nontraded REITs were the largest buyers of real estate in 2010 with over $8.0 billion of total transaction activity. Commercial mortgage-backed securities also made a return in 2010, which bodes well for 2011 financing expectations.

After a sluggish office market in 2009, recent transaction activity suggests that the market has bottomed out. Nevertheless, the majority of transactions in 2010 continued to be well-tenanted assets in primary markets. This disparity is largely determined by cash-flow quality, investor profile, and asset location. Properties that are in top-tier markets with credit tenants and lack of near-term lease rollover are commanding significantly higher prices and lower cap rates than properties without these qualities. Recent pricing spreads and sales volumes in Washington, D.C.; New York; San Francisco; Boston; Chicago; and other desirable markets validate this trend. Additionally, rising delinquencies and looming debt maturities could force distressed sellers to dispose of assets at discounted prices. Even though evidence shows little distressed office sales compared to the amount of distressed assets, in the fourth quarter of 2010, distressed office sales exceeded the previous three quarters combined and accounted for 17% of all office transactions in the fourth quarter of 2010. Cash buyers should be in a good position to capitalize on these distressed situations should they occur.

Impact of Economic Conditions on our Portfolio

We believe that the strength of our portfolio position us favorably compared to many real estate owners during these challenging market conditions. As of March, 2011, our portfolio had a debt-to-real-estate asset ratio of approximately 25.2%. We believe that having a below-average borrowing ratio, in comparison to other real estate funds, gives us considerable financial flexibility in distressed times such as these. Further, the majority of our borrowings are in the form of effectively fixed-rate financings, which helps to insulate the portfolio from interest rate risk. Additionally, Wells REIT II’s financial flexibility is enhanced by significant availability under our unsecured revolving credit facility. This enables us to respond quickly to unanticipated funding needs and opportunities. Also, diversifying our portfolio by tenant, tenant industry, geography, and lease expiration date reduces our exposure to any one market determinant. As of December 31, 2010, our portfolio was 94.4% leased in two countries, twenty-four states (includes Washington, D.C.), and thirty-three metropolitan statistical areas with a weighted-average credit rating of rated tenants of BBB+. Although we believe that our portfolio is well-positioned to weather current market conditions, we are not immune to the adverse effects of a prolonged downturn in the economy, weak real estate fundamentals, or continued disruption in the credit markets. If these conditions persist, it would likely adversely affect the value of our portfolio, our results of operations, and our liquidity.

Liquidity and Capital Resources

Overview

After careful consideration of the size and strength of our portfolio, Wells REIT II’s board of directors decided to close its Third Offering effective mid-2010. As Wells REIT II transitioned out of its offering stage during the second half of 2010, it continued to actively manage its real estate assets and, at the same time, began to explore a variety of strategic opportunities focused on enhancing the composition of its portfolio and the total return for the REIT. In 2011, Wells REIT II has concentrated such exploration efforts on a strategic acquisition opportunity, managing the composition and maturities of the borrowings within its capital structure, and evaluating additional sources of future capital. To date, these efforts have culminated in the following notable events:

•	On March 7, 2011, we acquired the Market Square Buildings, which are located in the Capitol Hill district of Washington D.C., for approximately $603.4 million.

•	On April 4, 2011, the Issuer issued the old notes, the net proceeds of which were used to pay down amounts drawn on the JPMorgan Chase Bridge Loan.

Wells REIT II expects that its primary source of future operating cash flows will be cash generated from the operations of its properties, equity proceeds generated from the sale of shares under its DRP, net of share redemptions, and selective borrowings. Currently, Wells REIT II expects to use substantially all of its future operating cash flows to fund distributions to stockholders. The amount of future distributions to be paid to its stockholders will be largely dependent upon the amount of cash generated from its operating activities, its expectations of future operating cash flows, and its determination of near-term cash needs for capital improvements, tenant re-leasing, redemptions of its common stock, and debt repayments. Currently, Wells REIT II expects to use the majority of the equity proceeds raised under its DRP, net of share redemptions, to fund capital expenditures and leasing costs for its properties.

Short-Term Liquidity and Capital Resources

During 2010, we generated net cash flows from operating activities of $270.1 million, which consists primarily of receipts of rental payments, tenant reimbursements, hotel room fees, and interest income, reduced by payments for operating costs, interest expense, asset and property management fees, general and administrative expenses, and acquisition fees and expenses. Along with other sources of cash, net cash flows from operating activities were used to fund distributions to stockholders of approximately $313.8 million during this period. We expect to use the majority of our future net cash flow from operating activities to fund distributions to Wells REIT II’s stockholders as well.

During 2010, Wells REIT II generated proceeds from the sale of common stock under the Third Offering, net of payments for commissions, dealer-manager fees, and acquisition fees, and offering cost reimbursements of $438.8 million, of which $318.9 million was used to fund investments in new and existing properties and $72.8 million was used to redeem shares. We utilized remaining net equity proceeds, along with net proceeds generated from the sale of the New Manchester One property and draws on the JPMorgan Chase Credit Facility, to repay outstanding mortgage loans of $144.7 million during the year. We are continuing to pursue real estate investment opportunities and intends to fund such investments with a combination of additional third-party borrowings, proceeds raised from the issuance of Wells REIT II’s common stock under the DRP, and if and when appropriate, proceeds generated from strategic property sales.

Wells REIT II’s charter prohibits it from incurring debt that would cause its borrowings to exceed 50% of its assets (valued at cost before depreciation and other noncash reserves) unless a majority of the members of the conflict committee of its board of directors approves the borrowing. Wells REIT II’s charter also requires that it discloses the justification of any borrowings in excess of the 50% debt-to-real-estate asset guideline.

During the three months ended March 31, 2011, we generated net cash flows from operating activities of $57.8 million, which consists primarily of receipts of rental payments, tenant reimbursements, hotel room fees, and interest income, reduced by payments for operating costs, interest expense, asset and property management fees, general and administrative expenses, and acquisition fees and expenses. Net cash flows from operating activities, adjusted to exclude the impact of acquisition-related costs of $10.0 million, were used to fund distributions to stockholders of approximately $67.5 million during this period. We expect to use the majority of our future net cash flow from operating activities to fund distributions to Wells REIT II’s stockholders as well.

During the three months ended March 31, 2011, we acquired the Market Square Buildings for approximately $603.4 million primarily using net debt proceeds of $300.0 million obtained from the JPMorgan Chase Bridge Loan and draws made under the JPMorgan Chase Credit Facility. During the three months ended March 31, 2011, we also generated proceeds from the sale of common stock under the DRP, net of acquisition fees and share redemptions, of $6.1 million, the majority of which were used to fund capital expenditures and leasing costs for our properties.

We believe that we have adequate liquidity and capital resources to meet our current obligations as they come due. As of April 30, 2011, we had access to the borrowing capacity under the JPMorgan Chase Credit Facility of $117.0 million.

See “Description of other indebtedness” for additional information on our outstanding debt obligations.

Long-term Liquidity and Capital Resources

Over the long term, we expect that our primary sources of capital will include operating cash flows, proceeds from the DRP, proceeds from secured or unsecured borrowings from third-party lenders and, if and when deemed appropriate, proceeds from strategic property sales. We expect that our primary uses of capital will be for property acquisitions, either directly or through investments in joint ventures, tenant improvements, repaying or refinancing debt, operating expenses, interest expense, distributions, and redemptions of shares of Wells REIT II’s common stock under its share redemption program.

We have a policy of maintaining our debt level at no more than 50% of the cost of our assets (before depreciation) and, ideally, at significantly less than this 50% debt-to-real-estate asset ratio. This conservative leverage goal could reduce the amount of current income Wells REIT II can generate for its stockholders, but it also reduces their risk of loss. Wells REIT II believes that preserving investor capital while generating stable current income is in the best interest of its stockholders. As of March 31, 2011, our debt-to-real-estate asset ratio was approximately 25.2%.

In determining how and when to allocate cash resources, we initially consider the source of the cash. We expects to use substantially all future net operating cash flows to fund distributions to Wells REIT II’s stockholders. Wells REIT II expects to use a portion of its future DRP proceeds to fund its future share redemptions (subject to the limitations of its share redemption program), and to make residual DRP proceeds available to fund capital improvements required for our properties and to fund additional real estate investments.

While our cash allocation policies have not changed, we have not been immune to the impact of the U.S. economic downturn and deterioration in real estate market fundamentals. In the first quarter of 2011, Wells REIT II’s board of directors elected to reduce the quarterly stockholder distribution rate from $0.15 per share (a 6.0% annualized yield on a $10.00 original share price) to $0.125 per share (a 5.0% annualized yield on a $10.00 original share price) primarily due to economic conditions in the U.S. and deterioration in real estate market fundamentals. During the first quarter of 2011, Wells REIT II funded its stockholder distributions with current period operating cash flows, adjusted for certain acquisition-related costs. While operational cash flow from our properties remains strong, economic downturns in our markets or in the particular industries in which our tenants operate, could adversely impact the ability of our tenants to make lease payments and our ability to re-lease space on favorable terms when leases expire, either of which circumstance could further adversely affect our ability to make interest payments to the new noteholders. We are continuing to carefully monitor our cash flows and market conditions and to assess their impact on our future earnings and future distribution projections.

Contractual Obligations and Commitments

As of March 31, 2011, our contractual obligations will become payable in the following periods (in thousands):

Contractual Obligations	Total	2011	2012-2013	2014-2015	Thereafter
Debt obligations(1)	$1,494,294	$348,092	$503,683	$95,435	$547,084
Interest obligations on debt(2)	259,583	44,097	97,459	70,769	47,258
Capital lease obligations(3)	646,000	—	526,000	—	120,000
Operating lease obligations	225,535	1,815	5,087	5,114	213,519

Total	$2,625,412	$394,004	$1,132,229	$171,318	$927,861

(1)	Includes our obligations under the old notes.

(2)	Interest obligations are measured at the contractual rate for fixed rate debt, or at the effectively fixed rate for variable rate debt with interest rate swaps agreements.

(3)

Amounts include principal obligations only. We made interest payments on these obligations of $10.0 million during the three months ended March 31, 2011, all of which was funded with interest income earned on the corresponding investments in development authority bonds.

Results of Operations

Overview

As of December 31, 2010, we owned controlling interests in 70 office properties, which were approximately 94.4% leased, and one hotel. Wells REIT II’s real estate operating income increased in 2010 primarily due to incurring less acquisition fees due to closing the Third Offering effective June 30, 2010, and incurring nonrecurring general and administrative expenses in connection with prospective acquisitions in 2009. We do not expect future income from continuing operations to change significantly in the near-term, based on the relative size and health of our real estate portfolio. However, we recognize that a prolonged decline in the U.S. economy or U.S. real estate markets could impact the creditworthiness of our tenants and market rent levels, which could, in turn, negatively impact our results of operations over the long term.

As of March 31, 2011, we owned controlling interests in 71 office properties, which were approximately 94.6% leased, and one hotel. Our real estate operating results have increased for the three months ended March 31, 2011, as compared to the same period of 2010, primarily due to acquiring properties in 2010 and in the first quarter of 2011. In the near term, we expect future real estate operating income to continue to increase as a result of the acquisition of the Market Square Buildings for approximately $603.4 million in March of 2011.

Comparison of the year ended December 31, 2009 vs. the year ended December 31, 2010

Continuing Operations

Rental income increased from $429.2 million for 2009 to $447.1 million for 2010, primarily due to the full-year impact of properties acquired in 2009 and the partial-year impact of properties acquired in 2010. Absent changes to the leases currently in place at our properties and future real estate acquisitions, rental income is expected to remain relatively consistent in future periods.

Tenant reimbursements and property operating costs decreased from $103.7 million and $169.9 million for 2009, respectively, compared to $99.7 million and $169.7 million, respectively, for 2010, primarily due to decreases in utility usage and rates, and property taxes, offset slightly by additional property operating costs and tenant reimbursements related to the assets placed in service during 2010. Absent changes to the leases currently in place at our properties and future acquisitions, future tenant reimbursement fluctuations are generally expected to correspond with future property operating cost fluctuations.

Other property income decreased from $14.8 million for 2009 to $1.4 million for 2010, primarily due to $12.0 million earned in 2009 under a perpetual easement contract with the developer of a building that is adjacent to the 5 Houston Center building. Other property income also includes fees earned in connection with lease restructurings. Future other property income is expected to primarily relate to future lease restructuring activities.

Hotel income, net of hotel operating costs, decreased from $3.8 million for 2009 to $2.8 million for 2010 due to decreases in food, beverage, and banquet sales and additional operating costs related to a quality-of-service initiative. Hotel income and hotel operating costs are primarily driven by local economic conditions and, as a result, are expected to fluctuate in the future, primarily based on changes in the supply of, and demand for, hotel and banquet space in Cleveland, Ohio, similar to that offered by the Key Center Marriott hotel.

Asset and property management fees increased slightly from $37.5 million for 2009 to $38.3 million for 2010, primarily due to 2010 acquisitions. Future asset and property management fees may fluctuate in response to future property acquisitions, property dispositions, and/or leasing activities. Asset management fees are subject to the ceiling and other limitations outlined in the Advisory Agreement. Please refer to Note 9. Related-Party Transactions in the accompanying consolidated financial statements as of March 31, 2011 (unaudited) and December 31, 2010 for additional details.

Acquisition fees and expenses decreased from $19.2 million for 2009 to $10.8 million for 2010, primarily due to closing the Third Offering effective June 30, 2010, offset by a 2009 write-off of $5.6 million of unapplied acquisition fees and expenses that related to prior periods in connection with implementing a prospective accounting rule change. We incur acquisition fees equal to 2.0% of gross offering proceeds raised. Please refer to Note 9. Related-Party Transactions in the accompanying consolidated financial statements as of March 31, 2011 (unaudited) and December 31, 2010 for additional details. We expect future acquisition fees and expenses to continue to decrease as a result of closing the Third Offering effective June 30, 2010.

Depreciation increased from $96.0 million for 2009 to $102.3 million for 2010, primarily due to the full-year impact of properties acquired in 2009, the partial-year impact of properties acquired in 2010, and the impact of capital improvements across our portfolio. Excluding the impact of changes to the leases currently in place at our properties, depreciation is expected to continue to increase in future periods, as compared to historical periods, due to ongoing capital improvements to its properties and potential future acquisitions.

Amortization remained relatively consistent at $120.5 million for 2009 as compared with $117.6 million for 2010. Excluding the impact of changes to the leases currently in place at our properties, amortization is expected to continue to increase in future periods, as compared to historical periods, due to ongoing capital improvements to our properties and potential future acquisitions.

General and administrative expenses decreased from $31.7 million for 2009 to $23.5 million for 2010, primarily due to costs incurred in connection with a prospective acquisition that did not close in 2009 and bad debt expense incurred in connection with reserving tenant receivables in 2009. Exclusive of the impact of the aforementioned items, future general and administrative expenses are expected to remain at a level comparable to current general and administrative expenses.

Interest expense remained relatively stable at $89.9 million for 2009 as compared with $88.9 million for 2010. Future interest expense will depend largely upon our ability to secure financings or refinancings, changes in market interest rates, and the timing and availability of opportunities to acquire real estate assets consistent with our investment objectives. We anticipate using additional borrowings, along with equity proceeds on hand, to fund future strategic acquisitions of real estate.

Interest and other income increased from $40.1 million for 2009 to $43.1 million for 2010, primarily due to recovering a transfer tax payment made in connection with a prior-period acquisition. Interest income is expected to remain relatively consistent in future periods given that the majority of this activity consists of interest income earned on investments in development authority bonds, which had a weighted-average remaining term of approximately 6.6 years as of December 31, 2010. Interest income earned on investments in development authority bonds is entirely offset by interest expense incurred on the corresponding capital leases.

Wells REIT II recognized a loss on interest rate swaps that do not qualify for hedge accounting treatment of $19.1 million for 2010, compared with a gain of $14.1 million for 2009, primarily due to a market value adjustment to the interest rate swap agreements on the 222 E. 41st Street Building loan and the Three Glenlake Building loan. Wells REIT II anticipates that future gains and losses on its interest rate swaps that do not qualify for hedge accounting treatment will fluctuate primarily due to changes in the estimated fair values of interest rate swaps relative to then-current market conditions. Market value adjustments to swaps that qualify for hedge accounting treatment are recorded directly to equity, and therefore, do not impact net income (loss).

Wells REIT II recognized a loss on foreign currency exchange contract of $0.6 million for 2009. Gains (losses) on foreign currency exchange contract are primarily impacted by fluctuations in value of the U.S. dollar compared to the Russian rouble. Wells REIT II settled the foreign currency exchange contract on April 1, 2009 with a payment of $8.2 million.

Wells REIT II’s net income attributable to common stockholders was $23.3 million, or $0.04 per share, for 2010, compared with net income attributable to common stockholders of $40.6 million, or $0.09 per share, for 2009. The decrease is primarily due to recognizing a $14.1 million gain on interest rate swaps for 2009, as compared to a $19.1 million loss on interest rate swaps for 2010, partially offset by an increase in real estate operating income as a result of assets placed in service during 2010. Absent future fluctuations in the market value of our interest rate swaps that do not qualify for hedge accounting treatment and the impact of future acquisitions, Wells REIT II expects future net income to remain at levels similar to 2010. Should the decline in the U.S. economy or U.S. real estate markets continue for a prolonged period of time, the creditworthiness of our tenants and our ability to achieve market rents comparable to the leases currently in place at our properties may suffer and could lead to a decline in net income over the long term.

Discontinued Operations

In the third quarter of 2010, we sold New Manchester One, an industrial property located in Douglasville, Georgia, for net proceeds of $15.2 million and a loss of $0.2 million. In accordance with GAAP, Wells REIT II has classified the results of operations related to New Manchester One as discontinued operations for all periods presented. Income (loss) from discontinued operations decreased from $0.6 million for the year ended December 31, 2009 to $(0.9) million for the year ended December 31, 2010, primarily as a result of the sole tenant vacating New Manchester One in January 2010.

Comparison of the year ended December 31, 2008 vs. the year ended December 31, 2009

Rental income increased from $403.9 million for 2008 to $429.2 million for 2009, primarily due to the full-year impact of properties acquired in 2008 and the partial-year impact of properties acquired in 2009.

Tenant reimbursements remained relatively flat at $105.2 million for 2008 compared with $103.7 million for 2009.

Other property income increased from $2.0 million for 2008 to $14.8 million for 2009, primarily due to $12.0 million earned under a perpetual easement contract with the developer of a building that is adjacent to the 5 Houston Center building. The construction of the easement was completed in the fourth quarter of 2009. Other property income also includes fees earned in connection with lease restructurings.

Property operating costs increased from $164.4 million for 2008 to $169.9 million for 2009, primarily due to the expiration of property tax abatements for the Key Center Complex assumed at acquisition effective January 1, 2009, and growth of the portfolio.

Asset and property management fees decreased slightly from $38.5 million for 2008 to $37.5 million for 2009, primarily due to a reduction in the rate of asset management fees effective October 2008, partially offset by growth in the portfolio.

Depreciation increased from $79.0 million for 2008 to $96.0 million for 2009, primarily due to the full-year impact of properties acquired in 2008, the partial-year impact of properties acquired in 2009, and the impact of capital improvements across Wells REIT II’s portfolio.

Amortization decreased from $135.3 million for 2008 to $120.5 million for 2009, primarily due to write-offs of unamortized lease-specific assets related to lease modifications and lease terminations in the fourth quarter of 2008.

General and administrative expenses increased from $23.9 million for 2008 to $31.7 million for 2009, primarily due to costs incurred in connection with a prospective acquisition that did not close and bad debt expense incurred in connection with reserving tenant receivables that are currently in dispute and being actively pursued for collection.

Interest expense increased from $78.6 million for 2008 to $89.9 million for 2009, primarily due to incurring interest for a full year on capital leases assumed in connection with properties acquired in the second and third quarters of 2008, which is entirely offset by interest income earned on corresponding investments in development authority bonds (see Note 2 to the accompanying consolidated financial statements as of December 31, 2010 and 2009). This increase is partially offset by lower interest expense due to lower weighted-average outstanding balances on our lines of credit.

Interest and other income increased from $25.4 million for 2008 to $40.1 million for 2009, primarily due to interest earned on investments in development authority bonds assumed in connection with properties acquired in the second and third quarters of 2008, which is entirely offset by interest expense incurred on corresponding capital leases.

Wells REIT II recognized a gain on interest rate swaps that do not qualify for hedge accounting treatment of $14.1 million for 2009, compared with a loss of $40.8 million for 2008, primarily due to a market value adjustment to the interest rate swap agreements on the 222 E. 41st Street Building loan and the Three Glenlake Building loan. Wells REIT II anticipates that future gains and losses on its interest rate swaps that do not qualify for hedge accounting treatment will fluctuate primarily due to changes in the estimated fair values of its interest rate swaps relative to then-current market conditions. Market value adjustments to swaps that qualify for hedge accounting treatment are recorded directly to equity, and therefore, do not impact net income (loss).

Wells REIT II recognized a loss on foreign currency exchange contract of $0.6 million for 2009, compared with $7.2 million for 2008. The 2009 activity is primarily due to the slight strengthening of the U.S. dollar compared to the Russian rouble during the first quarter of 2009. On April 1, 2009, Wells REIT II settled this foreign currency exchange contract by making an $8.2 million termination payment, which was materially offset by savings in the amount of U.S. dollars needed to satisfy the Russian rouble-based purchase agreement to acquire the Dvintsev Business Center—Tower B on May 29, 2009.

In 2008 Wells REIT II recognized a gain on early extinguishment of debt of $3.0 million in connection with accepting an offer from the lender to prepay the Key Center Complex mortgage notes for $11.5 million in the second quarter of 2008. The net book value of the mortgage notes was $14.5 million, thereby resulting in a gain on early extinguishment of debt of $3.0 million.

Wells REIT II’s net income attributable to common stockholders was $40.6 million, or $0.09 per share, for 2009, compared to net loss attributable to common stockholders of $22.7 million, or $(0.06) per share, for 2008. This fluctuation is primarily attributable to recognizing a $14.1 million gain on interest rate swaps for 2009, as compared to a $40.8 million loss on interest rate swaps for 2008, as well as recognizing a $0.6 million loss on foreign currency exchange contract for 2009, as compared with a $7.2 million loss on foreign currency exchange contract for 2008. Absent the impact of future acquisitions and future fluctuations in the value of Wells REIT II’s interest rate swaps that do not qualify for hedge accounting treatment, we expect future net income to remain at similar levels in the near-term. Should the decline in the U.S. real estate markets continue for a prolonged period of time, the creditworthiness of our tenants and our ability to achieve market rents comparable to the leases currently in place at our properties may suffer and could lead to a decline in net income over the long term.

Discontinued Operations

In the third quarter of 2010, Wells REIT II sold New Manchester One, an industrial property located in Douglasville, Georgia, for net proceeds of $15.2 million and a loss of $0.2 million. In accordance with GAAP, Wells REIT II has classified the results of operations related to New Manchester One as discontinued operations for all periods presented. Income (loss) from discontinued operations remained relatively consistent at $0.7 million for the year ended December 31, 2008 and $0.6 million for the year ended December 31, 2009.

Comparison of the three months ended March 31, 2010 versus the three months ended March 31, 2011

Continuing Operations

Rental income increased from $107.8 million for the three months ended March 31, 2010 to $114.9 million for the three months ended March 31, 2011, primarily due to properties acquired or placed into service during 2010 and the first three months of 2011. Absent changes to the leases currently in place at our properties, rental income is expected to remain at similar levels in future periods.

Tenant reimbursements and property operating costs increased from $23.4 million and $40.7 million, respectively, for the three months ended March 31, 2010, to $26.2 million and $43.3 million, respectively, for the three months ended March 31, 2011, primarily due to properties acquired or placed in service during 2010 and in the first three months of 2011. Absent changes to the leases currently in place at our properties, future tenant reimbursement fluctuations are generally expected to correspond with future property operating cost reimbursements.

Hotel income, net of hotel operating costs, remained relatively stable at approximately $0.1 million for the three months ended March 31, 2010 and 2011. Hotel income and hotel operating costs are primarily driven by the local economic conditions and, as a result, are expected to fluctuate in the future primarily based on changes in the supply of, and demand for, hotel and banquet space in Cleveland, Ohio similar to that offered by the Key Center Marriott hotel.

Asset and property management fees increased from $9.3 million for the three months ended March 31, 2010 to $9.7 million for the three months ended March 31, 2011 primarily due to properties acquired and placed into service during 2010 and the first three months of 2011. Future asset and property management fees may fluctuate in response to property dispositions or leasing activities. Pursuant to the limitations outlined in the Advisory Agreement, monthly asset management fees will be capped at $2.7 million (or $32.5 million annualized) beginning in April 2011 as a result of the March 2011 acquisition of the Market Square Buildings for $603.4 million. Please refer to Note 7. Related-Party Transactions in the accompanying consolidated financial statements as of March 31, 2011 (unaudited) and December 31, 2010 for additional details and “Related-party transactions” for additional details.

Acquisition fees and expenses increased from $3.4 million for the three months ended March 31, 2010 to $10.0 million for the three months ended March 31, 2011, primarily due to the acquisition of the Market Square Buildings in March 2011. Wells REIT II incurred acquisition fees equal to 2.0% of gross offering proceeds raised, including equity raised through Wells REIT II’s DRP. Please refer to Note 7. Related-Party Transactions in the accompanying consolidated financial statements as of March 31, 2011 (unaudited) and December 31, 2010 for additional details. Wells REIT II expects future acquisition fees and expenses to decrease as a result of terminating the Third Offering effective June 30, 2010.

Depreciation increased from $23.5 million for the three months ended March 31, 2010 to $28.1 million for the three months ended March 31, 2011, primarily due to growth in the portfolio in 2010 and the first three months of 2011. Excluding the impact of changes to the leases currently in place at our properties, depreciation is expected to continue to increase in future periods, as compared to historical periods, due to ongoing capital improvements to its properties.

Amortization increased slightly from $29.2 million for the three months ended March 31, 2010 to $30.4 million for the three months ended March 31, 2011. Excluding the impact of changes to the leases currently in place at our properties, amortization is expected to increase in future periods due to owning new properties for a full period.

General and administrative expenses increased from $6.0 million for the three months ended March 31, 2010 to $6.7 million for the three months ended March 31, 2011, primarily due to bad debt expense incurred in connection with reserving tenant receivables.

Interest expense increased slightly from $22.2 million for the three months ended March 31, 2010 to $23.2 million for the three months ended March 31, 2011 primarily due to debt obtained to fund the acquisition of the Market Square Buildings in March 2011. Future interest expense will depend largely upon changes in market interest rates and our ability to secure financings or refinancings.

Interest and other income increased from $10.0 million for the three months ended March 31, 2010 to $12.1 million for the three months ended March 31, 2011 primarily due to settling litigation related to a prospective acquisition that did not close. Interest income is expected to remain relatively consistent in future periods given that the majority of this activity consists of interest income earned on investments in development authority bonds, which had a weighted-average remaining term of approximately 6.4 years as of March 31, 2011. Interest income earned on investments in development authority bonds is entirely offset by interest expense incurred on the corresponding capital leases.

Wells REIT II recognized a loss on interest rate swaps that do not qualify for hedge accounting treatment of $4.9 million for the three months ended March 31, 2010, compared with a gain of $0.1 million for the three months ended March 31, 2011. Wells REIT II anticipates that future gains and losses on interest rate swaps that do not qualify for hedge accounting treatment will fluctuate, primarily due to changes in the estimated fair values of our interest rate swaps relative to then-current market conditions. Market value adjustments to swaps that qualify for hedge accounting treatment are recorded directly to equity, and therefore do not impact net income (loss).

Wells REIT II recognized net income attributable to Wells REIT II of $2.5 million ($0.01 per share) for the three months ended March 31, 2010, as compared to a net income of $2.4 million ($0.00 per share) for the three months ended March 31, 2011. The slight decrease is primarily attributable to acquisition fees and expenses associated with an acquisition in the first quarter of 2011 offset by an increase in the value of interest rate swaps. Absent future fluctuations in the market value of our interest rate swaps that do not qualify for hedge accounting treatment, Wells REIT II expects future net income to remain at a level similar to the first quarter 2011 in future periods. Should the decline in the U.S. economy or U.S. real estate markets continue for a prolonged period of time, the creditworthiness of our tenants and our ability to achieve market rents comparable to the leases currently in place at our properties may suffer and could lead to a decline in net income over the long term.

Discontinued Operations

In the third quarter of 2010, Wells REIT II sold New Manchester One, an industrial property located in Douglasville, Georgia, for net proceeds of $15.3 million and a loss of $0.2 million. In accordance with GAAP, Wells REIT II has classified the results of operations related to New Manchester One as discontinued operations for all periods presented. Loss from discontinued operations decreased from $(0.3) million for the three months ended March 31, 2010 to $(38.0) thousand for the three months ended March 31, 2011 as a result of the sale of the property in the third quarter of 2010 and the loss recognized on the sale of this property.

Portfolio Information

As of December 31, 2010, we owned controlling interests in 70 office properties and one hotel, which include 92 operational buildings. These properties are composed of approximately 22.1 million square feet of commercial space located in 23 states, the District of Columbia, and Moscow, Russia. Of these office properties, 68 are wholly owned and two are owned through a consolidated joint venture. As of December 31, 2010, the office properties were approximately 94.4%

leased.

As of December 31, 2010, our five highest geographic concentrations were as follows:

Location	2010 Annualized Gross Base Rents (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2010 Annualized Gross Base Rents
Atlanta	$67,021	3,534	16%
Northern New Jersey	45,364	2,441	11%
Cleveland	31,391	1,323	7%
Houston	28,980	1,173	7%
Baltimore	26,944	1,216	6%

	$199,700	9,687	47%

As of December 31, 2010, our five highest tenant industry concentrations were as follows:

Industry	2010 Annualized Gross Base Rents (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2010 Annualized Gross Base Rents
Communication	$59,636	3,399	14%
Legal Services	57,772	1,475	13%
Depository Institutions	49,080	1,997	11%
Industrial Machinery & Equipment	27,292	1,564	6%
Business Services	25,603	1,061	6%

	$219,383	9,496	50%

As of December 31, 2010, our five highest tenant concentrations were as follows:

Tenant	2010 Annualized Gross Base Rents (in thousands)	Percentage of 2010 Annualized Gross Base Rents
AT&T	$44,329	10%
Jones Day	19,182	5%
Key Bank	17,165	4%
Pershing	14,048	3%
IBM	13,572	3%

	$108,296	25%

On March 7, 2011, we purchased two, ten-story office buildings containing approximately 679,710 square feet (the “Market Square Buildings”) for $615.0 million, net of $6.0 million of adjustments. The acquisition was funded with $12.9 million of cash on hand, $300.0 million drawn on the JPMorgan Chase Credit Facility and $296.1 million drawn on a newly originated $300.0 million senior unsecured bridge facility with JPMorgan Chase Bank (the “JPMorgan Chase Bridge Loan”; see below for details). The Market Square Buildings are 96.2% leased to Fulbright and Jaworski (approximately 18.8%); Shearman and Sterling (approximately 16.6%); Edison Electric Institute (approximately 11.3%); and 38 additional office tenants.

Please refer to “Description of real estate investments” for additional information concerning our portfolio.

Election as a REIT

Wells REIT II has elected to be taxed as a REIT under the Code, and has operated as such beginning with its taxable year ended December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its adjusted taxable income, as defined in the Code, to its stockholders, computed without regard to the dividends-paid deduction and by excluding its net capital gain. As a REIT, Wells REIT II generally will not be subject to federal income tax on income that it distributes to its stockholders. If Wells REIT II fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income for that year and for the four years following the year during which qualification is lost, unless the Internal Revenue Service grants it relief under certain statutory provisions. Such an event could materially adversely affect Wells REIT II’s net income and net cash available for distribution to its stockholders. However, Wells REIT II believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for federal income tax purposes.

Wells TRS II, LLC (“Wells TRS”) is a wholly owned subsidiary of Wells REIT II that is organized as a Delaware limited liability company and includes the operations of, among other things, a full-service hotel. Wells REIT II has elected to treat Wells TRS as a taxable REIT subsidiary. Wells REIT II may perform additional, noncustomary services for tenants of buildings that it owns through Wells TRS, including any real estate or non-real-estate-related services; however, any earnings related to such services are subject to federal and state income taxes. In addition, for Wells REIT II to continue to qualify as a REIT, it must limit its investments in taxable REIT subsidiaries to 25% of the value of its total assets. Deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at the enacted rates expected to be in effect when the temporary differences reverse.

No provision for federal income taxes has been made in the accompanying consolidated financial statements, other than the provision relating to Wells TRS, as Wells REIT II made distributions in excess of taxable income for the periods presented. Wells REIT II is subject to certain state and local taxes related to property operations in certain locations, which have been provided for in the accompanying consolidated financial statements.

Distributions

The amount of distributions that Wells REIT II pays to its common stockholders is determined by its board of directors and is dependent upon a number of factors, including the funds available for distribution to common stockholders, its financial condition, its capital expenditure requirements, its expectations of future sources of liquidity and the annual distribution requirements necessary to maintain its status as a REIT under the Code.

Since inception, Wells REIT II’s cash management policy has called for quarterly stockholder distributions to be principally funded with operational cash flows over the long term. When evaluating funds available for stockholder distributions, Wells REIT II considers net cash provided by operating activities (as defined by GAAP and presented in the accompanying GAAP-basis consolidated statements of cash flows), adjusted to exclude certain costs that were incurred for the purpose of generating future earnings and appreciation in value over the long term, including acquisition costs. Acquisition-related costs have been and are expected to continue to be funded with cash generated from the sale of Wells REIT II’s common stock and, therefore, are not expected to be funded with cash generated from operations.

Wells REIT II paid total distributions to stockholders, including $32.4 million reinvested in its common stock pursuant to its DRP, of $67.5 million for the three months ended March 31, 2011. During the same period, net cash provided by operating activities was $57.8 million, and acquisition-related costs, which were funded with cash generated from the sale of Wells REIT II’s common stock but which under GAAP reduce net cash provided by operating activities, was $10.0 million.

In the first quarter of 2011, Wells REIT II’s board of directors elected to reduce the quarterly stockholder distribution rate from $0.15 per share (a 6.0% annualized yield on a $10.00 original share price) to $0.125 per share (a 5.0% annualized yield on a $10.00 original share price) primarily due to economic conditions in the U.S. and deterioration in real estate market fundamentals. While operational cash flow from Wells REIT II’s properties remains strong, economic downturns in its markets or in the particular industries in which its tenants operate, could adversely impact the ability of its tenants to make lease payments and Wells REIT II’s ability to re-lease space on favorable terms when leases expire, either of which circumstance could further adversely affect its ability to fund future distributions to stockholders. Wells REIT II is continuing to carefully monitor its cash flows and market conditions and to assess their impact on its future earnings and future distribution projections.

Inflation

Wells REIT II is exposed to inflation risk, as income from long-term leases is the primary source of its cash flows from operations. There are provisions in the majority of Wells REIT II’s tenant leases that are intended to protect it from, and mitigate the risk of, the impact of inflation. These provisions include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per-square-foot basis, or in some cases, annual reimbursement of operating expenses above a certain per-square-foot allowance. However, due to the long-term nature of the leases, the leases may not reset frequently enough to fully cover inflation.

Application of Critical Accounting Policies

Wells REIT II’s accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If Wells REIT II’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of Wells REIT II’s results of operations to those of companies in similar businesses.

The critical accounting policies outlined below have been discussed with members of the audit committee of the board of directors of Wells REIT II.

Investment in Real Estate Assets

Wells REIT II is required to make subjective assessments as to the useful lives of its depreciable assets. Wells REIT II considers the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. The estimated useful lives of Wells REIT II’s assets by class are as follows:

Buildings	40 years
Building improvements	5-25 years
Site improvements	15 years
Tenant improvements	Shorter of economic life or lease term
Intangible lease assets	Lease term

Evaluating the Recoverability of Real Estate Assets

Wells REIT II continually monitors events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets of both operating properties and properties under construction, in which Wells REIT II has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present that suggest that the carrying amounts of real estate assets and related intangible assets may not be recoverable, Wells REIT II assesses the recoverability of these assets by determining whether the respective carrying values will be recovered through the estimated undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying values, Wells REIT II adjusts the carrying value of the real estate assets and related intangible assets to the estimated fair values, pursuant to the property, plant, and equipment accounting standard for the impairment or disposal of long-lived assets, and recognizes an impairment loss. Estimated fair values are calculated based on the following information, in order of preference, depending upon availability: (i) recently quoted market price(s) for the subject property, or highly comparable properties, under sufficiently active and normal market conditions, or (ii) the present value of future cash flows, including estimated residual value. Wells REIT II has determined that there has been no impairment in the carrying value of its real estate assets and related intangible assets to date.

Projections of expected future operating cash flows require that Wells REIT II estimates future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, the number of months it takes to re-lease the property, and the number of years the property is held for investment, among other factors. The subjectivity of assumptions used in the future cash flow analysis, including discount rates, could result in an incorrect assessment of the property’s fair value and could result in the misstatement of the carrying value of Wells REIT II’s real estate assets and related intangible assets and net income (loss).

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, Wells REIT II allocates the purchase price of properties to tangible assets, consisting of land and building, site improvements, and identified intangible assets and liabilities, including the value in-place leases, based in each case on its estimate of their fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on our determination of the relative fair value of these assets. Wells REIT II determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors we consider in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, Wells REIT II includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand.

Intangible Assets and Liabilities Arising from In-Place Leases Where Wells REIT II is the Lessor

As further described below, in-place leases where Wells REIT II is the lessor may have values related to: direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, tenant relationships, and effective contractual rental rates that are above or below market rates:

—

Direct costs associated with obtaining a new tenant, including commissions, tenant improvements and other direct costs, are estimated based on management’s consideration of current market costs to execute a similar lease. Such direct costs are included in intangible lease origination costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

—

The value of opportunity costs associated with lost rentals avoided by acquiring an in-place lease is calculated based on the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Such opportunity costs are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

—

The value of tenant relationships is calculated based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. Values associated with tenant relationships are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

—

The value of effective rental rates of in-place leases that are above or below the market rates of comparable leases is calculated based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be received pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

As of March 31, 2011 and December 31, 2010, Wells REIT II had the following gross intangible in-place lease assets and liabilities (in thousands):

		Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
		Above-Market In-Place Lease Assets	Absorption Period Costs
March 31, 2011	Gross	$133,453	$567,958	$495,418	$169,295
	Accumulated	$(82,296)	$(270,672)	$(226,532)	$(66,458)

	Net	$51,157	$297,286	$268,886	$102,837

December 31, 2010	Gross	$139,014	$534,277	$489,361	$150,099
	Accumulated	$(83,233)	$(265,747)	$(219,447)	$(62,165)

	Net	$55,781	$268,530	$269,914	$87,934

For the three months ended March 31, 2011 and the year ended December 31, 2010, Wells REIT II recognized the following amortization of intangible lease assets and liabilities (in thousands):

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
For the three months ended March 31, 2011	$3,810	$15,273	$12,601	$3,828

For the year ended December 31, 2010	$17,810	$61,743	$51,241	$14,472

The remaining net intangible assets and liabilities as of March 31, 2011 will be amortized as follows (in thousands):

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
For the nine months ending December 31, 2011	$10,352	$46,335	$36,344	$13,041
For the years ending December 31:
2012	9,906	53,547	43,536	16,869
2013	7,987	46,315	40,318	16,269
2014	6,843	40,625	37,244	15,837
2015	6,157	35,337	33,475	13,555
2016	5,738	24,724	25,626	8,301
Thereafter	4,174	50,403	52,343	18,965

	$51,157	$297,286	$268,886	$102,837

Evaluating the Recoverability of Intangible Assets and Liabilities

The values of intangible lease assets and liabilities are determined based on assumptions made at the time of acquisition and have defined useful lives, which correspond with the lease terms. There may be instances in which intangible lease assets and liabilities become impaired and Wells REIT II is required to expense the remaining asset or liability immediately or over a shorter period of time. Lease restructurings, including, but not limited to, lease terminations and lease extensions, may impact the value and useful life of in-place leases. In-place leases that are terminated, partially terminated, or modified will be evaluated for impairment if the original in-place lease terms have been modified. In situations where the discounted cash flows of the modified in-place lease stream are less than the discounted cash flows of the original in-place lease stream, Wells REIT II reduces the carrying value of the intangible lease assets to reflect the modified lease terms and recognize an impairment loss. For in-place lease extensions that are executed more than one year prior to the original in-place lease expiration date, the useful life of the in-place lease will be extended over the new lease term with the exception of those in-place lease components, such as lease commissions and tenant allowances, which have been renegotiated for the extended term. Renegotiated in-place lease components, such as lease commissions and tenant allowances, will be amortized over the shorter of the useful life of the asset or the new lease term.

Intangible Assets and Liabilities Arising from In-Place Leases Where Wells REIT II is the Lessee

In-place ground leases where Wells REIT II is the lessee may have value associated with effective contractual rental rates that are above or below market rates. Such values are calculated based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place lease and (ii) management’s estimate of fair market lease rates for the corresponding in-place lease, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market in-place lease values are recorded as intangible lease liabilities or assets and amortized as an adjustment to property operating cost over the remaining term of the respective leases. Wells REIT II had a gross below-market lease asset of approximately $110.7 million and $110.7 million as of March 31, 2011 and December 31, 2010, and recognized amortization of this asset of approximately $0.5 million for the three months ended March 31, 2011 and approximately $2.1 million for the year ended December 31, 2010.

As of March 31, 2011, the remaining net below-market lease asset will be amortized as follows (in thousands):

For the year ending December 31:
2011	$1,551
2012	2,069
2013	2,069
2014	2,069
2015	2,069
2016	2,069
Thereafter	91,416

$103,312

Related-Party Transactions

Transactions

Wells REIT II has entered into an agreement with its advisor, WREAS II, and its affiliates (the “Advisory Agreement”), whereby it pays certain fees and reimbursements to WREAS II or its affiliates, for acquisition fees, commissions, dealer-manager fees, asset and property management fees, construction fees, reimbursement of other offering costs, and reimbursement of operating costs. See Note 9 and Note 7 to the accompanying consolidated financial statements as of December 31, 2010 and 2009 and as of March 31, 2011 (unaudited) and December 31, 2010, respectively, included herein for a discussion of the various related-party transactions, agreements, and fees.

Assertion of Legal Action Against Related-Parties

On March 12, 2007, a stockholder of Piedmont Office Realty Trust, Inc. (“Piedmont REIT”) filed a putative class action and derivative complaint, presently styled  In re Wells Real Estate Investment Trust, Inc. Securities Litigation , in the United States District Court for the District of Maryland against, among others, Piedmont REIT; Leo F. Wells, III, the Chairman of Wells REIT II’s board of directors; Wells Capital; Wells Management, Wells REIT II’s property manager; certain affiliates of WREF; the directors of Piedmont REIT; and certain individuals who formerly served as officers or directors of Piedmont REIT prior to the closing of the internalization transaction on April 16, 2007.

The complaint alleged, among other things, violations of the federal proxy rules and breaches of fiduciary duty arising from the Piedmont REIT internalization transaction and the related proxy statement filed with the SEC on February 26, 2007, as amended. The complaint sought, among other things, unspecified monetary damages and nullification of the Piedmont REIT internalization transaction.

On June 27, 2007, the plaintiff filed an amended complaint, which attempted to assert class action claims on behalf of those persons who received and were entitled to vote on the Piedmont REIT proxy statement filed with the SEC on February 26, 2007, and derivative claims on behalf of Piedmont REIT.

On March 31, 2008, the Court granted in part the defendants’ motion to dismiss the amended complaint. The Court dismissed five of the seven counts of the amended complaint in their entirety. The Court dismissed the remaining two counts with the exception of allegations regarding the failure to disclose in the Piedmont REIT proxy statement details of certain expressions of interest in acquiring Piedmont REIT. On April 21, 2008, the plaintiff filed a second amended complaint, which alleges violations of the federal proxy rules based upon allegations that the proxy statement to obtain approval for the Piedmont REIT internalization transaction omitted details of certain expressions of interest in acquiring Piedmont REIT. The second amended complaint seeks, among other things, unspecified monetary damages, to nullify and rescind the internalization transaction, and to cancel and rescind any stock issued to the defendants as consideration for the internalization transaction. On May 12, 2008, the defendants answered and raised certain defenses to the second amended complaint.

On June 23, 2008, the plaintiff filed a motion for class certification. On September 16, 2009, the Court granted the plaintiff’s motion for class certification. On September 20, 2009, the defendants filed a petition for permission to appeal immediately the Court’s order granting the motion for class certification with the Eleventh Circuit Court of Appeals. The petition for permission to appeal was denied on October 30, 2009.

On April 13, 2009, the plaintiff moved for leave to amend the second amended complaint to add additional defendants. The Court denied the plaintiff’s motion for leave to amend on June 23, 2009.

On December 4, 2009, the parties filed motions for summary judgment. On August 2, 2010, the Court entered an order denying the defendants’ motion for summary judgment and granting, in part, the plaintiff’s motion for partial summary judgment. The Court ruled that the question of whether certain expressions of interest in acquiring Piedmont REIT constituted “material” information required to be disclosed in the proxy statement to obtain approval for the Piedmont REIT internalization transaction raises questions of fact that must be determined at trial. A trial date has not been set.

Mr. Wells, Wells Capital, and Wells Management believe that the allegations contained in the complaint are without merit and intend to vigorously defend this action. Any financial loss incurred by Wells Capital, Wells Management, or their affiliates could hinder their ability to successfully manage our operations and our portfolio of investments.

Commitments and Contingencies

We are subject to certain commitments and contingencies with regard to certain transactions. Refer to Note 5 of the accompanying consolidated financial statements as of March 31, 2011 (unaudited) and December 31, 2010 for further explanation. Examples of such commitments and contingencies include:

•	obligations under operating leases;

•	obligations under capital leases;

•	commitments under existing lease agreements; and

•	litigation.

Subsequent Events

Rejection of Mini-Tender Offer

On May 6, 2011, the board of directors of Wells REIT II unanimously recommended that its stockholders reject a mini-tender offer conducted by Madison REIT Liquidity, LLC for up to 20,000,000 shares of common stock at a price of $5.50 per share. Among the factors considered by the board of directors in reaching its recommendation was the fact that Wells REIT II is currently redeeming shares under its share redemption program at 60% of their original issue price, or $6.00 per share in most cases.

Declaration and Payment of Distributions to Stockholders of Wells REIT II

On June 1, 2011, the board of directors of Wells REIT II declared distributions for the second quarter of 2011 in the amount of $0.125 (12.5 cents) per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of Wells REIT II at the close of business on June 15, 2011. Such distributions were paid on June 20, 2011.

Market Square Loan

On June 30, 2011, Wells REIT II, through Wells REIT II – Market Square East & West, LLC, a Non-Guarantor Subsidiary, entered into a loan transaction (the “Market Square Loan”) with Pacific Life Insurance Company, an unaffiliated entity, as lender (“Pacific Life”), in the principal amount of $325.0 million. The substantial majority of the net proceeds advanced under the Market Square Loan were used to repay amounts outstanding under the JPMorgan Chase Credit Facility. We used borrowings under the JPMorgan Chase Credit Facility to fund a portion of the March 7, 2011 acquisition of the Market Square Buildings, two office buildings located in Washington D.C. See “Description of other indebtedness” for additional information about the Market Square Loan.

Amendment No. 1 to JPMorgan Chase Credit Facility

On July 8, 2011, we entered into Amendment No. 1 (as defined below) to the JPMorgan Chase Credit Facility. See “Description of other indebtedness” for additional information about Amendment No. 1 to the JPMorgan Chase Credit Facility.

Renewal of Advisory Agreement

On July 13, 2011, Wells REIT II renewed the Advisory Agreement (the “Renewed Advisory Agreement”) with its advisor, WREAS II (as defined below) for an additional thirty-one days. The Renewed Advisory Agreement is effective from August 1, 2011 through August 31, 2011 and has the same terms as the agreement that is in effect through July 31, 2011. Limitations on expense reimbursements shall increase on a pro rata basis.

Annual Meeting of Stockholders of Wells REIT II

On July 13, 2011, Wells REIT II held its annual meeting of stockholders at the Atlanta Athletic Club, 1930 Bobby Jones Drive, Johns Creek, Georgia 30097. The matters submitted to the stockholders for a vote were: (1) the election of nine directors to hold office for one-year terms expiring in 2012; (2) an amendment to Wells REIT II ’s share redemption program to allow the board of directors to effect any amendment to the share redemption program without the approval of the stockholders; (3) approval, by non-binding vote, of the compensation reimbursements for Wells REIT II ’s executive officers’ salaries; and (4) a recommendation, by non-binding vote, on the frequency of the vote on executive compensation.

Proposal 1

The nominees submitted for election as directors were Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, E. Nelson Mills, George W. Sands, Neil H. Strickland, Leo F. Wells, III and Douglas P. Williams. The following are the voting results (in number of shares) with respect to the election of directors:

	For	Withhold
Charles R. Brown	270,530,661	9,370,418

Richard W. Carpenter	270,444,177	9,456,902

Bud Carter	270,436,164	9,464,915

John L. Dixon	270,731,952	9,169,126

E. Nelson Mills	270,430,547	9,470,531

George W. Sands	270,605,976	9,295,103

Neil H. Strickland	270,424,670	9,476,408

Leo F. Wells, III	270,522,549	9,378,529

Douglas P. Williams	270,837,948	9,063,130

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Proposal 2

The following are the voting results (in number of shares) with respect to an amendment to Wells REIT II’s share redemption program, which amendment would allow the board of directors to effect any amendment to the share redemption program without stockholders’ approval.

For	Against	Abstain
234,250,595	24,980,649	20,669,834

The affirmative vote of a majority of the total votes cast at the annual meeting for or against this proposal was required to approve the amendment to the share redemption program. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of this matter. As a result, the amendment to the share redemption program was approved.

In connection the approval of proposal 2 Wells REIT II’s board of directors changed the price at which it redeems a share of the Wells REIT II’s common stock within two years of a stockholder’s death or qualifying disability or qualifying for federal assistance for confinement to a long-term care facility. As amended, after the date on which Wells REIT II publishes an estimated per share value based in part on an estimate of the value of Wells REIT II’s assets, the price Wells REIT II pays to redeem such shares will be the estimated per share value. The Second Amended and Restated Share Redemption Program which reflects both the change approved by the stockholders and the change made by the board of directors will become effective 30 days after the date of July 19, 2011.

Proposal 3

The following are the voting results (in number of shares) with respect to the non-binding advisory vote regarding the compensation reimbursement for Wells REIT II’s executive officers’ salaries:

For	Against	Abstain
214,521,398	40,864,344	24,515,337

The affirmative vote of a majority of the total votes cast at the annual meeting for or against this proposal was required to approve the compensation reimbursement for the salaries of Wells REIT II’s executive officers. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of this matter. As a result, the compensation reimbursement for the salaries of Wells REIT II’s executive officers have been approved.

Proposal 4

The following are the voting results (in number of shares) with respect to the non-binding advisory vote regarding the frequency at which the stockholders will be asked to approve, by a non-binding advisory vote, the compensation paid to Wells REIT II’s executive officers:

One Year	Two Years	Three Years	Abstain
40,370,680	20,482,316	190,022,282	29,021,176

The selection of the frequency of the advisory vote on the compensation paid to Wells REIT II’s executive officers is decided by a plurality of the votes cast for the frequency periods available. Abstentions and broker non-votes are not considered votes cast and have no effect on the outcome of this matter. As a result, three years has been recommended as the frequency at which stockholders will be asked to approve the compensation reimbursements paid to the advisor for the salaries of Wells REIT II’s executive officers.

Consistent with the recommendation of Wells REIT II’s stockholders, Wells REIT II’s board of directors has determined to hold a non-binding advisory vote on executive compensation every three years until the next required vote on the frequency of such vote.

Business

General

Wells REIT II is a Maryland corporation that has elected to be taxed as a REIT for federal income tax purposes. Wells REIT II engages in the acquisition and ownership of commercial real estate properties, including properties that are under construction, are newly constructed, or have operating histories. Wells REIT II was incorporated on July 3, 2003 and commenced operations on January 22, 2004. Wells REIT II conducts business primarily through Wells OP II, a Delaware limited partnership. Wells REIT II is the sole general partner of Wells OP II and possesses full legal control and authority over the operations of Wells OP II. Wells REIT II owns all of the equity interests in Wells OP II. Wells Capital, an affiliate of WREAS II, the external advisor to Wells REIT II. Wells OP II acquires, develops, owns, leases, and operates real properties directly, through wholly owned subsidiaries or through joint ventures. References to Wells REIT II herein shall include Wells REIT II and all subsidiaries of Wells REIT II, including consolidated joint ventures, Wells OP II, and Wells OP II’s direct and indirect subsidiaries.

Wells REIT II typically focuses its acquisition efforts on high-quality, income-generating office properties leased to creditworthy companies and governmental entities. As of December 31, 2010, Wells REIT II owned interests in 70 office properties and one hotel, which include 92 operational buildings, comprising approximately 22.1 million square feet of commercial space located in 23 states, the District of Columbia, and Moscow, Russia. Of these office properties, 68 are wholly owned and two are owned through a consolidated joint venture. As of December 31, 2010, the office properties were approximately 94.4% leased.

Wells REIT II’s stock is not listed on a public securities exchange. However, Wells REIT II’s charter requires that in the event its stock is not listed on a national securities exchange by October 2015, Wells REIT II must either seek stockholder approval to extend or amend this listing deadline or stockholder approval to begin liquidating investments and distributing the resulting proceeds to its stockholders. If Wells REIT II seeks stockholder approval to extend or amend this listing date and does not obtain it, Wells REIT II will then be required to seek stockholder approval to liquidate. In this circumstance, if Wells REIT II seeks and does not obtain approval to liquidate, Wells REIT II will not be required to list or liquidate and could continue to operate indefinitely as an unlisted company.

Real Estate Investment Objectives

Wells REIT II’s primary investment objectives are to maximize cash distributions paid to its investors and to preserve, protect, and return its investors’ capital contributions. Wells REIT II also seek long-term capital appreciation from our investments.

Our investment philosophy emphasizes diversification of our portfolio for geographic locations, tenants, industry group of tenants, and timing of lease expirations. Prior to acquisition we perform an assessment to ensure that our portfolio is diversified with regard to these criteria to minimize the impact on our portfolio of significant factors affecting a single geographic area, type of property, tenant, or industry group of tenants. Additionally, we analyze annual lease expirations in an attempt to minimize the impact on the cash flows from operations of the portfolio as a whole for properties that may be vacant until re-leased.

We have developed specific standards for determining creditworthiness of tenants of buildings being considered for acquisition or at the time of signing a new lease at an existing building. Creditworthy tenants of the type we target are highly valued in the marketplace and, accordingly, competition for acquiring properties with these creditworthy tenants is intense. We have remain committed to investing in quality properties with creditworthy tenants.

Generally, we are responsible for the repair or replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance, and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. Upon the expiration of leases at our properties, its objective is to negotiate leases that contain similar reimbursement provisions; however, the conditions in each of its markets could dictate different outcomes and may result in less favorable reimbursement provisions.

Financing Objectives

To date, we have financed our acquisitions through a combination of equity raised in public offerings and debt placed or assumed upon the acquisition of certain properties. We anticipate using additional third-party borrowings, in combination with net proceeds raised from the issuance of Wells REIT II’s shares through the DRP and, if and when applicable, proceeds from the selective sale of our properties, to make additional real estate investments.

Wells REIT II’s charter limits its borrowings to 50% of the aggregate cost of all assets owned by it, unless any excess borrowing is approved by a majority of the conflicts committee of the board of directors (the “Conflicts Committee”) and is disclosed to its stockholders in its next quarterly report with an explanation from the Conflicts Committee of the justification to exceed this borrowing limit. Wells REIT II currently intends to maintain amounts outstanding under long-term debt arrangements or lines of credit so that Wells REIT II will have more funds available for investment in properties, which will allow it to acquire a more diversified portfolio. However, the percentage of debt financing will depend upon various factors to be considered in the sole discretion of Wells REIT II’s board of directors, including but not limited to, its ability to raise equity proceeds from the sale of its common stock through the DRP, its ability to pay distributions, the availability of properties meeting its investment criteria, the availability of debt, and changes in the cost of debt financing.

As of December 31, 2010, we had debt outstanding under variable-rate and fixed-rate borrowing instruments. Other than our working capital line of credit and one mortgage note, the interest rates on our variable-rate borrowing instruments have been effectively fixed through interest rate swap agreements. Our working capital line of credit provides considerable flexibility with regard to managing our capital resources. The extent to which we draw on our working capital line of credit is driven primarily by timing differences between our operational payments and receipts. We closely monitors interest rates and will continue to consider the sources and terms of its borrowing facilities to determine whether it has appropriately guarded against the risk of increasing interest rates in future periods.

Operating Objectives

We will continue to focus on the following key operating factors:

•	Actively managing our diversified portfolio while maintaining a low-to-moderate debt-to-real estate-asset ratio;

•	Investing net offering proceeds in high-quality, income-producing properties that support a market distribution;

•

Ensuring that we enter into leases at market rents, upon lease expiration or with regard to current or acquired vacant space at our properties, to receive the maximum returns on its properties permitted by the market;

•

Considering appropriate actions for future lease expirations to ensure that we can position properties appropriately to retain existing tenants or negotiate lease amendments lengthening the term of the lease, resulting in the receipt of increased rents over the long term as allowed by the market; and

•	Controlling administrative operating expenses as a percentage of revenues as we take advantage of economies of scale.

Conflicts Committee Review of Wells REIT II’s Policies

The Conflicts Committee has reviewed Wells REIT II’s policies and determined that they are in the best interest of its stockholders. Set forth below is a discussion of the basis for that determination.

Investment Policies.    Wells REIT II focuses its investment efforts on the acquisition of high-quality, income-generating office properties leased to creditworthy tenants. Although Wells REIT II may acquire other types of real estate, this focus is preferred because Wells REIT II believes it will best enable it to achieve its goal of preserving investor capital and generating current income. Wells REIT II is actively pursuing acquisition opportunities that meet this investment focus. Wells REIT II’s advisor, Wells Real Estate Advisory Services II, LLC (“WREAS II”), and its affiliates have extensive expertise with this type of real estate.

Working Capital Reserves.    Wells REIT II may from time to time temporarily set aside DRP proceeds, rather than pay down debt or acquire properties, in order to provide financial flexibility or in the event that suitable acquisitions are not available. While temporarily setting aside funds will decrease the amount available to invest in real estate in the short term and, hence, may temporarily decrease future net income, Wells REIT II believes that it may be prudent under certain economic conditions to have these funds available in addition to funds available from operations and borrowings.

Borrowing Policies.    Over the long term, Wells REIT II has a policy of keeping its debt at no more than 50% of the cost of its assets (before depreciation) and, ideally, at significantly less than this 50% debt-to-real-estate asset ratio. This conservative leverage goal could reduce the amount of current income Wells REIT II can generate for its stockholders, but it also reduces their risk of loss. Wells REIT II believes that preserving investor capital while generating stable current income is in the best interest of its stockholders. As of December 31, 2010, Wells REIT II’s debt-to-real-estate asset ratio was approximately 16.6%.

Policies Regarding Operating Expenses.    Wells REIT II has the responsibility of limiting total operating expenses to no more than the greater of 2% of average invested assets or 25% of net income, as these terms are defined in its charter unless the conflicts committee has determined that such excess expenses were justified based on unusual and nonrecurring factors. For the four consecutive quarters ended December 31, 2010, total operating expenses represented 1.2% of average invested assets and 12.1% of net income.

Offering Policies.    Effective June 30, 2010, Wells REIT II concluded its primary public offering of shares (the “Third Offering”); however, Wells REIT II has continued to offer shares to its existing stockholders through the DRP. Wells REIT II believes this offering is in the best interest of its stockholders because it provides an important source of funding for its share redemption program and increases the likelihood that Wells REIT II will be able to (i) continue to acquire properties at attractive pricing, thereby improving stockholder returns, and (ii) continue to diversify its portfolio of income-producing properties, thereby reducing risk in its portfolio.

Listing Policy.    While Wells REIT II believes it is in the best interest of its stockholders for its common shares to remain unlisted on a national exchange at this time, Wells REIT II has begun to explore various exit strategies and liquidity options for the REIT, which include but are not limited to, an eventual public listing of its shares.

Employees

The employees of Wells Capital, Inc. (“Wells Capital”) and Wells Management Company, Inc. (“Wells Management”), affiliates of WREAS II, perform substantially all of the services related to our asset management, accounting, investor relations, and other administrative activities required under the Advisory Agreement. The related expenses are allocated among us and the other programs for which Wells Capital and Wells Management provide similar services based on time spent on each entity by personnel. We reimburse, through WREAS II, Wells Capital, and Wells Management for our share of personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we pay WREAS II a separate fee. Our allocable share of salary reimbursements totaled approximately $16.6 million, $15.2 million, and $13.6 million for the years ended December 31, 2010, 2009, and 2008, respectively, portions of which are reimbursable by our tenants. Salary reimbursements are included in general and administrative expenses and property operating costs in the accompanying consolidated statements of operations.

Insurance

We believes that our properties are adequately insured.

Competition

As we purchase properties to build our portfolio, we are in competition with other potential buyers for the same properties, which may result in an increase in the amount we must pay to acquire a property or may require us to locate another property that meets our investment criteria. Leasing of real estate is also highly competitive in the current market, and we will experience competition for high-quality tenants from owners and managers of competing projects. As a result, we may experience delays in re-leasing vacant space or we may have to provide rent concessions, incur charges for tenant improvements, or offer other inducements to enable us to timely lease vacant space, all of which may have an adverse impact on our results of operations. At the time we elect to dispose of our properties, it will also be in competition with sellers of similar properties to locate suitable purchasers.

Economic Dependency

We have Wells REIT II has engaged WREAS II and Wells Investment Securities, Inc. (“WIS”), to provide certain services essential to us, including asset management services, supervision of the property management and leasing of some of our properties, asset acquisition and disposition services, the sale of shares of Wells REIT II’s common stock, as well as other administrative responsibilities, including accounting services, stockholder communications, and investor relations. Further, WREAS II has engaged Wells Capital to retain the use of its employees to carry out certain of the services listed above. As a result of these relationships, we are dependent upon WREAS II, WIS, Wells Capital, and Wells Management.

Wells Capital, WREAS II, Wells Management, and WIS are owned and controlled by Wells Real Estate Funds, Inc. (“WREF”). Historically, the operations of Wells Capital, WREAS II, Wells Management, and WIS have represented substantially all of the business of WREF. Accordingly, we focus on the financial condition of WREF when assessing the financial condition of WREAS II, Wells Capital, Wells Management, and WIS. In the event that WREF were to become unable to meet its obligations as they become due, Wells REIT II might be required to find alternative service providers.

Future net income generated by WREF will be largely dependent upon the amount of fees earned by WREF’s subsidiaries based on, among other things, the level of investor proceeds raised and the volume of future acquisitions and dispositions of assets by WREF-sponsored programs, as well as distribution income earned from equity interests in another REIT previously sponsored by Wells Capital. As of December 31, 2010, we have no reason to believe that WREF does not have access to adequate liquidity and capital resources, including cash flow generated from operations, cash on hand, other investments, and borrowing capacity necessary to meet its current and future obligations as they become due.

We are also dependent upon the ability of our current tenants to pay their contractual rent amounts as they become due. The inability of a tenant to pay future rental amounts would have a negative impact on our results of operations. We are not aware of any reason why our current tenants will not be able to pay their contractual rental amounts as they become due in all material respects. Situations preventing our tenants from paying contractual rents could result in a material adverse impact on our results of operations.

Assertion of Legal Action Against Related Parties

On March 12, 2007, a stockholder of Piedmont Office Realty Trust, Inc. (“Piedmont REIT”) filed a putative class action and derivative complaint, presently styled  In re Wells Real Estate Investment Trust, Inc. Securities Litigation , in the United States District Court for the District of Maryland against, among others, Piedmont REIT; Leo F. Wells, III, the Chairman of Wells REIT II’s board of directors; Wells Capital; Wells Management, our former property manager; certain affiliates of WREF; the directors of Piedmont REIT; and certain individuals who formerly served as officers or directors of Piedmont REIT prior to the closing of the internalization transaction on April 16, 2007.

The complaint alleged, among other things, violations of the federal proxy rules and breaches of fiduciary duty arising from the Piedmont REIT internalization transaction and the related proxy statement filed with the SEC on February 26, 2007, as amended. The complaint sought, among other things, unspecified monetary damages and nullification of the Piedmont REIT internalization transaction.

On June 27, 2007, the plaintiff filed an amended complaint, which attempted to assert class action claims on behalf of those persons who received and were entitled to vote on the Piedmont REIT proxy statement filed with the SEC on February 26, 2007, and derivative claims on behalf of Piedmont REIT.

On March 31, 2008, the Court granted in part the defendants’ motion to dismiss the amended complaint. The Court dismissed five of the seven counts of the amended complaint in their entirety. The Court dismissed the remaining two counts with the exception of allegations regarding the failure to disclose in the Piedmont REIT proxy statement details of certain expressions of interest in acquiring Piedmont REIT. On April 21, 2008, the plaintiff filed a second amended complaint, which alleges violations of the federal proxy rules based upon allegations that the proxy statement to obtain approval for the Piedmont REIT internalization transaction omitted details of certain expressions of interest in acquiring Piedmont REIT. The second amended complaint seeks, among other things, unspecified monetary damages, to nullify and rescind the internalization transaction, and to cancel and rescind any stock issued to the defendants as consideration for the internalization transaction. On May 12, 2008, the defendants answered and raised certain defenses to the second amended complaint.

On June 23, 2008, the plaintiff filed a motion for class certification. On September 16, 2009, the Court granted the plaintiff’s motion for class certification. On September 20, 2009, the defendants filed a petition for permission to appeal immediately the Court’s order granting the motion for class certification with the Eleventh Circuit Court of Appeals. The petition for permission to appeal was denied on October 30, 2009.

On April 13, 2009, the plaintiff moved for leave to amend the second amended complaint to add additional defendants. The Court denied the plaintiff’s motion for leave to amend on June 23, 2009.

On December 4, 2009, the parties filed motions for summary judgment. On August 2, 2010, the Court entered an order denying the defendants’ motion for summary judgment and granting, in part, the plaintiff’s motion for partial summary judgment. The Court ruled that the question of whether certain expressions of interest in acquiring Piedmont REIT constituted “material” information required to be disclosed in the proxy statement to obtain approval for the Piedmont REIT internalization transaction raises questions of fact that must be determined at trial. A trial date has not been set.

Mr. Wells, Wells Capital, and Wells Management believe that the allegations contained in the complaint are without merit and intend to vigorously defend this action. Any financial loss incurred by Wells Capital, Wells Management, or their affiliates could hinder their ability to successfully manage Wells REIT II’s operations and its portfolio of investments.

Website Address

Access to copies of each of Wells REIT II’s annual reports on Form 10-K and Form 10-K/A, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents filed with, or furnished to, the SEC, including amendments to such filings, may be obtained free of charge from the following website, http://www.wellsreitII.com, through a link to the http://www.sec.gov website. These filings are available promptly after Wells REIT II files them with, or furnishes them to, the SEC.

Management

Executive Officers and Directors

Wells REIT II has provided below certain information about its executive officers and directors. All of Wells REIT II’s directors have terms expiring on the date of the 2012 annual meeting.

Name	Position(s)	Age	Year First Became a Director
E. Nelson Mills	President and Director	50	2007
Leo F. Wells, III	Chairman of the Board and Director	67	2003
Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director	60	2003
Randall D. Fretz	Senior Vice President	58	N/A
Charles R. Brown	Director	72	2003
Richard W. Carpenter	Director	74	2003
Bud Carter	Director	72	2003
John L. Dixon	Director	68	2008
George W. Sands	Director	66	2010
Neil H. Strickland	Director	75	2003

E. Nelson Mills was appointed Wells REIT II’s president in July 2010 and continues to serve as one of its directors. From April 2007 to March 29, 2010, he served as one of Wells REIT II’s independent directors until he became a Senior Vice President of Wells Capital, Inc. From February 2006 to March 29, 2010, Mr. Mills served as an independent director of Wells Timberland REIT, Inc. (“Wells Timberland REIT”) and continues to serve on its board of directors. From 2006 to 2008, Mr. Mills also served as an independent director of Institutional REIT, Inc. (“Institutional REIT”), a prior public program sponsored by Wells Real Estate Funds. Mr. Mills served as the president and chief operating officer of Williams Realty Advisors, LLC from 2005 to 2009. While at Williams Realty Advisors, Mr. Mills was responsible for investment and financial strategy and is in charge of the design, formation and operation of a series of real estate investment funds.

Prior to joining Williams Realty Advisors in December 2004, Mr. Mills was a financial consultant to Timbervest, LLC, an investment manager specializing in timberland investments. From September 2000 to April 2004, Mr. Mills served as chief financial officer of Lend Lease Real Estate Investments (US), Inc., an investment manager specializing in the acquisition and management of commercial real estate, and from August 1998 to August 2000 served as a senior vice president of Lend Lease with responsibility for tax planning and administration and the supervision of various merger and acquisition activities. Prior to joining Lend Lease, Mr. Mills was a tax partner with KPMG LLP.

Mr. Mills received a Bachelor of Science degree in Business Administration from the University of Tennessee and a Masters of Business Administration degree from the University of Georgia. Mr. Mills also is a Certified Public Accountant.

Among the most important factors that led to the board of directors’ recommendation that Mr. Mills serve as Wells REIT II’s director are Mr. Mills’ integrity, judgment, leadership, accounting and financial management expertise, commercial real estate expertise, familiarity with the company and public company director experience.

Leo F. Wells, III, is Chairman of the Board and one of Wells REIT II’s directors. Prior to July 2010 he also served as Wells REIT II’s President. Since 2005, Mr. Wells has served as the President and from 2005 to 2007 as a director of Wells Timberland REIT. Since 2007, he has served as the President and since 2009 as a director of Wells Core Office Income REIT, Inc. (“Wells Core REIT”). Both Wells Timberland REIT and Wells Core REIT are public programs, like us, sponsored by Wells Real Estate Funds, Inc., and not listed on a securities exchange. He also is the sole stockholder, sole director, President, and Treasurer of Wells Real Estate Funds, Inc., which directly or indirectly owns Wells Capital, Wells Management, WIS, Wells & Associates, Inc., Wells Development Corporation, Wells Asset Management, Inc., WREAS II and Wells Core Office Income REIT Advisory Services, LLC. He also is the President, Treasurer, and sole director of Wells Capital; Wells Management; Wells Development Corporation, a company organized in 1997 to develop real estate properties; and Wells Asset Management, Inc., a company organized in 1997, which serves as an investment adviser to the Wells Family of Real Estate Funds. He is the President, Treasurer, and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978. From 1998 to 2009, Mr. Wells was also a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust. From 1998 to 2007, Mr. Wells served as President and Chairman of the Board of Piedmont Office Realty Trust, Inc. (“Piedmont REIT”), formerly known as Wells Real Estate Investment Trust, Inc., a public REIT sponsored by Wells Real Estate Funds until April 16, 2007, when Piedmont REIT acquired entities affiliated with Wells Real Estate Funds and became a self-advised REIT. From 2006 to 2008, Mr. Wells was the President and a director of Institutional REIT.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

Among the most important factors that led to the board of directors’ recommendation that Mr. Wells serve as our director are Mr. Wells’ leadership skills, integrity, judgment, knowledge of our company and our advisor, commercial real estate expertise, knowledge of the retail securities brokerage industry, and public company director experience.

On August 26, 2003, Mr. Wells and WIS entered into a Letter of Acceptance, Waiver, and Consent (“AWC”) with the National Association of Securities Dealers, Inc. (“NASD”) relating to alleged rule violations. The AWC set forth the NASD’s findings that WIS and Mr. Wells had violated conduct rules relating to the provision of noncash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by WIS in 2001 and 2002. Without admitting or denying the allegations and findings against them, WIS and Mr. Wells consented in the AWC to various findings by the NASD, which are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests, and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of noncash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810, and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking, made in March 2001, not to engage in the conduct described above, thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

WIS consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. WIS and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one-year suspension from acting in a principal capacity ended on October 6, 2004.

Douglas P. Williams is Wells REIT II’s Executive Vice President, Secretary, and Treasurer and one of its directors.

Mr. Williams also is Executive Vice President, Secretary, and Treasurer of Wells Timberland REIT since 2005 and served as a director of Wells Timberland REIT from 2005 to 2007. Since 2007, he also has served as the Executive Vice President, Secretary, Treasurer and a director of Wells Core REIT. He also is a Senior Vice President of our advisor and a Vice President, Chief Financial Officer, Treasurer, and a director of WIS. Mr. Williams also is a Vice President of Wells Real Estate Funds, Inc. and a Vice President and Secretary of Wells Asset Management, Inc. Mr. Williams served as Executive Vice President, Secretary, and Treasurer and a director of Piedmont REIT from 2000 to 2007 and of Institutional REIT from 2006 to 2008.

From 1996 to 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber, and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with FINRA as a financial and operations principal (Series 27 and 63). Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

Among the most important factors that led to the board of directors’ recommendation that Mr. Williams serve as Wells REIT II’s director for another term are Mr. Williams’ integrity, judgment, leadership skills, accounting and financial management expertise, familiarity with the company and its advisor, commercial real estate expertise, knowledge of the retail securities brokerage industry, and public company director experience.

Randall D. Fretz has been Wells REIT II’s Senior Vice President since 2003 and is a Senior Vice President of Wells Capital. He also is the Chief of Staff and a Vice President of Wells Real Estate Funds, a Senior Vice President of Wells Timberland REIT, Wells Core REIT and a director of WIS and Wells Investment Management Company. Mr. Fretz served as Vice President of Piedmont REIT from 2002 to 2007 and as Senior Vice President of Institutional REIT from 2006 to 2008. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor’s degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Masters of Business Administration degree from the Ivey School of Business in London, Ontario.

Charles R. Brown is one of Wells REIT II’s independent directors. From 2006 to 2008, Mr. Brown served as a director of Institutional REIT. He has been involved in real estate activities for over 40 years. From 1971 to 1976, he served as Director of Marketing and Project Manager for Atlanta Center, one of the South’s largest multi-use complexes. Atlanta Center is a two-million square-foot project in the central business district of Atlanta and includes a Hilton Hotel, a bank, and office and retail establishments. From 1976 to 1997, Mr. Brown was President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park in Peachtree Corners, north of Atlanta, which was selected for the Governor’s Award for its contribution to community economic development.

Mr. Brown is Chairman of CRB Realty Associates, a private real estate consulting firm. He previously has been president and vice chairman of Atlantic Station, LLC, where he was involved in the planning and development of Atlantic Station, a redevelopment project of the former steel mill of Atlantic Steel in Atlanta, Georgia. He also has represented one of the partnerships developing an office building constituting part of the Atlantic Station project.

Mr. Brown is a past President of the Georgia Tech Foundation, past Chairman of the Gwinnett County Chamber of Commerce and the Georgia Chamber of Commerce, and past Vice Chairman of the Georgia Governor’s Development Council. He also served on the board of directors of the Georgia Department of Technical and Adult Education. He is a graduate of the Georgia Institute of Technology where he received a B.S. degree in Building Construction from the College of Architecture.

Among the most important factors that led to the board of directors’ recommendation that Mr. Brown serve as Wells REIT II’s director are Mr. Brown’s integrity, judgment, leadership skills, extensive commercial real estate expertise, familiarity with the company, public company director experience, and independence from management and its advisor.

Richard W. Carpenter is one of Wells REIT II’s independent directors. From 1998 to 2007, Mr. Carpenter served as an independent director of Piedmont REIT and as an independent trustee of the Wells Family of Real Estate Funds from 1998 until 2008. He served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc., which was established primarily for investment in commercial real estate within the United States.

Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership, and Chairman of the Board and a member of the Independent Directors Committee and Audit Committee of MidCountry Financial Corp. He retired as President and director of Commonwealth Oil Refining Company, Inc. and Realmark Holdings in 2001.

Mr. Carpenter previously served as Vice Chairman of the board of directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B., and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of the National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT, which invested in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

Among the most important factors that led to the board of directors’ recommendation that Mr. Carpenter serve as Wells REIT II’s director are Mr. Carpenter’s integrity, judgment, leadership skills, extensive banking expertise, extensive commercial real estate expertise, public company director experience, familiarity with the company and independence from management and its advisor.

Bud Carter is one of Wells REIT II’s independent directors. From 1998 to 2007, Mr. Carter served as an independent director of Piedmont REIT and as an independent trustee of the Wells Family of Real Estate Funds from 1998 until 2008. For more than 20 years, Mr. Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest. Later, from 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois, and served as Publisher and Editor of The Peoria Press , a weekly business and political journal. From 1981 until 1989, Mr. Carter was an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

Mr. Carter currently chairs three monthly peer groups for Vistage International (formerly The Executive Committee), a leadership organization that offers members monthly peer workshops, one-on-one business coaching, speaker presentations and a library of online content for business executives. Mr. Carter was recruited in 1987 to be the chairman of the organization’s first peer group in Atlanta. See “Transactions with Related Persons” below. Mr. Carter serves on the board of directors of Creative Storage Systems, Inc., The Springs Newspapers, and The Rockbridge Commercial Bank; earlier board service includes The DiversiTech Corporation and WaveBase9. He is a graduate of the University of Missouri, where he earned degrees in Liberal Arts and Journalism.

Among the most important factors that led to the board of directors’ recommendation that Mr. Carter serve as Wells REIT II’s director are Mr. Carter’s integrity, judgment, leadership, broad experience in working with CEOs and other business leaders, familiarity with the company, public company director experience, and independence from management and its advisor.

John L. Dixon is one of Wells REIT II’s independent directors. Mr. Dixon has over 40 years experience in the financial services industry and has spent the majority of his professional career serving in various executive roles for broker-dealer companies controlled or wholly owned by Pacific Life. Mr. Dixon’s affiliation with Pacific Life began in 1984 as Vice President, Financial Planning with Lowry Financial Service Corporation, which became a wholly owned subsidiary of Pacific Life. During his 23-year tenure with Pacific Life, Mr. Dixon held numerous positions, and prior to his retirement from Pacific Life in June 2007, Mr. Dixon was President and Director of Pacific Select Group, LLC; Chairman and Chief Executive Officer of Mutual Service Corporation; Director of Waterstone Financial Group; Director of United Planners Financial Services; Director of Associated Financial Group, Inc. and Manager of M.L. Stern & Co. LLC. Upon his retirement from Pacific Life, Mr. Dixon assumed an interim position with LPL Financial to assist in the transition of Pacific Life firms acquired by LPL Financial. Mr. Dixon retired from full-time employment in June 2008.

During his financial services career, Mr. Dixon participated in many industry service organizations. He is a founding director of the Financial Planning Association (formerly the Institute of Certified Financial Planners) and previously served two terms as a director with the Institute of Certified Financial Planners from 1976 to 1977 and 2001 to 2003. From 1994 to 2003, Mr. Dixon served as a Trustee of the National Endowment for Financial Education where he was a member of the

Investment Committee, the Executive Committee and served as Chairman of the Board of Trustees. Mr. Dixon received a four-year Certificate of Christian Education from Prairie Bible Institute in Alberta, Canada. He is a graduate of American College where he earned Masters of Science degrees in Financial Services and Management.

Among the most important factors that led to the board of directors’ recommendation that Mr. Dixon serve as Wells REIT II’s director are Mr. Dixon’s integrity, judgment, leadership, knowledge of the securities brokerage industry, familiarity with the company, and independence from management and its advisor.

George W. Sands has served as one of Wells REIT II’s independent directors and as an independent director of Wells Timberland REIT since April 1, 2010. From 1970 to 2006, Mr. Sands served as a partner with KPMG LLP and its predecessor firms, Peat Marwick Mitchell and Peat Marwick Main. While at KPMG, Mr. Sands served as the Southeast Area Managing Partner for the firm’s Audit and Advisory Practice from 1998 until his retirement in 2006. During his career at KPMG, Mr. Sands also served as Southeast Area Managing Partner of Manufacturing, Retailing and Distribution, Atlanta Office Managing Partner, and Securities and Exchange Reviewing Partner. He was a member of the KPMG’s National Audit Leadership Team and a Trustee on the KPMG Foundation Board of Directors.

Since 1995, Mr. Sands has served on the Board of Directors of The Atlanta Convention and Visitors Bureau and the Advisory Board of The Atlanta Alliance on Developmental Disabilities. Mr. Sands is a member of The Rotary Club of Atlanta, where he has served as Treasurer. Mr. Sands also has served as a member of the Boards of the Metro Atlanta Chamber of Commerce and the Georgia Chamber of Commerce.

Mr. Sands received a Bachelor of Business Administration degree from the University of Georgia. He has been a member of the School of Accounting Advisory Council at University of Georgia. He is a retired Certified Public Accountant in the State of Georgia. Mr. Sands also served as an officer in the United States Army, including a tour of duty in the Republic of South Vietnam.

Among the most important factors that led to the board of directors’ recommendation that Mr. Sands serve as Wells REIT II’s director are Mr. Sands’ integrity, judgment, leadership, significant knowledge of public accounting, audit and financial management experience and independence from management and its advisor.

Neil H. Strickland is one of Wells REIT II’s independent directors. From 1998 to 2007, Mr. Strickland served as an independent director of Piedmont REIT and served as an independent trustee of the Wells Family of Real Estate Funds from 1998 to 2010. He was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full-service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a nonactive partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operations Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development, and senior administration.

Mr. Strickland is a Director of First Covenant Bank located in Woodstock, Georgia. He is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland is a past director of First Capital Bank, a community bank, and from November 2004 to November 2005 served as a director of CNB Holdings, Inc., a publicly traded bank, both located in Georgia. Mr. Strickland attended Georgia State University, where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Among the most important factors that led to the board of directors’ recommendation that Mr. Strickland serve as Wells REIT II’s director are Mr. Strickland’s integrity, judgment, leadership, insurance industry expertise, public company director experience, familiarity with the company, and independence from management and its advisor.

Executive compensation

Compensation of Executive Officers

Wells REIT II’s executive officers do not receive compensation directly from it for services rendered to it. Wells REIT II’s executive officers are also officers of WREAS II, its advisor, and its affiliates and are compensated by these entities, in part, for their services to it. Under the terms of the advisory agreement, Wells REIT II’s advisor is responsible for providing its day-to-day management, subject to the authority of Wells REIT II’s board of directors. Pursuant to the advisory agreement, Wells REIT II reimburses its advisor for expenses incurred on its behalf. These expenses include salary reimbursements for the portion of Messrs. Wells’ and Williams’ salaries allocated to Wells REIT II based on their time spent providing services to it for offering-related activities. Reimbursable expenses under the advisory agreement also include salary reimbursements for Mr. Mills’ salary, all of which is allocated to Wells REIT II because Mr. Mills was engaged by the advisor to serve in a management role dedicated solely to overseeing Wells REIT II’s operations. Messrs. Wells’ and Williams’ offering-related efforts on Wells REIT II’s behalf are only part of their responsibilities as employees of the advisor and its affiliates, and consequently their salaries are divided among several programs for reimbursement purposes.

The following table shows the summary compensation reimbursements Wells REIT II has made to its advisor or its affiliates for all of the compensation of Messrs. Mills, Wells and Williams allocated to Wells REIT II for the past three years.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Total

E. Nelson Mills President, July 21, 2010 – Present	2010	$345,934	$500,000	$845,934

Leo F. Wells, III President, through July 21, 2010	2010	69,301	—	69,301

	2009	131,970	—	131,970
	2008	438,933	—	438,933

Douglas P. Williams Chief Financial Officer	2010	54,412	—	54,412
	2009	98,305	—	98,305
	2008	84,982	—	84,982

(1)	Reimbursements for Wells REIT II’s executive officers’ salaries include a blended mark-up of 29% that its advisor and its affiliates apply uniformly to all salary reimbursements such advisor seeks from Wells REIT II to cover benefits such as health and life insurance paid by such advisor and its affiliates.
(2)	With the exception of a signing bonus paid to E. Nelson Mills upon his appointment as Wells REIT II’s President, Wells REIT II does not reimburse its advisor for bonus amounts paid to Wells REIT II’s executive officers.

Compensation of Directors

Wells REIT II has provided below certain information regarding compensation paid to or earned by its directors during the 2010 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Leo F. Wells, III (1)	—	—
Douglas P. Williams (1)	—	—
Charles R. Brown	83,500	83,500
Richard W. Carpenter	84,500	84,500
Bud Carter	85,000	85,000
John L. Dixon	58,500	58,500
E. Nelson Mills (1)(2)	8,000	8,000
George W. Sands (3)	62,000	62,000
Neil H. Strickland	72,500	72,500

(1)	Directors who are also Wells REIT II’s executive officers do not receive compensation for services rendered as a director.
(2)	Mr. Mills served as an independent director of Wells REIT II until March 29, 2010 when he became affiliated with Wells Capital. As of July 21, 2010 he was appointed Wells REIT II’s President. Since he became affiliated with Wells Capital, he has not received compensation for services rendered as a non-independent director of Wells REIT II.
(3)	Mr. Sands became an independent director of Wells REIT II on April 1, 2010.

Cash Compensation

Effective as of March 11, 2011, Wells REIT II pays each of its independent directors:

•	an annual retainer of $32,000 (prior to March 11, 2011, Wells REIT II paid an annual retainer of $30,000);

•	$1,500 per regularly scheduled board meeting attended;

•

$1,500 per regularly scheduled committee meeting attended (in addition, the Audit Committee chairperson receives an annual retainer of $7,500 and all other committee chairpersons receive annual retainers of $5,000 for serving in that capacity); and

•	$500 per special board meeting attended whether held in person or by telephone conference.

In addition, Wells REIT II has reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to its Independent Director Stock Option Plan (described below). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Independent Director Stock Option Plan

Wells REIT II has adopted an Independent Director Stock Option Plan. However, Wells REIT II suspended this plan in 2007 and does not expect to issue additional options to its independent directors until its shares of common stock are listed on a national securities exchange. Prior to suspending the plan, Wells REIT II had issued stock options to purchase 50,500 shares of common stock to its independent directors pursuant to this plan. Of these, options to purchase 29,500 shares of common stock remain outstanding. Available for future issuance under the plan are options to purchase 18,000 shares that were terminated in 2007 and options to purchase 3,000 shares that were terminated in 2006.

The exercise price for all options granted to date is $12.00 per share. The exercise price for subsequent options, if any, will be the greater of $12.00 per share or the fair market value of the shares on the date they are granted. Fair market value is generally defined to mean (i) the closing sales price on the immediately preceding date on which sales were reported if the shares are listed on a securities exchange or (ii) the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date if the shares are not listed on a securities exchange. However, if the Conflicts Committee determines that the fair market value of Wells REIT II’s shares is not properly reflected by such Nasdaq quotations, or if our shares are not quoted by Nasdaq, then the Conflicts Committee will determine fair market value in good faith.

Wells REIT II has authorized and reserved a total of 100,000 shares for issuance under the plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which Wells REIT II is the surviving entity, or through a combination, recapitalization, or otherwise, Wells REIT II will make an appropriate adjustment in the number and kind of shares that may be issued pursuant to exercise of the options. Wells REIT II also will make a corresponding adjustment to the exercise price of the options granted prior to any change. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options not exercised but will change only the exercise price for each share.

Options will lapse on the first to occur of (i) the tenth anniversary of the date Wells REIT II grants them, (ii) the removal for cause of the independent director as a member of the board of directors of Wells REIT II, or (iii) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of common stock. Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign, or transfer their options other than by will or the laws of descent or distribution.

The term of the plan is 10 years. Upon Wells REIT II’s earlier dissolution or liquidation; upon its reorganization, merger, or consolidation with one or more corporations as a result of which it is not the surviving corporation; or upon sale of all or substantially all of its properties, the plan will terminate, and any outstanding options will terminate and be forfeited. The board of directors of Wells REIT II may provide in writing in connection with any such transaction for any or all of the following alternatives:

•

for the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	for the continuance of the plan and the options by such successor corporation under the original terms; or
•	for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Compensation Committee Interlocks and Insider Participation

Wells REIT II does not have a standing compensation committee as it has no paid employees and its executive officers do not receive compensation directly from it for services rendered to it. Wells REIT II’s Conflicts Committee is responsible for discharging the board’s responsibilities relating to the compensation of Wells REIT II’s directors and would be expected to act upon matters of executive compensation as necessary. The members of the Conflicts Committee are Neil H. Strickland, Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, and George W. Sands, each of whom is an independent director of Wells REIT II. Prior to March 29, 2010, E. Nelson Mills served as a member of the Conflicts Committee. On April 1, 2010, Mr. Sands became an independent director of Wells REIT II and member of the Conflicts Committee.

Equity Compensation Plan Information

Wells REIT II has reserved 750,000 shares of common stock for issuance under its Stock Option Plan and 100,000 shares of common stock under the Independent Director Stock Option Plan. Both plans were approved by Wells REIT II’s stockholders in 2003 before it commenced its initial public offering. The following table provides summary information about securities issuable under Wells REIT II’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	29,500	$12.00	820,500
Equity compensation plans not approved by security holders	—	—	—

Total	29,500	$12.00	820,500

(1)	Includes 70,500 shares reserved for issuance under the Independent Director Stock Option Plan, which has been suspended. Wells REIT II does not expect to issue additional options to its independent directors until its shares of common stock are listed on a national securities exchange.

Security ownership of certain beneficial owners and management

The following table shows, as of February 28, 2011, the amount of Wells REIT II’s common stock and stock options to purchase shares of its common stock (as indicated below) beneficially owned by (1) any person who is known by Wells REIT II to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) its directors, (3) its executive officers, and (4) all of its directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage
Leo F. Wells, III (3)	187,098	*
Douglas P. Williams	1,105	*
Randall D. Fretz	3,198	*
Charles R. Brown (4)	7,605	*
Richard W. Carpenter (4)	7,500	*
Bud Carter (4)(5)	46,254	*
John L. Dixon	12,774	*
E. Nelson Mills (6)	16,035	*
George W. Sands (7)	0	*
Neil H. Strickland (4)	6,500	*

All officers and directors as a group (8)	275,400	*

*	Less than 1% of the outstanding common stock of Wells REIT II.
(1)	Address of each named beneficial owner is c/o Wells Real Estate Investment Trust II, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.
(2)	None of the shares are pledged as security.
(3)	Includes 2,484 shares owned by Mr. Wells’s spouse.
(4)	Includes options to purchase up to 6,500 shares of common stock of Wells REIT II that are exercisable within 60 days of February 28, 2011.
(5)	Includes 28,041 shares owned by Mr. Carter’s spouse.
(6)	Includes options to purchase up to 3,000 shares of common stock of Wells REIT II Mr. Mills was granted as an independent director that are exercisable within 60 days of February 28, 2011.
(7)	On April 1, 2010, Mr. Sands became one of Wells REIT II’s independent directors.
(8)	Includes options to purchase an aggregate of up to 28,500 shares of common stock of Wells REIT II, which are exercisable within 60 days of February 28, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and Wells REIT II is required to identify in its annual report on Form 10-K or in its proxy statement those persons who did not file these reports when due. Based solely on Wells REIT II’s review of copies of the reports filed with the SEC and written representations of its directors and executive officers, Wells REIT II believes all persons subject to these reporting requirements filed the reports on a timely basis in 2010.

Related-party transactions

Wells REIT II’s Relationship with Wells Capital and WREAS II. Certain of Wells REIT II’s executive officers, E. Nelson Mills, Douglas P. Williams, and Randall D. Fretz, are also executive officers of Wells Real Estate Funds, Inc., Wells REIT II’s sponsor, which is the manager of WREAS II, its advisor. The chairman of Wells REIT II’s board of directors, Leo F. Wells, III, is the sole director of Wells Real Estate Funds and indirectly owns 100% of its equity. The advisor provides Wells REIT II’s day-to-day management. Among the services provided by Wells REIT II’s advisor under the terms of the advisory agreement are the following:

•	real estate acquisition services;

•	asset management services;

•	real estate disposition services;

•	property management oversight services; and

•	administrative services.

Wells REIT II’s advisor is at all times subject to the supervision of Wells REIT II’s board of directors and has only such authority as Wells REIT II may delegate to such advisor as its agent. Wells REIT II renewed the advisory agreement with its advisor, WREAS II, in December 2010. The advisory agreement is effective from January 1, 2011 through July 31, 2011. The advisory agreement is substantially the same as the agreement that was in effect through December 31, 2010, except that WREAS II has agreed to a limit on the reimbursement of certain expenses by Wells REIT II. Specifically, WREAS II will not be reimbursed for “portfolio general and administrative expenses” or “personnel expenses incurred during the term of the advisory agreement to the extent they exceed $11.2 million and $6.4 million, respectively. As defined in the advisory agreement, “portfolio general and administrative expenses” refer to categories of costs set forth in a budget approved by Wells REIT II’s board of directors at a meeting on December 15, 2010. Generally, these are general and administrative costs (excluding the asset management fee) that relate to the portfolio as a whole rather than property-specific costs. “Personnel expenses” are defined in the advisory agreement to refer to all wages and other employee-related expenses of employees of WREAS II or its affiliates to the extent the employees are engaged in the management, administration, operation, and marketing of Wells REIT II but excluding personnel expenses reimbursable under another agreement, such as the property management agreement. The term of the advisory agreement is subject to an unlimited number of successive renewals upon mutual consent of the parties. From January 1, 2010 through the most recent date practicable, which was December 31, 2010, Wells REIT II has compensated its advisor as set forth below.

Wells REIT II has incurred acquisition fees payable to its advisor equal to 2.0% of gross proceeds from its public offerings of common stock for services in connection with the selection, purchase, development, or construction of real property. Wells REIT II incurs such acquisition fees upon receipt of proceeds from the sale of shares. Acquisition fees from January 1, 2010 through December 31, 2010, totaled approximately $9.7 million.

Wells REIT II’s advisor bears substantially all of Wells REIT II’s organization and offering costs other than Wells REIT II’s payment of selling commissions and dealer-manager fees. Wells REIT II reimburses its advisor for up to 2.0% of Wells REIT II’s gross offering proceeds for organization and offering costs, including legal, accounting, printing, and other accountable offering costs. From January 1, 2010 through December 31, 2010, Wells REIT II incurred approximately $4.2 million of organization and offering expenses.

For asset management services in 2010, Wells REIT II generally paid monthly asset management fees equal to one-twelfth of 0.625% of the cost of all of its properties (other than those that fail to meet specified occupancy thresholds) and its investments in joint ventures. This fee structure will continue until the monthly payment equals $2,708,333.33 (or $32.5 million annualized). The monthly payment remains capped at that amount until the cost of all of Wells REIT II’s properties (other than those that fail to meet specified occupancy thresholds) and Wells REIT II’s investments in joint ventures is at least $6.5 billion, after which the monthly asset management fee will equal one-twelfth of 0.5% of the cost of all of its properties (other than those that fail to meet specified occupancy thresholds) and its investments in joint ventures. (However, the asset management fee related to the Lindbergh Center Buildings, which were acquired July 1, 2008, was immediately 0.5%.) The amount of asset management fees paid in any three-month period is limited to 0.25% of the average of the preceding three months’ net asset value calculations less Wells REIT II’s outstanding debt. Asset management fees incurred from January 1, 2010 through December 31, 2010, totaled approximately $30.6 million.

Additionally, Wells REIT II reimburses its advisor for all costs and expenses it incurs in fulfilling its asset management and administrative duties, which may include wages, salaries, taxes, insurance, benefits, information technology, legal and travel, and other out-of-pocket expenses of employees engaged in ongoing management, administration, operations, and marketing functions on its behalf. Wells REIT II does not, however, reimburse its advisor for personnel costs in connection with services for which its advisor receives acquisition fees or real estate commissions. Administrative reimbursements, net of reimbursements from tenants, from January 1, 2010 through December 31, 2010, totaled approximately $13.1 million.

The Conflicts Committee of Wells REIT II considers Wells REIT II’s relationship with its advisor during 2010 to be fair. The Conflicts Committee evaluated the performance of the advisor and the compensation paid to the advisor in connection with its decision to renew the advisory agreement through July 31, 2011. The Conflicts Committee believes that the amounts payable to the advisor under the advisory agreement are similar to those paid by other publicly offered, unlisted, externally advised REITs and that this compensation was appropriate in order for the advisor to provide the desired level of services to Wells REIT II and its stockholders. The Conflicts Committee bases its evaluation of the advisor on factors such as (a) the amount of the fees paid to the advisor in relation to the size, composition, and performance of Wells REIT II’s portfolio; (b) the success of the advisor in generating opportunities that meet Wells REIT II’s investment objectives; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the advisor and its affiliates through their relationship with Wells REIT II, including loan administration, underwriting or broker commissions, servicing, engineering, inspection, and other fees; (e) the quality and extent of service and advice furnished by the advisor; (f) the performance of Wells REIT II’s portfolio, including income, conservation or appreciation of capital, frequency of problem investments, and competence in dealing with distress situations; and (g) the quality of Wells REIT II’s portfolio relative to the investments generated by the advisor for its own account.

Please refer to Note 7. Related-Party Transactions in the accompanying consolidated financial statements as of March 31, 2011 (unaudited) and December 31, 2010 for additional details.

Our Relationship with WIS. Mr. Wells indirectly owns 100% of Wells REIT II’s dealer-manager, Wells Investment Securities (“WIS”). In addition, Messrs. Fretz and Williams are directors of WIS. Prior to concluding Wells REIT II’s primary public offering, its dealer-manager was entitled to receive selling commissions of 7% of aggregate gross offering proceeds, except that no selling commissions were paid in connection with the sale of Wells REIT II’s shares under the dividend reinvestment plan. WIS reallowed 100% of these selling commissions to broker/dealers who participated in Wells REIT II’s public offering. In the event of the sale of shares through an investment advisory representative in which the representative was compensated on a fee-for-service basis by the investor (or through a bank acting as a trustee or fiduciary), the dealer-manager waived its right to a commission, with a corresponding reduction in the purchase price of shares sold in Wells REIT II’s offering. From January 1, 2010 through December 31, 2010, Wells REIT II incurred selling commissions, net of discounts, of $21.9 million to WIS, of which approximately 100% was reallowed to participating broker/dealers.

WIS also earned a dealer-manager fee of 2.5% of aggregate gross offering proceeds. WIS may have reallowed to participating broker/dealers up to 1.5% of aggregate gross offering proceeds. There was no dealer-manager fee for shares sold under the dividend reinvestment program. In the event of the sale of shares through an independent investment advisor (or bank acting as trustee or fiduciary), the dealer-manager reduced its dealer-manager fee to 1.5% of gross offering proceeds with a corresponding reduction in the purchase price of the shares. WIS earned dealer-manager fees, net of discounts, from Wells REIT II of approximately $7.8 million from January 1, 2010 through December 31, 2010, of which approximately $4.5 million was reallowed to participating broker/dealers. In addition, upon the conclusion of Wells REIT II’s primary offering of shares, WIS reviewed total underwriting compensation paid in connection with the sale of shares in such primary offering and reimbursed Wells REIT II approximately $266,000 in keeping with limitations imposed by the Financial Industry Regulatory Authority. Wells REIT II has concluded its primary offering of shares, and therefore does not anticipate paying additional fees to WIS in 2011.

The Conflicts Committee believes that this arrangement with WIS is fair. The compensation payable to WIS reflects Wells REIT II’s belief that such selling commissions and dealer-manager fees will maximize the likelihood that it will be able to achieve its goal of acquiring a large, diversified portfolio of high-quality, income-producing properties.

Our Relationship with Wells Management. In November 2010, Wells REIT II’s property management, leasing, and construction management agreement (“Management Agreement”) with Wells Management renewed for another one-year term. On January 1, 2011, Wells Management assigned all of its rights, title and interest in the Management Agreement to WREAS II. Wells REIT II consented to such assignment as required by the Management Agreement. As part of such assignment, Wells Management has guaranteed the performance of all of the WREAS II obligations under the Management Agreement. Mr. Wells indirectly owns 100% of Wells Management. In consideration for supervising the management, leasing, and construction of certain of Wells REIT II’s properties, Wells REIT II pays the following fees under the Management Agreement:

•

For each property for which Wells Management provides property management services, Wells REIT II pays Wells Management a market-based property management fee based on gross monthly income of the property.

•

For each property for which Wells Management provides leasing agent services, Wells Management is entitled to: (i) a one-time fee in an amount not to exceed one month’s rent for the initial rent-up of a newly constructed building; (ii) a market-based commission based on the net rent payable during the term of a new lease; (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•

For each property for which Wells Management provides construction management services, Wells Management is entitled to receive from Wells REIT II that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions and a management fee to be determined for other construction management activities.

The Conflicts Committee of Wells REIT II believes that these arrangements with Wells Management are fair and reasonable and on terms and conditions no less favorable to Wells REIT II than those available from unaffiliated third parties. Property management and construction fees incurred from January 1, 2010 through December 31, 2010 were $3.7 million.

In addition, set forth below is information regarding transactions not involving Wells REIT II, which were between Wells REIT II’s independent directors and its affiliates.

Transactions involving independent directors. In determining that Messrs. Brown, Carpenter, Carter, Dixon, Mills, Sands and Strickland were independent under Wells REIT II’s charter and the standards of the NYSE, the board of directors considered the transactions, relationships and arrangements noted below. Mr. Strickland served as an independent trustee of the Wells Family of Real Estate Funds from 1998 to 2010. From 1998 to 2008, Messrs. Carpenter and Carter served as independent trustees to the Wells Family of Real Estate Funds. From 2006 to 2008, Messrs. Brown and Mills served as independent directors of Institutional REIT, which was sponsored by Wells Real Estate Funds. Mr. Mills serves as a director of Wells Timberland REIT and was designated as an independent director of Wells Timberland REIT until becoming a Senior Vice President of Wells Capital on March 29, 2010. Mr. Sands joined the board of directors of Wells Timberland REIT as an independent director on March 23, 2010 and as of May 10, 2010 was designated the chairman of their audit committee.

In addition, Bud Carter currently chairs three monthly peer groups for Vistage International, a leadership organization that offers members monthly peer workshops, one-on-one business coaching, speaker presentations, social networking and a library of online content for business executives. Messrs. Wells and Fretz are each members of separate peer groups chaired by Mr. Carter. Mr. Carter also meets privately each month with each member of the groups attended by Messrs. Wells and Fretz. In addition, an officer of Wells Management is a member of a third peer group chaired by Mr. Carter. Each group consists of up to 18 members. Wells Capital pays the fees associated with the participation of the Wells officers in the peer groups. These amounts are not reimbursed by Wells REIT II. Wells Capital paid Vistage International the following amounts with respect to the foregoing participation for each of the last three years: $29,460 for 2008, $30,660 for 2009, and $33,340 for 2010. Mr. Carter’s compensation from Vistage International is a percentage of each enrollee’s monthly dues. In each of the last three years, the total amount that Mr. Carter received from Vistage International related to the participation of the three Wells officers represented less than 5% of Mr. Carter’s total compensation from Vistage International in that year. Mr. Carter has no equity interest in Vistage International.

Prior to joining Wells REIT II’s board of directors in 2008, John L. Dixon served as an officer of Mutual Service Corporation and Associated Securities, Inc., two broker-dealer firms that have executed agreements with WIS to sell Wells REIT II’s securities and other products sponsored by its affiliates. The compensation paid by WIS to the broker-dealer firms pursuant to these agreements was $1,365,350 in 2008.

Quantitative and qualitative disclosures about market risk

As a result of our debt facilities, we are exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a low to moderate level of overall borrowings. However, we currently has a substantial amount of debt outstanding. We manages our ratio of fixed- to floating-rate debt with the objective of achieving a mix that we believe is appropriate in light of anticipated changes in interest rates. We closely monitors interest rates and will continue to consider the sources and terms of our borrowing facilities to determine whether we have appropriately guarded ourselves against the risk of increasing interest rates in future periods.

Additionally, we have entered into interest rate swaps, and may enter into other interest rate swaps, caps, or other arrangements to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes; however, certain of our derivatives may not qualify for hedge accounting treatment. All of our debt was entered into for other-than-trading purposes.

Our financial instruments consist of both fixed-rate and variable-rate debt. Our variable-rate borrowings consist of the JPMorgan Chase Revolving Credit Facility, the JPMorgan Bridge Loan, the Cranberry Woods Drive mortgage note, the 222 E. 41st Street Building mortgage note, the 80 Park Plaza Building mortgage note, and the Three Glenlake Building mortgage note. However, only the JPMorgan Chase Credit Revolving Facility, the JPMorgan Chase Bridge Loan, and the Cranberry Woods Drive mortgage note bear interest at an effectively variable rate, as the variable rates on the 222 E. 41st Street Building mortgage note, the 80 Park Plaza Building mortgage note, and the Three Glenlake Building mortgage note have been effectively fixed through the interest rate swap agreements described below. As of March 31, 2011, we had $376.0 million outstanding under the JPMorgan Chase Revolving Credit Facility; $300.0 million outstanding on the JPMorgan Chase Bank Bridge Loan; $63.4 million outstanding on the Cranberry Woods Drive variable-rate, term mortgage loan; $166.9 million outstanding on the 222 E. 41st Street Building mortgage note; $61.9 million outstanding on the 80 Park Plaza Building mortgage note; $25.8 million outstanding on the Three Glenlake Building mortgage note; and $500.3 million outstanding on fixed-rate, term mortgage loans. The weighted-average interest rate of all of our debt instruments was 4.43% as of March 31, 2011.

The 80 Park Plaza Building mortgage note was used to purchase the 80 Park Plaza Building. The note bears interest at one-month LIBOR plus 130 basis points (approximately 1.56% per annum as of March 31, 2011) and matures in September 2016. In connection with obtaining the 80 Park Plaza Building mortgage note, Wells REIT II entered into an interest rate swap agreement to hedge exposure to changing interest rates. The interest rate swap agreement has an effective date of September 22, 2006 and matures September 21, 2016. The terms of the interest rate swap agreement effectively fix Wells REIT II’s interest rate on the 80 Park Plaza Building mortgage note at 6.575% per annum.

The 222 E. 41st Street Building mortgage note was used to purchase the 222 E. 41st Street Building. The note bears interest at one-month LIBOR plus 120 basis points (approximately 1.46% per annum as of March 31, 2011) and matures in August 2017. In connection with obtaining the 222 E. 41st Street Building mortgage note, Wells REIT II entered into an interest rate swap agreement to hedge exposure to changing interest rates. The interest rate swap agreement has an effective date of August 16, 2007 and matures August 16, 2017. The interest rate swap effectively fixes Wells REIT II’s interest rate on the 222 E. 41st Street Building mortgage note at 6.675% per annum.

The Three Glenlake Building mortgage note was used to purchase the Three Glenlake Building. The note bears interest at one-month LIBOR plus 90 basis points (approximately 1.16% per annum as of March 31, 2011), and matures in July 2013. The interest rate swap agreement has an effective date of July 31, 2008 and matures July 31, 2013. Interest is due monthly; however, under the terms of the loan agreement, a portion of the monthly debt service amounts accrues and is added to the outstanding balance of the note over the term. The interest rate swap effectively fixes Wells REIT II’s interest rate on the Three Glenlake Building mortgage note at 5.95% per annum.

Approximately $754.9 million of Wells REIT II’s total debt outstanding as of March 31, 2011 is subject to fixed rates, either directly or when coupled with an interest rate swap agreement. As of March 31, 2011, these balances incurred interest expense at an average interest rate of 5.71% and have expirations ranging from 2011 through 2018. A change in the market interest rate impacts the net financial instrument position of our fixed-rate debt portfolio; however, it has no impact on interest incurred or cash flows. The amounts outstanding on Wells REIT II’s variable-rate debt facilities in the future will largely depend upon the level of investor proceeds raised under its DRP and the rate at which it is able to employ such proceeds in acquisitions of real properties.

Wells REIT II does not believe there is any exposure to increases in interest rates related to the capital lease obligations of $646.0 million at March 31, 2011, as the obligations are at fixed interest rates.

Please refer to “Description of other indebtedness” for additional details.

Foreign Currency Risk

We are also subject to foreign exchange risk arising from our foreign operations in Russia. Foreign operations represented 1.9% and 2.0% of total assets at March 31, 2011 and December 31, 2010, respectively, and 0.5% and 0.0% of total revenue for the three months ended March 31, 2011 and 2010, respectively. As compared to rates in effect at March 31, 2011, an increase or decrease in the U.S. dollar to Russian rouble exchange rate by 10% would not materially impact the accompanying consolidated financial statements.

Policies with respect to certain activities

General

Wells REIT II invests in commercial real estate properties. Wells REIT II’s primary investment objectives are:

•	to provide current income for its stockholders through the payment of cash dividends; and

•	to preserve and return its stockholders capital contribution.

Wells REIT II also seeks capital gain from its investments.

Wells REIT II will seek to list its shares of common stock when its independent directors believe listing would be in the best interest of its stockholders. If Wells REIT II does not list its shares of common stock on a national securities exchange by October 2015, its charter requires that it either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If Wells REIT II seeks and does not obtain stockholder approval of an extension or amendment to the listing deadline, it would then be required to seek stockholder approval of its liquidation. If Wells REIT II seeks and fails to obtain stockholder approval of its liquidation, its charter would not require it to list or liquidate, and Wells REIT II could continue to operate as before. If Wells REIT II sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its properties and distribute its net proceeds to its stockholders.

Wells REIT II’s board of directors may revise its investment policies, which we describe in more detail below, without the concurrence of its stockholders. Wells REIT II’s Conflicts Committee reviews its investment policies at least annually to determine that its policies are in the best interest of its stockholders. Wells REIT II’s charter requires that the Conflicts Committee include the basis for its determination in its minutes and in an annual report delivered to its stockholders.

Acquisition and Investment Policies

Primary Investment Focus

Wells REIT II invests primarily in high-quality, income-generating office and industrial properties, leased or preleased to creditworthy companies and governmental entities. Wells REIT II invests in properties at all stages of development, from those under construction to those with established operating histories. For a discussion of the properties Wells REIT II has purchased as of the date of this prospectus, see “Description of real estate investments.”

Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of Wells REIT II’s properties. Although authorized to enter into leases with any type of tenant, Wells REIT II’s majority of tenants are large corporations or entities or tenants whose lease obligations are guaranteed by a large corporation or entity. In an attempt to limit or avoid speculative purchases, Wells Capital generally attempts to secure, on Wells REIT II’s behalf, leases with tenants at or prior to the closing of its acquisitions of properties.

Although Wells REIT II is not limited as to the geographic area where it may invest in properties and conduct its operations, Wells REIT II principally invests in properties located within the continental United States. Generally, Wells REIT II holds fee title or a long-term leasehold estate in the properties it acquires.

Other Possible Investments

Although Wells REIT II’s property acquisitions are of the type described above, it may make other investments. For example, Wells REIT II may purchase warehouse and distribution facilities, hotels, shopping centers, business and industrial parks, manufacturing facilities, undeveloped land or options to purchase a particular property. Wells REIT II may also purchase mortgage loans. In fact, Wells REIT II can invest in whatever types of interests in real estate that it believes are in its best interest, including investments outside the United States. Moreover, Wells REIT II is not limited in the number, size or location of properties it may acquire.

Although Wells REIT II can purchase any type of interest in real estate, its charter does limit certain types of investments. Under Wells REIT II’s charter it may not:

•

invest more than 10% of its total assets in unimproved property or mortgage loans on unimproved property, which Wells REIT II defines as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, which aggregate amount includes all interest on the loans, would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with its ordinary business of investing in real estate assets and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•	invest in equity securities unless a majority of the Conflicts Committee approves such investment as being fair, competitive and commercially reasonable.

Wells REIT II does not currently intend to make loans to other persons (other than mortgage loans as described below), but if its board of directors determines that it would be in its best interest to do so, it is not prohibited from doing so. Wells REIT II does not intend to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.

Investment Decisions

Wells Capital will have substantial discretion with respect to the selection of specific investments and the purchase and sale of Wells REIT II’s properties, subject to the approval of Wells REIT II’s Conflicts Committee. Wells REIT II’s Conflicts

Committee reviews its investment policies at least annually to determine whether these policies continue to be in the best interest of its stockholders.

In pursuing Wells REIT II’s investment objectives and making investment decisions for Wells REIT II, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-term appreciation, liquidity and tax considerations. Moreover, to the extent feasible, Wells Capital strives to invest in a diversified portfolio of properties for Wells REIT II based on geography, type of property and industry group of tenants, although the number and mix of properties Wells REIT II has acquired and will acquire largely depends upon real estate and market conditions and other circumstances existing at the time it is acquiring its properties.

To find properties that best meet Wells REIT II’s selection criteria for investment, Wells Capital’s property acquisition team studies regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets Wells REIT II’s quality specifications.

Conditions to Closing Wells REIT II’s Acquisitions

Generally, Wells REIT II attempts to condition its obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Wells Capital;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Moreover, Wells REIT II does not close the purchase of any property unless and until it obtains an environmental assessment (Phase I review at a minimum) for each property purchased and is generally satisfied with the environmental status of the property.

Development and Construction of Properties

Wells REIT II may invest in properties on which improvements are to be constructed or completed. Because development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables, Wells REIT II may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, Wells REIT II may rely upon the substantial net worth of the contractor or developer or a personal guarantee, accompanied by financial statements showing a substantial net worth, provided by an affiliate of the person entering into the construction or development contract.

Moreover, Wells REIT II may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that it may acquire. In such event, such persons would be compensated directly by Wells REIT II.

Tenant Improvements

At such time as a tenant of one of Wells REIT II’s properties does not renew its lease or otherwise vacates its space in one of its buildings, it is likely that, in order to attract new tenants, Wells REIT II will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Terms of Leases

The terms and conditions of any future lease Wells REIT II enters into with its tenants may vary substantially from those we describe in this prospectus. Generally, Wells REIT II is responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of Wells REIT II’s leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. Wells REIT II expects that its leases will generally have terms of five or more years, some of which may have renewal options.

Wells REIT II may purchase properties and lease them back to the sellers of such properties. Such sale-leaseback transactions carry certain risks, as discussed more fully under “Risk Factors — Federal Income Tax Risks — Recharacterization of sale-leaseback transactions may cause Wells REIT II to lose its REIT status, which could limit our ability to make interest payments to the new noteholders.”

Wells REIT II may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to it a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Joint Venture Investments

Wells REIT II has entered into joint ventures for the acquisition, development or improvement of properties and it may acquire additional properties through joint venture arrangements. Wells REIT II may enter joint ventures and other co-ownership arrangements or participations with third parties and with other Wells programs for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of Wells REIT II’s real estate property investments. Wells REIT II may only enter into joint ventures with other Wells programs if its Conflicts Committee approves the transaction as being fair and reasonable to it.

Wells REIT II’s policy is to invest in joint ventures primarily when Wells REIT II has a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, Wells REIT II may not have sufficient funds to exercise its right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Borrowing Policies

Wells REIT II’s charter limits its borrowings to 100% of its net assets, which is equivalent to 50% of the cost (before deducting depreciation or other non-cash reserves) of all its tangible assets, unless any excess borrowing is approved by a majority of the Conflicts Committee and is disclosed to its stockholders in its next quarterly report with an explanation from the Conflicts Committee of the justification for the excess borrowing. There is no limitation on the amount Wells REIT II may borrow for the purchase of any single property.

Wells REIT II intends to maintain amounts outstanding under long-term debt arrangements or lines of credit so that it will have more funds available for investment in properties, which will allow it to acquire a more diversified portfolio. However, the percentage of debt financing will be dependent upon various factors to be considered in the sole discretion of Wells REIT II’s board of directors, including, but not limited to, its ability to raise equity proceeds from future offerings, its ability to pay dividends, the availability of properties meeting Wells REIT II’s investment criteria, the availability of debt and changes in the cost of debt financing.

Wells REIT II’s use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular property. To the extent that Wells REIT II does not obtain mortgage loans on its properties, its ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, Wells REIT II may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Wells Capital will seek to obtain financing on Wells REIT II’s behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.

Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

As of March 31, 2011, Wells REIT II’s leverage ratio, that is, the ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, was approximately 25.2%. Please see “Description of other indebtedness” for additional information concerning Wells REIT II’s outstanding debt obligations.

Wells REIT II may place additional long-term mortgage debt on existing assets or assets acquired in the future. The decision to place this mortgage debt will be based on market conditions and capital needs at the time.

Wells REIT II may repay its various outstanding debt obligations with proceeds from the sale of properties, operating cash flow or long-term mortgage debt.

Disposition Policies

Wells REIT II intends to hold each property it acquires for an extended period. However, circumstances might arise that could result in the early sale of some properties. Wells REIT II expects its Conflicts Committee to make the determination with respect to whether it should sell or dispose of a particular property based on its determination that the sale of the property would be in the best interest of Wells REIT II’s stockholders.

The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, the performance or projected performance and appreciation of the property and current tenant creditworthiness) with a view to achieving maximum capital appreciation. Wells REIT II cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, Wells REIT II may be limited in realizing any appreciation. In connection with Wells REIT II’s sales of properties, it may lend the purchaser all or a portion of the purchase price.

In these instances, Wells REIT II’s taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Wells REIT II may reinvest the proceeds of property sales in investments that satisfy its investment objectives; however, if Wells REIT II does not list its shares of common stock on a national securities exchange by October 2015, its charter requires that it either:

•	seeks stockholder approval of an extension or amendment of this listing deadline; or

•	seeks stockholder approval of the liquidation of the corporation.

If Wells REIT II seeks and does not obtain stockholder approval of an extension or amendment to the listing deadline, it would then be required to seek stockholder approval of its liquidation. If Wells REIT II seeks and fails to obtain stockholder approval of its liquidation, its charter would not require it to list or liquidate, and Wells REIT II could continue to operate as before. If Wells REIT II sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its properties and distribute its net proceeds to its stockholders. Wells REIT II will continue in existence until all properties are sold and its other assets are liquidated.

Investment Limitations

Wells REIT II’s charter places numerous limitations on it with respect to the manner in which it may invest its funds or issue securities. Under Wells REIT II’s charter, it will not:

•	borrow in excess of 100% of Wells REIT II’s net assets, which is equivalent to 50% of the cost (before deducting depreciation or other non-cash reserves) of all tangible assets owned by us, unless approved by a majority of the Conflicts Committee;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the Conflicts Committee determines that the transaction is commercially competitive, fair and reasonable to Wells REIT II;

•	invest in equity securities unless a majority of the Conflicts Committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with Wells REIT II’s ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after Wells REIT II has received the consideration for which its board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on Wells REIT II’s share redemption program or our ability to issue redeemable partnership interests.

In addition, Wells REIT II’s charter includes many other investment limitations in connection with conflict-of-interest transactions. Wells REIT II’s charter also includes restrictions on roll-up transactions.

Description of real estate investments

We engage in the acquisition and ownership of commercial real properties throughout the United States and abroad. Although we may invest in a wide range of real estate, we focus our acquisition efforts on high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities.

Overview

Please note the below information does not reflect our acquisition of the Market Square Buildings. As of December 31, 2010, we owned interests in 70 office properties and one hotel located in 23 states, the District of Columbia, and Moscow, Russia. Of these office properties, 68 are wholly owned and two are owned through a consolidated joint venture. As of December 31, 2010, the office properties were approximately 94.4% leased.

Property Statistics

The tables below include statistics for properties that we own directly as well as through Wells REIT II’s consolidated joint venture. The following table shows lease expirations of our office properties as of December 31, 2010, and during each of the next 10 years and thereafter. This table assumes no exercise of renewal options or termination rights.

Year of Lease Expiration	2010 Annualized Gross Base Rent (in thousands)	Rentable Square Feet Expiring (in thousands)	Percentage of 2010 Annualized Gross Base Rent
Vacant	$—	1,213	0%
2011	39,798	1,324	9%
2012	35,693	1,547	8%
2013	25,639	1,199	6%
2014	23,060	1,055	5%
2015	31,853	1,967	7%
2016	55,153	2,165	13%
2017	78,680	3,703	18%
2018	29,930	1,294	7%
2019	9,429	709	2%
2020	40,341	2,347	10%
Thereafter	59,552	3,296	15%

	$429,128	21,819	100%

The following table shows the geographic diversification of our office and properties as of December 31, 2010.

Location	2010 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2010 Annualized Gross Base Rent
Atlanta	$67,021	3,534	16%
Northern New Jersey	45,364	2,441	11%
Cleveland	31,391	1,323	7%
Houston	28,980	1,173	7%
Baltimore	26,944	1,216	6%
San Francisco	24,302	451	6%
Chicago	22,874	1,441	5%
New York	22,644	373	5%
Boston	19,606	1,199	5%
Pittsburgh	15,927	1,054	4%
Dallas	14,301	702	3%

Washington, D.C.	11,528	276	3%
Nashville	10,557	539	2%
Denver	10,441	478	2%
Orlando	9,263	520	2%
Other*	67,985	5,099	16%

	$429,128	21,819	100%

*No more than 3% is attributable to any individual geographic location.

The following table shows the tenant industry diversification of our office properties as of December 31, 2010.

Industry	2010 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2010 Annualized Gross Base Rent
Communications	$59,636	3,399	14%
Legal Services	57,772	1,475	13%
Depository Institutions	49,080	1,997	11%
Industrial Machinery & Equipment	27,292	1,564	6%
Business Services	25,603	1,061	6%
Electric, Gas & Sanitary Services	25,207	2,132	6%
Engineering & Management	21,916	1,032	5%
Security & Commodity Brokers	18,238	754	4%
Electronic Equipment	15,646	803	4%
Insurance Carriers	15,068	1,055	4%
Transportation Equipment	13,755	480	3%
Chemicals & Allied Products	12,255	471	3%
Other*	87,660	5,596	21%

	$429,128	21,819	100%

*No more than 3% is attributable to any individual tenant industry.

The following table shows the tenant diversification of our office properties as of December 31, 2010.

Tenant	2010 Annualized Gross Base Rent (in thousands)	Percentage of 2010 Annualized Gross Base Rent
AT&T	$44,329	10%
Jones Day	19,182	5%
Key Bank	17,165	4%
Pershing	14,048	3%
IBM	13,572	3%
Westinghouse	11,201	3%

Foster Wheeler, USA	10,988	3%
Wells Fargo	10,454	2%
CH2M Hill	10,440	2%
Other*	277,749	65%

	$429,128	100%

*No more than 2% is attributable to any individual tenant.

Other Property-Specific Information

Certain of our properties are subject to ground leases and held as collateral for debt. Refer to Schedule III listed in the index of the accompanying consolidating financial statements included elsewhere in this prospectus, which details such properties as of December 31, 2010.

Competition

As we purchases properties to build our portfolio, we our in competition with other potential buyers for the same properties, which may result in an increase in the amount we must pay to acquire a property or may require us to locate another property that meets our investment criteria. Leasing of real estate is also highly competitive in the current market, and we will experience competition for high-quality tenants from owners and managers of competing projects. As a result, we may experience delays in re-leasing vacant space or we may have to provide rent concessions, incur charges for tenant improvements, or offer other inducements to enable us to timely lease vacant space, all of which may have an adverse impact on its results of operations. At the time we elect to dispose of our properties, we will also be in competition with sellers of similar properties to locate suitable purchasers.

Insurance

Wells REIT II believe that its properties are adequately insured.

Description of other indebtedness

As of March 31, 2011 and December 31, 2010, we had the following indebtedness outstanding (in thousands):

Facility	March 31, 2011	December 31, 2010
JPMorgan Chase Revolving Credit Facility	$376,000	$72,000
JPMorgan Chase Bridge Loan	300,000	—
222 E. 41stStreet Building mortgage note	166,905	164,151
100 East Pratt Street Building mortgage note	105,000	105,000
Wildwood Buildings mortgage note	90,000	90,000
Manhattan Towers Building mortgage note	75,000	75,000
Cranberry Woods Drive mortgage note	63,396	63,396
80 Park Plaza Building mortgage note	61,900	60,894
263 Shuman Boulevard Building mortgage note	49,000	49,000
800 North Frederick Building mortgage note	46,400	46,400
One West Fourth Street Building mortgage note	41,052	41,537
SanTan Corporate Center mortgage notes	39,000	39,000
Highland Landmark Building mortgage note	33,840	33,840
Three Glenlake Building mortgage note	25,801	25,721
215 Diehl Road Building mortgage note	21,000	21,000

Total indebtedness	$1,494,294	$886,939

Please refer to “Quantitative and qualitative disclosures about market risk” for additional details concerning the above indebtedness.

JPMorgan Chase Credit Facility

On May 7, 2010, we entered into a $500.0 million, three-year, unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A. as administrative agent (the “JPMorgan Chase Credit Facility”) to replace the $245.0 million unsecured revolving financing facility with Wachovia Bank, N.A./Wells Fargo Bank, N.A. At December 31, 2010, we had $72.0 million outstanding under the JPMorgan Chase Credit Facility.

Under the JPMorgan Chase Credit Facility, interest on LIBOR Rate loans is payable in arrears on the last day of each interest period; interest on Base Rate loans is payable in arrears on the first day of each month.

We are subject to a $25.0 million limitation on letters of credit that may be issued under the JPMorgan Chase Credit Facility. In addition, the JPMorgan Chase Credit Facility contains the following restrictive covenants:

•	limits the ratio of debt-to-total-asset value, as defined, to 50% or less during the term of the facility;

•	limits the ratio of secured-debt-to-total-asset value, as defined, to 40% or less during the term of the facility;

•	requires the ratio of unencumbered asset value, as defined, to total unsecured debt to be at least 2:1 at all times;

•	requires maintenance of certain interest and fixed-charge coverage ratios;

•	limits the ratio of secured recourse debt to total asset value, as defined, to 10% or less at all times;

•	requires maintenance of certain minimum tangible net worth balances; and

•	limits investments that fall outside our core investments of improved office properties located in the United States.

On July 8, 2011, we entered into Amendment No. 1 to the JPMorgan Chase Credit Facility (the “Amendment No. 1”) with JPMorgan Chase, N.A., to, among other things, (i) extend the maturity date of the JPMorgan Chase Credit Facility to May 7, 2015, (ii) to enable us to increase the JPMorgan Chase Credit Facility amount by an aggregate of $150 million to a total amount of $650 million on two occasions on or before December 7, 2014 and with the reasonable approval of the agent of the lenders party to the JPMorgan Chase Credit Facility provided that the existing lenders or new lenders to the JPMorgan Chase Credit Facility agree to provide the additional commitments, and (iii) reduce the interest rate under the JP Morgan Chase Credit Facility and the facility fee as described below. Except as noted above and described below, the terms of the JPMorgan Chase Credit Facility as previously disclosed remain materially unchanged by the Amendment No. 1.

As amended, the JPMorgan Chase Credit Facility provides for interest costs to be incurred based on, at our option, the London Interbank Offered Rate (“LIBOR”) for one, two, three or six month periods, plus an applicable margin ranging from 1.25% to 2.05% (the “LIBOR Rate”) or at the Alternate Base Rate, plus an applicable margin ranging from 0.25% to 1.05% (the “Base Rate”). The Alternate Base Rate for any day is the greatest of the rate of interest publically announced by JPMorgan Chase Bank, N.A. as its prime rate in effect in its principal office in New York City for such day, the federal funds rate for such day plus 0.50%, and the one-month LIBOR Rate for such day plus 1.00%. The margin component of the LIBOR Rate and the Base Rate is based on Wells OP II’s Applicable Credit Rating (as defined in the JPMorgan Chase Credit Facility agreement). Additionally, we must pay a per annum facility fee on the aggregate revolving commitment (used or unused) ranging from 0.25% to 0.45% based on Wells OP II’s Applicable Credit Rating.

JPMorgan Chase Bridge Loan

On March 7, 2011, we entered into the JPMorgan Chase Bridge Loan to finance a portion of the purchase price for the Market Square Buildings. Under the JPMorgan Chase Bridge Loan, interest is incurred based on, at our option, the LIBOR for one-, two-, or three-month periods, plus an applicable margin of 2.25% (the “Bridge LIBOR Rate”), or at an alternate base rate, plus an applicable margin of 1.25% (the “Bridge Base Rate”). The Bridge Base Rate for any day is the greatest of (1) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect in its principal office in New York City for such day, (2) the federal funds rate for such day plus 0.50%, or (3) the one-month LIBOR Rate for such day plus 1.00%. Should any unpaid principal remain outstanding on the JPMorgan Chase Bridge Loan as of June 5, 2011, we would incur an additional duration fee equal to 0.25% of the principal outstanding on the JPMorgan Chase Bridge Facility at that time. Under the terms of the JPMorgan Chase Bridge Loan, accrued interest on Bridge Base Rate loans is payable in arrears on the first day of each calendar month. The accrued interest on Bridge LIBOR Rate loans is payable on the last day of each one-, two-, or three-month interest period. We are required to repay outstanding principal and accrued interest six months after the respective funding dates. All such borrowings shall be prepaid with (a) 100% of the net cash proceeds of all asset sales or other dispositions of properties, (b) 100% of the net cash proceeds of issuances, offerings, or placements of debt obligations, and (c) 100% of the net cash proceeds of issuances of equity securities. We may also prepay all or part of the JPMorgan Chase Bridge Loan at any time subject to, in the case of LIBOR borrowings, payment for any loss, cost or expense incurred by lender as a result of prepayment before the end of the chosen LIBOR interest period. As of March 31, 2011, the JPMorgan Chase Bridge Loan incurred interest at a rate of approximately 2.56% per annum.

During the three months ended March 31, 2011 and 2010, we made interest payments of approximately $8.2 million and $10.8 million, respectively, including amounts capitalized of approximately $0.0 million and $0.5 million, respectively.

The estimated fair value of our notes payable as of March 31, 2011 and December 31, 2010 was approximately $1,233.6 million and $915.9 million, respectively. We estimated the fair value of its line of credit by obtaining estimates for similar facilities from multiple market participants as of the respective reporting dates. The fair values of all other debt instruments were estimated based on discounted cash flow analyses using the current incremental borrowing rates for similar types of borrowing arrangements as of the respective reporting dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

On April 4, 2011, we used the proceeds from the Issuer’s offering of the old notes, net of fees, of $246.7 million, to reduce amounts outstanding on the JPMorgan Chase Bridge Loan.

Market Square Loan

On June 30, 2011, Wells REIT II, through Wells REIT II — Market Square East & West, LLC, a Non-Guarantor Subsidiary, entered into the Market Square Loan with Pacific Life in the principal amount of $325.0 million. The substantial majority of the net proceeds advanced under the Market Square Loan were used to repay amounts outstanding under the JPMorgan Chase Credit Facility.

The Market Square Loan matures on July 1, 2023 (the “Market Square Loan Maturity Date”). The Market Square Loan bears interest at an annual rate of 5.07%. Wells REIT II has the right to prepay the outstanding amount in full provided that (i) 30 days’ prior written notice of the intent to prepay is provided to Pacific Life and (ii) a prepayment premium is paid to Pacific Life. If the prepayment is made before July 1, 2013, the prepayment premium is equal to the sum of (i) the greater of (a) 1.0% of the outstanding principal or (b) the yield loss amount plus (ii) 3.0% of the outstanding principal. If the prepayment is made on or after July 1, 2013 but before April 1, 2023, the prepayment premium is equal to the greater of (i) 1.0% of the outstanding principal or (ii) the yield loss amount. No prepayment premium need be paid if the prepayment is made on or after April 1, 2023.

The Market Square Loan requires monthly interest-only payments in the amount of $1,373,125. The unpaid principal will be due and payable on the Market Square Loan Maturity Date. The Market Square Loan is secured by a first mortgage lien on the assets of the Market Square Buildings including the land, fixtures, improvements, leases, rents and reserves.

The Market Square Loan contains customary affirmative and negative, representations, warranties and borrowing conditions, all as set forth in the Market Square Loan.

We believes we are in compliance with the restrictive covenants on all of our outstanding debt obligations.

The exchange offer

Purpose and effect of the exchange offer

We and the Subsidiary Guarantors entered into a registration rights agreement with the initial purchasers of the old notes pursuant to which we agreed, under certain circumstances, to use our reasonable best efforts to file a registration statement enabling you to exchange your old notes for new notes with substantially identical terms, to cause such registration statement to become effective on or prior to October 11, 2011 and to complete the exchange offer within 60 days after the effective date. The new notes will have terms substantially identical to the old notes, except that the new notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The old notes were issued on April 4, 2011.

Under the circumstances set forth below, we and the Subsidiary Guarantors will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes within the time periods specified in the registration rights agreement and keep the statement effective until the old notes cease to be Registrable Securities (as defined in the registration rights agreement). These circumstances include:

•	if any applicable law or any applicable interpretations thereof by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer is not completed by October 31, 2011; or

•

if we receive a written request from any initial purchaser of the old notes representing that such initial purchaser holds old notes that are or were ineligible to be exchanged for new notes in the exchange offer.

Under the registration rights agreement, if we and the Subsidiary Guarantors fail to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to October 31, 2011 (the “target registration date”), the interest rate on the old notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC, up to a maximum of 0.50% per annum of additional interest. A copy of the registration rights agreement has been filed as exhibits to the registration statement of which this prospectus is a part.

If you wish to exchange your old notes for new notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are acquiring the new notes in the ordinary course of your business.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please see “Plan of distribution.”

Resale of new notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate or an affiliate of any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the new notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are acquiring the new notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any Subsidiary Guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, or are not acquiring the new notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes.

This prospectus may be used for an offer to resell or other transfer of new notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read “Plan of distribution” for more details regarding the transfer of new notes.

Terms of the exchange offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any old notes that are validly tendered and not validly withdrawn prior to the expiration date. Old notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue new notes in principal amount identical to old notes surrendered in the exchange offer.

The form and terms of the new notes will be substantially identical to the form and terms of the old notes except the new notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the old notes. For a description of the indenture, see “Description of the new notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $250 million aggregate principal amount of the 5.875% Senior Notes due 2018 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the old notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us and delivering new notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration date, extensions and amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2011. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the old notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes (only in the case that we amend or extend the exchange offer);

•

to extend either of the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of old notes of that amendment.

Conditions to the exchange offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Old Notes” and “Plan of distribution”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to our holders. We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate either of the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for tendering old notes

To tender your old notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for old notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of old notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing old notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

•	make appropriate arrangements to register ownership of the old notes in your name; or

•	obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the old notes surrendered for exchange are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender old notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the old notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of new notes

In all cases, we will promptly issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering old notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the new notes; and

•	you are acquiring the new notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive new notes for its own account in exchange for old notes must represent that such old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letters of transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of distribution.”

We will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of old notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular old notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of them incur any liability for any failure to give notification. Any old notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-entry delivery procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the old notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the old notes by causing the book-entry transfer facility to transfer those old notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of old notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive new notes for tendered old notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed delivery procedures

If you wish to tender your old notes but your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of old notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such old notes and the principal amount of old notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation of transfer of the old notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your old notes according to the guaranteed delivery procedures.

Withdrawal rights

Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate numbers and principal amount of the old notes; and

•	where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If old notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the old notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following the procedures described under “— Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Exchange agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	By Hand Delivery:

U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance (Wells Operating Partnership II, L.P. 5.875% Senior Notes due 2018)	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance (Wells Operating Partnership II, L.P. 5.875% Senior Notes due 2018)	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance (Wells Operating Partnership II, L.P. 5.875% Senior Notes due 2018)

By Facsimile Transmission
(eligible institutions only):

(651) 495-8758

Telephone Inquiries:

1-800-934-6802

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and expenses

The registration rights agreement provide that we will bear all expenses in connection with the performance of our and the Subsidiary Guarantors’ obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Accounting treatment

We will record the new notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of failure to exchange

If you do not exchange your old notes for new notes under the exchange offer, your old notes will remain subject to the restrictions on transfer of such old notes:

•

as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the old notes.

In general, you may not offer or sell your old notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

Description of the new notes

Wells Operating Partnership II, L.P. issued the old notes and will issue the new notes under an Indenture (the “Indenture”), dated April 4, 2011, among itself, the Guarantors and U.S. Bank National Association, as Trustee. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

As used in this “Description of the new notes,” references to the “Issuer,” “we,” “our,” or “us” refer solely to Wells Operating Partnership II, L.P., a Delaware limited partnership, and not to any of its subsidiaries, and references to “Wells REIT II” refer solely to Wells Real Estate Investment Trust II, Inc., a Maryland corporation, and not to any of its subsidiaries, unless the context otherwise requires. The new notes will initially be guaranteed by certain of our subsidiaries and Wells REIT II’s subsidiaries that are listed in the Appendix to this description of the new notes (collectively, the “Subsidiary Guarantors”) and by Wells REIT II (together with the Subsidiary Guarantors, the “Guarantors”).

The following description is a summary of some of the provisions of the new notes and the Indenture and does not purport to be complete. This description is subject to and is qualified by reference to all the provisions of the new notes and the Indenture, including the definitions in the Indenture of certain terms used in this description. We urge you to read those documents because they, and not this description, define your rights as a holder of the notes. You may request a copy of the indenture from us as described in “Where you can find additional information.”

General

The new notes:

• will be our general unsecured, senior obligations;

• will mature on April 1, 2018 unless earlier redeemed;

• will be issued in minimum denominations of $2,000 and integral multiples of $1,000 thereof;

• will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See “Book-entry settlement and clearance”;

• will not be entitled to the benefits of, or be subject to, any sinking fund;

• will not be convertible into or exchangeable for any partnership interests or capital stock of the Issuer or Wells REIT II; and

• will be guaranteed on a senior unsecured basis by the Guarantors.

The new notes will initially be limited to an aggregate principal amount of $250,000,000. We may, without the consent of or notice to the holders of the new notes, increase the aggregate principal amount of the new notes by issuing additional notes from time to time in the future; provided that such additional notes must be treated as part of the same issue for U.S. federal income tax purposes as the new notes. Any such additional notes will have the same terms, provisions and CUSIP number as the new notes offered hereby, except (i) for any difference in issue price, interest accrued prior to the issue date and first interest payment date of those additional notes and (ii) if the additional notes are not fungible with the new notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. The notes and any additional notes we may issue in the future will vote and act together as a single class under the Indenture, which means that, in circumstances where the Indenture provides for holders of the notes to vote or take any action, the new notes offered hereby, the old notes offered previously and any additional notes that we may issue in the future will vote or take that action as a single class.

Except as described in “—Certain covenants” and “—Merger, consolidation or sale of assets,” the Indenture governing the new notes does not prohibit the Issuer or Wells REIT II or any of our or Wells REIT II’s subsidiaries, including any Subsidiary Guarantors, from incurring additional indebtedness or issuing preferred equity in the future, nor does the Indenture afford holders of the new notes protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the Issuer or Wells REIT II, (2) a change of control of the Issuer or Wells REIT II or (3) a merger, consolidation, reorganization, restructuring, sale, transfer or lease of all or substantially all of the Issuer’s or Wells REIT II’s assets or similar transactions that may adversely affect the holders of the notes. We or Wells REIT II may, in the future, enter into certain transactions, such as the sale of all or substantially all of our or Wells REIT II’s assets or a merger or consolidation, that may increase the amount of our or Wells REIT II’s indebtedness or substantially change our or Wells REIT II’s assets, which may have a material adverse effect on our ability to service our indebtedness, including the new notes. See “Risk factors—Risks related to the exchange offer—Effective subordination of the new notes may reduce amounts available for payment of the new notes.” Furthermore, the new notes and the Indenture do not include any provisions that would allow holders of the new notes to require us to repurchase or redeem the new notes in the event of a transaction of the nature described above other than in connection with an asset sale occurring after a “Triggering Event.” See “Description of the new notes—Certain covenants—Limitation on Asset Sales.”

We do not intend to list the new notes on any securities exchange or include them on any quotation system.

Interest

Interest on the new notes will accrue at the rate of 5.875% per year from and including April 4, 2011 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2011. The interest so payable will be paid to each holder in whose name a new note is registered at the close of business on the March 15 or September 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the new notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If we redeem the new notes, we will pay accrued and unpaid interest, if any, to the holder that surrenders a new note for redemption. However, if a redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Interest rate adjustment

The interest rate payable on the new notes will be subject to adjustments from time to time if either Moody’s (as defined below) or S&P (as defined below), or, in either case, any Substitute Rating Agency (as defined below) thereof, downgrades (or subsequently upgrades) the debt rating assigned to the new notes, in the manner described below.

If the rating of the new notes from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the new notes will increase from the interest rate payable on the new notes on the date of their issuance by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

* Including the equivalent ratings of any Substitute Rating Agency.

If the rating of the new notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the new notes will increase from the interest rate payable on the new notes on the date of their issuance by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

* Including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the new notes has been adjusted upward and either Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof) subsequently increases its rating of new notes to any of the threshold ratings set forth above, the interest rate on the new notes will be decreased such that the interest rate for the new notes equals the interest rate payable on the new notes on the date of their issuance plus the applicable percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of the new notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, and S&P or any Substitute Rating Agency thereof increases its rating of the new notes to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, and the interest rate on the new notes will be decreased to the interest rate payable on the new notes on the date of their issuance.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of (and in addition to) any and all other adjustments. In no event shall (1) the interest rate for the new notes be reduced to below the interest rate payable on the new notes on the date of their issuance or (2) the total increase in the interest rate on the new notes exceed 2.00% above the interest rate payable on the new notes on the date of their issuance.

No adjustment in the interest rate of the new notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the new notes. If at any time less than two Rating Agencies provide a rating of the new notes (or make a rating of the new notes publicly available) for reasons outside our or Wells REIT II’s control, we and Wells REIT II will use our commercially reasonable efforts to obtain a rating of the new notes from another Rating Agency, to the extent one exists, and if another such Rating Agency rates the new notes (such rating agency, a “Substitute Rating Agency”), for purposes of determining any increase or decrease in the interest rate on the new notes pursuant to the tables above, (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the new notes but which has since ceased to provide such rating (or to make such rating publicly available), (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings as described above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in the applicable table above, and (c) the interest rate on the new notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the new notes on their date of issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency). For so long as only one Rating Agency provides a rating of the new notes, any subsequent increase or decrease in the interest rate of the new notes necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as no Rating Agency provides a rating of the new notes the interest rate on the new notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the new notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P (or any Substitute Rating Agency, as the case may be), changes its rating of the new notes more than once during any particular interest period, the last change during such period will control for purposes of any interest rate increase or decrease described above relating to such agency’s action.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) Moody’s, (2) S&P and (3) if Moody’s or S&P ceases to rate the new notes or fails to make a rating of the new notes publicly available for reasons outside our or Wells REIT II’s control, in either case, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us or Wells REIT II (as certified by a resolution of the board of directors of Wells REIT II and reasonably acceptable to the Trustee) as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Ranking

The new notes will be our senior unsecured obligations and will rank equally in right of payment with all our other existing and future senior unsecured indebtedness. The new notes will be effectively subordinated in right of payment to:

• all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

• all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Non-Guarantor Subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured debt will be available to pay obligations on the new notes and our other unsecured obligations only after all of our indebtedness secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the new notes then outstanding. Although the Indenture contains covenants that limits our and Wells REIT II’s ability and the ability of our and Wells REIT II’s respective subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant limitations and we and Wells REIT II and our and Wells REIT II’s respective subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating these covenants. See “Risk factors—Risks related to the exchange offer—Effective subordination of the new notes may reduce amounts available for payment of the new notes.”

Guarantees

The Guarantors will jointly and severally, irrevocably and fully and unconditionally guarantee our obligations under the new notes, including the due and punctual payment of principal of and premium, if any, and interest on the new notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The obligations of each Guarantor under its guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk factors—Risks related to the exchange offer—Federal and state laws allow courts, under specific circumstances, to void or subordinate guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The guarantee of each Guarantor will be a senior unsecured obligation of that Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of that Guarantor. The guarantee of each Guarantor will be effectively subordinated in right of payment to:

• all existing and future mortgage indebtedness and other secured indebtedness of that Guarantor (to the extent of the value of the collateral securing such indebtedness); and

• all existing and future indebtedness and other liabilities, whether secured or unsecured, of the subsidiaries of that Guarantor that do not guarantee the new notes.

Each Guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the new notes and their successors, transferees and assigns.

A Guarantor will be released from its obligations under the Indenture:

(a) in the case of a Subsidiary Guarantor, upon the sale or other disposition of the Subsidiary Guarantor;

(b) in the case of a Subsidiary Guarantor, upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor;

(c) if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance and discharge” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(d) upon delivery of an officer’s certificate to the trustee that the Guarantor does not guarantee the obligations of the Issuer under any indebtedness for money borrowed of the Issuer and that any other guarantees of the Guarantor have been released other than through discharges as a result of payment by such Guarantor on such guarantees.

provided, however, that in the case of clauses (a) and (b) above, (1) such sale or other disposition is made to a Person other than Wells REIT II or any of its Subsidiaries and (2) such sale or disposition is otherwise permitted by the Indenture.

If at any time after the issuance of the new notes, including following any release of a Subsidiary Guarantor from its guarantee under the Indenture, a Subsidiary of the Issuer or Wells REIT II (including any future Subsidiary) guarantees more than $35 million of our indebtedness for money borrowed or more than $35 million of the indebtedness for money borrowed of the Issuer’s or Wells REIT II’s other Subsidiaries, the Issuer or Wells REIT II, as applicable, will cause such Subsidiary to guarantee the new notes by simultaneously executing and delivering a supplemental indenture in accordance with the Indenture.

At our request, and upon delivery to the trustee of an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

As of December 31, 2010, the indebtedness and other liabilities of the subsidiaries of Wells REIT II and the Issuer that do not guarantee the new notes (collectively, the “Non-Guarantor Subsidiaries”) were approximately $1.211 billion (excluding intercompany indebtedness and liabilities). The Non-Guarantor Subsidiaries generated approximately 58% of Wells REIT II’s consolidated total revenues for the year ended December 31, 2010. The assets of the Non-Guarantor Subsidiaries represented approximately 50% of Well REIT II’s total consolidated assets as of December 31, 2010.

Please see Notes 13 and 9. Financial Information for Parent Guarantor, other Guarantor Subsidiaries and Non-Guarantor Subsidiaries in the accompanying consolidated financial statements as of the three months ended March 31, 2011 and the fiscal year ended December 31, 2011 and as of the fiscal years ended December 31, 2010 and 2009, respectively, for footnotes provided in accordance with Rule 3-10(d)(4) of Regulation S-K under the Securities Act.

Optional redemption

We may, at our option, redeem the new notes, at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the new notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the new notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in each case plus accrued and unpaid interest on the principal amount of the new notes being redeemed to such redemption date; provided, however, that if the redemption date falls after a record date for the payment of interest and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holders of record at the close of business on the corresponding record date according to the terms and the provisions of the Indenture. Written notice of redemption must be delivered to holders of the new notes not less than 30 nor more than 60 days prior to the redemption date.

If we redeem the new notes in part, the trustee will select the new notes to be redeemed (in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or by such other method it deems fair and appropriate or is required by the depository for new notes in global form.

In the event of any redemption of new notes in part, we will not be required to:

• register the transfer or exchange of any new note during a period beginning at the opening of business 15 days before any selection of new notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of new notes to be so redeemed, or

• register the transfer or exchange of any new note so selected for redemption, in whole or in part, except the unredeemed portion of any new note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the new notes called for redemption on the redemption date, then on and after the redemption date:

• such new notes will cease to be outstanding;

• interest on such new notes will cease to accrue; and

• all rights of holders of such new notes will terminate except the right to receive the redemption price plus accrued and unpaid interest, if any.

We will not redeem the new notes on any date if the principal amount of the new notes has been accelerated, and the acceleration has not been rescinded or cured on or prior to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the Issuer using a price for the Comparable Treasury Issue

(expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the applicable redemption date and shall not be less than zero.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the new notes.

“Independent Investment Banker” means J.P. Morgan Securities LLC or its successor or Morgan Stanley & Co. LLC or its successor (whichever shall be appointed by the Issuer in respect of the applicable redemption date) or, if either firm or its respective successor, if any, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average (as calculated by the Issuer) of the remaining Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four selected, (ii) if fewer than four but more than one such Reference

Treasury Dealer Quotations are obtained, the average (as calculated by the Issuer) of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities LLC or Morgan Stanley & Co. LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)) or any of their respective successors; provided, however, that if either firm (or, if applicable, any of their affiliates) or any of their successors, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer, and (ii) one other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average (as calculated by the Issuer) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Certain covenants

The Indenture contains the following covenants for the benefit of holders of the new notes (see “Definitions” for definitions of certain capitalized words below):

Aggregate debt test. Wells REIT II will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of Wells REIT II and its Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

• the Total Assets of Wells REIT II and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

• the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Wells REIT II or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by Wells REIT II or any of its Subsidiaries whenever Wells REIT II or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Debt service test. Wells REIT II will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions:

• such Debt and any other Debt (including without limitation Acquired Debt) incurred by Wells REIT II or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

• the repayment or retirement of any other Debt of Wells REIT II or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

• in the case of any acquisition or disposition by Wells REIT II or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by Wells REIT II or any of its Subsidiaries whenever Wells REIT II or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Secured debt test. Wells REIT II will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of Wells REIT II or any of its Subsidiaries, whether owned on the date of the Indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all outstanding Debt of Wells REIT II and its Subsidiaries which is secured by a Lien on any property or assets of Wells REIT II or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

• the Total Assets of Wells REIT II and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

• the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Wells REIT II or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by Wells REIT II or any of its Subsidiaries whenever Wells REIT II or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. Wells REIT II will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of Wells REIT II and its Subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.

Existence. Except as permitted in “—Merger, consolidation or sale of assets,” the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and Wells REIT II will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Issuer nor Wells REIT II will be required to preserve any right or franchise if the board of directors of Wells REIT II (or any duly authorized committee of that board of directors) determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Issuer or Wells REIT II, as the case may be. Notwithstanding the foregoing, this covenant shall not prohibit a liquidation of Wells REIT II in accordance with Section 5.11 of Wells REIT II’s charter, or any successor provision, if the covenant under “—Limitation on Asset Sales” is complied with.

Maintenance of properties. Wells REIT II will cause all of its properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of Wells REIT II may be necessary in order for Wells REIT II to at all times properly and advantageously conduct its business carried on in connection with such properties.

Insurance. Wells REIT II will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which Wells REIT II and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. Wells REIT II will pay or discharge or cause to be paid or discharged before it becomes delinquent:

• all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

• all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, Wells REIT II will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of financial information. Wells REIT II will:

• file with the trustee, within 15 days after Wells REIT II is required to file them with the SEC, copies of the annual reports and information, documents and other reports which Wells REIT II may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or, if Wells REIT II is not required to file information, documents or reports pursuant to those Sections, then Wells REIT II will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

• file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, any additional information, documents and reports with respect to compliance by Wells REIT II with the conditions and covenants of the Indenture as such rules and regulations may require from time to time; and

• transmit to the holders of the new notes, within 30 days after filing with the trustee, in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by Wells REIT II pursuant to the bullet points above as the rules and regulations prescribed from time to time by the SEC may require.

Limitation on Asset Sales. Upon the occurrence of a Triggering Event, Wells REIT II will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for fair market value, as determined in good faith by the board of directors of Wells REIT II.

(2) At least 75% of the consideration consists of cash received at closing. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations of Wells REIT II or any of its Subsidiaries pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by Wells REIT II or any of its Subsidiaries to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)

(3) Within 180 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used to permanently repay secured Debt of Wells REIT II or any of its Subsidiaries.

(4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 180 days of the Asset Sale constitute “Excess Proceeds”. Excess Proceeds of less than $100 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds such amount, the Issuer must, within 30 days, make an Offer to Purchase new notes having an aggregate principal amount equal to:

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the new notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the new notes and all Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. An “Offer to Purchase” must be made by written offer, which will specify the aggregate principal amount of new notes subject to the offer and the purchase price. The purchase price for the new notes will be the greater of (i) 100% of the principal amount of the new notes to be purchased and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the new notes to be purchased (exclusive of interest accrued to the applicable purchase date) discounted to such purchase date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 281.7 basis points, equivalent to 90% of the initial issuance spread, in each case plus accrued but unpaid interest on the principal amount of the new notes being purchased to such date of purchase. If the Offer to Purchase is for less than all of the outstanding new notes and new notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase new notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only new notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

Merger, consolidation or sale of assets

We and Wells REIT II may consolidate with, or sell, lease or convey all or substantially all of our or Wells REIT II’s, as the case may be, respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

• we or Wells REIT II, as the case may be, shall be the continuing entity (if other than us or Wells REIT II, as the case may be), or the successor entity formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and premium, if any, and interest on all of the new notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture and in the new notes or the guarantees endorsed on the new notes, as the case may be;

• immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

• an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, us or Wells REIT II, as the case may be, under the Indenture.

Events of Default

The Indenture provides that the following events are “Events of Default” under the new notes:

• default in the payment of any interest on the new notes when such interest becomes due and payable that continues for a period of 30 days;

• default in the payment of any principal of or premium, if any, on the new notes, or any redemption price due with respect to the new notes, when due and payable;

• failure by us or Wells REIT II to comply with our or Wells REIT II’s respective obligations described under “—Merger, consolidation or sale of assets”;

• default in the performance, or breach, of any of our or Wells REIT II’s other covenants or warranties in the Indenture and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture;

• any guarantee by a Guarantor (excluding, in the case of a Subsidiary Guarantor, a Subsidiary Guarantor that is not also a Significant Subsidiary) ceases for any reason to be, or is asserted in writing by us or such Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and any such guarantee;

• default under any bond, debenture, note, mortgage, indenture or instrument, other than Nonrecourse Debt, under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Wells REIT II, the Issuer or by any of their respective Significant Subsidiaries, the repayment of which Wells REIT II, the Issuer or any of their respective Significant Subsidiaries have guaranteed or for which Wells REIT II, the Issuer or any of their respective Significant Subsidiaries are directly responsible or liable as obligor or guarantor, having an aggregate principal amount in excess of $35 million, whether such indebtedness exists as of the date of the Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

• a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance and, with respect to Nonrecourse Debt of the Wells REIT II, the Issuer or any of their Significant Subsidiaries, excluding any judgment or order issued solely to permit the holder of such Debt to foreclose on any collateral securing the same) is rendered against Wells REIT II, the Issuer or any of their Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

• certain events of bankruptcy, insolvency or reorganization involving, or court appointment of a receiver, liquidator or trustee for Wells REIT II, the Issuer or any of their respective Significant Subsidiaries.

If an Event of Default occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in each such case the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding new notes may declare the principal amount of, and accrued and unpaid interest on, all of the new notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the new notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding new notes may rescind and annul the declaration and its consequences if:

• we shall have deposited with the trustee all required payments of the principal of and premium, if any, and interest on the new notes, plus certain fees, expenses, disbursements and advances of the trustee; and

• all Events of Default, other than the non-payment of accelerated principal of or interest on the new notes, have been cured or waived as provided in the Indenture.

The Indenture also will provide that the holders of not less than a majority in aggregate principal amount of the outstanding new notes may waive any past default with respect to the new notes and its consequences, except a default:

• in the payment of the principal of or premium, if any, or interest on the new notes; or

• in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the new notes within 90 days of any known default under the Indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the new notes of any default with respect to the new notes (except a default in the payment of the principal of or premium, if any, or interest on the new notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The Indenture provides that no holders of the new notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in aggregate principal amount of the outstanding new notes, as well as an offer of reasonable indemnity, and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding new notes. This provision does not prevent, however, any holder of the new notes from instituting suit for the enforcement of payment of the principal of or premium, if any, or interest on the new notes on or after the respective due dates thereof.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the then outstanding new notes under the Indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in aggregate principal amount of the outstanding new notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the new notes not joining therein.

Within 120 days after the close of each fiscal year, we and Wells REIT II must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.

Modification, waiver and meetings

Modifications and amendments of the Indenture are permitted to be made pursuant to a supplemental indenture entered into by the Issuer, Wells REIT II, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

• change the stated maturity of the principal of or premium, if any, or any installment of interest on the notes or reduce the principal amount of or premium, if any, or the rate or amount of interest on the notes;

• change the place of payment, or the coin or currency, for payment of principal of or premium, if any, or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

• reduce the above-stated percentage of outstanding notes necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the Indenture;

• modify or affect in any manner adverse to the holders of the notes the terms and conditions of the obligations of the Issuer in respect of the payment of principal, premium, if any, and interest;

• modify or affect in any manner adverse to the holders of the notes the terms and conditions of the guarantees of any Guarantor in respect of the notes; or

• modify any of the foregoing provisions or any of the provisions relating to the waiver of certain defaults or Events of Default, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the Indenture are permitted to be made by supplemental indenture executed by the Issuer, Wells REIT II, the Subsidiary Guarantors and the trustee without the consent of any holder of the notes for, among other things, any of the following purposes:

• to evidence a successor to us as obligor or any of the Guarantors as a guarantor under the Indenture compliant with and subject to the limitations set forth therein;

• to add to the covenants of the Issuer, Wells REIT II or our or its respective Subsidiaries, including the Subsidiary Guarantors, for the benefit of the holders of the notes or to surrender any right or power conferred upon the Issuer, Wells REIT II or our or its respective Subsidiaries, including the Subsidiary Guarantors, in the Indenture;

• to add Events of Default for the benefit of the holders of the notes;

• to amend or supplement any provisions of the Indenture, provided that no amendment or supplement shall adversely affect the interests of the holders of any notes in any respect;

• to secure the notes;

• to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

• to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of holders of the notes in any respect;

• to comply with the Trust Indenture Act of 1939;

• to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the notes as described below in “—Discharge, defeasance and covenant defeasance”; provided that the action shall not adversely affect the interests of the holders of the notes in any respect;

• to conform the provisions of the Indenture or the notes to this “Description of the new notes”; or

• to add additional guarantors for the benefit of holders of the notes.

In determining whether the holders of the requisite aggregate principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of notes, the Indenture provides that notes owned by the Issuer, Wells REIT II, any Subsidiary Guarantor or any of their respective subsidiaries or affiliates shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Issuer or the holders of at least 25% in aggregate principal amount of the outstanding notes, in any case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in aggregate principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the Indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in aggregate principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding notes, holders holding or representing the specified percentage in aggregate principal amount of the outstanding notes will constitute a quorum with respect to that matter.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be taken by holders of a specified percentage in aggregate principal amount of all outstanding notes affected thereby, there shall be no minimum quorum requirement for that meeting and the aggregate principal amount of outstanding notes that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the Indenture.

Discharge, defeasance and covenant defeasance

The Indenture shall cease to be of further effect and each Guarantor shall be released from its guarantee of the new notes (subject to the survival of specified provisions) when:

(1) either (A) all outstanding notes have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding notes have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and we have deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the notes in respect of principal, premium, if any, and interest, to the date of such deposit (if the notes have become due and payable) or to the maturity date or redemption date, as the case may be;

(2) we have paid or caused to be paid all other sums payable under the Indenture with respect to the notes; and

(3) certain other conditions are met.

The Indenture provides that we may elect:

• to be discharged from any and all obligations in respect of the notes (subject to the survival of specified provisions) (“legal defeasance”); or

• to be released from compliance with the covenants described in “—Certain covenants” (other than the covenant of the Issuer and Wells REIT II to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted in “—Merger, consolidation or sale of assets”) and the provisions described in “—Certain covenants—Provision of financial information”) (“covenant defeasance”).

To effect legal defeasance or covenant defeasance, we will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or Government Obligations (as defined below) that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the new notes on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the Indenture and the new notes. Upon any legal defeasance (but not covenant defeasance) each Guarantor will be released from its guarantee of the new notes.

The trust described in the preceding paragraph may only be established if, among other things:

• we have delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture;

• if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on the notes, provided such notes are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem the notes on the date and to provide notice of the redemption to the holders of the notes;

• such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer, Wells REIT II or any Subsidiary Guarantor is a party or by which any of them is bound; and

• no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the notes shall have occurred and shall be continuing on the date of, or, solely in the case of Events of Default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

In the event we effect covenant defeasance with respect to the new notes, then any failure by the Issuer or Wells REIT II to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the new notes are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the new notes at the time of any acceleration resulting from such Event of Default. However, the Issuer and the Guarantors would remain liable to make payment of such amounts due at the time of acceleration.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the new notes.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Payments on the new notes; paying agent and registrar; transfer

We will pay principal of and premium, if any, on certificated new notes, if issued, at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in St. Paul, Minnesota as a place where new notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the new notes, and we or Wells REIT II may act as paying agent or registrar. Interest on certificated notes, if issued, will be payable (1) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to such holders and (2) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each such holder or, upon application by such a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to such holder’s account within the United States, which application shall remain in effect until such holder notifies, in writing, the registrar to the contrary.

We will pay principal of and premium, if any, and interest on new notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. All payments will be made in United States dollars.

A holder of new notes may transfer or exchange new notes at the office of the registrar in accordance with the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, including opinions of counsel. No service charge will be imposed by us, Wells REIT II, the trustee or the registrar for any registration of transfer or exchange of new notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture.

The registered holder of a new note will be treated as the owner of the new note for all purposes.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator, stockholder or partner of the Issuer, Wells REIT II or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer or such Guarantor under the new notes, the Indenture, or any guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of new notes by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Notices

Except as otherwise provided in the Indenture, notices to holders of the new notes will be given by mail to the addresses of holders of the new notes as they appear in the note register; provided that notices given to holders holding new notes in book entry form may be given through the facilities of DTC or any successor depository.

Governing law

The Indenture, the new notes and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the Indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a Person:

• existing at the time such Person is merged or consolidated with or into Wells REIT II or any of its Subsidiaries or becomes a Subsidiary of Wells REIT II; or

• assumed by Wells REIT II or any of its Subsidiaries in connection with the acquisition of assets from such Person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into Wells REIT II or any of its Subsidiaries or becomes a Subsidiary of Wells REIT II or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of Wells REIT II and its Subsidiaries for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles, including, without duplication:

• all amortization of debt discount and premium and deferred financing costs;

• all accrued interest;

• all capitalized interest; and

• the interest component of capitalized lease obligations, excluding the interest expense component of capitalized lease obligations in respect of Approved Bond Transactions.

“Approved Bond Transaction” means those real property projects and any other real property developments (a) in which Wells REIT II or any of its Subsidiaries acquires an interest as a lessee in real property subject to a bond transaction encumbering the property wherein Wells REIT II or any of its Subsidiaries is also the owner of the applicable bonds; (b) pursuant to which rental payments of Wells REIT II or any of its Subsidiaries as lessee ultimately run to Wells REIT II or any of its Subsidiaries in the form of payments on the applicable bonds and are in an amount that are equivalent (or nearly so) with the required payments under the bonds; and (c) which lease (i) has a remaining term of not less than twenty (20) years or provides a purchase option in favor of Wells REIT II or any of its Subsidiaries for the underlying land that is exercisable by Wells REIT II or any of its Subsidiaries at the option of Wells REIT II or any of its Subsidiaries, as appropriate, prior to or simultaneously with the expiration of the lease and for a de minimus or nominal purchase price, (ii) under which any required rental payment or other payment due under such lease from Wells REIT II or any of its Subsidiaries to the lessor have been assigned to secure the bonds held by Wells REIT II or any of its Subsidiaries and no payment default has occurred and no other default has occurred which would permit the termination of the lease, (iii) where no party to such lease is the subject of bankruptcy, insolvency, receivership or other similar events, (iv) contains customary provisions either (A) protective of any lender to the lessee or (B) whereby the lessor expressly agrees upon request to subordinate the lessor’s fee interest to the rights and remedies of such a lender, (v) where Wells REIT II’s or any of its Subsidiaries’ interest in the real property or the lease is not subject to any Lien (other than a permitted Lien) and the instruments securing the bonds held by Wells REIT II or any of its Subsidiaries, and (vi) such lease and bond documents permit reasonable transferability thereof (including the right to sublease to occupancy tenants).

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by Wells REIT II or any of its Subsidiaries, including by means of a merger, consolidation or similar transaction (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to Wells REIT II or any of its Subsidiaries, including the sale or issuance by Wells REIT II or any of its Subsidiaries of any Equity Interests of any of its Subsidiaries to Wells REIT II or any of its Subsidiaries;

(2) the disposition by Wells REIT II or any of its Subsidiaries in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) a transaction covered by “—Merger, consolidation or sale of assets”;

(5) a Sale and Leaseback Transaction;

(6) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $10 million.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of Wells REIT II and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

• interest expense on Debt (excluding the interest expense component of capitalized lease obligations in respect of Approved Bond Transactions);

• provision for taxes based on income;

• amortization of debt discount, premium and deferred financing costs;

• provisions for gains and losses on sales or other dispositions of properties and other investments;

• property depreciation and amortization;

• the effect of any non-cash items; and

• amortization of deferred charges, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income (or loss) of Wells REIT II and its Subsidiaries for such period, excluding, without duplication:

• extraordinary items; and

• the portion of net income (but not losses) of Wells REIT II and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by Wells REIT II or one of its Subsidiaries, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

• borrowed money or obligations evidenced by bonds, notes, debentures or similar instruments;

• indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such Person or, in the case of Wells REIT II or a Subsidiary of Wells REIT II, by Wells REIT II’s board of directors or a duly authorized committee thereof) of the property subject to such Lien;

• reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable;

• any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with United States generally accepted accounting principles, excluding the principal component of capitalized lease obligations in respect of Approved Bond Transactions; or

• to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof).

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Government Obligations” means securities which are:

• direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

• obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2) provisions for taxes and recording fees as a result of such Asset Sale without regard to the consolidated results of operations of Wells REIT II;

(3) payments required to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Nonrecourse Debt” means, with respect to a Person, (a) Debt for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then such Debt shall not constitute “Nonrecourse Debt” only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Debt or (b) if such Person is a Single Asset Entity, any Debt for borrowed money of such Person.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by Wells REIT II or any of its Subsidiaries or any unconsolidated affiliate of Wells REIT II or any of its Subsidiaries and which is located in a state of the United States of America or the District of Columbia.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Significant Subsidiary” means any Subsidiary the Total Assets of which constitute more than 5% of the Total Assets of Wells REIT II and its Subsidiaries.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to United States generally accepted accounting principles.

“Total Assets” means, with respect to any Person, the sum of, without duplication:

• Undepreciated Real Estate Assets; and

• all other assets of such Person (excluding (i) accounts receivable, (ii) intangibles (but not excluding intangibles related to real property acquisitions) and (iii) the principal component of capitalized lease obligations in respect of Approved Bond Transactions), all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Total Unencumbered Assets” means, with respect to any Person, the sum of, without duplication:

• those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

• all other assets (excluding (i) accounts receivable, (ii) intangibles (but not excluding intangibles related to real property acquisitions) and (iii) the principal component of capitalized lease obligations in respect of Approved Bond Transactions) of Wells REIT II and its Subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain covenants—Maintenance of total unencumbered assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Triggering Event” means the approval by the stockholders of Wells REIT II of a liquidation of Wells REIT II as contemplated by Section 5.11 of Wells REIT II’s charter, or any successor provision.

“Undepreciated Real Estate Assets” means, with respect to any Person, as of any date, the cost (original cost plus capital improvements) of real estate assets of such Person and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Unsecured Debt” means Debt of Wells REIT II or any of its Subsidiaries which is not secured by a Lien on any property or assets of Wells REIT II or any of its Subsidiaries.

Appendix

List of Subsidiary Guarantors

Wells REIT II—1200 Morris Business Trust

Wells REIT II—KCP, LLC

Wells REIT II—Republic Drive, LLC

Wells REIT II—9 Technology Drive, LLC

Wells Governor’s Pointe 4241 Irwin Simpson, LLC

Wells Governor’s Pointe 8990 Duke, LLC

Wells REIT II—LakePointe 5, LLC

Wells REIT II—LakePointe 3, LLC

Wells REIT II—180 Park Avenue , LLC

Wells REIT II—Opus/Finley Portfolio, LLC

Wells REIT II—8909 Purdue Road, LLC

Wells REIT II—Corridors III, LLC

Wells REIT II—Edgewater Corporate Center One, LLC

2420 Lakemont Avenue MM, LLC

2420 Lakemont Avenue, LLC

Wells REIT II—University Circle, LLC

Wells REIT II—University Circle, L.P.

Wells REIT II—Key Center, LLC

Key Center Properties LLC

Wells REIT II—MacArthur Ridge I, LLC

Wells REIT II—MacArthur Ridge I, L.P.

Wells REIT II—International Financial Tower, LLC

Wells REIT II—7031 Columbia Gateway Drive, LLC

Wells REIT II—Sterling Commerce, LLC

Wells REIT II—Sterling Commerce, LP

Wells REIT II—South Jamaica Street, LLC

Wells REIT II—15815 25th Avenue, LLC

Wells REIT II—13655 Riverport Drive, LLC

Wells REIT II—11200 W. Parkland, LLC

Wells REIT II—Parkside/Atlanta, LLC

Wells REIT II—1277 LPB Atlanta, LLC

Wells REIT II—Lindbergh Center, LLC

Wells REIT II—Lakehurst Britton, LLC

Book-entry settlement and clearance

The new notes will initially be represented by one or more global notes in registered form without interest coupons (collectively, “Global Notes”).

Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC)), which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)        upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

(2)        ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

Investors in Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in DTC. Euroclear and Clearstream will hold interests in Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream which in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have new notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form (“Certificated Notes”) and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of and premium, interest and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1)        any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)        any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any new notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the old notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of the new notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of the portion of the aggregate principal amount of the new notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the new notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

A Global Note is exchangeable for a Certificated Note if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing a Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of certificated notes for global notes

If Certificated Notes are issued in the future, they will not be exchangeable for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes being transferred.

Same-day settlement and payment

We will make payments in respect of notes represented by Global Notes, including payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the DTC or its nominee. We will make all payments of principal of and premium, if any, and interest on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder’s registered address. See “Description of the new notes—Interest.” Notes represented by Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in notes represented by Global Notes will, therefore, be required by DTC to be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain United States federal income tax consequences

The following summary describes certain U.S. federal income tax considerations of the acquisition, ownership and disposition of the notes as of the date hereof to U.S. holders and non-U.S. holders (each as defined below) that exchange old notes for new notes pursuant to this exchange offer. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, traders in securities who elect to apply a mark-to-market method of accounting, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, expatriates, tax-exempt organizations, or persons that are, or hold their new notes through, partnerships or other pass-through entities), or to persons who hold the new notes as part of a straddle, conversion or synthetic security for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the consequences of the alternative minimum tax, or any state, local or non-U.S. tax consequences or any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who (i) purchased the old notes upon their initial issuance at their initial issue price (which is equal the first price at which a substantial amount of old notes were sold to investors for cash (excluding sales to underwriters)), (ii) who exchange their old notes for new notes pursuant to this exchange offer and (iii) who hold the notes and will continue to hold the notes as capital assets within the meaning of the Code (generally, property held for investment). Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, a citizen or individual resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a U.S. person. A “non-U.S. holder” means any beneficial owner (other than a partnership for U.S. federal income tax purposes) that is not a “U.S. holder”.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Exchange offer

The exchange of old notes for new notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, holders will not recognize gain or loss upon receipt of a new note, the holding period of the new note will include the holding period of the old note exchanged therefor and the basis of the new note will be the same as the basis of the old note immediately before the exchange.

In any event, persons considering the exchange of old notes for new notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Contingent events

In certain circumstances, if the debt ratings on the notes change, we may be obligated to pay additional interest on the notes as described in “Description of the new notes—Interest—Interest rate adjustment.” In addition, if we fail to satisfy our exchange obligations under the registration rights agreement, we will be required to pay additional interest to the holders of the old notes under certain circumstances. These provisions may implicate special rules under U.S. Treasury regulations governing “contingent payment debt instruments”. According to those regulations, the possibility that these events will occur will not cause the notes to be contingent payment debt instruments if, as of the date the notes are issued, there is only a remote chance that such events will occur, or such contingencies are considered incidental. We have determined, and intend to take the position, that the foregoing contingencies should not cause the notes to be treated as contingent payment debt instruments. Our determination is binding on a holder unless the holder discloses a contrary position to the IRS in the manner required by applicable U.S. Treasury regulations. Our determination that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as contingent payment debt instruments, holders would be required, among other things, to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the notes and any otherwise applicable original issue discount (“OID”), regardless of such holder’s method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other disposition of a note. In the event that any of the above contingencies were to occur, it would affect the amount and timing of the income recognized by a U.S. holder. If any additional payments are in fact made, U.S. holders will be required to recognize such amounts as income.

The scope of the regulations applicable to contingent payment debt instruments in this context is not certain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. holders

Payments of Interest. Stated interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

For U.S. federal income tax purposes, if the principal amount of a note exceeds the issue price by more than a de minimis amount, as determined under the applicable Treasury regulations, the excess is treated as OID. It is expected that the notes will not be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. If, contrary to expectations, the notes are issued with OID, a U.S. holder will be required to include the OID in income (as ordinary income) for U.S. federal income tax purposes as it accrues (regardless of the holder’s accounting method for U.S. federal income tax purposes), in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Disposition.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable capital gain or loss equal to the difference, if any, between the amount realized (other than amounts attributable to accrued and unpaid stated interest on the note, which will be treated as ordinary interest income for U.S. federal income tax purposes to the extent not previously included in income) and the holder’s adjusted tax basis in the note at the time. A U.S. holder’s adjusted tax basis in a note will, in general, equal the U.S. holder’s cost for that note increased by any previously accrued OID, if any. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the note disposed of is more than one year. For non-corporate U.S. holders, long-term capital gains are currently subject to a lower tax rate than ordinary income. The deductibility of capital losses is subject to limitations.

Medicare contribution tax.   For taxable years beginning after December 31, 2012, U.S. holders who are individuals, estates or certain trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including interest on our notes and gains from the disposition of our notes), or in the case of estates and trusts, on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Information Reporting and Backup Withholding.   Information returns may be filed with the IRS in connection with payments on the notes, accrual of OID, if any, and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. holders

Payments of interest. Subject to the discussion of backup withholding below, a non-U.S. holder will generally not be subject to U.S. withholding tax on interest (including OID, if any) paid or accrued on a note, provided that the non-U.S. holder:

(1)        does not actually or constructively, directly or indirectly, own 10% or more of our voting stock; and

(2)        is not a controlled foreign corporation that is related to us (directly or indirectly) through actual or deemed stock ownership; and

(3)        certifies to its non-U.S. status, typically on IRS Form W-8BEN.

A non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid or accrued on the notes if the holder establishes that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net income basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate) on such non-U.S. holdings effectively connected earnings and profits. If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder will generally be subject to withholding, currently imposed at 30%.

Disposition.   Subject to the discussion below regarding backup withholding, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of a note, unless:

(1)         such gain is effectively connected with the conduct by such a non-U.S. holder of a U.S. trade or business (and, if certain tax treaties apply, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2)         in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.

A non-U.S. holder described in clause (1) above will be subject to tax on the net gain derived from the sale or other disposition at regular graduated U.S. federal income tax rates and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate) on such non-U.S. holders effectively connected earnings and profits. An individual described in clause (2) above will be subject to a flat 30% tax on any gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States) but may not be offset by any capital loss carryovers.

Information Reporting and Backup Withholding.   A non-U.S. holder may be subject to information reporting with respect to interest (including OID, if any) paid or accrued on a note and with respect to amounts realized on the disposition of a note. A non-U.S. holder not subject to U.S. income tax may nonetheless be subject to backup withholding on interest paid or accrued on a note, and with respect to amounts realized on the disposition of a note, unless the non-U.S. holder certifies its non-U.S. status by providing the withholding agent with the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors as to their qualifications for an exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner.

Plan of distribution

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the Guarantors have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal matters

The validity of the new notes offered hereby will be passed upon for us by DLA Piper LLP (US).

Experts

The consolidated financial statements and the related financial statement schedule of Wells REIT II and subsidiaries for the year ended December 31, 2010, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph related to Wells REIT II’s adoption of new accounting pronouncements for business combinations and associated acquisition costs). Such consolidated financial statements and financial statement schedule has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues over certain operating expenses of the Market Square Buildings for the year ended December 31, 2010, included in this Prospectus has been audited by Frazier & Deeter, LLC, independent auditors. Such statement has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Wells Real Estate Investment Trust II, Inc.:

We have audited the accompanying consolidated balance sheets of Wells Real Estate Investment Trust II, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the Index to the financial statements at page S-1. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust II, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, on January 1, 2009, the Company prospectively changed its method of accounting for business combinations and associated acquisition costs.

/S/ Deloitte & Touche LLP

Atlanta, Georgia
March 11, 2011
(July 13, 2011 as to Notes 13 and 14)

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per-share amounts)

	December 31,
	2010	2009
Assets:
Real estate assets, at cost:
Land	$571,696	$553,515
Buildings and improvements, less accumulated depreciation of $414,040 and $314,348 as of December 31, 2010 and 2009, respectively	3,225,708	2,991,502
Intangible lease assets, less accumulated amortization of $355,823 and $320,733 as of December 31, 2010 and 2009, respectively	428,140	500,493
Construction in progress	4,495	87,073

Total real estate assets	4,230,039	4,132,583

Cash and cash equivalents	38,882	102,725
Tenant receivables, net of allowance for doubtful accounts of $3,559 and $4,117 as of December 31, 2010 and 2009, respectively	108,057	97,679
Prepaid expenses and other assets	22,700	23,468
Deferred financing costs, less accumulated amortization of $3,975 and $4,181 as of December 31, 2010 and 2009, respectively	9,827	6,300
Intangible lease origination costs, less accumulated amortization of $219,447 and $184,977 as of December 31, 2010 and 2009, respectively	269,914	304,590
Deferred lease costs, less accumulated amortization of $15,734 and $11,072 as of December 31, 2010 and 2009, respectively	46,266	42,719
Investments in development authority bonds	646,000	664,000

Total assets	$5,371,685	$5,374,064

Liabilities:
Lines of credit and notes payable	$886,939	$946,936
Accounts payable, accrued expenses, and accrued capital expenditures	102,697	89,312
Due to affiliates	4,479	5,996
Distributions payable	—	13,096
Deferred income	26,403	23,990
Intangible lease liabilities, less accumulated amortization of $62,165 and $48,552 as of December 31, 2010 and 2009, respectively	87,934	101,529
Obligations under capital leases	646,000	664,000

Total liabilities	1,754,452	1,844,859
Commitments and Contingencies (Note 5)	—	—

Redeemable Common Stock	161,189	805,844

Stockholders’ Equity:
Common stock, $0.01 par value; 900,000,000 shares authorized; 540,906,780 and 499,895,448 shares issued and outstanding as of December 31, 2010 and 2009, respectively	5,409	4,999
Additional paid-in capital	4,835,088	4,461,980
Cumulative distributions in excess of earnings	(1,212,472)	(935,019)
Redeemable common stock	(161,189)	(805,844)
Other comprehensive loss	(11,139)	(8,029)

Total Wells Real Estate Investment Trust II, Inc. stockholders’ equity	3,455,697	2,718,087
Nonredeemable noncontrolling interests	347	5,274

Total equity	3,456,044	2,723,361

Total liabilities, redeemable common stock, and equity	$5,371,685	$5,374,064

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

	Years Ended December 31,
	2010	2009	2008
Revenues:
Rental income	$447,054	$429,200	$403,907
Tenant reimbursements	99,653	103,680	105,200
Hotel income	19,819	20,179	22,370
Other property income	1,441	14,825	2,032

	567,967	567,884	533,509
Expenses:
Property operating costs	169,658	169,871	164,400
Hotel operating costs	17,035	16,403	16,913
Asset and property management fees:
Related-party	34,116	33,410	34,461
Other	4,147	4,108	4,079
Depreciation	102,267	95,968	78,995
Amortization	117,569	120,517	135,326
General and administrative	23,522	31,675	23,856
Acquisition fees and expenses	10,779	19,183	—

	479,093	491,135	458,030

Real estate operating income	88,874	76,749	75,479

Other income (expense):
Interest expense	(88,914)	(89,948)	(78,568)
Interest and other income	43,089	40,068	25,394
Gain (loss) on interest rate swaps	(19,061)	14,134	(40,788)
Loss on foreign currency exchange contract	—	(582)	(7,169)
Gain on early extinguishment of debt	—	—	2,971

	(64,886)	(36,328)	(98,160)

Income (loss) before income tax (expense) benefit	23,988	40,421	(22,681)
Income tax (expense) benefit	226	(265)	(844)

Income (loss) from continuing operations	24,214	40,156	(23,525)
Discontinued operations:
Operating income (loss) from discontinued operations	(713)	591	679
Loss on sale of discontinued operations	(161)	—	—

Income (loss) from discontinued operations	(874)	591	679

Net income (loss)	23,340	40,747	(22,846)
Less: Net (income) loss attributable to noncontrolling interests	(74)	(153)	168

Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$23,266	$40,594	$(22,678)

Per-share information—basic and diluted:
Income (loss) from continuing operations	$0.05	$0.09	$(0.06)

Loss from discontinued operations	$(0.01)	$0.00	$0.00

Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$0.04	$0.09	$(0.06)

Weighted-average common shares outstanding—basic and diluted	524,848	467,922	407,051

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands, except per-share amounts)

	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Redeemable Common Stock	Other Comprehensive Loss	Total Wells Real Estate Investment Trust II, Inc. Stockholders’ Equity	Nonredeemable Noncontrolling Interests	Total Equity
	Shares	Amount
Balance, December 31, 2007	371,510	$3,715	$3,311,895	$(427,857)	$(596,464)	$(3,369)	$2,287,920	$3,072	$2,290,992
Issuance of common stock	82,923	829	828,398	—	—	—	829,227	—	829,227
Redemptions of common stock	(12,424)	(124)	(115,720)	—	—	—	(115,844)	—	(115,844)
Increase in redeemable common stock	—	—	—	—	(64,876)	—	(64,876)	—	(64,876)
Contribution to noncontrolling interest partners in consolidated joint venture	—	—	—	—	—	—	—	4,057	4,057
Assumption of noncontrolling interest in consolidated joint venture	—	—	—	—	—	—	—	(800)	(800)
Distributions to common stockholders ($0.60 per share)	—	—	—	(244,216)	—	—	(244,216)	—	(244,216)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(734)	(734)
Commissions and discounts on stock sales and related dealer-manager fees	—	—	(71,380)	—	—	—	(71,380)	—	(71,380)
Other offering costs	—	—	(9,927)	—	—	—	(9,927)	—	(9,927)
Components of comprehensive income:
Net loss attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	—	—	—	(22,678)	—	—	(22,678)	—	(22,678)
Net loss attributable to noncontrolling interests	—	—	—	—	—	—	—	(167)	(167)
Foreign currency translation adjustment	—	—	—	—	—	(169)	(169)	—	(169)
Market value adjustment to interest rate swap	—	—	—	—	—	(11,274)	(11,274)	—	(11,274)

Comprehensive income (loss)							(34,121)	(167)	(34,288)

Balance, December 31, 2008	442,009	4,420	3,943,266	(694,751)	(661,340)	(14,812)	2,576,783	5,428	2,582,211
Issuance of common stock	66,642	666	665,753	—	—	—	666,419	—	666,419
Redemptions of common stock	(8,756)	(87)	(82,818)	—	—	—	(82,905)	—	(82,905)
Increase in redeemable common stock	—	—	—	—	(144,504)	—	(144,504)	—	(144,504)
Distributions to common stockholders ($0.60 per share)	—	—	—	(280,862)	—	—	(280,862)	—	(280,862)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(305)	(305)
Commissions and discounts on stock sales and related dealer-manager fees	—	—	(55,205)	—	—	—	(55,205)	—	(55,205)
Other offering costs	—	—	(9,016)	—	—	—	(9,016)	—	(9,016)
Components of comprehensive income:
Net income attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	—	—	—	40,594	—	—	40,594	—	40,594
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—	151	151
Foreign currency translation adjustment	—	—	—	—	—	251	251	—	251
Market value adjustment to interest rate swap	—	—	—	—	—	6,532	6,532	—	6,532

Comprehensive income	—	—	—	—	—	—	47,377	151	47,528

Balance, December 31, 2009	499,895	$4,999	$4,461,980	$(935,019)	$(805,844)	$(8,029)	$2,718,087	$5,274	$2,723,361

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands, except per-share amounts)

	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Redeemable Common Stock	Other Comprehensive Loss	Total Wells Real Estate Investment Trust II, Inc. Stockholders’ Equity	Nonredeemable Noncontrolling Interests	Total Equity
	Shares	Amount
Balance, December 31, 2009	499,895	$4,999	$4,461,980	$(935,019)	$(805,844)	$(8,029)	$2,718,087	$5,274	$2,723,361
Issuance of common stock	49,199	492	487,609	—	—	—	488,101	—	488,101
Redemptions of common stock	(8,187)	(82)	(72,689)	—	—	—	(72,771)	—	(72,771)
Decrease in redeemable common stock	—	—	—	—	644,655	—	644,655	—	644,655
Distributions to common stockholders ($0.57 per share)	—	—	—	(300,719)	—	—	(300,719)	—	(300,719)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(176)	(176)
Acquisition of noncontrolling interest in consolidated joint ventures	—	—	(3,341)	—	—	—	(3,341)	(4,825)	(8,166)
Commissions and discounts on stock sales and related dealer-manager fees	—	—	(34,294)	—	—	—	(34,294)	—	(34,294)
Other offering costs	—	—	(4,177)	—	—	—	(4,177)	—	(4,177)
Components of comprehensive income:
Net income attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	—	—	—	23,266	—	—	23,266	—	23,266
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—	74	74
Market value adjustment to interest rate swap	—	—	—	—	—	(3,110)	(3,110)	—	(3,110)

Comprehensive income	—	—	—	—	—	—	20,156	74	20,230

Balance, December 31, 2010	540,907	$5,409	$4,835,088	$(1,212,472)	$(161,189)	$(11,139)	$3,455,697	$347	$3,456,044

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2010	2009	2008
Cash Flows from Operating Activities:
Net income (loss)	$23,340	$40,747	$(22,846)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Straight-line rental income	(6,544)	(10,236)	(15,939)
Depreciation	102,558	96,406	79,433
Amortization	124,360	130,096	141,630
Loss (gain) on interest rate swaps	9,485	(23,011)	38,576
Loss on sale of discontinued operations	161	—	—
Remeasurement loss on foreign currency	686	37	—
Loss on foreign currency exchange contract	—	—	7,169
Noncash interest expense	18,703	17,253	14,794
Gain on early extinguishment of debt	—	—	(2,971)
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in other tenant receivables, net	(2,895)	2,900	(1,797)
(Increase) decrease in prepaid expenses and other assets	(4,219)	8,639	3,013
Increase (decrease) in accounts payable and accrued expenses	2,418	(5,784)	5,611
(Decrease) increase in due to affiliates	(360)	(1,482)	(2,411)
Increase (decrease) in deferred income	2,413	(7,038)	14,592

Net cash provided by operating activities	270,106	248,527	258,854

Cash Flows from Investing Activities:
Net proceeds from the sale of real estate	15,219	—	—
Investment in real estate and earnest money paid	(318,948)	(124,149)	(900,269)
Release of escrowed funds	—	—	18,848
Acquisition fees paid	—	—	(16,784)
Deferred lease costs paid	(8,979)	(5,529)	(17,110)

Net cash used in investing activities	(312,708)	(129,678)	(915,315)

Cash Flows from Financing Activities:
Deferred financing costs paid	(7,338)	(4,807)	(2,679)
Proceeds from lines of credit and notes payable	88,000	357,602	799,649
Repayments of lines of credit and notes payable	(162,742)	(693,085)	(489,016)
Distributions paid to noncontrolling interest partners	(250)	(231)	(2,024)
Issuance of common stock	483,559	657,563	821,609
Redemptions of common stock	(72,757)	(82,905)	(115,598)
Distributions paid to stockholders	(150,246)	(124,530)	(101,092)
Distributions paid to stockholders and reinvested in shares of our common stock	(163,569)	(154,795)	(141,275)
Commissions on stock sales and related dealer-manager fees paid	(29,801)	(47,430)	(64,528)
Other offering costs paid	(5,285)	(10,127)	(10,113)

Net cash used in financing activities	(20,429)	(102,745)	694,933

Net increase in cash and cash equivalents	(63,031)	16,104	38,472
Effect of foreign exchange rate on cash and cash equivalents	(812)	287	349
Cash and cash equivalents, beginning of period	102,725	86,334	47,513

Cash and cash equivalents, end of period	$38,882	$102,725	$86,334

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010, 2009, and 2008

1.	Organization

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. Wells REIT II engages in the acquisition and ownership of commercial real estate properties, including properties that are under construction, are newly constructed, or have operating histories. Wells REIT II was incorporated on July 3, 2003 and commenced operations on January 22, 2004. Wells REIT II conducts business primarily through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells REIT II is the sole general partner of Wells OP II and possesses full legal control and authority over the operations of Wells OP II. Wells REIT II owns more than 99.9% of the equity interests in Wells OP II. Wells Capital, Inc. (“Wells Capital”), an affiliate of Wells Real Estate Advisory Services II, LLC (“WREAS II”), the external advisor to Wells REIT II, is the sole limited partner of Wells OP II. Wells OP II acquires, develops, owns, leases, and operates real properties directly, through wholly owned subsidiaries or through joint ventures. References to Wells REIT II herein shall include Wells REIT II and all subsidiaries of Wells REIT II, including its consolidated joint ventures, Wells OP II, and Wells OP II’s direct and indirect subsidiaries. See Note 9 for a discussion of the advisory services provided by WREAS II.

As of December 31, 2010, Wells REIT II owned controlling interests in 70 office properties and one hotel, which include 92 operational buildings. These properties are composed of approximately 22.1 million square feet of commercial space located in 23 states, the District of Columbia, and Moscow, Russia. Of these office properties, 69 are wholly owned and one is owned through a consolidated joint venture. As of December 31, 2010, the office properties were approximately 94.4% leased.

On December 1, 2003, Wells REIT II commenced its initial public offering of up to 785.0 million shares of common stock, of which 185.0 million shares were reserved for issuance through Wells REIT II’s dividend reinvestment plan (or, “DRP”), pursuant to a Registration Statement filed on Form S-11 with the SEC (the “Initial Public Offering”). Except for continuing to offer shares for sale through its DRP, Wells REIT II stopped offering shares for sale under the Initial Public Offering on November 26, 2005. Wells REIT II raised gross offering proceeds of approximately $2.0 billion from the sale of approximately 197.1 million shares under the Initial Public Offering, including shares sold under the DRP through March 2006. On November 10, 2005, Wells REIT II commenced a follow-on offering of up to 300.6 million shares of common stock, of which 0.6 million shares were reserved for issuance under Wells REIT II’s DRP, pursuant to a Registration Statement filed on Form S-11 with the SEC (the “Follow-On Offering”). On April 14, 2006, Wells REIT II amended the aforementioned registration statements to offer in a combined prospectus 300.6 million shares registered under the Follow-On Offering and 174.4 million unsold shares related to the DRP originally registered under the Initial Public Offering. Wells REIT II raised gross offering proceeds of approximately $2.6 billion from the sale of approximately 257.6 million shares under the Follow-On Offering, including shares sold under the DRP, through November 2008. Wells REIT II stopped offering shares for sale under the Follow-On Offering on November 10, 2008.

On November 11, 2008, Wells REIT II commenced a third offering of up to 375.0 million shares of common stock pursuant to a Registration Statement filed on Form S-11 with the SEC (the “Third Offering”). Under the Third Offering registration statement, as amended, Wells REIT II offered up to 300.0 million shares of common stock in a primary offering for $10 per share, with discounts available to certain categories of purchasers, and up to 75.0 million shares pursuant to its DRP at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share of its common stock. Effective June 30, 2010, Wells REIT II ceased offering shares under the Third Offering. On August 27, 2010, the Third Offering was deregistered under the Form S-11 filing and the shares issuable pursuant to the DRP were registered on Form S-3. As of December 31, 2010, Wells REIT II had raised gross offering proceeds of approximately $1.3 billion from the sale of approximately 126.9 million shares under the Third Offering, including shares sold under the DRP.

As of December 31, 2010, Wells REIT II had raised gross offering proceeds from the sale of common stock under its public offerings of approximately $5.8 billion. After deductions from such gross offering proceeds for payments of acquisition fees of approximately $115.5 million; selling commissions and dealer-manager fees of approximately $517.2 million; other organization and offering expenses of approximately $76.2 million; and common stock redemptions of approximately $407.1 million under the share redemption program (see Note 6), Wells REIT II had received aggregate net offering proceeds of approximately $4.7 billion. Substantially all of Wells REIT II’s net offering proceeds have been invested in real properties and related assets.

Wells REIT II’s stock is not listed on a public securities exchange. However, Wells REIT II’s charter requires that in the event Wells REIT II’s stock is not listed on a national securities exchange by October 2015, Wells REIT II must either seek stockholder approval to extend or amend this listing deadline or seek stockholder approval to begin liquidating investments and distributing the resulting proceeds to the stockholders. If Wells REIT II seeks stockholder approval to extend or amend this listing date and does not obtain it, Wells REIT II will then be required to seek stockholder approval to liquidate. In this circumstance, if Wells REIT II seeks and does not obtain approval to liquidate, Wells REIT II will not be required to list or liquidate and could continue to operate indefinitely as an unlisted company.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of Wells REIT II have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of Wells REIT II, Wells OP II, and any variable interest entity (“VIE”) in which Wells REIT II or Wells OP II was deemed the primary beneficiary. With respect to entities that are not VIEs, Wells REIT II’s consolidated financial statements shall also include the accounts of any entity in which Wells REIT II, Wells OP II, or its subsidiaries own a controlling financial interest and any limited partnership in which Wells REIT II, Wells OP II, or its subsidiaries own a controlling general partnership interest. In determining whether Wells REIT II or Wells OP II has a controlling interest, the following factors are considered, among other things: the ownership of voting interests, protective rights, and participatory rights of the investors. Wells REIT II owns controlling interests in two real properties through its majority ownership in Nashoba View Ownership, LLC (the “Joint Venture”). Therefore, the accounts of the Joint Venture are included in the accompanying consolidated financial statements.

All intercompany balances and transactions have been eliminated in consolidation.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board clarified previously issued GAAP and issued new requirements related to Accounting Standards

Codification Topic Fair Value Measurements and Disclosures (“ASC 820”). The clarification component includes disclosures about inputs and valuation techniques used in determining fair value, and providing fair value measurement information for each class of assets and liabilities. The new requirements relate to disclosures of transfers between the levels in the fair value hierarchy, as well as the individual components in the rollforward of the lowest level (Level 3) in the fair value hierarchy. This change in GAAP was effective for Wells REIT II beginning January 1, 2010, except for the provision concerning the rollforward of activity of the Level 3 fair value measurement, which will become effective for Wells REIT II on January 1, 2011. The adoption of ASC 820 has not had, and is not expected to have, a material impact on Wells REIT II’s consolidated financial statements or disclosures.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition or construction, and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred. Additionally, Wells REIT II capitalizes interest while the development of a real estate asset is in progress. Interest of approximately $0.5 million and $3.0 million was capitalized during the years ended December 31, 2010 and 2009, respectively. Effective January 1, 2009, as required under GAAP, Wells REIT II began to expense costs incurred in connection with real estate acquisitions, including acquisition fees payable to our advisor, as incurred. Prior to this date, acquisition fees were capitalized to prepaid expenses and other assets as incurred and allocated to properties upon using investor proceeds to fund acquisitions or to repay debt used to finance property acquisitions.

Wells REIT II is required to make subjective assessments as to the useful lives of our depreciable assets. Wells REIT II considers the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. Wells REIT II’s real estate assets are depreciated or amortized using the straight-line method. The estimated useful lives of our assets by class are as follows:

Building	40 years
Building improvements	5-25 years
Site improvements	15 years
Tenant improvements	Shorter of economic life or lease term
Intangible lease assets	Lease term

Evaluating the Recoverability of Real Estate Assets

Wells REIT II continually monitors events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets of both operating properties and properties under construction, in which Wells REIT II has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present that suggest that the carrying amounts of real estate assets and related intangible assets may not be recoverable, Wells REIT II assesses the recoverability of these assets by determining whether the respective carrying values will be recovered through the estimated undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying values, Wells REIT II adjusts the carrying value of the real estate assets and related intangible assets to the estimated fair values, pursuant to the property, plant, and equipment accounting standard for the impairment or disposal of long-lived assets, and recognizes an impairment loss. Estimated fair values are determined based on the following information, dependent upon availability: (i) recently quoted market price(s) for the subject property, or highly comparable properties, under sufficiently active and normal market conditions, or (ii) the present value of future cash flows, including estimated residual value. Wells REIT II has determined that there has been no impairment in the carrying value of real estate assets and related intangible assets held by Wells REIT II to date.

Projections of expected future operating cash flows require that management estimates future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, the number of months it takes to re-lease the property, and the number of years the property is held for investment, among other factors. The subjectivity of assumptions used in the future cash flow analysis, including discount rates, could result in an incorrect assessment of the property’s fair value and could result in the misstatement of the carrying value of Wells REIT II’s real estate assets and related intangible assets and net income (loss).

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, Wells REIT II allocates the purchase price of properties to tangible assets, consisting of land, building, site improvements and identified intangible assets and liabilities, including the value of in-place leases, based in each case on Wells REIT II’s estimate of their fair values in accordance with ASC 820 (see Fair Value Measurements section below for additional details).

The fair values of the tangible assets of an acquired property (which includes land, building and site improvements) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land, building and site improvements based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand.

Intangible Assets and Liabilities Arising from In-Place Leases where Wells REIT II is the Lessor

As further described below, in-place leases with Wells REIT II as the lessor may have values related to: direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, tenant relationships, and effective contractual rental rates that are above or below market rates:

•

Direct costs associated with obtaining a new tenant, including commissions, tenant improvements, and other direct costs, are estimated based on management’s consideration of current market costs to execute a similar lease. Such direct costs are included in intangible lease origination costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

•

The value of opportunity costs associated with lost rentals avoided by acquiring an in-place lease is calculated based on contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Such opportunity costs (“Absorption Period Costs”) are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

•

The value of tenant relationships is calculated based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. Values associated with tenant relationships are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

•

The value of effective rental rates of in-place leases that are above or below the market rates of comparable leases is calculated based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be received pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

As of December 31, 2010 and 2009, Wells REIT II had the following intangible in-place lease assets and liabilities (in thousands):

		Intangible Lease Assets
		Above-Market In-Place Lease Assets	Absorption Period Costs	Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
December 31:
2010	Gross	$139,014	$534,277	$489,361	$150,099
	Accum	(83,233)	(265,747)	(219,447)	(62,165)

	Net	$55,781	$268,530	$269,914	$87,934

2009	Gross	$153,189	$557,365	$489,567	$150,081
	Accum	(80,157)	(235,802)	(184,977)	(48,552)

	Net	$73,032	$321,563	$304,590	$101,529

During the years ended December 31, 2010, 2009, and 2008, Wells REIT II recognized the following amortization of intangible lease assets and liabilities (in thousands):

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities

	Above-Market In-Place Lease Assets	Absorption Period Costs
For the year ended December 31:
2010	$17,810	$61,743	$51,241	$14,472

2009	$17,912	$64,108	$51,266	$14,570

2008	$19,692	$67,535	$50,210	$14,004

The net intangible assets and liabilities as of December 31, 2010 will be amortized as follows (in thousands):

Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities

Above-Market In-Place Lease Assets	Absorption Period Costs

For the year ending December 31:
2011	$16,506	$55,789	$48,904	$14,144
2012	9,625	43,678	41,286	13,585
2013	7,706	38,047	38,261	13,281
2014	6,616	32,743	35,145	12,696
2015	5,939	29,520	31,790	11,240
Thereafter	9,388	68,753	74,528	22,988

	$55,780	$268,530	$269,914	$87,934

Weighted-Average Amortization Period	4 years	6 years	6 years	7 years

Evaluating the Recoverability of Intangible Assets and Liabilities

The values of intangible lease assets and liabilities are determined based on assumptions made at the time of acquisition and have defined useful lives, which correspond with the lease terms. There may be instances in which intangible lease assets and liabilities become impaired and Wells REIT II is required to write-off the remaining asset or liability immediately or over a shorter period of time. Lease restructurings, including but not limited to lease terminations and lease extensions, may impact the value and useful life of in-place leases. In-place leases that are terminated, partially terminated, or modified will be evaluated for impairment if the original in-place lease terms have been modified. In situations where the discounted cash flows of the modified in-place lease stream are less than the discounted cash flows of the original in-place lease stream, Wells REIT II reduces the carrying value of the intangible lease assets to reflect the modified lease terms and recognizes an impairment loss. For in-place lease extensions that are executed more than one year prior to the original in-place lease expiration date, the useful life of the in-place lease will be extended over the new lease term with the exception of those in-place lease components, such as lease commissions and tenant allowances, which have been renegotiated for the extended term. Renegotiated in-place lease components, such as lease commissions and tenant allowances, will be amortized over the shorter of the useful life of the asset or the new lease term.

Intangible Assets and Liabilities Arising from In-Place Ground Leases where Wells REIT II is the Lessee

In-place ground leases with Wells REIT II as the lessee may have value associated with effective contractual rental rates that are above or below market rates. Such values are calculated based on the present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place lease, and (ii) management’s estimate of fair market lease rates for the corresponding in-place lease, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market in-place lease values are recorded as intangible lease liabilities or assets and amortized as an adjustment to property operating cost over the remaining term of the respective leases. Wells REIT II had a gross below-market lease asset of approximately $110.7 million as of December 31, 2010 and 2009, respectively, and accumulated amortization of $(6.9) million and $(4.8) million as of December 31, 2010 and 2009, respectively. Thus, Wells REIT II had a net below-market lease asset of approximately $103.8 million and $105.9 million as of December 31, 2010 and 2009, respectively. Amortization of this asset was approximately $2.1 million for the years ended December 31, 2010, 2009, and 2008.

As of December 31, 2010, the net below-market lease asset will be amortized as follows (in thousands):

For the year ending December 31:
2011	$2,069
2012	2,069
2013	2,069
2014	2,069
2015	2,069
Thereafter	93,484

$103,829

Weighted-Average Remaining Amortization Period	51 years

Cash and Cash Equivalents

Wells REIT II considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and include investments in money market accounts and commercial paper as of December 31, 2010 and 2009.

Tenant Receivables, net

Tenant receivables are comprised of rental and reimbursement billings due from tenants and the cumulative amount of future adjustments necessary to present rental income on a straight-line basis. Tenant receivables are recorded at the original amount earned, less an allowance for any doubtful accounts, which approximates fair value. Management assesses the realizability of tenant receivables on an ongoing basis and provides for allowances as such balances, or portions thereof, become uncollectible. Wells REIT II adjusted the allowance for doubtful accounts by recording a provision for doubtful accounts, net of recoveries, in general and administrative expenses of approximately $0.6 million and $3.6 million for the years ended December 31, 2010 and 2009, respectively.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets are primarily comprised of earnest money and deposits paid in connection with future acquisitions and borrowings, escrow accounts held by lenders to pay future real estate taxes, insurance and tenant improvements, notes receivable, nontenant receivables, prepaid taxes, insurance and operating costs, hotel inventory, and deferred tax assets. Prepaid expenses and other assets will be expensed as incurred or reclassified to other asset accounts upon being put into service in future periods.

Deferred Financing Costs

Deferred financing costs are comprised of costs incurred in connection with securing financing from third-party lenders and are capitalized and amortized over the term of the related financing arrangements. Wells REIT II recognized amortization of deferred financing costs for the years ended December 31, 2010, 2009, and 2008 of approximately $4.1 million, $3.9 million, and $1.8 million, respectively, which is included in interest expense in the accompanying consolidated statements of operations.

Deferred Lease Costs

Deferred lease costs include (i) costs incurred to procure leases, which are capitalized and recognized as amortization expense on a straight-line basis over the terms of the lease, and (ii) common area maintenance costs that are recoverable from tenants under the terms of the existing leases; such costs are capitalized and recognized as operating expenses over the shorter of the lease term or the recovery period provided for in the lease. Wells REIT II recognized amortization of deferred lease costs of approximately $4.7 million, $5.0 million, and $3.1 million for the years ended December 31, 2010, 2009, and 2008, respectively, the majority of which is recorded as amortization. Upon receiving notification of a tenant’s intention to terminate a lease, unamortized deferred lease costs are amortized over the shortened lease period.

Investments in Development Authority Bonds and Obligations Under Capital Leases

In connection with the acquisition of certain real estate assets, Wells REIT II has assumed investments in development authority bonds and corresponding obligations under capital leases of land or buildings. The county development authority issued bonds to developers to finance the initial development of these projects, a portion of which was then leased back to the developer under a capital lease. This structure enabled the developer to receive property tax abatements over the concurrent terms of the development authority bonds and capital leases. The remaining property tax abatement benefits transferred to Wells REIT II upon assumption of the bonds and corresponding capital leases at acquisition. The development authority bonds and the obligations under the capital leases are both recorded at their net present values, which we believe approximates fair value. The related amounts of interest income and expense are recognized as earned in equal amounts and, accordingly, do not impact net income (loss). In connection with the September 2010 sale of New Manchester One, the related development and authority bond and capital lease obligation, both equal to $18.0 million, were transferred to the buyer. See Note 11, Discontinued Operations , for additional details.

Lines of Credit and Notes Payable

Certain mortgage notes included in lines of credit and notes payable in the accompanying consolidated balance sheets were assumed upon the acquisition of real properties. When debt is assumed, Wells REIT II adjusts the loan to fair value with a corresponding adjustment to building. The fair value adjustment is amortized to interest expense over the term of the loan using the effective interest method.

Noncontrolling interests represent the equity interests of consolidated subsidiaries that are not owned by Wells REIT II. Noncontrolling interests are adjusted for contributions, distributions, and earnings attributable to the noncontrolling interest holders of the consolidated joint ventures. Pursuant to the terms of the consolidated joint venture agreements, all earnings and distributions are allocated to joint venturers in accordance with the terms of the respective joint venture agreements. Earnings allocated to such noncontrolling interest holder are recorded as net (income) loss attributable to noncontrolling interests in the accompanying consolidated statements of operations.

Noncontrolling interests in consolidated subsidiaries in which the minority partner does not have the right to put the minority interest to Wells REIT II for redemption are presented separately in the consolidated statements of equity as nonredeemable noncontrolling interests. Wells REIT II purchased the nonredeemable noncontrolling interest in the joint ventures that own the Three Glenlake Building for $5.6 million and the Highland Landmark III Building for $2.6 million, in August 2010 and December 2010, respectively. The purchase price represents the original cost attributable to this nonredeemable noncontrolling interest in each joint venture at acquisition.

Under certain circumstances, Wells Capital may require Wells REIT II to redeem its interest in Wells OP II’s partnership units. As such, Wells Capital’s noncontrolling interest in Wells OP II is included in accounts payable, accrued expenses, and accrued capital expenditures in the consolidated balance sheets ($0.1 million as of both December 31, 2010 and December 31, 2009), and its allocation of Wells OP II’s earnings (loss) is included in general and administrative expenses in the consolidated statements of operations.

Redeemable Common Stock

Under Wells REIT II’s share redemption program (“SRP”), the decision to honor redemptions, subject to certain plan requirements and limitations, falls outside the control of Wells REIT II. As a result, Wells REIT II records redeemable common stock in the temporary equity section of its consolidated balance sheet. Effective September 10, 2010, Wells REIT II amended the SRP to, among other things, increase the number of shares that may be redeemed under the plan. Total redemptions (including those tendered within two years of a stockholder’s death) are limited to the extent that they would cause both (i) the aggregate amount paid for all redemptions during the then-current calendar year to exceed 100% of the net proceeds of the DRP during such calendar year, and (ii) the total number of shares redeemed during the then-current calendar year to exceed 5% of the weighted-average number of shares outstanding in the prior calendar year. Thus, as of December 31, 2010, Wells REIT II measured redeemable common stock at the greater of (i) and (ii), or 5% of the weighted-average number of shares outstanding in 2009 (467,922,000) multiplied by the maximum price at which shares could be redeemed within two years of a stockholder’s death during the year ended December 31, 2010 ($10.00), less the amount incurred to redeem shares during the year ended December 31, 2010.

As of December 31, 2009, the SRP, as then amended, required Wells REIT II to honor all redemption requests made within two years following the death of a stockholder and required Wells REIT II to honor certain other redemption requests up to the amount of proceeds raised in the current calendar year. Further, at that time, Wells REIT II had an insurance-backed source of funding for the redemption of shares under the SRP in the event that an unusually large number of redemption requests were sought due to the death of its investors. As a result, as of December 31, 2009, Wells REIT II measured redeemable common stock as the sum of (i) the present value of the future estimated deductible amounts under the insurance agreement, and (ii) the amount of net proceeds raised from the sale of shares under the DRP in the current calendar year, less the amount previously incurred to redeem shares in the current calendar year.

Upon being tendered for redemption by the holder, Wells REIT II reclassifies redeemable common shares from temporary equity to a liability at settlement value. As of December 31, 2010, we accrued $0.01 million for redemptions. There were no shares tendered and not yet redeemed as of December 31, 2010 and 2009.

Preferred Stock

Wells REIT II is authorized to issue up to 100.0 million shares of one or more classes or series of preferred stock with a par value of $0.01 per share. Wells REIT II’s board of directors may determine the relative rights, preferences, and privileges of each class or series of preferred stock issued, which may be more beneficial than the rights, preferences, and privileges attributable to Wells REIT II’s common stock. To date, Wells REIT II has not issued any shares of preferred stock.

Common Stock

The par value of Wells REIT II’s issued and outstanding shares of common stock is classified as common stock, with the remainder allocated to additional paid-in capital.

Distributions

In order to maintain its status as a REIT, Wells REIT II is required by the Internal Revenue Code of 1986, as amended (the “Code”), to make distributions to stockholders each taxable year equal to at least 90% of its REIT taxable income, computed without regard to the dividends-paid deduction and by excluding net capital gains attributable to stockholders (“REIT taxable income”). Distributions to the stockholders are determined by the board of directors of Wells REIT II and are dependent upon a number of factors relating to Wells REIT II, including funds available for payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain Wells REIT II’s status as a REIT under the Code.

Interest Rate Swap Agreements

Wells REIT II enters into interest rate swap contracts to mitigate its interest rate risk on the related financial instruments. Wells REIT II does not enter into derivative or interest rate transactions for speculative purposes; however, certain of its derivatives may not qualify for hedge accounting treatment. Wells REIT II records the fair value of its interest rate swaps either as prepaid expenses and other assets or as accounts payable, accrued expenses, and accrued capital expenditures. Changes in the fair value of the effective portion of interest rate swaps that are designated as hedges are recorded as other comprehensive income (loss), while changes in the fair value of the ineffective portion of a hedge, if any, is recognized currently in earnings. Changes in the fair value of interest rate swaps that do not qualify for hedge accounting treatment are recorded as gain (loss) on interest rate swaps. Amounts received or paid under interest rate swap agreements are recorded as interest expense for contracts that qualify for hedge accounting treatment and as gain (loss) on interest rate swaps for contracts that do not qualify for hedge accounting treatment.

The following table provides further information relating to Wells REIT II’s interest rate swaps as of December 31, 2010 and 2009 (in thousands):

Instrument Type	Balance Sheet Classification	Fair Value at December 31, 2010	Fair Value at December 31, 2009
Derivatives designated as hedging instruments:
Interest rate contracts	Accounts payable	$(11,222)	$(8,112)

Derivatives not designated as hedging instruments:
Interest rate contracts
	Accounts payable	$(37,208)	$(27,723)

The following table presents detail of the components of Wells REIT II’s gain (loss) on interest rate swaps that qualify for cash flow hedge accounting treatment for the years ended December 31, 2010 and 2009. There were no amounts reclassified from other comprehensive income to the income statement and no ineffective portion for the periods presented.

	Amount of Gain or (Loss) Recognized in Other Comprehensive Income (in thousands)
	2010	2009
Market value adjustment to interest rate swap	$(3,110)	$6,532

The following table presents detail of the components of Wells REIT II’s gain (loss) on interest rate swaps that do not qualify for cash flow hedge accounting treatment for the years ended December 31, 2010 and 2009 (in thousands):

Location of Gain or (Loss) Recognized in the Consolidated Statements of Operations	For the Years Ended December 31,
	2010	2009
(Loss) gain on interest rate swaps	$(19,061)	$14,134

For additional information about interest rate swap contracts that Wells REIT II has outstanding, see Fair Value Measurements on page F-19 and F-20.

Foreign Currency Exchange Contract

On October 2, 2007, Wells REIT II entered into a foreign currency exchange contract to hedge its exposure to fluctuations in the U.S. dollar to Russian rouble exchange rate in connection with a Russian rouble denominated contract to purchase Dvintsev Business Center—Tower B upon completion of construction. The foreign currency exchange contract was indexed against a requirement to purchase 802.4 million Russian roubles at a fixed price of $0.04 per Russian rouble. As of December 31, 2008, Wells REIT II estimated the fair value of this contract equal to a liability of approximately $7.6 million, which is included in accounts payable, accrued expenses, and accrued capital expenditures in the accompanying consolidated balance sheets. This contract was settled on April 1, 2009, for a payment of approximately $8.2 million to the counterparty.

Financial Instruments

As of December 31, 2010 and 2009, the estimated fair value of Wells REIT II’s lines of credit and notes payable was approximately $912.3 million and $907.7 million, respectively. Wells REIT II estimated the fair values of its line of credit by obtaining estimates for similar facilities from multiple market participants as of the respective reporting dates. The fair values of all other debt instruments were estimated based on discounted cash flow analyses using the current incremental borrowing rates for similar types of borrowing arrangements as of the respective reporting dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

Revenue Recognition

All leases on real estate assets held by Wells REIT II are classified as operating leases, and the related base rental income is generally recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursements are recognized as revenue in the period that the related operating cost is incurred and are billed to tenants pursuant to the terms of the underlying leases. Rental income and tenant reimbursements collected in advance are recorded as deferred income in the accompanying consolidated balance sheets. Lease termination fees are recorded as other property income and recognized once the tenant has lost the right to lease the space and Wells REIT II has satisfied all obligations under the related lease or lease termination agreement.

In conjunction with certain acquisitions, Wells REIT II has entered into master lease agreements with various sellers, whereby the sellers are obligated to pay rent pertaining to certain nonrevenue-producing spaces either at the time of, or subsequent to, the property acquisition. These master leases were established at the time of acquisition to mitigate the potential negative effects of lost rental revenues and expense reimbursement income. Wells REIT II records payments received under master lease agreements as a reduction of the basis of the underlying property rather than rental income. There were no proceeds received from master leases for the years ended December 31, 2010, 2009, or 2008.

Wells REIT II owns a full-service hotel. Revenues derived from the operations of the hotel include, but are not limited to, revenues from rental of rooms, food and beverage sales, telephone usage, and other service revenues. Revenue is recognized when rooms are occupied, when services have been performed, and when products are delivered.

Earnings Per Share

Basic earnings (loss) per share is calculated as net income (loss) attributable to the common stockholders of Wells REIT II divided by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share equals basic earnings (loss) per share, adjusted to reflect the dilution that would occur if all outstanding securities convertible into common shares or contracts to issue common shares were converted/exercised and the related proceeds were used to repurchase common shares. As the exercise price of Wells REIT II’s director stock options exceeds the current offering price of Wells REIT II’s common stock, the impact of assuming that the outstanding director stock options have been exercised is anti-dilutive. Therefore, basic earnings (loss) per share equals diluted earnings (loss) per share for each of the periods presented.

Income Taxes

Wells REIT II has elected to be taxed as a REIT under the Code and has operated as such beginning with its taxable year ended December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its REIT taxable income, as defined by the Code, to its stockholders. As a REIT, Wells REIT II generally is not subject to income tax on income it distributes to stockholders. Wells REIT II is subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in the accompanying consolidated financial statements.

Wells TRS II, LLC (“Wells TRS”) is a wholly owned subsidiary of Wells REIT II and is organized as a Delaware limited liability company and operates, among other things, a full-service hotel. Wells REIT II has elected to treat Wells TRS as a taxable REIT subsidiary. Wells REIT II may perform certain additional, noncustomary services for tenants of its buildings through Wells TRS; however, any earnings related to such services are subject to federal and state income taxes. In addition, for Wells REIT II to continue to qualify as a REIT, Wells REIT II must limit its investments in taxable REIT subsidiaries to 25% of the value of the total assets of Wells REIT II. Deferred tax assets and liabilities represent temporary differences between the financial reporting basis and the tax basis of assets and liabilities based on the enacted rates expected to be in effect when the temporary differences reverse. Wells REIT II records interest and penalties related to uncertain tax positions as general and administrative expense in the accompanying consolidated statements of operations.

Foreign Currency Translation

Effective July 1, 2009, and commensurate with our first full quarter of ownership of the Dvintsev property, Wells REIT II’s Russian subsidiary changed its functional currency from the Russian rouble to the U.S. dollar and, accordingly, began to maintain its books and records in U.S. dollars instead of in Russian roubles. Gains or losses may result from remeasuring cash or debt denominated in currencies other than our functional currency, and from transactions executed in currencies other than our functional currency due to a difference in the exchange rate in place when the transaction is initiated and the exchange rate in place when the transaction is settled. Such remeasurement gains or losses are included in general and administrative expenses in the accompanying consolidated statements of operations.

Prior to July 1, 2009, Wells REIT II’s Russian subsidiary used the Russian rouble as its functional currency and, accordingly, maintained its books and records in Russian roubles. During this period, Wells REIT II’s Russian subsidiary translated its assets and liabilities into U.S. dollars at the exchange rate in place as of the balance sheet date, and translated its revenues and expenses into U.S. dollars at the average exchange rate for the periods presented. Net exchange gains or losses resulting from the translation of these financial statements from Russian roubles to U.S. dollars were recorded in other comprehensive loss in the accompanying consolidated statements of equity through June 30, 2009.

Fair Value Measurements

Wells REIT II estimates the fair value of its assets and liabilities (where currently required under GAAP) consistent with the provisions of the accounting standard for fair value measurements and disclosures, which became effective for financial assets and liabilities on January 1, 2008. Under this standard, fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. While various techniques and assumptions can be used to estimate fair value depending on the nature of the asset or liability, the accounting standard for fair value measurements and disclosures provides the following fair value technique parameters and hierarchy, depending upon availability:

Level 1—Assets or liabilities for which the identical term is traded on an active exchange, such as publicly traded instruments or futures contracts.

Level 2—Assets and liabilities valued based on observable market data for similar instruments.

Level 3—Assets or liabilities for which significant valuation assumptions are not readily observable in the market. Such assets or liabilities are valued based on the best available data, some of which may be internally developed. Significant assumptions may include risk premiums that a market participant would consider.

Wells REIT II records its interest rate swaps at fair value estimated using Level 2 techniques and assumptions, as defined above. The fair value of Wells REIT II’s interest rate swaps were $(48.4) million and $(35.8) million at December 31, 2010 and 2009, respectively. Please refer to the Interest Rate Swap Agreements disclosure above for additional details. Wells REIT II also applies the provisions of ASC 820 to the allocation of purchase price of acquired properties to assets and liabilities based on Level 3 assumptions. Refer to Note 3, Real Estate Acquisitions , for additional details.

Operating Segments

Wells REIT II operates in a single reporting segment, and the presentation of Wells REIT II’s financial condition and performance is consistent with the way in which Wells REIT II’s operations are managed.

Reclassification

Certain prior period amounts have been reclassified to conform with the current-period financial statement presentation. Pursuant to the accounting standard for consolidations, effective January 1, 2009, Wells REIT II reclassified its minority interest balances, a component of mezzanine equity to noncontrolling interests, a component of permanent equity, for all periods presented. Therefore, for all periods presented, net income (loss) includes income attributable to the noncontrolling interests; whereas, net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc. does not.

3.	Real Estate Acquisitions

During the years ended December 31, 2010 and 2009, Wells REIT II acquired or placed into service the following properties (in thousands):

							Intangibles
Property Name	City	State	Acquisition Date	Land	Buildings and Improvements	Deferred Lease Costs	Intangible Lease Assets	Intangible Lease Origination	Below- Market Lease Liability	Total Purchase Price	Lease Details
2010
Sterling Commerce Center	Columbus	OH	3/8/2010	$1,793	$32,459	$—	$680	$2,515	$(877)	$36,570	(1)
550 King Street Buildings	Boston	MA	4/1/2010	8,632	77,897	—	2,074	5,346	—	93,949	(2)
Cranberry Woods Drive-Phase II	Cranberry	PA	6/1/2010	8,303	83,871	4,765	—	—	—	96,939	(3)
Houston Energy Center I	Houston	TX	6/28/2010	4,734	81,309	—	2,996	4,961	—	94,000	(4)
SunTrust Building	Orlando	FL	8/25/2010	1,222	19,706	—	1,634	938	—	23,500	(5)
Chase Center Building	Columbus	OH	10/21/2010	5,148	25,657	—	—	2,804	1,891	35,500	(6)

2009
Cranberry Woods Drive—Phase I	Cranberry	PA	5/29/2009	7,209	84,180	5,011	—	—	—	96,400	(3)
Dvintsev Business Center—Tower B	Moscow	Russia	5/29/2009	—	63,638	343	3,119	—	—	67,100	(7)

				$37,041	$468,717	$10,119	$10,503	$16,564	$1,014	$543,958

(1)	100% leased to AT&T with a lease expiration in 2020.

(2)	100% leased to International Business Machines (IBM) with a lease expiration in 2020.

(3)	100% leased to Westinghouse Electric Company with a lease expiration in 2025, with options to extend for three successive periods up to five years for each at then-prevailing market rental rates.

(4)	100% leased to Foster Wheeler USA Corp with a lease expiration in 2018.

(5)	100% leased to SunTrust Bank with a lease expiration in 2019.

(6)	100% leased to JP Morgan Chase with a lease expiration in 2025 and an early termination option for 42% of the space without penalty in 2022.

(7)	34% leased at December 31, 2010 with multiple tenants and weighted-average lease expirations in 2018.

4.	Lines of Credit and Notes Payable

The following table summarizes the terms of Wells REIT II’s indebtedness outstanding as of December 31, 2010 and 2009 (in thousands):

Facility	Rate as of December 31, 2010		Term Debt or Interest Only		Maturity	Outstanding Balance as of December 31,
						2010	2009
222 E. 41st Street Building mortgage note	LIBOR + 120bp	(1)	Interest Only	(2)	8/16/2017	$164,151	$153,130
100 East Pratt Street Building mortgage note	5.08%		Interest Only		6/11/2017	105,000	105,000
Wildwood Buildings mortgage note	5.00%		Interest Only		12/1/2014	90,000	90,000
Manhattan Towers Building mortgage note	5.65%		Interest Only		1/6/2017	75,000	75,000
JP Morgan Chase Bank unsecured revolving debt	3.26	%(3)	Interest Only		5/7/2013	72,000	—
Cranberry Woods Drive mortgage note	LIBOR + 300bp	(4)	Interest Only	(4)	12/22/2012	63,396	63,396
80 Park Plaza Building mortgage note	LIBOR + 130bp	(5)	Interest Only	(2)	9/21/2016	60,894	56,978
263 Shuman Boulevard Building mortgage note	5.55%		Interest Only		7/1/2017	49,000	49,000
800 North Frederick Building mortgage note	4.62%		Interest Only		11/11/2011	46,400	46,400
One West Fourth Street Building mortgage note	5.80%		Term Debt		12/10/2018	41,537	43,408
SanTan Corporate Center mortgage notes	5.83%		Interest Only		10/11/2016	39,000	39,000
Highland Landmark Building mortgage note	4.81%		Interest Only		1/10/2012	33,840	33,840
Three Glenlake Building mortgage note	LIBOR + 90bp	(6)	Interest Only	(7)	7/31/2013	25,721	25,414
215 Diehl Road Building mortgage note	5.55%		Interest Only		7/1/2017	21,000	21,000
5 Houston Center Building mortgage note	5.42%		Interest Only		10/1/2010	—	90,000
One and Four Robbins Road Buildings mortgage note	5.07%		Interest Only		9/5/2010	—	23,000
1580 West Nursery Road Buildings mortgage note	7.67%		Term Debt		9/1/2010	—	19,786
Bank Zenit loan (11.61%)	11.61%		Interest Only		10/2/2014	—	6,633
Bank Zenit loan (14.00%)	14.00%		Interest Only		10/2/2014	—	5,951

Total indebtedness						$886,939	$946,936

(1)

Wells REIT II is party to an interest rate swap agreement, which effectively fixes its interest rate on the 222 E. 41st Street Building mortgage note at 6.675% per annum and terminates on August 16, 2017. This interest rate swap agreement does not qualify for hedge accounting treatment; therefore, changes in fair value are recorded as gain (loss) on interest rate swaps in the accompanying consolidated statements of operations.

(2)	Interest accrues over the term of the note; all principal and interest are payable at maturity. Interest compounds monthly.

(3)

The JP Morgan Chase Bank, N.A. unsecured revolving debt bears interest at a rate based on, at the option of Wells REIT II, the London Interbank Offered Rate (“LIBOR”) for one-, two-, three-, or six-month periods, plus an applicable margin ranging from 2.60% to 3.40%, or the floating base rate plus an applicable margin ranging from 1.60% to 2.40%.

(4)	Interest only during the first 24 months. Principal and interest are due monthly in 2012. LIBOR floor is 2.00%.

(5)

Wells REIT II is party to an interest rate swap agreement, which effectively fixes its interest rate on the 80 Park Plaza Building mortgage note at 6.575% per annum and terminates on September 21, 2016. This interest rate swap agreement qualifies for hedge accounting treatment; therefore, changes in fair value are recorded as other comprehensive income (loss) in the accompanying consolidated statements of equity.

(6)

Wells REIT II is party to an interest rate swap agreement, which effectively fixes its interest rate on the Three Glenlake Building mortgage note at 5.95% per annum and terminates on July 31, 2013. This interest rate swap agreement does not qualify for hedge accounting treatment; therefore, changes in fair value are recorded as gain (loss) on interest rate swaps in the accompanying consolidated statements of operations.

(7)	Interest is due monthly; however, under the terms of the loan agreement, a portion of the monthly debt service amount accrues and is added to the outstanding balance of the note over the term.

Unsecured Lines of Credit and Term Loan

On May 7, 2010, Wells REIT II entered into a $500.0 million, three-year, unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A. as administrative agent (the “JPMorgan Chase Credit Facility”) to replace the $245.0 million unsecured revolving financing facility with Wachovia Bank, N.A./Wells Fargo Bank, N.A. At December 31, 2010, Wells OP II had $72.0 million outstanding under the JPMorgan Chase Credit Facility.

The JPMorgan Chase Credit Facility provides for interest to be incurred based on, at the option of Wells REIT II, LIBOR for one-, two-, three-, or six-month periods, plus an applicable margin ranging from 2.60% to 3.40% (the “LIBOR Rate”), or at an alternate base rate, plus an applicable margin ranging from 1.60% to 2.40% (the “Base Rate”). The Base Rate for any day is the greatest of (1) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect in its principal office in New York City for such day; (2) the federal funds rate for such day plus 0.50%; or (3) the one-month LIBOR Rate, for such day plus 1.00%. The margin component of the LIBOR Rate and the Base Rate is determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on Wells REIT II’s leverage ratio, as defined, if it does not have a corporate credit rating. Additionally, Wells REIT II will incur a facility fee on the aggregate revolving commitment ranging from 0.40% to 0.60% per annum, which is also determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on its leverage ratio, if it does not have a corporate credit rating.

Under the JPMorgan Chase Credit Facility, interest on LIBOR Rate loans is payable in arrears on the last day of each interest period; interest on Base Rate loans is payable in arrears, on the first day of each month. Wells REIT II is required to repay all outstanding principal balances and accrued interest by May 7, 2013.

Wells REIT II is subject to a $25.0 million limitation on letters of credit that may be issued under the JPMorgan Chase Credit Facility. In addition, the JPMorgan Chase Credit Facility contains the following restrictive covenants:

•	limits the ratio of debt to total asset value, as defined, to 50% or less during the term of the facility;

•	limits the ratio of secured debt to total asset value, as defined, to 40% or less during the term of the facility;

•	requires the ratio of unencumbered asset value, as defined, to total unsecured debt to be at least 2:1 at all times;

•	requires maintenance of certain interest and fixed-charge coverage ratios;

•	limits the ratio of secured recourse debt to total asset value, as defined, to 10% or less at all times;

•	requires maintenance of certain minimum tangible net worth balances; and

•	limits investments that fall outside Wells REIT II’s core investments of improved office properties located in the United States.

As of December 31, 2010, Wells REIT II believes it was in compliance with the restrictive covenants on its outstanding debt obligations.

During the year ended December 31, 2010, Wells REIT II repaid five mortgage notes totaling $144.7 million using proceeds from the JPMorgan Chase Credit Facility and the net proceeds from the sale of common stock. During the years ended December 31, 2010 and 2009, Wells REIT II also made interest payments of approximately $40.2 million and $44.7 million, respectively, including amounts capitalized of approximately $0.5 million and $3.0 million, respectively.

The estimated fair value of Wells REIT II’s notes payable as of December 31, 2010 and 2009 was approximately $915.9 million and $907.7 million, respectively. Wells REIT II estimated the fair value of its line of credit by obtaining estimates for similar facilities from multiple market participants as of the respective reporting dates.

The fair values of all other debt instruments were estimated based on discounted cash flow analyses using the current incremental borrowing rates for similar types of borrowing arrangements as of the respective reporting dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

On May 7, 2009, Wells REIT II entered into an amended and restated credit agreement with a syndicate of banks led by Wachovia Bank N.A. (“Wachovia”), which amended the terms of its prior credit agreement and provided Wells OP II with a $245.0 million unsecured revolving credit agreement (the “Wachovia Line of Credit”). The Wachovia Line of Credit matured on May 7, 2010, and bore interest at a floating rate based on, at the option of Wells OP II, the LIBOR for 7- or 30-day periods, which was subject to a 2.00% floor, plus an applicable margin ranging from 3.00% to 3.75% or at the floating base rate, plus an applicable margin ranging from 2.00% to 2.75%. At December 31, 2009, Wells OP II had no amounts outstanding under the Wachovia Line of Credit. The interest rate as of December 31, 2009, was 5.25% per annum.

Interest Paid and Extinguishment of Debt

As of December 31, 2010 and 2009, Wells REIT II’s weighted-average interest rate on its lines of credit and notes payable was approximately 5.46% and 5.74%, respectively. Wells REIT II made interest payments, including amounts capitalized, of approximately $40.7 million, $44.7 million, and $44.4 million during the years ended December 31, 2010, 2009, and 2008, respectively, of which approximately $0.5 million, $3.0 million, and $1.9 million was capitalized during the years ended December 31, 2010, 2009, and 2008, respectively. On April 28, 2008, Wells REIT II accepted an offer from the lender to prepay the Key Center Complex mortgage notes for approximately $11.5 million. The net book value of the Key Center Complex mortgage notes was approximately $14.5 million, resulting in a gain on early extinguishment of debt of approximately $3.0 million. This gain is reported as a gain on early extinguishment of debt in the accompanying consolidated statements of operations.

Debt Maturities

The following table summarizes the aggregate maturities of Wells REIT II’s indebtedness as of December 31, 2010 (in thousands):

2011	$48,383
2012	99,586
2013	100,212
2014	92,639
2015	2,796
Thereafter	543,323

Total	$886,939

5.	Commitments and Contingencies

Obligations Under Operating Leases

Wells REIT II owns four properties that are subject to ground leases with expiration dates of October 11, 2011; December 31, 2058; February 28, 2062; and July 31, 2099. As of December 31, 2010, the remaining required payments under the terms of these ground leases are as follows (in thousands):

2011	$2,450
2012	2,530
2013	2,557
2014	2,557
2015	2,557
Thereafter	213,519

Total	$226,170

Obligations Under Capital Leases

Certain properties are subject to capital leases of land and/or buildings. Each of these obligations requires payments equal to the amounts of principal and interest receivable from related investments in development authority bonds, which mature in 2012, 2013, and 2021. The required payments under the terms of the leases are as follows as of December 31, 2010 (in thousands):

2011	$40,029
2012	99,729
2013	499,993
2014	7,200
2015	7,200
Thereafter	163,200

817,351
Amounts representing interest	(171,351)

Total	$646,000

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, may obligate Wells REIT II to expend capital to expand an existing property or provide other expenditures for the benefit of the tenant. As of December 31, 2010, no tenants have exercised such options that had not been materially satisfied.

Litigation

From time to time, Wells REIT II is party to legal proceedings, which arise in the ordinary course of its business. Wells REIT II is not currently involved in any legal proceedings for which the outcome is reasonably likely to have a material adverse effect on the results of operations or financial condition of Wells REIT II.

6.	Stockholders’ Equity

Stock Option Plan

Wells REIT II maintains a stock option plan that provides for grants of “nonqualified” stock options to be made to selected employees of WREAS II, Wells Capital, and Wells Management (the “Stock Option Plan”). A total of 750,000 shares have been authorized and reserved for issuance under the Stock Option Plan. As of December 31, 2010, no stock options have been granted under the plan.

Under the Stock Option Plan, the exercise price per share for the options must be the greater of (1) $11.00 or (2) the fair market value (as defined in the Stock Option Plan) on the date the option is granted. The Conflicts Committee of Wells REIT II’s board of directors, upon recommendation and consultation with Wells Capital, may grant options under the plan. The Conflicts Committee has the authority to set the term and vesting period of the stock options as long as no option has a term greater than five years from the date the stock option is granted. In the event of a corporate transaction or other recapitalization event, the Conflicts Committee will adjust the number of shares, class of shares, exercise price, or other terms of the Stock Option Plan to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Option Plan or with respect to any option as necessary. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Code, and no stock option may be granted if the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers, or any of their affiliates, would exceed 10% of Wells REIT II’s outstanding shares. No option may be sold, pledged, assigned, or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

Independent Director Stock Option Plan

Wells REIT II maintains an independent director stock option plan that provides for grants of stock to be made to independent directors of Wells REIT II (the “Director Plan”). On April 24, 2008, the Conflicts Committee of the Board of Directors suspended the Independent Director Stock Option Plan. Wells REIT II does not expect to issue additional options to independent directors until its shares of common stock are listed on a national securities exchange. A total of 100,000 shares have been authorized and reserved for issuance under the Director Plan.

Under the Director Plan, options to purchase 2,500 shares of common stock at $12.00 per share were granted upon initially becoming an independent director of Wells REIT II. Of these options, 20% are exercisable immediately on the date of grant. An additional 20% of these options become exercisable on each anniversary for four years following the date of grant. Additionally, effective on the date of each annual stockholder meeting, beginning in 2004, each independent director was granted options to purchase 1,000 additional shares of common stock at the greater of (1) $12.00 per share or (2) the fair market value (as defined in the Director Plan) on the last business day preceding the date of the annual stockholder meeting. These options are 100% exercisable two years after the date of grant. All options granted under the Director Plan expire no later than the tenth anniversary of the date of grant and may expire sooner if the independent director dies, is disabled, or ceases to serve as a director. In the event of a corporate transaction or other recapitalization event, the Conflicts Committee will adjust the number of shares, class of shares, exercise price, or other terms of the Director Plan to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Director Plan or with respect to any option as necessary. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Code, and no stock option may be granted if the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers, or any of their affiliates, would exceed 10% of Wells REIT II’s outstanding shares. No option may be sold, pledged, assigned, or transferred by an independent director in any manner other than by will or the laws of descent or distribution.

A summary of stock option activity under Wells REIT II’s Director Plan during the years ended December 31, 2010, 2009, and 2008, follows:

	Number	Exercise Price	Exercisable
Outstanding as of December 31, 2007	29,500	$12	16,500
Granted	—
Terminated	—

Outstanding as of December 31, 2008	29,500	$12	23,000

Granted	—
Terminated	—

Outstanding as of December 31, 2009	29,500	$12	28,500

Granted	—
Terminated	—

Outstanding as of December 31, 2010	29,500	$12	29,000

Wells REIT II has evaluated the fair values of options granted under the Wells REIT II Director Plan using the Black-Scholes-Merton model and concluded that such values are insignificant as of the end of the period presented. The weighted-average contractual remaining life for options that were exercisable as of December 31, 2010 was approximately five years.

Dividend Reinvestment Plan

Wells REIT II maintains a dividend reinvestment plan that allows common stockholders to elect to reinvest an amount equal to the distributions declared on their common shares in additional shares of Wells REIT II’s common stock in lieu of receiving cash distributions. Under the DRP, shares may be purchased by participating stockholders at the higher of $9.55 per share or 95% of the estimated per-share value, as estimated by Wells Capital or another firm chosen by the board of directors for that purpose. Participants in the DRP may purchase fractional shares so that 100% of the distributions will be used to acquire shares of Wells REIT II’s stock. The board of directors, by majority vote, may amend or terminate the DRP for any reason, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Program

Wells REIT II’s SRP allows stockholders who have held their shares for more than one year to redeem those shares, subject to certain limitations. Under the SRP all “Ordinary Redemptions” (those that do not occur within two years of death or “qualifying disability,” as defined by the SRP) requests are placed in a pool and honored on a pro rata basis. Redemptions sought within two years of the death or “qualifying disability” of a stockholder do not require a one-year holding period, and the redemption price is the amount paid for the shares until the date that we publish an estimate of the value of a share of our common stock, which estimate is not based on the most recent prices paid in a public offering of our common stock (the “Net Asset Value Publication Date”), which must occur within 18 months after the close of our public offering. At that time, the redemption price would be the higher of the amount for which the shares were issued or 100% of the estimated per-share value of Wells REIT II. Wells REIT II will honor all redemption requests that are made within two years following the death of a stockholder.

Effective September 10, 2010, the SRP was amended to, among other things, increase the number and dollar value of shares that may be redeemed under the plan as follows:

•

First, we will limit requests for Ordinary Redemptions and those upon the qualifying disability of a stockholder on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed 5.0% of the weighted-average number of shares outstanding in the prior calendar year. Requests precluded by this test would not be considered in the test below.

•

In addition, if necessary, we will limit all redemption requests, including those sought within two years of a stockholder’s death, on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed the greater of 100% of the net proceeds from our DRP during the calendar year or 5.0% of the weighted-average number of shares outstanding in the prior calendar year.

Pursuant to our amended SRP, we resumed Ordinary Redemptions in September 2010 at a redemption price equal to 60.0% of the price at which the share was originally issued by us. As amended, this price will automatically adjust for special distributions and to account for certain recapitalizations. Once Wells REIT II publishes a net asset-based estimated per-share value of its common stock, the Ordinary Redemption price will be 95.0% of the estimated per-share value. The amendment also limits participation in the SRP to exclude shares purchased from another stockholder if the purchase occurs after the announcement of the amendment. In other words, if shares are transferred for value by a stockholder after July 27, 2010, the transferee and all subsequent holders of such shares are not eligible to participate in the SRP with respect to such shares. Effective October 23, 2010, the SRP was further amended to provide that if a stockholder (or a stockholder’s spouse) is seeking to qualify for federal or state assistance in connection with the payment of the costs of confinement to a long-term care facility, that stockholder may redeem his or her shares on the same special terms that are generally available for redemptions sought within two years of a stockholder’s death or qualifying disability.

7.	Operating Leases

Wells REIT II’s real estate assets are leased to tenants under operating leases for which the terms vary, including certain provisions to extend the lease agreement, options for early terminations subject to specified penalties, and other terms and conditions as negotiated. Wells REIT II retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant; however, such deposits generally are not significant. Therefore, exposure to credit risk exists to the extent that the receivables exceed this amount. Security deposits related to tenant leases are included in accounts payable, accrued expenses, and accrued capital expenditures in the accompanying consolidated balance sheets.

Based on 2010 annualized gross base rent, AT&T comprised approximately 10% of Wells REIT II’s portfolio as of December 31, 2010. Other than AT&T, Wells REIT II does not have any significant concentrations of credit risk from any particular tenant. Tenants in the communications, legal services, and banking industries each comprise 14%, 13%, and 11%, respectively, of Wells REIT II’s 2010 annualized gross base rent. Wells REIT II’s properties are located in 23 states, the District of Columbia, and Moscow, Russia. As of December 31, 2010, approximately 16%, 11%, and 7% of Wells REIT II’s office properties are located in metropolitan Atlanta, Northern New Jersey, and Cleveland, respectively.

The future minimum rental income from Wells REIT II’s investment in real estate assets under noncancelable operating leases, excluding properties under development, as of December 31, 2010, is as follows (in thousands):

2011	$424,934
2012	396,131
2013	373,504
2014	349,055
2015	326,526
Thereafter	1,057,997

Total	$2,928,147

8.	Supplemental Disclosures of Noncash Activities

Outlined below are significant noncash investing and financing transactions for the years ended December 31, 2010, 2009, and 2008 (in thousands):

	Years Ended December 31,
	2010	2009	2008
Investment in real estate funded with other assets	$—	$53,663	$18,700

Acquisition fees applied to real estate acquired(1)	$—	$—	$12,989

Assumption of investment in development authority bonds and obligations under capital leases	$—	$—	$586,000

Fair market value of notes payable assumed upon acquisition of properties	$—	$—	$20,842

Other liabilities assumed upon acquisition of properties	$—	$—	$115

Noncash interest accruing into notes payable	$14,922	$13,928	$12,878

Market value adjustment to interest rate swap that qualifies for hedge accounting treatment	$9,485	$6,532	$(11,274)

Accrued capital expenditures and deferred lease costs	$2,210	$8,226	$14,825

Acquisition fees due to affiliate	$—	$195	$1,386

Commissions on stock sales and related dealer-manager fees due to affiliate	$4	$53	$1,134

Other offering costs due (from) to affiliate	$—	$1,108	$2,215

Distributions payable to minority interest partners	$—	$74	$—

Distributions payable	$—	$13,096	$11,559

Contribution from noncontrolling interest partners upon acquisition	$—	$—	$5,346

Assumption of noncontrolling interest in consolidated joint venture	$—	$—	$800

Discounts applied to issuance of common stock	$4,542	$8,856	$7,618

Accrued redemptions of common stock	$14	$—	$—

Transfer of development authority bond and corresponding capital lease to purchaser of New Manchester One (See Note 11)	$18,000	$—	$—

(Decrease) increase in redeemable common stock	$(644,655)	$144,504	$64,876

(1)	Effective January 1, 2010, all acquisition fees and expenses have been expensed and are included in net cash provided by operating activities.

9.	Related-Party Transactions

Advisory Agreement

Wells REIT II is party to an agreement with WREAS II, under which WREAS II is required to perform certain key functions on behalf of Wells REIT II, including, among others, the investment of capital proceeds and management of day-to-day operations (the “Advisory Agreement”). WREAS II has executed master services agreements with Wells Capital and Wells Management whereby WREAS II may retain the use of Wells Capital’s and Wells Management’s employees as necessary to perform the services required under the Advisory Agreement, and in return, shall reimburse Wells Capital and Wells Management for the associated personnel costs. Further, under the terms of the Advisory Agreement, WREF guarantees WREAS II’s performance of services and any amounts payable to Wells REIT II in connection therewith.

Under the terms of the Advisory Agreement, Wells REIT II incurs fees and reimbursements payable to WREAS II and its affiliates for services as described below:

•	Reimbursement of organization and offering costs paid by WREAS II and its affiliates on behalf of Wells REIT II, not to exceed 2.0% of gross offering proceeds.

•

Acquisition fees of 2.0% of gross offering proceeds, subject to certain limitations; Wells REIT II also reimburses WREAS II and its affiliates for expenses it pays to third parties in connection with acquisitions or potential acquisitions.

•

Monthly asset management fees equal to one-twelfth of 0.625% of the cost of (i) all properties of Wells REIT II (other than those that fail to meet specified occupancy thresholds) and (ii) investments in joint ventures until the monthly payment equals $2,708,333.33 (or $32.5 million annualized). The monthly payment remains capped at that amount until the cost of (i) all properties of Wells REIT II (other than those that fail to meet specified occupancy thresholds) and (ii) investments in joint ventures are at least $6.5 billion, after which the monthly asset management fee will equal one-twelfth of 0.5% of the cost of (i) all properties of Wells REIT II (other than those that fail to meet specified occupancy thresholds) and (ii) investments in joint ventures. However, monthly asset management fees shall be assessed on the Lindbergh Center Buildings and the Energy Center I Building, which were acquired on July 1, 2008 and June 28, 2010, respectively, at one-twelfth of 0.5% immediately. The amount of asset management fees paid in any three-month period is limited to 0.25% of the average of the preceding three months’ net asset value calculations less Wells REIT II’s outstanding debt.

•

Reimbursement for all costs and expenses WREAS II and its affiliates incur in fulfilling its duties as the asset portfolio manager, including (i) wages and salaries (but excluding bonuses) and other employee-related expenses of WREAS II and its affiliates’ employees, who perform a full range of real estate services for Wells REIT II, including management, administration, operations, and marketing, and are billed to Wells REIT II based on the amount of time spent on Wells REIT II by such personnel, provided that such expenses are not reimbursed if incurred in connection with services for which WREAS II and its affiliates receive a disposition fee (described below) or an acquisition fee, and (ii) amounts paid for IRA custodial service costs allocated to Wells REIT II accounts. The Advisory Agreement limits the amount of “portfolio general and administrative expenses” and “personnel expenses,” as defined in the Advisory Agreement, incurred during the seven months ended July 31, 2011 to the extent they would exceed $11.2 million and $6.4 million, respectively.

•

For any property sold by Wells REIT II, other than part of a “bulk sale” of assets, as defined, a disposition fee equal to 1.0% of the sales price, with the limitation that the total real estate commissions (including such disposition fee) for any Wells REIT II property sold may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property.

•

Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return of invested capital, which fee is payable only if the shares of common stock of Wells REIT II are not listed on an exchange.

•

Listing fee of 10% of the amount by which the market value of the stock plus distributions paid prior to listing exceeds the sum of 100% of the invested capital plus an 8% return on invested capital, which fee will be reduced by the amount of any incentive fees paid as described in the preceding bullet.

The Advisory Agreement expires on July 31, 2011 and may be terminated, without cause or penalty, by either party upon providing 60 days’ prior written notice to the other party.

Dealer-Manager Agreement

With respect to the Third Offering, Wells REIT II was party to a dealer-manager agreement (the “Dealer-Manager Agreement”) with Wells Investment Securities, Inc. (“WIS”), whereby WIS, an affiliate of Wells Capital, performs the dealer-manager function for Wells REIT II. For these services, WIS earned a commission of up to 7% of the gross offering proceeds from the sale of the shares of Wells REIT II, of which substantially all is re-allowed to participating broker/dealers. Wells REIT II pays no commissions on shares issued under its DRP.

Additionally, with respect to the Third Offering, Wells REIT II was required to pay WIS a dealer-manager fee of 2.5% of the gross offering proceeds from the sale of Wells REIT II’s stock at the time the shares are sold. Under the Dealer-Manager Agreement, up to 1.5% of the gross offering proceeds may be re-allowed by WIS to participating broker/dealers. Wells REIT II pays no dealer-manager fees on shares issued under its DRP.

Property Management, Leasing, and Construction Agreement

Wells REIT II and Wells Management, an affiliate of WREAS II, were party to a master property management, leasing, and construction agreement (the “Management Agreement”) during 2008, 2009, and 2010, under which Wells Management received the following fees and reimbursements in consideration for supervising the management, leasing, and construction of certain Wells REIT II properties:

•	Property management fees in an amount equal to a percentage negotiated for each property managed by Wells Management of the gross monthly income collected for that property for the preceding month;

•

Leasing commissions for new, renewal, or expansion leases entered into with respect to any property for which Wells Management serves as leasing agent equal to a percentage as negotiated for that property of the total base rental and operating expenses to be paid to Wells REIT II during the applicable term of the lease, provided, however, that no commission shall be payable as to any portion of such term beyond 10 years;

•	Initial lease-up fees for newly constructed properties under the agreement, generally equal to one month’s rent;

•	Fees equal to a specified percentage of up to 5% of all construction build-out funded by Wells REIT II, given as a leasing concession, and overseen by Wells Management; and

•	Other fees as negotiated with the addition of each specific property covered under the agreement.

Assignment of Management Agreement

Effective January 1, 2011, Wells Management assigned all of its rights, title, and interest in the Management Agreement to WREAS II, and Wells REIT II consented to such assignment. As part of this assignment, Wells Management has guaranteed the performance of all of WREAS II’s obligations under the Management Agreement.

Related-Party Costs

Pursuant to the terms of the agreements described above, Wells REIT II incurred the following related-party costs for the years ended December 31, 2010, 2009, and 2008 (in thousands):

	Years Ended December 31,
	2010	2009	2008
Commissions, net of discounts(1)(2)	$21,909	$34,102	$46,501
Asset management fees	30,552	29,806	31,039
Acquisition fees(3)	9,671	13,154	16,432
Administrative reimbursements, net(4)	13,099	12,369	11,081
Dealer-manager fees, net of discounts(1)	7,843	12,247	17,261
Other offering costs(1)	4,177	9,016	9,927
Property management fees	3,564	3,776	3,586
Construction fees	185	340	359

Total	$91,000	$114,810	$136,186

(1)	Commissions, dealer-manager fees, and other offering costs are charged against stockholders’ equity as incurred.

(2)	Substantially all commissions were re-allowed to participating broker/dealers during 2010, 2009, and 2008.

(3)

Effective January 1, 2009, pursuant to the accounting standard for business combinations, Wells REIT II began to expense costs incurred in connection with real estate acquisitions, including acquisition fees payable to our advisor, as incurred. Prior to this date, acquisition fees were capitalized to prepaid expenses and other assets as incurred and allocated to properties upon using investor proceeds to fund acquisitions or to repay debt used to finance property acquisitions. In connection with adopting this accounting standard, Wells REIT II incurred $9.7 million for the year ended December 31, 2010, and wrote off approximately $3.5 million of unapplied acquisition fees related to prior periods and incurred additional acquisition fees of approximately $13.2 million related to current-period activity for the year ended December 31, 2009.

(4)

Administrative reimbursements are presented net of reimbursements from tenants of approximately $3.5 million, $2.8 million, and $2.5 million for the years ended December 31, 2010, 2009, and 2008, respectively.

(5)	Construction fees are capitalized to real estate assets as incurred.

Wells REIT II incurred no related-party disposition fees, incentive fees, listing fees, or leasing commissions during the years ended December 31, 2010, 2009, and 2008.

Due to Affiliates

The detail of amounts due to WREAS II and its affiliates is provided below as of December 31, 2010 and 2009 (in thousands):

	December 31,
	2010	2009
Asset and property management fees	$2,924	$2,751
Administrative reimbursements	1,551	1,889
Other offering cost reimbursements	—	1,108
Acquisition fees	—	195
Commissions and dealer-manager fees	4	53

Total	$4,479	$5,996

Economic Dependency

Wells REIT II has engaged WREAS II, Wells Management, and WIS to provide certain services that are essential to Wells REIT II, including asset management services, supervision of the property management and leasing of some properties owned by Wells REIT II, asset acquisition and disposition services, the sale of shares of Wells REIT II’s common stock, as well as other administrative responsibilities for Wells REIT II, including accounting services, stockholder communications, and investor relations. Further, WREAS II has engaged Wells Capital to retain the use of its employees to carry out certain of the services listed above. As a result of these relationships, Wells REIT II is dependent upon WREAS II, Wells Capital, Wells Management, and WIS.

WREAS II, Wells Capital, Wells Management, and WIS are owned and controlled by WREF. Historically, the operations of WREAS II, Wells Capital, Wells Management, and WIS have represented substantially all of the business of WREF. Accordingly, Wells REIT II focuses on the financial condition of WREF when assessing the financial condition of WREAS II, Wells Capital, Wells Management, and WIS. In the event that WREF were to become unable to meet its obligations as they become due, Wells REIT II might be required to find alternative service providers.

Future net income generated by WREF will be largely dependent upon the amount of fees earned by WREF’s subsidiaries based on, among other things, the level of investor proceeds raised and the volume of future acquisitions and dispositions of real estate assets by WREF-sponsored real estate programs, as well as distribution income earned from equity interests in another REIT previously sponsored by Wells Capital. As of December 31, 2010, Wells REIT II has no reason to believe that WREF does not have access to adequate liquidity and capital resources, including cash flow generated from operations, cash on hand, and other investments and borrowing capacity necessary to meet its current and future obligations as they become due.

10.	Income Taxes

Wells REIT II’s income tax basis net income for the years ended December 31, 2010, 2009, and 2008 (in thousands) follows:

	2010	2009	2008
GAAP basis financial statement net income (loss)	$23,266	$40,594	$(22,678)
Increase (decrease) in net income (loss) resulting from:
Depreciation and amortization expense for financial reporting purposes in excess of amounts for income tax purposes	96,695	95,471	93,785
Rental income accrued for income tax purposes more (less) than amounts for financial reporting purposes	(1,739)	(14,252)	427
Net amortization of above/below-market lease intangibles for financial reporting purposes in excess of amounts for income tax purposes	3,328	3,333	2,666
Loss (gain) on interest rate swaps that do not qualify for hedge accounting treatment for financial reporting purposes in excess of amounts for income tax purposes	9,485	(22,961)	39,494
Bad debt expense for financial reporting purposes in excess of (less than) amounts for income tax purposes	2,024	2,871	(951)
Other expenses for financial reporting purposes in excess of amounts for income tax purposes	12,722	30,342	13,138

Income tax basis net income, prior to dividends-paid deduction	$145,781	$135,398	$125,881

As of December 31, 2010, the tax basis carrying value of Wells REIT II’s total assets was approximately $5.7 billion. For income tax purposes, distributions to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. Wells REIT II’s distributions per common share are summarized as follows:

	2010	2009	2008
Ordinary income	45%	47%	52%
Capital gains	—	—	—
Return of capital	55%	53%	48%

Total	100%	100%	100%

As of December 31, 2010, returns for the calendar years 2005 through 2009 remain subject to examination by U.S. or various state tax jurisdictions.

The income tax (expense) benefit reported in the accompanying consolidated statements of operations relates to the operations of Wells TRS. The portion of income tax (expense) benefit attributable to the operations of Wells TRS consists of the following (in thousands):

	Years Ended December 31,
	2010	2009	2008
Federal	$531	$76	$(163)
State	32	5	(25)
Other	—	—	1

Total	$563	$81	$(187)

Income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal rate primarily due to the effect of state income taxes (net of federal benefit). A reconciliation of the federal statutory income tax rate to Wells TRS’s effective tax rate for the years ended December 31, 2010, 2009, and 2008 is as follows:

	Years Ended December 31,
	2010	2009	2008
Federal statutory income tax rate	34.00%	34.00%	34.00%
State income taxes, net of federal benefit	1.34%	1.33%	3.34%
Other	0.28%	—	(0.21)%

Effective tax rate	35.62%	35.33%	37.13%

As of December 31, 2010 and 2009, Wells REIT II had no deferred tax liabilities. As of December 31, 2010 and 2009, respectively, Wells REIT II had a deferred tax asset of $563 and $81 included in prepaid expenses and other assets in the accompanying consolidated balance sheets. The portion of the deferred income tax asset attributable to the operations of Wells TRS consists of the following (in thousands):

	Years Ended December 31,
	2010	2009	2008
Federal	$538	$76	$—
State	21	—	—
Other	4	5	—

Total	$563	$81	$—

11.	Discontinued Operations

In accordance with GAAP, the gains and losses from the disposition of certain real estate assets and the related historical operating results are required to be included in a separate section, discontinued operations, in the consolidated statements of operations for all periods presented. On September 15, 2010, Wells REIT II sold New Manchester One, an industrial property with 593,404 square feet, located in Douglasville, Georgia. Wells REIT II received net proceeds of $15.3 million from the sale of this property. The revenue and expenses of New Manchester One are as follows:

	Years Ended December 31,
	2010	2009	2008
Revenues:
Rental income	$—	$1,589	$1,573
Tenant reimbursements	—	305	—
Other property income	—	—	306

Total revenues	—	1,894	1,879
Expenses:
Property operating costs	346	284	236
Asset and property management fees	—	172	164
Depreciation	291	438	438
Amortization	—	349	349
General and administrative	76	60	13

Total expenses	713	1,303	1,200

Real estate operating income	(713)	591	679
Other income (expense):
Interest expense	(810)	(1,080)	(1,080)
Interest and other income	810	1,080	1,080

Operating (loss) income from discontinued operations	(713)	591	679

Loss on sale of real estate assets	(161)	—	—

(Loss) income from discontinued operations	$(874)	$591	$679

12.	Quarterly Results (unaudited)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2010 and 2009 (in thousands, except per-share data):

	2010
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$135,574	$140,089	$147,120	$145,184
Net income (loss) attributable to common stockholders of Wells Real Estate Investment Trust II, Inc.	$2,509	$(6,887)	$4,702	$22,942
Basic and diluted net income (loss) attributable to common stockholders of Wells Real Estate Investment Trust II, Inc. per share	$0.00	$(0.01)	$0.01	$0.04
Distributions declared per share	$0.15	$0.15	$0.15	$0.12

	2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$136,877	$139,187	$137,793	$154,027
Net income (loss) attributable to common stockholders of Wells Real Estate Investment Trust II, Inc.	$6,855	$16,782	$(9,650)	$26,607
Basic and diluted net income (loss) attributable to common stockholders of Wells Real Estate Investment Trust II, Inc. per share	$0.02	$0.04	$(0.02)	$0.05
Distributions declared per share	$0.15	$0.15	$0.15	$0.15

13.	Financial Information for Parent Guarantor, other Guarantor Subsidiaries and Non-Guarantor Subsidiaries

On April 4, 2011, Wells OP II generated net proceeds of $246.7 million from its sale of the Notes (as defined below).

The Notes require semi-annual interest payments each in April and October based on a contractual annual interest rate of 5.875%. The Notes are shown net of the initial issuance discount of $1.8 million on the accompanying consolidated balance sheets. This discount is accreted on a straight line basis, which approximates the effective interest method, as additional interest expense from the date of issuance through the maturity date in April 2018 of the Notes. The net proceeds from the issuance of the Notes of $246.7 million were used to repay a portion of the JPMorgan Chase Bridge Loan, which was used to finance a portion of the March 2011 acquisition of the Market Square Buildings.

The Notes are guaranteed by Wells REIT II and certain direct and indirect subsidiaries of each of Wells REIT II and Wells OP II.

Wells REIT II uses the equity method with respect to its investment in subsidiaries included in its condensed consolidating financial statements. Set forth below are Wells REIT II’s condensed consolidating balance sheets as of December 31, 2010 and 2009 (in thousands) as well as its condensed consolidating statements of operations (in thousands) and its condensed consolidating statements of cash flows (in thousands), each for the years ended December 31, 2010, 2009 and 2008.

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Balance Sheets

December 31, 2010

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets:
Real estate assets, at cost:
Land	$—	$—	$199,825	$371,871	$—	$571,696
Buildings and improvements	—	—	1,423,546	1,802,162	—	3,225,708
Intangible lease assets	—	—	181,085	247,055	—	428,140
Construction in progress	—	—	2,424	2,071	—	4,495

Total real estate assets	—	—	1,806,880	2,423,159	—	4,230,039

Cash and cash equivalents	8,281	11,074	8,250	11,277	—	38,882
Investment in subsidiaries	3,623,220	3,386,229	—	—	(7,009,449)	—
Tenant receivables, net of allowance	—	—	49,495	62,487	(3,925)	108,057
Prepaid expenses and other assets	—	196,062	988	21,205	(195,555)	22,700
Deferred financing costs	—	5,679	—	4,148	—	9,827
Intangible lease origination costs	—	—	154,923	114,991	—	269,914
Deferred lease costs	—	—	11,218	35,048	—	46,266
Investment in development authority bonds	—	—	466,000	180,000	—	646,000

Total assets	$3,631,501	$3,599,044	$2,497,754	$2,852,315	$(7,208,929)	$5,371,685

Liabilities:
Line of credit and notes payable	$—	$72,000	$149,361	$861,133	$(195,555)	$886,939
Accounts payable, accrued expenses, and accrued capital expenditures	137	966	19,132	86,387	(3,925)	102,697
Due to affiliates	—	2,614	1,217	648	—	4,479
Deferred income	—	—	10,988	15,415	—	26,403
Intangible lease liabilities	—	—	45,895	42,039	—	87,934
Obligations under capital leases	—	—	466,000	180,000	—	646,000

Total liabilities	137	75,580	692,593	1,185,622	(199,480)	1,754,452

Redeemable Common Stock	161,189	—	—	—	—	161,189

Stockholders’ Equity:
Total Wells Real Estate Investment Trust II, Inc. stockholders’ equity	3,470,175	3,523,464	1,805,161	1,666,346	(7,009,449)	3,455,697
Nonredeemable noncontrolling interests	—	—	—	347	—	347

Total equity	3,470,175	3,523,464	1,805,161	1,666,693	(7,009,449)	3,456,044

Total liabilities, redeemable common stock, and equity	$3,631,501	$3,599,044	$2,497,754	$2,852,315	$(7,208,929)	$5,371,685

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Balance Sheets

December 31, 2009

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets:
Real estate assets, at cost:
Land	$—	$—	$198,032	$355,483	$—	$553,515
Buildings and improvements	—	—	1,426,132	1,565,370	—	2,991,502
Intangible lease assets	—	—	215,064	285,429	—	500,493
Construction in progress	—	—	486	86,587	—	87,073

Total real estate assets	—	—	1,839,714	2,292,869	—	4,132,583

Cash and cash equivalents	60,919	24,241	8,292	9,273	—	102,725
Investment in subsidiaries	3,484,435	3,252,705	—	—	(6,737,140)	—
Tenant receivables, net of allowance	—	—	44,103	55,334	(1,758)	97,679
Prepaid expenses and other assets	—	180,503	963	22,034	(180,032)	23,468
Deferred financing costs	—	1,021	—	5,279	—	6,300
Intangible lease origination costs	—	—	175,971	128,619	—	304,590
Deferred lease costs	—	—	11,931	30,788	—	42,719
Investment in development authority bonds	—	—	466,000	198,000	—	664,000

Total assets	$3,545,354	$3,458,470	$2,546,974	$2,742,196	$(6,918,930)	$5,374,064

Liabilities:
Line of credit and notes payable	$—	$—	$150,873	$976,095	$(180,032)	$946,936
Accounts payable, accrued expenses, and accrued capital expenditures	298	1,093	17,814	71,865	(1,758)	89,312
Due to affiliates	—	4,036	1,404	556	—	5,996
Distributions payable	13,096	—	—	—	—	13,096
Deferred income	—	—	9,133	14,857	—	23,990
Intangible lease liabilities	—	—	51,206	50,323	—	101,529
Obligations under capital leases	—	—	466,000	198,000	—	664,000

Total liabilities	13,394	5,129	696,430	1,311,696	(181,790)	1,844,859

Redeemable Common Stock	805,844	—	—	—	—	805,844

Stockholders’ Equity:
Total Wells Real Estate Investment Trust II, Inc. stockholders’ equity	2,726,116	3,453,341	1,850,544	1,425,226	(6,737,140)	2,718,087
Nonredeemable noncontrolling interests	—	—	—	5,274	—	5,274

Total equity	2,726,116	3,453,341	1,850,544	1,430,500	(6,737,140)	2,723,361

Total liabilities, redeemable common stock, and equity	$3,545,354	$3,458,470	$2,546,974	$2,742,196	$(6,918,930)	$5,374,064

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Income Statements

Twelve Months Ended December 31, 2010

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Rental income	$—	$—	$207,399	$244,530	$(4,875)	$447,054
Tenant reimbursements	—	—	33,947	65,706	—	99,653
Hotel income	—	—	—	19,819	—	19,819
Other property income	—	184	303	1,772	(818)	1,441

	—	184	241,649	331,827	(5,693)	567,967

Expenses:
Property operating costs	—	—	62,201	108,091	(634)	169,658
Hotel operating costs	—	—	—	21,910	(4,875)	17,035
Asset and property management fees:
Related-party	29,858	—	925	3,517	(184)	34,116
Other	—	—	2,233	1,914	—	4,147
Depreciation	—	—	44,767	57,500	—	102,267
Amortization	—	—	50,401	67,168	—	117,569
General and administrative	75	20,834	815	1,798	—	23,522
Acquisition fees and expenses	9,670	—	206	903	—	10,779

	39,603	20,834	161,548	262,801	(5,693)	479,093

Real estate operating income (loss)	(39,603)	(20,650)	80,101	69,026	—	88,874

Other income (expense):
Interest expense	—	(5,456)	(40,484)	(58,647)	15,673	(88,914)
Interest and other income	1,116	15,721	29,236	12,689	(15,673)	43,089
Gain (loss) on interest rate swaps	—	—	—	(19,061)	—	(19,061)
Equity in income of subsidiaries	61,753	61,923	—	—	(123,676)	—

	62,869	72,188	(11,248)	(65,019)	(123,676)	(64,886)

Income (loss) before income tax (expense) benefit	23,266	51,538	68,853	4,007	(123,676)	23,988
Income tax (expense) benefit	—	—	(86)	312	—	226

Income (loss) from continuing operations	23,266	51,538	68,767	4,319	(123,676)	24,214
Discontinued operations:
Operating income (loss) from discontinued operations	—	—	—	(713)	—	(713)
Loss on sale of discontinued operations	—	—	—	(161)	—	(161)

Income (loss) from discontinued operations	—	—	—	(874)	—	(874)

Net income (loss)	23,266	51,538	68,767	3,445	(123,676)	23,340
Less: net (income) loss attributable to nonredeemable noncontrolling interests	—	(1)	—	(73)	—	(74)

Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$23,266	$51,537	$68,767	$3,372	$(123,676)	$23,266

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Income Statements

Twelve Months Ended December 31, 2009

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Eliminations	Consolidated
Revenues:
Rental income	$—	$—	$204,928	$229,136	$(4,864)	$429,200
Tenant reimbursements	—	—	35,705	67,975	—	103,680
Hotel income	—	—	—	20,179	—	20,179
Other property income	—	49	363	15,199	(786)	14,825

	—	49	240,996	332,489	(5,650)	567,884

Expenses:
Property operating costs	—	—	63,288	107,320	(737)	169,871
Hotel operating costs	—	—	—	21,267	(4,864)	16,403
Asset and property management fees:
Related-party	28,990	—	926	3,543	(49)	33,410
Other	—	—	2,127	1,981	—	4,108
Depreciation	—	—	42,930	53,038	—	95,968
Amortization	—	—	49,242	71,275	—	120,517
General and administrative	5,442	18,180	857	7,196	—	31,675
Acquisition fees and expenses	16,664	—	—	2,519	—	19,183

	51,096	18,180	159,370	268,139	(5,650)	491,135

Real estate operating income (loss)	(51,096)	(18,131)	81,626	64,350	—	76,749

Other income (expense):
Interest expense	—	(7,854)	(40,593)	(53,872)	12,371	(89,948)
Interest and other income	42	12,390	29,230	10,777	(12,371)	40,068
Gain (loss) on interest rate swaps	—	—	—	14,134	—	14,134
Equity in income of subsidiaries	91,646	88,163	—	—	(179,809)	—
Loss on foreign currency exchange contract	—	7,638	—	(8,220)	—	(582)

	91,688	100,337	(11,363)	(37,181)	(179,809)	(36,328)

Income (loss) before income tax (expense) benefit	40,592	82,206	70,263	27,169	(179,809)	40,421
Income tax (expense) benefit	—	—	(64)	(201)	—	(265)

Income (loss) from continuing operations	40,592	82,206	70,199	26,968	(179,809)	40,156
Discontinued operations:
Operating income (loss) from discontinued operations	—	—	—	591	—	591

Income (loss) from discontinued operations	—	—	—	591	—	591

Net income (loss)	40,592	82,206	70,199	27,559	(179,809)	40,747
Less: net (income) loss attributable to nonredeemable noncontrolling interests	—	(2)	—	(151)	—	(153)

Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$40,592	$82,204	$70,199	$27,408	$(179,809)	$40,594

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Income Statements

Twelve Months Ended December 31, 2008

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Rental income	$ —	$ —	$185,892	$223,659	$ (5,644)	$403,907
Tenant reimbursements	—	—	35,334	69,866	—	105,200
Hotel income	—	—	—	22,370	—	22,370
Other property income	—	26	310	2,441	(745)	2,032

	—	26	221,536	318,336	(6,389)	533,509

Expenses:
Property operating costs	—	—	56,676	108,443	(719)	164,400
Hotel operating costs	—	—	8	22,549	(5,644)	16,913
Asset and property management fees:
Related-party	30,225	—	850	3,412	(26)	34,461
Other	—	—	2,106	1,973	—	4,079
Depreciation	—	—	37,461	41,534	—	78,995
Amortization	—	—	48,573	86,753	—	135,326
General and administrative	1,066	17,999	1,165	3,626	—	23,856

	31,291	17,999	146,839	268,290	(6,389)	458,030

Real estate operating income (loss)	(31,291)	(17,973)	74,697	50,046	—	75,479

Other income (expense):
Interest expense	—	(9,987)	(29,595)	(51,479)	12,493	(78,568)
Interest and other income	163	13,534	16,982	7,208	(12,493)	25,394
Gain (loss) on interest rate swaps	—	—	—	(40,788)	—	(40,788)
Equity in income of subsidiaries	8,451	18,958	—	—	(27,409)	—
Loss on foreign currency exchange contract	—	(7,169)	—	—	—	(7,169)
Gain on early extinguishment of debt	—	—	2,970	1	—	2,971

	8,614	15,336	(9,643)	(85,058)	(27,409)	(98,160)

Income (loss) before income tax (expense) benefit	(22,677)	(2,637)	65,054	(35,012)	(27,409)	(22,681)
Income tax (expense) benefit	—	(296)	(84)	(464)	—	(844)

Income (loss) from continuing operations	(22,677)	(2,933)	64,970	(35,476)	(27,409)	(23,525)
Discontinued operations:
Operating income (loss) from discontinued operations	—	—	—	679	—	679

Income (loss) from discontinued operations	—	—	—	679	—	679

Net income (loss)	(22,677)	(2,933)	64,970	(34,797)	(27,409)	(22,846)
Less: net (income) loss attributable to nonredeemable noncontrolling interests	—	1	—	167	—	168

Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$(22,677)	$ (2,932)	$ 64,970	$(34,630)	$(27,409)	$(22,678)

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Condensed Consolidating Statements Of Cash Flows

Twelve Months Ended December 31, 2010

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Consolidated

Cash Flows from Operating Activities:
Net cash provided by (used in) operating activities	$ (9,745)	$ (47,814)	$ 172,391	$ 155,274	$ 270,106

Cash Flows from Investing Activities:
Net proceeds from the sale of real estate	15,219	—	—	—	15,219
Investment in real estate and related assets	(11,632)	(286,727)	(10,968)	(18,600)	(327,927)

Net cash provided by (used in) investing activities	3,587	(286,727)	(10,968)	(18,600)	(312,708)

Cash Flows from Financing Activities:
Borrowings, net of fees	—	80,662	—	—	80,662
Repayments	—	(16,000)	—	(146,742)	(162,742)
Distributions	(313,815)	—	—	(250)	(314,065)
Intercompany transfers, net	(108,381)	256,712	(161,465)	13,134	—
Net issuance of common stock, net of fees	375,716	—	—	—	375,716

Net cash provided by (used in) financing activities	(46,480)	321,374	(161,465)	(133,858)	(20,429)

Net (decrease) increase in cash and cash equivalents	(52,638)	(13,167)	(42)	2,816	(63,031)

Effect of foreign exchange rate on cash and cash equivalents	—	—	—	(812)	(812)

Cash and cash equivalents, beginning of period	60,919	24,241	8,292	9,273	102,725

Cash and cash equivalents, end of period	$8,281	$11,074	$8,250	$11,277	$38,882

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Condensed Consolidating Statements Of Cash Flows

Twelve Months Ended December 31, 2009

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Consolidated

Cash Flows from Operating Activities:
Net cash provided by (used in) operating activities	$ (22,106)	$ (52,581)	$ 167,816	$ 155,398	$ 248,527

Cash Flows from Investing Activities:
Investment in real estate and related assets	(82,258)	(24,698)	(7,985)	(14,737)	(129,678)

Net cash used in investing activities	(82,258)	(24,698)	(7,985)	(14,737)	(129,678)

Cash Flows from Financing Activities:
Borrowings, net of fees	—	287,665	—	65,130	352,795
Repayments	—	(691,000)	—	(2,085)	(693,085)
Distributions	(279,325)	—	—	(231)	(279,556)
Intercompany transfers, net	(96,695)	488,047	(167,938)	(223,414)	—
Net issuance of common stock, net of fees	517,101	—	—	—	517,101

Net cash provided by (used in) financing activities	141,081	84,712	(167,938)	(160,600)	(102,745)

Net (decrease) increase in cash and cash equivalents	36,717	7,433	(8,107)	(19,939)	16,104

Effect of foreign exchange rate on cash and cash equivalents	—	—	—	287	287

Cash and cash equivalents, beginning of period	24,202	16,808	16,399	28,925	86,334

Cash and cash equivalents, end of period	$60,919	$24,241	$8,292	$9,273	$102,725

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Condensed Consolidating Statements Of Cash Flows

Twelve Months Ended December 31, 2008

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non-Guarantors	Consolidated

Cash Flows from Operating Activities:
Net cash provided by (used in) operating activities	$ (1,057)	$ (43,199)	$153,438	$149,672	$ 258,854

Cash Flows from Investing Activities:
Investment in real estate and related assets	(59,552)	(812,615)	(18,838)	(7,526)	(898,531)
Acquisition fees paid	(16,784)	—	—	—	(16,784)

Net cash used in investing activities	(76,336)	(812,615)	(18,838)	(7,526)	(915,315)

Cash Flows from Financing Activities:
Borrowings, net of fees	—	676,668	—	120,302	796,970
Repayments	—	(362,000)	(35,272)	(91,744)	(489,016)
Distributions	(242,367)	—	—	(2,024)	(244,391)
Intercompany transfers, net	(302,471)	554,860	(96,267)	(156,122)	—
Net issuance of common stock, net of fees	631,370	—	—	—	631,370

Net cash provided by (used in) financing activities	86,532	869,528	(131,539)	(129,588)	694,933

Net (decrease) increase in cash and cash equivalents	9,139	13,714	3,061	12,558	38,472

Effect of foreign exchange rate on cash and cash equivalents	—	—	—	349	349

Cash and cash equivalents, beginning of period	15,063	3,094	13,338	16,018	47,513

Cash and cash equivalents, end of period	$24,202	$16,808	$16,399	$28,925	$86,334

14	Subsequent Events

Wells REIT II has evaluated subsequent events in conjunction with the preparation of consolidated financial statements and notes thereto included in this prospects. In addition to the items disclosed in the preceding footnotes, Wells REIT II had the following subsequent events to report:

Acquisition of the Market Square Buildings

On March 7, 2011, Wells REIT II purchased two, ten-story office buildings containing approximately 679,710 square feet (the “Market Square Buildings”) for $615.0 million, net of $6.0 million of adjustments. The acquisition was funded with $12.9 million of cash on hand, $300.0 million drawn on the JPMorgan Chase Credit Facility and $296.1 million drawn on a newly originated $300.0 million senior unsecured bridge facility with JPMorgan Chase Bank, N.A. (the “JPMorgan Chase Bridge Loan”; see below for details). The Market Square Buildings are 96.2% leased to: Fulbright and Jaworski (approximately 18.8%), Shearman and Sterling (approximately 16.6%), Edison Electric Institute (approximately 11.3%), and 38 additional office tenants.

JPMorgan Chase Bridge Loan

On March 7, 2011, Wells REIT II executed the JPMorgan Chase Bridge Loan to finance a portion of the acquisition cost of the Market Square Buildings. Under the JPMorgan Chase Bridge Loan, interest is incurred based on, at the Wells REIT II’s option, LIBOR for one-, two-, or three-month periods, plus an applicable margin of 2.25% (the “Bridge LIBOR Rate”), or at an alternate base rate, plus an applicable margin of 1.25% (the “Bridge Base Rate”). The Bridge Base Rate for any day is the greatest of (1) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect in its principal office in New York City for such day, (2) the federal funds rate for such day plus 0.50%, or (3) the one-month LIBOR Rate for such day plus 1.00%. Under the terms of the JPMorgan Chase Bridge Loan, accrued interest on Bridge Base Rate loans is payable in arrears on the first day of each calendar month. The accrued interest on Bridge LIBOR Rate loans is payable on the last day of each one-, two-, or three-month interest period. Wells REIT II is required to repay outstanding principal and accrued interest six months after the respective funding dates. All such borrowings shall be prepaid with (a) 100% of the net cash proceeds of all asset sales or other dispositions of properties, (b) 100% of the net cash proceeds of issuances, offerings, or placements of debt obligations, and (c) 100% of the net cash proceeds of issuances of equity securities. Wells REIT II also may prepay the JPMorgan Chase Bridge Loan, in whole or in part, at any time without penalty, subject to reimbursement of any breakage costs incurred by lenders in the case of prepayment of LIBOR borrowings.

Stockholder Distribution Declaration

On March 1, 2011, Wells REIT II’s board of directors declared distributions for the first quarter of 2011 in the amount of $0.125 (12.5 cents) per share on the outstanding shares of common stock payable to stockholders of record on March 15, 2011. Such distributions are expected to be paid in March 2011.

Private Bond Offering

On April 4, 2011, Wells REIT II sold $250 million aggregate principal amount of 5.875% unsecured senior notes due in 2018 at 99.295 percent of their face value (the “Notes”) in a private bond offering. Two rating agencies have assigned investment-grade ratings to these senior notes. Wells REIT II received proceeds from this bond offering, net of fees, of $246.7 million, all of which were used to reduce amounts outstanding on the JPMorgan Chase Bridge Loan.

Market Square Loan

On June 30, 2011, Wells REIT II, through Wells REIT II – Market Square East & West, LLC, a Non-Guarantor Subsidiary, entered into a loan transaction (the “Market Square Loan”) with Pacific Life Insurance Company, an unaffiliated entity, as lender (“Pacific Life”), in the principal amount of $325.0 million. The substantial majority of the net proceeds advanced under the Market Square Loan were used to repay amounts outstanding under the JPMorgan Chase Credit Facility. Wells REIT II used borrowings under the JPMorgan Chase Credit Facility to fund a portion of the March 7, 2011 acquisition of the Market Square Buildings, two office buildings located in Washington D.C.

The Market Square Loan matures on July 1, 2023 (the “Market Square Loan Maturity Date”). The Market Square Loan bears interest at an annual rate of 5.07%. Wells REIT II has the right to prepay the outstanding amount in full provided that (i) 30 days’ prior written notice of the intent to prepay is provided to Pacific Life and (ii) a prepayment premium is paid to Pacific Life. If the prepayment is made before July 1, 2013, the prepayment premium is equal to the sum of (i) the greater of (a) 1.0% of the outstanding principal or (b) the yield loss amount plus (ii) 3.0% of the outstanding principal. If the prepayment is made on or after July 1, 2013 but before April 1, 2023, the prepayment premium is equal to the greater of (i) 1.0% of the outstanding principal or (ii) the yield loss amount. No prepayment premium need be paid if the prepayment is made on or after April 1, 2023.

The Market Square Loan requires monthly interest-only payments in the amount of $1,373,125. The unpaid principal will be due and payable on the Market Square Loan Maturity Date. The Market Square Loan is secured by a first mortgage lien on the assets of the Market Square Buildings including the land, fixtures, improvements, leases, rents and reserves.

Amendment No. 1 to JPMorgan Chase Credit Facility

On July 8, 2011, Wells OP II entered into Amendment No. 1 to the JPMorgan Chase Credit Facility (the “Amendment”) with JPMorgan Chase, N.A., to, among other things, (i) extend the maturity date of the JPMorgan Chase Credit Facility to May 7, 2015, (ii) to enable Wells OP II to increase the JPMorgan Chase Credit Facility amount by an aggregate of $150 million to a total amount of $650 million on two occasions on or before December 7, 2014 and with the reasonable approval of the agent of the lenders party to the JPMorgan Chase Credit Facility provided that the existing lenders or new lenders to the JPMorgan Chase Credit Facility agree to provide the additional commitments, and (iii) reduce the interest rate under the JP Morgan Chase Credit Facility and the facility fee as described below. Except as noted above and described below, the terms of the JPMorgan Chase Credit Facility as previously disclosed remain materially unchanged by the Amendment.

As amended, the JPMorgan Chase Credit Facility provides for interest costs to be incurred based on, at our option, the London Interbank Offered Rate (“LIBOR”) for one, two, three or six month periods, plus an applicable margin ranging from 1.25% to 2.05% (the “LIBOR Rate”) or at the Alternate Base Rate, plus an applicable margin ranging from 0.25% to 1.05% (the “Base Rate”). The Alternate Base Rate for any day is the greatest of the rate of interest publically announced by JPMorgan Chase Bank, N.A. as its prime rate in effect in its principal office in New York City for such day, the federal funds rate for such day plus 0.50%, and the one-month LIBOR Rate for such day plus 1.00%. The margin component of the LIBOR Rate and the Base Rate is based on Wells OP II’s Applicable Credit Rating (as defined in the JPMorgan Chase Credit Facility agreement). Additionally, Wells OP II must pay a per annum facility fee on the aggregate revolving commitment (used or unused) ranging from 0.25% to 0.45% based on its Applicable Credit Rating.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per-share amounts)

	(Unaudited)
	March 31, 2011	December 31, 2010
Assets:
Real estate assets, at cost:
Land	$724,325	$571,696
Buildings and improvements, less accumulated depreciation of $442,158 and $414,040 as of March 31, 2011 and December 31, 2010, respectively	3,612,314	3,225,708
Intangible lease assets, less accumulated amortization of $360,328 and $355,823 as of March 31, 2011 and December 31, 2010, respectively	451,755	428,140
Construction in progress	7,149	4,495

Total real estate assets	4,795,543	4,230,039
Cash and cash equivalents	32,620	38,882
Tenant receivables, net of allowance for doubtful accounts of $4,404 and $3,559 as of March 31, 2011 and December 31, 2010, respectively	110,231	108,057
Prepaid expenses and other assets	25,716	22,700
Deferred financing costs, less accumulated amortization of $5,490 and $3,975 as of March 31, 2011 and December 31, 2010, respectively	12,499	9,827
Intangible lease origination costs, less accumulated amortization of $226,532 and $219,447 as of March 31, 2011 and December 31, 2010, respectively	268,886	269,914
Deferred lease costs, less accumulated amortization of $17,063 and $15,734 as of March 31, 2011 and December 31, 2010, respectively	60,072	46,266
Investment in development authority bonds	646,000	646,000

Total assets	$5,951,567	$5,371,685

Liabilities:
Line of credit and notes payable	$1,494,294	$886,939
Accounts payable, accrued expenses, and accrued capital expenditures	112,480	102,697
Due to affiliates	1,746	4,479
Deferred income	26,019	26,403
Intangible lease liabilities, less accumulated amortization of $66,458 and $62,165 as of March 31, 2011 and December 31, 2010, respectively	102,837	87,934
Obligations under capital leases	646,000	646,000

Total liabilities	2,383,376	1,754,452
Commitments and Contingencies (Note 5)	—	—
Redeemable Common Stock	246,141	161,189
Equity:
Common stock, $0.01 par value; 900,000,000 shares authorized; 542,398,002 and 540,906,780 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	5,424	5,409
Additional paid-in capital	4,850,362	4,835,088
Cumulative distributions in excess of earnings	(1,277,546)	(1,212,472)
Redeemable common stock	(246,141)	(161,189)
Other comprehensive loss	(10,387)	(11,139)

Total Wells Real Estate Investment Trust II, Inc. stockholders’ equity	3,321,712	3,455,697
Nonredeemable noncontrolling interests	338	347

Total equity	3,322,050	3,456,044

Total liabilities, redeemable common stock, and equity	$5,951,567	$5,371,685

See accompanying notes

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

	(Unaudited)
	Three months ended March 31,
	2011	2010
Revenues:
Rental income	$114,865	$107,756
Tenant reimbursements	26,209	23,364
Hotel income	4,151	4,042
Other property income	283	412

	145,508	135,574
Expenses:
Property operating costs	43,292	40,661
Hotel operating costs	4,012	3,936
Asset and property management fees:
Related-party	8,768	8,283
Other	927	1,001
Depreciation	28,118	23,469
Amortization	30,392	29,229
General and administrative	6,656	6,040
Acquisition fees and expenses	10,026	3,390

	132,191	116,009

Real estate operating income	13,317	19,565
Other income (expense):
Interest expense	(23,239)	(22,196)
Interest and other income	12,055	10,041
Gain (loss) on interest rate swaps	89	(4,860)

	(11,095)	(17,015)

Income before income tax benefit	2,222	2,550
Income tax benefit	231	236

Income from continuing operations	2,453	2,786
Discontinued operations:
Operating loss from discontinued operations	(38)	(259)

Loss from discontinued operations	(38)	(259)

Net income	2,415	2,527
Less: net income attributable to nonredeemable noncontrolling interests	(4)	(18)

Net income attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$2,411	$2,509

Per share information – basic and diluted:
Income from continuing operations	$—	$0.01

Loss from discontinued operations	$—	$—

Net income attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$—	$0.01

Weighted-average common shares outstanding – basic and diluted	541,012	505,018

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

(in thousands, except per-share amounts)

	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Redeemable Common Stock	Other Comprehensive Loss	Total Wells Real Estate Investment Trust II, Inc. Stockholders’ Equity	Nonredeemable Noncontrolling Interests	Total Equity
	Shares	Amount
Balance, December 31, 2010	540,907	$5,409	$4,835,088	$(1,212,472)	$(161,189)	$(11,139)	$3,455,697	$347	$3,456,044
Issuance of common stock	3,392	34	32,360	—	—	—	32,394	—	32,394
Redemptions of common stock	(1,901)	(19)	(17,086)	—	—	—	(17,105)	—	(17,105)
Increase in redeemable common stock	—	—	—	—	(84,952)	—	(84,952)	—	(84,952)
Distributions to common stockholders ($0.125 per share)	—	—	—	(67,485)	—	—	(67,485)	—	(67,485)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(13)	(13)
Components of comprehensive income:
Net income attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	—	—	—	2,411	—	—	2,411	—	2,411
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—	4	4
Market value adjustment to interest rate swap	—	—	—	—	—	752	752	—	752

Comprehensive income	—	—	—	—	—	—	3,163	4	3,167

Balance, March 31, 2011	542,398	$5,424	$4,850,362	$(1,277,546)	$(246,141)	$(10,387)	$3,321,712	$338	$3,322,050

	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Redeemable Common Stock	Other Comprehensive Loss	Total Wells Real Estate Investment Trust II, Inc. Stockholders’ Equity	Nonredeemable Noncontrolling Interests	Total Equity
	Shares	Amount
Balance, December 31, 2009	499,895	$4,999	$4,461,980	$(935,019)	$(805,844)	$(8,029)	$2,718,087	$5,274	$2,723,361
Issuance of common stock	14,836	148	148,215	—	—	—	148,363	—	148,363
Redemptions of common stock	(1,781)	(18)	(17,539)	—	—	—	(17,557)	—	(17,557)
Increase in redeemable common stock	—	—	—	—	(61,764)	—	(61,764)	—	(61,764)
Distributions to common stockholders ($0.15 per share)	—	—	—	(75,812)	—	—	(75,812)	—	(75,812)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(49)	(49)
Commissions and discounts on stock sales and related dealer-manager fees	—	—	(11,970)	—	—	—	(11,970)	—	(11,970)
Other offering costs	—	—	(1,882)	—	—	—	(1,882)	—	(1,882)
Components of comprehensive income:
Net income attributable to common stockholders of Wells Real Estate Investment Trust II, Inc.	—	—	—	2,509	—	—	2,509	—	2,509
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—	18	18
Market value adjustment to interest rate swap	—	—	—	—		(856)	(856)	—	(856)

Comprehensive income	—	—	—	—	—	—	1,653	18	1,671

Balance, March 31, 2010	512,950	$5,129	$4,578,804	$(1,008,322)	$(867,608)	$(8,885)	$2,699,118	$5,243	$2,704,361

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	(unaudited)
	Three months ended March 31,
	2011	2010
Cash Flows from Operating Activities:
Net income	$2,415	$2,527
Adjustments to reconcile net income to net cash provided by operating activities:
Straight-line rental income	(1,092)	(828)
Depreciation	28,118	23,579
Amortization	32,183	30,787
(Gain) loss on interest rate swaps	(2,554)	2,534
Remeasurement (gain) loss on foreign currency	—	76
Noncash interest expense	5,356	4,608
Changes in assets and liabilities, net of acquisitions:
Decrease (increase) in tenant receivables, net	146	(2,105)
Increase in prepaid expenses and other assets	(1,613)	(3,506)
Decrease in accounts payable and accrued expenses	(2,086)	(1,124)
Decrease in due to affiliates	(2,729)	(2,998)
(Decrease) increase in deferred income	(384)	2,509

Net cash provided by operating activities	57,760	56,059
Cash Flows from Investing Activities:
Investment in real estate and earnest money paid	(604,143)	(45,009)
Deferred lease costs paid	(8,187)	(1,235)

Net cash used in investing activities	(612,330)	(46,244)
Cash Flows from Financing Activities:
Deferred financing costs paid	(3,847)	—
Proceeds from lines of credit and notes payable	624,000	—
Repayments of lines of credit and notes payable	(20,485)	(546)
Distributions paid to noncontrolling interests	(13)	(123)
Issuance of common stock	32,394	146,140
Redemptions of common stock	(16,292)	(17,557)
Distributions paid to stockholders	(35,048)	(34,898)
Distributions paid to stockholders and reinvested in shares of our common stock	(32,437)	(40,567)
Commissions on stock sales and related dealer-manager fees paid	—	(9,331)
Other offering costs paid	—	(2,261)

Net cash provided by financing activities	548,272	40,857

Net (decrease) increase in cash and cash equivalents	(6,298)	50,672
Effect of foreign exchange rate on cash and cash equivalents	36	301
Cash and cash equivalents, beginning of period	38,882	102,725

Cash and cash equivalents, end of period	$32,620	$153,698

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2011

(unaudited)

1.	Organization

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. Wells REIT II engages in the acquisition and ownership of commercial real estate properties, including properties that are under construction, are newly constructed, or have operating histories. Wells REIT II was incorporated on July 3, 2003 and commenced operations on January 22, 2004. Wells REIT II conducts business primarily through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells REIT II is the sole general partner of Wells OP II and possesses full legal control and authority over the operations of Wells OP II. Wells REIT II owns more than 99.9% of the equity interests in Wells OP II. Wells Capital, Inc. (“Wells Capital”), an affiliate of Wells Real Estate Advisory Services II, LLC (“WREAS II”), the external advisor to Wells REIT II, is the sole limited partner of Wells OP II. Wells OP II acquires, develops, owns, leases, and operates real properties directly, through wholly owned subsidiaries or through joint ventures. References to Wells REIT II herein shall include Wells REIT II and all subsidiaries of Wells REIT II, including consolidated joint ventures, Wells OP II, and Wells OP II’s direct and indirect subsidiaries. See Note 7 for a discussion of the advisory services provided by WREAS II.

As of March 31, 2011, Wells REIT II owned controlling interests in 71 office properties and one hotel, which include 94 operational buildings. These properties are comprised of approximately 22.8 million square feet of commercial space and are located in 23 states, the District of Columbia, and Moscow, Russia. Of these properties, 70 are wholly owned and two are owned through consolidated joint ventures. As of March 31, 2011, the office properties were approximately 94.6% leased.

On December 1, 2003, Wells REIT II commenced its initial public offering of up to 785.0 million shares of common stock, of which 185.0 million shares were reserved for issuance through Wells REIT II’s dividend reinvestment plan (“DRP”), pursuant to a Registration Statement filed on Form S-11 with the SEC (the “Initial Public Offering”). Except for continuing to offer shares for sale through its DRP, Wells REIT II stopped offering shares for sale under the Initial Public Offering on November 26, 2005. Wells REIT II raised gross offering proceeds of approximately $2.0 billion from the sale of approximately 197.1 million shares under the Initial Public Offering, including shares sold under the DRP through March 2006. On November 10, 2005, Wells REIT II commenced a follow-on offering of up to 300.6 million shares of common stock, of which 0.6 million shares were reserved for issuance under Wells REIT II’s DRP, pursuant to a Registration Statement filed on Form S-11 with the SEC (the “Follow-On Offering”). On April 14, 2006, Wells REIT II amended the aforementioned registration statements to offer in a combined prospectus 300.6 million shares registered under the Follow-On Offering and 174.4 million unsold shares related to the DRP originally registered under the Initial Public Offering. Wells REIT II raised gross offering proceeds of approximately $2.6 billion from the sale of approximately 257.6 million shares under the Follow-On Offering, including shares sold under the DRP, through November 2008. Wells REIT II stopped offering shares for sale under the Follow-On Offering on November 10, 2008.

On November 11, 2008, Wells REIT II commenced a third offering of up to 375.0 million shares of common stock pursuant to a Registration Statement filed on Form S-11 with the SEC (the “Third Offering”). Under the Third Offering registration statement, as amended, Wells REIT II offered up to 300.0 million shares of common stock in a primary offering for $10 per share, with discounts available to certain categories of purchasers, and up to 75.0 million shares pursuant to its DRP at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share of its common stock. Effective June 30, 2010, Wells REIT II ceased offering shares under the Third Offering. On August 27, 2010, the Third Offering was deregistered under the Form S-11 filing and the shares issuable pursuant to the DRP were registered on Form S-3. As of March 31, 2011, Wells REIT II had raised gross offering proceeds of approximately $1.3 billion from the sale of approximately 130.3 million shares under the Third Offering, including shares sold under the DRP.

As of March 31, 2011, Wells REIT II had raised gross offering proceeds from the sale of common stock under its public offerings of approximately $5.9 billion. After deductions from such gross offering proceeds for selling commissions and dealer-manager fees of approximately $518.7 million, acquisition fees of approximately $116.1 million, other organization and offering expenses of approximately $76.2 million, and common stock redemptions pursuant to our share redemption program of approximately $426.1 million, Wells REIT II had received aggregate net offering proceeds of approximately $4.7 billion. Substantially all of Wells REIT II’s net offering proceeds have been invested in real estate.

Wells REIT II’s stock is not listed on a public securities exchange. However, Wells REIT II’s charter requires that in the event Wells REIT II’s stock is not listed on a national securities exchange by October 2015, Wells REIT II must either seek stockholder approval to extend or amend this listing deadline or seek stockholder approval to begin liquidating investments and distributing the resulting proceeds to the stockholders. If Wells REIT II seeks stockholder approval to extend or amend this listing date and does not obtain it, Wells REIT II will then be required to seek stockholder approval to liquidate. In this circumstance, if Wells REIT II seeks and does not obtain approval to liquidate, Wells REIT II will not be required to list or liquidate and could continue to operate indefinitely as an unlisted company.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of Wells REIT II have been prepared in accordance with the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. In the opinion of management, the statements for these unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for such periods. Results for these interim periods are not necessarily indicative of a full year’s results. Wells REIT II’s consolidated financial statements include the accounts of Wells REIT II, Wells OP II, and any variable interest entity in which Wells REIT II or Wells OP II was deemed the primary beneficiary.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. The estimated useful lives of our assets by class are as follows:

Buildings	40 years
Building improvements	5-25 years
Site improvements	15 years
Tenant improvements	Shorter of economic life or lease term
Intangible lease assets	Lease term

Intangible Assets and Liabilities Arising from In-Place Leases where Wells REIT II is the Lessor

As of March 31, 2011 and December 31, 2010, Wells REIT II had the following gross intangible in-place lease assets and liabilities (in thousands):

		Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
		Above-Market In-Place Lease Assets	Absorption Period Costs
March 31, 2011	Gross	$133,453	$567,958	$495,418	$169,295
	Accum	$(82,296)	$(270,672)	$(226,532)	$(66,458)

	Net	$51,157	$297,286	$268,886	$102,837

December 31, 2010	Gross	$139,014	$534,277	$489,361	$150,099
	Accum	$(83,233)	$(265,747)	$(219,447)	$(62,165)

	Net	$55,781	$268,530	$269,914	$87,934

For the three months ended March 31, 2011 and the year ended December 31, 2010, Wells REIT II recognized the following amortization of intangible lease assets and liabilities (in thousands):

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
For the three months ended March 31, 2011	$3,810	$15,273	$12,601	$3,828

For the year ended December 31, 2010	$17,810	$61,743	$51,241	$14,472

The remaining net intangible assets and liabilities as of March 31, 2011 will be amortized as follows (in thousands):

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
For the nine months ending December 31, 2011	$10,352	$46,335	$36,344	$13,041
For the years ending December 31:
2012	9,906	53,547	43,536	16,869
2013	7,987	46,315	40,318	16,269
2014	6,843	40,625	37,244	15,837
2015	6,157	35,337	33,475	13,555
2016	5,738	24,724	25,626	8,301
Thereafter	4,174	50,403	52,343	18,965

	$51,157	$297,286	$268,886	$102,837

Redeemable Common Stock

Under Wells REIT II’s share redemption program (“SRP”), the decision to honor redemptions, subject to certain plan requirements and limitations, falls outside of the control of Wells REIT II. As a result, Wells REIT II records redeemable common stock in the temporary equity section of its consolidated balance sheet.

Interest Rate Swap Agreements

Wells REIT II enters into interest rate swap contracts to mitigate its interest rate risk on the related financial instruments. Wells REIT II does not enter into derivative or interest rate transactions for speculative purposes; however, certain of its derivatives may not qualify for hedge accounting treatment. Wells REIT II records the fair value of its interest rate swaps either as prepaid expenses and other assets or as accounts payable, accrued expenses, and accrued capital expenditures. Changes in the fair value of the effective portion of interest rate swaps that are designated as hedges are recorded as other comprehensive income (loss), while changes in the fair value of the ineffective portion of a hedge, if any, is recognized currently in earnings. Changes in the fair value of interest rate swaps that do not qualify for hedge accounting treatment are recorded as gain (loss) on interest rate swaps. Amounts received or paid under interest rate swap agreements are recorded as interest expense for contracts that qualify for hedge accounting treatment and as gain (loss) on interest rate swaps for contracts that do not qualify for hedge accounting treatment.

The following tables provide additional information related to Wells REIT II’s interest rate swaps as of March 31, 2011 and December 31, 2010 (in thousands):

		Estimated Fair Value as of
Instrument Type	Balance Sheet Classification	March 31, 2011	December 31, 2010
Derivatives designated as hedging instruments:
Interest rate contracts	Accounts payable	$(10,470)	$(11,222)
Derivatives not designated as hedging instruments:
Interest rate contracts	Accounts payable	$(34,654)	$(37,208)

	Three months ended March 31,
	2011	2010
Market value adjustment to interest rate swap designated as a hedge instrument and included in other comprehensive income	$752	$(856)

(Loss) gain on interest rate swaps recognized through earnings	$89	$(4,860)

During the periods presented, there was no hedge ineffectiveness required to be recognized into earnings on the interest rate swaps that qualified for hedge accounting treatment.

Fair Value Measurements

Wells REIT II estimates the fair value of its assets and liabilities (where currently required under GAAP) consistent with the provisions of the accounting standard for fair value measurements and disclosures, which became effective for financial assets and liabilities on January 1, 2008. Under this standard, fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. While various techniques and assumptions can be used to estimate fair value depending on the nature of the asset or liability, the accounting standard for fair value measurements and disclosures provides the following fair value technique parameters and hierarchy, depending upon availability:

Level 1 – Assets or liabilities for which the identical term is traded on an active exchange, such as publicly traded instruments or futures contracts.

Level 2 – Assets and liabilities valued based on observable market data for similar instruments.

Level 3 – Assets or liabilities for which significant valuation assumptions are not readily observable in the market. Such assets or liabilities are valued based on the best available data, some of which may be internally developed. Significant assumptions may include risk premiums that a market participant would consider.

Wells REIT II records its interest rate swaps at fair value estimated using Level 2 techniques and assumptions, as defined above. The fair value of Wells REIT II’s interest rate swaps were $(45.1) million and $(48.4) million at March 31, 2011 and December 31, 2010, respectively. Please refer to the Interest Rate Swap Agreements disclosure above for additional details.

Income Taxes

Wells REIT II has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and has operated as such beginning with its taxable year ended December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its REIT taxable income, as defined by the Code, to its stockholders. As a REIT, Wells REIT II generally is not subject to income tax on income it distributes to stockholders. Wells REIT II is subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in the accompanying consolidated financial statements.

Wells TRS II, LLC (“Wells TRS”) is a wholly owned subsidiary of Wells REIT II and is organized as a Delaware limited liability company and operates, among other things, a full-service hotel. Wells REIT II has elected to treat Wells TRS as a taxable REIT subsidiary. Wells REIT II may perform certain additional, noncustomary services for tenants of its buildings through Wells TRS; however, any earnings related to such services are subject to federal and state income taxes. In addition, for Wells REIT II to continue to qualify as a REIT, Wells REIT II must limit its investments in taxable REIT subsidiaries to

25% of the value of the total assets of Wells REIT II for 2010. Deferred tax assets and liabilities represent temporary differences between the financial reporting basis and the tax basis of assets and liabilities based on the enacted rates expected to be in effect when the temporary differences reverse. Wells REIT II records interest and penalties related to uncertain tax positions as general and administrative expense in the accompanying consolidated statements of operations.

Noncontrolling Interests

Nonredeemable noncontrolling interests represent the equity interests of consolidated subsidiaries that are not owned by Wells REIT II. Nonredeemable noncontrolling interests are adjusted for contributions, distributions, and earning attributable to the nonredeemable noncontrolling interests in the consolidated joint ventures. Pursuant to the terms of the consolidated joint venture agreements, all earnings and distributions are allocated to joint venturers in accordance with the terms of the respective joint venture agreements. Earnings allocated to such nonredeemable noncontrolling interest holders are recorded as net (income) loss attributable to nonredeemable noncontrolling interests in the accompanying consolidated statements of operations. Nonredeemable noncontrolling interests are presented separately in the consolidated statements of equity.

Under certain circumstances, Wells REIT II may redeem Wells Capital’s interest in Wells OP II’s partnership units. As such, Wells Capital’s noncontrolling interest in Wells OP II is included in accounts payable, accrued expenses, and accrued capital expenditures in the consolidated balance sheets ($0.1 million as of both March 31, 2011 and December 31, 2010), and its allocation of Wells OP II’s earnings (loss) is included in general and administrative expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (the “FASB”) clarified previously issued GAAP and issued new requirements related to Accounting Standards Codification Topic Fair Value Measurements and Disclosures (“ASC 820”). The clarification component includes disclosures about inputs and valuation techniques used in determining fair value, and providing fair value measurement information for each class of assets and liabilities. The new requirements relate to disclosures of transfers between the levels in the fair value hierarchy, as well as the individual components in the rollforward of the lowest level (Level 3) in the fair value hierarchy. This change in GAAP was effective for Wells REIT II beginning January 1, 2010, except for the provision concerning the rollforward of activity of the Level 3 fair value measurement, which became effective for Wells REIT II on January 1, 2011. The adoption of ASC 820 did not have a material impact on Wells REIT II’s consolidated financial statements or disclosures.

3.	Real Estate Acquisitions

During the three months ended March 31, 2011, Wells REIT II acquired the following property (in thousands):

						Intangibles
Property Name	City	State	Acquisition Date	Land	Buildings and Improvements	Intangible Lease Assets	Intangible Lease Origination	Below- Market Lease Liability	Total Purchase Price	Lease Details
Market Square Buildings	Washington, DC	N/A	3/7/2011	$152,629	$412,548	$45,858	$12,031	$(19,680)	$603,386	(1)

(1)	As of the acquisition date, the Market Square Buildings were 96.2% leased to 41 tenants, including Fulbright and Jaworski (18.8%), Shearman and Sterling (16.6%), and Edison Electric Institute (11.3%).

Wells REIT II recognized revenues of $3.3 million and a net loss of $9.1 million from the Market Square Buildings acquisition for the period from March 7, 2011 through March 31, 2011. Wells REIT II recognized acquisition-related expenses associated with the Market Square Buildings acquisition of $9.3 million all of which are recorded as acquisition fees and expenses in the accompanying consolidated statements of operations for the three months ended March 31, 2011.

The purchase price for the acquisition includes allocations based upon preliminary estimates of the fair value of the assets and liabilities acquired. These allocations may be adjusted in the future upon finalization of these preliminary estimates. Please refer to Note 2. Summary of Significant Accounting Policies for a discussion of the estimated useful life for each asset class.

Pro Forma Financial Information for Real Estate Acquisition

The following unaudited pro forma statement of operations presented for the three months ended March 31, 2011 and 2010 have been prepared for Wells REIT II to give effect to the acquisition of the Market Square Buildings as if the acquisition occurred on January 1, 2011 and January 1, 2010, respectively. The unaudited pro forma financial information has been prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Market Square Buildings acquisition been consummated as of January 1, 2011 or January 1, 2010.

	For the Three Months Ended March 31,
	2011	2010
Revenues	$154,248	$146,688

Net loss attributable to common stockholders	$(664)	$(2,996)

4.	Line of Credit and Notes Payable

As of March 31, 2011 and December 31, 2010, Wells REIT II had the following indebtedness outstanding (in thousands):

Facility	March 31, 2011	December 31, 2010
JPMorgan Chase Revolving Credit Facility	$376,000	$72,000
JPMorgan Chase Bridge Loan	300,000	—
222 E. 41stStreet Building mortgage note	166,905	164,151
100 East Pratt Street Building mortgage note	105,000	105,000
Wildwood Buildings mortgage note	90,000	90,000
Manhattan Towers Building mortgage note	75,000	75,000
Cranberry Woods Drive mortgage note	63,396	63,396
80 Park Plaza Building mortgage note	61,900	60,894
263 Shuman Boulevard Building mortgage note	49,000	49,000
800 North Frederick Building mortgage note	46,400	46,400
One West Fourth Street Building mortgage note	41,052	41,537
SanTan Corporate Center mortgage notes	39,000	39,000
Highland Landmark Building mortgage note	33,840	33,840
Three Glenlake Building mortgage note	25,801	25,721
215 Diehl Road Building mortgage note	21,000	21,000

Total indebtedness	$1,494,294	$886,939

On March 7, 2011, Wells REIT II entered into a $300.0 million, six-month, unsecured loan to finance a portion of the purchase price for the Market Square Buildings with JPMorgan Chase Bank (the “JPMorgan Chase Bridge Loan”). Under the JPMorgan Chase Bridge Loan, interest is incurred based on, at Wells REIT II’s option, LIBOR for one-, two-, or three-month periods, plus an applicable margin of 2.25% (the “Bridge LIBOR Rate”), or at an alternate base rate, plus an applicable margin of 1.25% (the “Bridge Base Rate”). The Bridge Base Rate for any day is the greatest of (1) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect in its principal office in New York City for such day, (2) the federal funds rate for such day plus 0.50%, or (3) the one-month LIBOR Rate for such day plus 1.00%. Should any unpaid principal remain outstanding on the JPMorgan Chase Bridge Loan as of June 5, 2011, Wells REIT II would incur an additional duration fee equal to 0.25% of the principal outstanding on the JPMorgan Chase Bridge Facility at that time.Under the terms of the JPMorgan Chase Bridge Loan, accrued interest on Bridge Base Rate loans is payable in arrears on the first day of each calendar month. The accrued interest on Bridge LIBOR Rate loans is payable on the last day of each one-, two-, or three-month interest period. Wells REIT II is required to repay outstanding principal and accrued interest six months after the respective funding dates. All such borrowings shall be prepaid with (a) 100% of the net cash proceeds of all asset sales or other dispositions of properties, (b) 100% of the net cash proceeds of issuances, offerings, or placements of debt obligations, and (c) 100% of the net cash proceeds of issuances of equity securities. Wells REIT II may also prepay all or part of the JPMorgan Chase Bridge Loan at any time subject to, in the case of LIBOR borrowings, payment for any loss, cost or expense incurred by lender as a result of prepayment before the end of the chosen LIBOR interest period. As of March 31, 2011, the JPMorgan Chase Bridge Loan incurred interest at a rate of approximately 2.56% per annum.

During the three months ended March 31, 2011 and 2010, Wells REIT II also made interest payments of approximately $8.2 million and $10.8 million, respectively, including amounts capitalized of approximately $0.0 million and $0.5 million, respectively.

As of March 31, 2011, Wells REIT II believes it was in compliance with the restrictive covenants on its outstanding debt obligations.

The estimated fair value of Wells REIT II’s notes payable as of March 31, 2011 and December 31, 2010 was approximately $1,233.6 million and $915.9 million, respectively. Wells REIT II estimated the fair value of its line of credit by obtaining estimates for similar facilities from multiple market participants as of the respective reporting dates. The fair values of all other debt instruments were estimated based on discounted cash flow analyses using the current incremental borrowing rates for similar types of borrowing arrangements as of the respective reporting dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

Please refer to Note 9. Subsequent Events regarding the sale of $250 million 5.875% unsecured senior notes for net proceeds of $246.7 million in April 2011 and the partial repayment of the JPMorgan Chase Bridge Loan.

5.	Commitments and Contingencies

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, may obligate Wells REIT II to expend capital to expand an existing property or provide other expenditures for the benefit of the tenant. As of March 31, 2011, no tenants have exercised such options that had not been materially satisfied.

Litigation

From time to time, Wells REIT II is party to legal proceedings, which arise in the ordinary course of its business. Wells REIT II is not currently involved in any legal proceedings of which management would consider the outcome to be probable reasonably possible to have a material adverse effect on the results of operations or financial condition of Wells REIT II. Wells REIT II is not aware of any such legal proceedings contemplated by governmental authorities.

6.	Supplemental Disclosures of Noncash Investing and Financing Activities

Outlined below are significant noncash investing and financing activities for the three months ended March 31, 2011 and 2010 (in thousands):

	Three months ended March 31,
	2011	2010
Other liabilities assumed upon acquisition of property	$6,430	$617

Noncash interest accruing to notes payable	$3,840	$3,593

Market value adjustment to interest rate swap that qualifies for hedge accounting treatment	$752	$(856)

Accrued capital expenditures and deferred lease costs	$8,481	$2,205

Accrued deferred financing costs	$342	$—

Accrued redemptions of common stock	$827	$196

Commissions on stock sales and related dealer-manager fees due to affiliate	$—	$469

Other offering costs due to affiliate	$—	$725

Distributions payable to stockholders	$—	$13,443

Discounts applied to issuance of common stock	$—	$2,223

Increase in redeemable common stock	$84,952	$61,764

7.	Related-Party Transactions

Advisory Agreement

Wells REIT II is party to an agreement with WREAS II, under which WREAS II is required to perform certain key functions on behalf of Wells REIT II, including, among others, the investment of capital proceeds and management of day-to-day operations (the “Advisory Agreement”). WREAS II has executed master services agreements with Wells Capital and Wells Management Company, Inc. (“Wells Management”) whereby WREAS II may retain the use of Wells Capital’s and Wells Management’s employees as necessary to perform the services required under the Advisory Agreement, and in return, shall reimburse Wells Capital and Wells Management for the associated personnel costs. Further, under the terms of the Advisory Agreement, Wells Real Estate Funds, Inc. (“WREF”) guarantees WREAS II’s performance of services and any amounts payable to Wells REIT II in connection therewith.

Under the terms of the Advisory Agreement, Wells REIT II incurs fees and reimbursements payable to WREAS II and its affiliates for services as described below:

•	Reimbursement of organization and offering costs paid by WREAS II and its affiliates on behalf of Wells REIT II, not to exceed 2.0% of gross offering proceeds.

•

Acquisition fees of 2.0% of gross offering proceeds, subject to certain limitations; Wells REIT II also reimburses WREAS II and its affiliates for expenses it pays to third parties in connection with acquisitions or potential acquisitions.

•

Monthly asset management fees equal to one-twelfth of 0.625% of the cost of (i) all properties of Wells REIT II (other than those that fail to meet specified occupancy thresholds) and (ii) investments in joint ventures until the monthly payment equals $2.7 million (or $32.5 million annualized), as of the last day of each preceding month. The monthly payment remains capped at that amount until the cost of (i) all properties of Wells REIT II (other than those that fail to meet specified occupancy thresholds) and (ii) investments in joint ventures are at least $6.5 billion, after which the monthly asset management fee will equal one-twelfth of 0.5% of the cost of (i) all properties of Wells REIT II (other than those that fail to meet specified occupancy thresholds) and (ii) investments in joint ventures. However, monthly asset management fees shall be assessed on the Lindbergh Center Buildings and the Energy Center I Building, which were acquired on July 1, 2008 and June 28, 2010, respectively, at one-twelfth of 0.5% immediately. The amount of asset management fees paid in any three-month period is limited to 0.25% of the average of the preceding three months’ net asset value calculations less Wells REIT II’s outstanding debt.

Effective April 2011, we expect monthly asset management fees to be capped at $2.7 million (or $32.5 million annualized) following the March 2011 acquisition of the Market Square Buildings.

•

Reimbursement for all costs and expenses WREAS II and its affiliates incur in fulfilling its duties as the asset portfolio manager, including (i) wages and salaries (but excluding bonuses other than the signing bonus paid to E. Nelson Mills upon his appointment as President of Wells REIT II) and other employee-related expenses of WREAS II and its affiliates’ employees, who perform a full range of real estate services for Wells REIT II, including management, administration, operations, and marketing, and are billed to Wells REIT II based on the amount of time spent on Wells REIT II by such personnel, provided that such expenses are not reimbursed if incurred in connection with services for which WREAS II and its affiliates receive a disposition fee (described below) or an acquisition fee, and (ii) amounts paid for IRA custodial service costs allocated to Wells REIT II accounts. The Advisory Agreement limits the amount of “portfolio general and administrative expenses” and “personnel expenses,” as defined in the Advisory Agreement, incurred during the seven months ended July 31, 2011 to the extent they would exceed $11.2 million and $6.4 million, respectively.

•

For any property sold by Wells REIT II, other than part of a “bulk sale” of assets, as defined, a disposition fee equal to 1.0% of the sales price, with the limitation that the total real estate commissions (including such disposition fee) for any Wells REIT II property sold may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property.

•

Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return of invested capital, which fee is payable only if the shares of common stock of Wells REIT II are not listed on an exchange.

•

Listing fee of 10% of the amount by which the market value of the stock plus distributions paid prior to listing exceeds the sum of 100% of the invested capital plus an 8% return on invested capital, which fee will be reduced by the amount of any incentive fees paid as described in the preceding bullet.

The Advisory Agreement expires on July 31, 2011 and may be terminated, without cause or penalty, by either party upon providing 60 days’ prior written notice to the other party. Renewal discussions are underway.

Dealer-Manager Agreement

With respect to the Third Offering, Wells REIT II was party to a dealer-manager agreement (the “Dealer-Manager Agreement”) with Wells Investment Securities, Inc. (“WIS”), whereby WIS, an affiliate of Wells Capital, performed the dealer-manager function for Wells REIT II. For these services, WIS earned a commission of up to 7% of the gross offering proceeds from the sale of the shares of Wells REIT II, of which substantially all was re-allowed to participating broker/dealers. Wells REIT II pays no commissions on shares issued under its DRP.

Additionally, with respect to the Third Offering, Wells REIT II was required to pay WIS a dealer-manager fee of 2.5% of the gross offering proceeds from the sale of Wells REIT II’s stock at the time the shares were sold. Under the Dealer-Manager Agreement, up to 1.5% of the gross offering proceeds were re-allowable by WIS to participating broker/dealers. Wells REIT II pays no dealer-manager fees on shares issued under its DRP.

Property Management, Leasing, and Construction Agreement

Wells REIT II and Wells Management, an affiliate of WREAS II, were party to a master property management, leasing, and construction agreement (the “Management Agreement”) during 2008, 2009, and 2010, under which Wells Management received the following fees and reimbursements in consideration for supervising the management, leasing, and construction of certain Wells REIT II properties:

•	Property management fees in an amount equal to a percentage negotiated for each property managed by Wells Management of the gross monthly income collected for that property for the preceding month;

•

Leasing commissions for new, renewal, or expansion leases entered into with respect to any property for which Wells Management serves as leasing agent equal to a percentage as negotiated for that property of the total base rental and operating expenses to be paid to Wells REIT II during the applicable term of the lease, provided, however, that no commission shall be payable as to any portion of such term beyond 10 years;

•	Initial lease-up fees for newly constructed properties under the agreement, generally equal to one month’s rent;

•	Fees equal to a specified percentage of up to 5% of all construction build-out funded by Wells REIT II, given as a leasing concession, and overseen by Wells Management; and

•	Other fees as negotiated with the addition of each specific property covered under the agreement.

Assignment of Management Agreement

Effective January 1, 2011, Wells Management assigned all of its rights, title, and interest in the Management Agreement to WREAS II, and Wells REIT II consented to such assignment. As part of this assignment, Wells Management has guaranteed the performance of all of WREAS II’s obligations under the Management Agreement.

Related-Party Costs

Pursuant to the terms of the agreements described above, Wells REIT II incurred the following related-party costs for the three months ended March 31, 2011 and 2010, respectively (in thousands):

	Three months ended March 31,
	2011	2010
Asset management fees	$7,719	$7,402
Administrative reimbursements, net(1)	2,840	3,112
Property management fees	1,049	911
Acquisition fees	648	2,924
Construction fees(4)	39	77
Commissions, net of discounts(2)(3)	—	7,267
Dealer-manager fees, net of discounts(2)	—	2,480
Other offering costs(2)	—	1,882

Total	$12,295	$26,055

(1)	Administrative reimbursements are presented net of reimbursements from tenants of approximately $0.8 million and $0.6 million for the three months ended March 31, 2011 and 2010, respectively.

(2)	Commissions, dealer-manager fees, and other offering costs were charged against equity as incurred.

(3)	Substantially all commissions were re-allowed to participating broker/dealers during the three months ended 2010 for shares sold under the Third Offering, which was terminated effective June 2010.

(4)	Construction fees are capitalized to real estate assets as incurred.

Wells REIT II incurred no related-party incentive fees, listing fees, disposition fees or leasing commissions during the three months ended March 31, 2011 and 2010, respectively. Wells REIT II will continue to incur organizational and offering costs and acquisition fees on shares issued under its DRP.

Due to Affiliates

The detail of amounts due to WREAS II and its affiliates is provided below as of March 31, 2011 and December 31, 2010 (in thousands):

	March 31, 2011	December 31, 2010
Administrative reimbursements	$1,346	$1,551
Asset and property management fees	400	2,924
Commissions and dealer-manager fees	—	4

	$1,746	$4,479

Economic Dependency

Wells REIT II has engaged WREAS II, and Wells Management, to provide certain services that are essential to Wells REIT II, including asset management services, supervision of the property management and leasing of some properties owned by Wells REIT II, asset acquisition and disposition services, as well as other administrative responsibilities for Wells REIT II, including accounting services, stockholder communications, and investor relations. Further, WREAS II has engaged Wells Capital to retain the use of its employees to carry out certain of the services listed above. As a result of these relationships, Wells REIT II is dependent upon WREAS II, Wells Capital, and Wells Management.

WREAS II, Wells Capital, and Wells Management are owned and controlled by WREF. Historically, the operations of WREAS II, Wells Capital, and Wells Management have represented substantially all of the business of WREF. Accordingly, Wells REIT II focuses on the financial condition of WREF when assessing the financial condition of WREAS II, Wells Capital, and Wells Management. In the event that WREF were to become unable to meet its obligations as they become due, Wells REIT II might be required to find alternative service providers.

Future net income generated by WREF will be largely dependent upon the amount of fees earned by WREF’s subsidiaries based on, among other things, the level of investor proceeds raised and the volume of future acquisitions and dispositions of real estate assets by other WREF-sponsored real estate programs, as well as distribution income earned from equity interests in another REIT previously sponsored by Wells Capital. As of March 31, 2011, Wells REIT II has no reason to believe that WREF does not have access to adequate liquidity and capital resources, including cash flow generated from operations, cash on hand, and other investments and borrowing capacity necessary to meet its current and future obligations as they become due.

8.	Discontinued Operations

On September 15, 2010, Wells REIT II sold a 593,404-square foot industrial property located in Douglasville, Georgia (“New Manchester One”) for a loss of $0.2 million and net proceeds of $15.3 million. The revenue and expenses of New Manchester One are recorded as discontinued operations in the accompanying consolidated statements of operations. The components of the revenues and expenses of New Manchester One are provided below:

	Three months ended March 31,
	2011	2010
Revenues:
Rental income	$—	$—
Tenant reimbursements	—	—
Other property income	—	—

Total revenues	—	—
Expenses:
Property operating costs	(7)	111
Asset and property management fees	—	30
Depreciation	—	110
Amortization	—	—
General and administrative	45	8

Total expenses	38	259

Real estate operating loss	(38)	(259)
Other income (expense):
Interest expense	—	(270)
Interest and other income	—	270

Loss from discontinued operations	$(38)	$(259)

9.	Financial Information for Parent Guarantor, other Guarantor Subsidiaries and Non-Guarantor Subsidiaries

On April 4, 2011, Wells OP II generated net proceeds of $246.7 million from its sale of the Notes (as defined below).

The Notes require semi-annual interest payments each in April and October based on a contractual annual interest rate of 5.875%. The Notes are shown net of the initial issuance discount of $1.8 million on the accompanying consolidated balance sheets. This discount is accreted on a straight line basis, which approximates the effective interest method, as additional interest expense from the date of issuance through the maturity date in April 2018 of the Notes. The net proceeds from the issuance of the Notes of $246.7 million were used to repay a portion of the JPMorgan Chase Bridge Loan, which was used to finance a portion of the March 2011 acquisition of the Market Square Buildings.

The Notes are guaranteed by Wells REIT II and certain direct and indirect subsidiaries of each of Wells REIT II and Wells OP II.

Wells REIT II uses the equity method with respect to its investment in subsidiaries included in its condensed consolidating financial statements. Set forth below are Wells REIT II’s condensed consolidating balance sheets as of March 31, 2011 and December 31, 2010 (in thousands) as well as its condensed consolidating statements of operations (in thousands) and its condensed consolidating statements of cash flows (in thousands), each for the three months ended March 31, 2011 and 2010.

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Balance Sheets

March 31, 2011

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets:
Real estate assets, at cost:
Land	$—	$—	$ 199,825	$ 524,500	$ —	$ 724,325
Buildings and improvements	—	—	1,413,221	2,199,093	—	3,612,314
Intangible lease assets	—	—	170,283	281,472	—	451,755
Construction in progress	—	—	2,117	5,032	—	7,149

Total real estate assets	—	—	1,785,446	3,010,097	—	4,795,543

Cash and cash equivalents	11,809	2,513	7,713	10,585	—	32,620
Investment in subsidiaries	3,570,722	2,734,947	—	—	(6,305,669)	—
Tenant receivables, net of allowance	—	—	50,697	64,235	(4,701)	110,231
Prepaid expenses and other assets	—	198,791	2,697	25,974	(201,746)	25,716
Deferred financing costs	—	8,615	—	3,884	—	12,499
Intangible lease origination costs	—	—	148,545	120,341	—	268,886
Deferred lease costs	—	—	15,035	45,037	—	60,072
Investment in development authority bonds	—	—	466,000	180,000	—	646,000

Total assets	$3,582,531	$2,944,866	$2,476,133	$3,460,153	$(6,512,116)	$5,951,567

Liabilities:
Line of credit and notes payable	$—	$676,000	$ 148,965	$ 866,278	$ (196,949)	$1,494,294
Accounts payable, accrued expenses, and accrued capital expenditures	954	4,972	21,099	94,953	(9,498)	112,480
Due to affiliates	—	187	1,191	368	—	1,746
Distributions payable	—	—	—	—	—	—
Deferred income	—	—	10,562	15,457	—	26,019
Intangible lease liabilities	—	—	43,418	59,419	—	102,837
Obligations under capital leases	—	—	466,000	180,000	—	646,000

Total liabilities	954	681,159	691,235	1,216,475	(206,447)	2,383,376

Redeemable Common Stock	246,141	—	—	—	—	246,141

Stockholders’ Equity:
Total Wells Real Estate Investment Trust II, Inc. stockholders’ equity	3,335,436	2,263,707	1,784,898	2,243,340	(6,305,669)	3,321,712
Nonredeemable noncontrolling interests	—		—	338	—	338

Total equity	3,335,436	2,263,707	1,784,898	2,243,678	(6,305,669)	3,322,050

Total liabilities, redeemable common stock, and equity	$3,582,531	$2,944,866	$2,476,133	$3,460,153	$(6,512,116)	$5,951,567

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Balance Sheets

December 31, 2010

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets:
Real estate assets, at cost:
Land	$—	$—	$ 199,825	$ 371,871	$ —	$ 571,696
Buildings and improvements	—	—	1,423,546	1,802,162	—	3,225,708
Intangible lease assets	—	—	181,085	247,055	—	428,140
Construction in progress	—	—	2,424	2,071	—	4,495

Total real estate assets	—	—	1,806,880	2,423,159	—	4,230,039

Cash and cash equivalents	8,281	11,074	8,250	11,277	—	38,882
Investment in subsidiaries	3,623,220	3,386,229	—	—	(7,009,449)	—
Tenant receivables, net of allowance	—	—	49,495	62,487	(3,925)	108,057
Prepaid expenses and other assets	—	196,062	988	21,205	(195,555)	22,700
Deferred financing costs	—	5,679	—	4,148	—	9,827
Intangible lease origination costs	—	—	154,923	114,991	—	269,914
Deferred lease costs	—	—	11,218	35,048	—	46,266
Investment in development authority bonds	—	—	466,000	180,000	—	646,000

Total assets	$3,631,501	$3,599,044	$2,497,754	$2,852,315	$(7,208,929)	$5,371,685

Liabilities:
Line of credit and notes payable	$—	$72,000	$ 149,361	$ 861,133	$ (195,555)	$ 886,939
Accounts payable, accrued expenses, and accrued capital expenditures	137	966	19,132	86,387	(3,925)	102,697
Due to affiliates	—	2,614	1,217	648	—	4,479
Distributions payable	—	—	—	—	—	—
Deferred income	—	—	10,988	15,415	—	26,403
Intangible lease liabilities	—	—	45,895	42,039	—	87,934
Obligations under capital leases	—	—	466,000	180,000	—	646,000

Total liabilities	137	75,580	692,593	1,185,622	(199,480)	1,754,452

Redeemable Common Stock	161,189	—	—	—	—	161,189

Stockholders’ Equity:
Total Wells Real Estate Investment Trust II, Inc. stockholders’ equity	3,470,175	3,523,464	1,805,161	1,666,346	(7,009,449)	3,455,697
Nonredeemable noncontrolling interests	—	—	—	347	—	347

Total equity	3,470,175	3,523,464	1,805,161	1,666,693	(7,009,449)	3,456,044

Total liabilities, redeemable common stock, and equity	$3,631,501	$3,599,044	$2,497,754	$2,852,315	$(7,208,929)	$5,371,685

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Income Statements

Three Months Ended March 31, 2011

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Eliminations	Consolidated
Revenues:
Rental income	$—	$—	$51,505	$64,601	$(1,241)	$114,865
Tenant reimbursements	—	—	8,890	17,319	—	26,209
Hotel income	—	—	—	4,151	—	4,151
Other property income	—	35	118	297	(167)	283

	—	35	60,513	86,368	(1,408)	145,508
Expenses:
Property operating costs	—	—	15,454	27,970	(132)	43,292
Hotel operating costs	—	—	—	5,253	(1,241)	4,012
Asset and property management fees:
Related-party	7,546	—	233	1,024	(35)	8,768
Other	—	—	577	350	—	927
Depreciation	—	—	11,570	16,548	—	28,118
Amortization	—	—	13,859	16,533	—	30,392
General and administrative	25	4,786	1,057	788	—	6,656
Acquisition fees and expenses	651	—	—	9,375	—	10,026

	8,222	4,786	42,750	77,841	(1,408)	132,191

Real estate operating income	(8,222)	(4,751)	17,763	8,527	—	13,317

Other income (expense):
Interest expense	—	(3,909)	(10,103)	(13,519)	4,292	(23,239)
Interest and other income	2,042	4,292	7,309	2,704	(4,292)	12,055
Gain (loss) on interest rate swaps	—	—	—	89	—	89
Equity in income of subsidiaries	8,593	19,712	—	—	(28,305)	—

	10,635	20,095	(2,794)	(10,726)	(28,305)	(11,095)

Income (loss) before income tax (expense) benefit	2,413	15,344	14,969	(2,199)	(28,305)	2,222
Income tax (expense) benefit	—	—	(22)	253	—	231

Income (loss) from continuing operations	2,413	15,344	14,947	(1,946)	(28,305)	2,453
Discontinued operations:
Operating (loss) income from discontinued operations	—	—	—	(38)	—	(38)

Income (loss) from discontinued operations	—	—	—	(38)	—	(38)

Net income (loss)	2,413	15,344	14,947	(1,984)	(28,305)	2,415
Less: net (income) loss attributable to nonredeemable noncontrolling interests	—	—	—	(4)	—	(4)

Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$2,413	$15,344	$14,947	$(1,988)	$(28,305)	$2,411

Wells Real Estate Investment Trust II, Inc.

Condensed Consolidating Income Statements

Three Months Ended March 31, 2010

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non- Guarantors	Eliminations	Consolidated
Revenues:
Rental income	$—	$—	$51,544	$57,315	$(1,103)	$107,756
Tenant reimbursements	—	—	8,430	14,934	—	23,364
Hotel income	—	—	—	4,042	—	4,042
Other property income	—	12	111	435	(146)	412

	—	12	60,085	76,726	(1,249)	135,574
Expenses:
Property operating costs	—	—	15,479	25,316	(134)	40,661
Hotel operating costs	—	—	—	5,039	(1,103)	3,936
Asset and property management fees:
Related-party	7,198	—	231	866	(12)	8,283
Other	—	—	533	468	—	1,001
Depreciation	—	—	10,908	12,561	—	23,469
Amortization	—	—	12,239	16,990	—	29,229
General and administrative	108	5,011	213	708	—	6,040
Acquisition fees and expenses	3,154	—	162	74	—	3,390

	10,460	5,011	39,765	62,022	(1,249)	116,009

Real estate operating income	(10,460)	(4,999)	20,320	14,704	—	19,565

Other income (expense):
Interest expense	—	(943)	(10,131)	(14,831)	3,709	(22,196)
Interest and other income	14	3,721	7,307	2,708	(3,709)	10,041
Gain (loss) on interest rate swaps	—	—	—	(4,860)	—	(4,860)
Equity in income of subsidiaries	12,958	13,319	—	—	(26,277)	—

	12,972	16,097	(2,824)	(16,983)	(26,277)	(17,015)

Income (loss) before income tax (expense) benefit	2,512	11,098	17,496	(2,279)	(26,277)	2,550
Income tax (expense) benefit	—	—	(21)	257	—	236

Income (loss) from continuing operations	2,512	11,098	17,475	(2,022)	(26,277)	2,786
Discontinued operations:
Operating income (loss) from discontinued operations	—	—	—	(259)	—	(259)

Income (loss) from discontinued operations	—	—	—	(259)	—	(259)

Net income (loss)	2,512	11,098	17,475	(2,281)	(26,277)	2,527
Less: net income (loss) attributable to nonredeemable noncontrolling interests	—	—	—	(18)	—	(18)

Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$2,512	$11,098	$17,475	$(2,299)	$(26,277)	$2,509

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Condensed Consolidating Statements Of Cash Flows

Three Months Ended March 31, 2011

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non-Guarantors	Consolidated

Cash Flows from Operating Activities:
Net cash provided by (used in) operating activities	$ 1,325	$ (16,597)	$ 41,986	$31,046	$ 57,760

Cash Flows from Investing Activities:
Investment in real estate and related assets	(598,425)	—	(1,741)	(12,164)	(612,330)

Net cash used in investing activities	(598,425)	—	(1,741)	(12,164)	(612,330)

Cash Flows from Financing Activities:
Borrowings, net of fees	—	620,153	—	—	620,153
Repayments	—	(20,000)	—	(485)	(20,485)
Distributions	(67,485)	—	—	(13)	(67,498)
Intercompany transfers, net	652,011	(592,117)	(40,782)	(19,112)	—
Net issuance of common stock, net of fees	16,102	—	—	—	16,102

Net cash provided by (used in) financing activities	600,628	8,036	(40,782)	(19,610)	548,272

Net (decrease) increase in cash and cash equivalents	3,528	(8,561)	(537)	(728)	(6,298)
Effect of foreign exchange rate on cash and cash equivalents	—	—	—	36	36
Cash and cash equivalents, beginning of period	8,281	11,074	8,250	11,277	38,882

Cash and cash equivalents, end of period	$11,809	$2,513	$7,713	$10,585	$32,620

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Condensed Consolidating Statements Of Cash Flows

Three Months Ended March 31, 2010

(in thousands)

	Wells REIT II	Wells OP II	Guarantors	Non-Guarantors	Consolidated

Cash Flows from Operating Activities:
Net cash provided by (used in) operating activities	$ (3,262)	$ (15,298)	$ 39,620	$ 34,999	$ 56,059

Cash Flows from Investing Activities:
Investment in real estate and related assets	(9,048)	(32,227)	(3,706)	(1,263)	(46,244)

Net cash used in investing activities	(9,048)	(32,227)	(3,706)	(1,263)	(46,244)

Cash Flows from Financing Activities:
Repayments	—	—	—	(546)	(546)
Distributions	(75,465)	—	—	(123)	(75,588)
Intercompany transfers, net	(39,765)	112,161	(36,553)	(35,843)	—
Net issuance of common stock, net of fees	116,991	—	—	—	116,991

Net cash provided by (used in) financing activities	1,761	112,161	(36,553)	(36,512)	40,857

Net (decrease) increase in cash and cash equivalents	(10,549)	64,636	(639)	(2,776)	50,672
Effect of foreign exchange rate on cash and cash equivalents	—	—	—	301	301
Cash and cash equivalents, beginning of period	60,919	24,241	8,292	9,273	102,725

Cash and cash equivalents, end of period	$50,370	$88,877	$7,653	$6,798	$153,698

10.	Subsequent Events

Wells REIT II has evaluated subsequent events in connection with the preparation of its consolidated financial statements and notes thereto included in this report on Form 10-Q and notes the following items in addition to those disclosed elsewhere in this report:

Private Bond Offering

On April 4, 2011, Wells REIT II sold $250 million aggregate principal amount of 5.875% unsecured senior notes due in 2018 at 99.295 percent of their face value in a private bond offering. Two rating agencies have assigned investment-grade ratings to these senior notes. Wells REIT II received proceeds from this bond offering, net of fees, of $246.7 million, all of which were used to reduce amounts outstanding on the JPMorgan Chase Bridge Loan.

Market Square Loan

On June 30, 2011, Wells REIT II, through Wells REIT II – Market Square East & West, LLC, its wholly-owned subsidiary, entered into a loan transaction (the “Market Square Loan”) with Pacific Life Insurance Company, an unaffiliated entity, as lender (“Pacific Life”), in the principal amount of $325.0 million. The substantial majority of the net proceeds advanced under the Market Square Loan were used to repay amounts outstanding under the JPMorgan Chase Credit Facility. Wells REIT II used borrowings under the JPMorgan Chase Credit Facility to fund a portion of the March 7, 2011 acquisition of the Market Square Buildings, two office buildings located in Washington D.C.

The Market Square Loan matures on July 1, 2023 (the “Market Square Loan Maturity Date”). The Market Square Loan bears interest at an annual rate of 5.07%. Wells REIT II has the right to prepay the outstanding amount in full provided that (i) 30 days’ prior written notice of the intent to prepay is provided to Pacific Life and (ii) a prepayment premium is paid to Pacific Life. If the prepayment is made before July 1, 2013, the prepayment premium is equal to the sum of (i) the greater of (a) 1.0% of the outstanding principal or (b) the yield loss amount plus (ii) 3.0% of the outstanding principal. If the prepayment is made on or after July 1, 2013 but before April 1, 2023, the prepayment premium is equal to the greater of (i) 1.0% of the outstanding principal or (ii) the yield loss amount. No prepayment premium need be paid if the prepayment is made on or after April 1, 2023.

The Market Square Loan requires monthly interest-only payments in the amount of $1,373,125. The unpaid principal will be due and payable on the Market Square Loan Maturity Date. The Market Square Loan is secured by a first mortgage lien on the assets of the Market Square Buildings including the land, fixtures, improvements, leases, rents and reserves.

Amendment No. 1 to JPMorgan Chase Credit Facility

On July 8, 2011, Wells OP II entered into Amendment No. 1 to the JPMorgan Chase Credit Facility (the “Amendment”) with JPMorgan Chase, N.A., to, among other things, (i) extend the maturity date of the JPMorgan Chase Credit Facility to May 7, 2015, (ii) to enable Wells OP II to increase the JPMorgan Chase Credit Facility amount by an aggregate of $150 million to a total amount of $650 million on two occasions on or before December 7, 2014 and with the reasonable approval of the agent of the lenders party to the JPMorgan Chase Credit Facility provided that the existing lenders or new lenders to the JPMorgan Chase Credit Facility agree to provide the additional commitments, and (iii) reduce the interest rate under the JP Morgan Chase Credit Facility and the facility fee as described below. Except as noted above and described below, the terms of the JPMorgan Chase Credit Facility as previously disclosed remain materially unchanged by the Amendment.

As amended, the JPMorgan Chase Credit Facility provides for interest costs to be incurred based on, at our option, the London Interbank Offered Rate (“LIBOR”) for one, two, three or six month periods, plus an applicable margin ranging from 1.25% to 2.05% (the “LIBOR Rate”) or at the Alternate Base Rate, plus an applicable margin ranging from 0.25% to 1.05% (the “Base Rate”). The Alternate Base Rate for any day is the greatest of the rate of interest publically announced by JPMorgan Chase Bank, N.A. as its prime rate in effect in its principal office in New York City for such day, the federal funds rate for such day plus 0.50%, and the one-month LIBOR Rate for such day plus 1.00%. The margin component of the LIBOR Rate and the Base Rate is based on Wells OP II’s Applicable Credit Rating (as defined in the JPMorgan Chase Credit Facility agreement). Additionally, Wells OP II must pay a per annum facility fee on the aggregate revolving commitment (used or unused) ranging from 0.25% to 0.45% based on its Applicable Credit Rating.

INDEPENDENT AUDITORS REPORT

To the Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

Atlanta, Georgia

We have audited the accompanying statement of revenues over certain operating expenses (the “Statement”) of the Market Square Buildings (the “Buildings”) for the year ended December 31, 2010. This statement is the responsibility of the Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues over certain operating expenses as described in Note 2 of the Statement for the year ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

May 3, 2011

Market Square Buildings

Statement of Revenues Over Certain Operating Expenses

For the year ended December 31, 2010

December 31, 2010
Revenues:
Base rent	$31,832,995
Tenant reimbursements	7,692,115
Other income	2,984,974

Total revenues	42,510,084

Expenses:
Real estate taxes	7,575,776
Repairs and maintenance	1,716,109
Utilities	1,889,178
Cleaning	1,130,549
Management fees	1,240,844
Security	1,020,975
Other	1,480,549

Total expenses	16,053,980

Revenues over certain operating expenses	$26,456,104

See accompanying notes.

1. Description of Real Estate Property Acquired

On March 7, 2011, Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), through a wholly owned subsidiary, acquired two office buildings containing approximately 679,710 rentable square feet known as the Market Square Buildings (the “Buildings”) for approximately $615.0 million, net of $6.0 million of adjustments. The acquisition was funded with $12.9 million of cash on hand, $300.0 million drawn on a $500.0 million revolving credit facility entered into on May 7, 2010 (the “JPMorgan Chase Credit Facility”), and $300.0 million drawn on a newly originated, senior unsecured bridge facility with JPMorgan Chase Bank, N.A. (the “JPMorgan Chase Bridge Facility”). The Buildings were built in 1990 and are located on approximately 2.2 acres of land located in Washington D.C. The Buildings were purchased from Avenue Associates Limited Partnership, a District of Columbia limited partnership, which is not affiliated with Wells REIT II. Wells REIT II is a Maryland corporation that engages in the acquisition and ownership of commercial real estate properties throughout the United States. Wells REIT II was incorporated on July 3, 2003, and has elected to be taxed as a real estate investment trust for federal income tax purposes.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest, and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Buildings after acquisition by Wells REIT II.

3. Significant Accounting Policies

Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due under the lease for a specific period is recorded as a receivable, which will fully reverse over the lease term. The adjustment to the straight-line receivable in 2010 increased rental revenue by approximately $59,259 for the year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Buildings are 96.2% leased to 41 tenants, including Fulbright and Jaworski (approximately 18.8%), Shearman and Sterling (approximately 16.6%), and Edison Electric Institute (approximately 11.3%).

Fulbright and Jaworski is one of the largest law firms in the United States with nearly 900 lawyers and more than 60 integrated practice areas. There are sixteen Fulbright offices world-wide, with international locations in Beijing, London, Munich, Hong Kong, Dubai and Riyadha. Fulbright and Jaworski is a full-service international law firm, which serves the needs of businesses, governments, non-profit organizations and individual clients around the world. The Fulbright and Jaworski lease expires in June 2015. Fulbright and Jaworski has the right to extend the initial term of its lease for one additional ten-year period at ninety-five percent of the then-current market rate.

Shearman and Sterling, a law firm, has been in business for over 135 years and has over 900 employees located in 20 countries. Shearman and Sterling advises many of the world’s leading corporations and financial institutions, governments and governmental organizations. Areas of practice within Shearman and Sterling include Antitrust, Bankruptcy, Corporate Governance, Environmental, Finance, Intellectual Property, Litigation, Mergers & Acquisitions, Real Estate and Tax. The Shearman and Sterling lease expires in March 2016. Shearman and Sterling has the right to extend the initial term of its lease for one ten-year period at the then-current market rate.

The Edison Electric Institute (“EEI”) is the association of U.S. shareholder-owned electric companies. EEI was organized in 1833 and its members serve 95 percent of the ultimate customers in the shareholder-owned segment of the industry and represent approximately 70 percent of the U.S. electric power industry. EEI provides public policy leadership in critical industry data, market opportunities, strategic business intelligence, conferences and forums and products and services. The EEI lease expires in June 2015. EEI has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rate.

5. Future Minimum Rental Commitments

At December 31, 2010, future minimum rental commitments for the years ended December 31 are as follows:

2011	$31,038,210
2012	34,218,450
2013	32,688,084
2014	31,871,251
2015	26,368,972
Thereafter	48,722,009

$204,906,976

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

The following unaudited pro forma balance sheet as of December 31, 2010 has been prepared to give effect to the acquisitions of the Market Square Buildings as if the acquisition occurred on December 31, 2010. The following unaudited pro forma statement of operations for the twelve months ended December 31, 2010, has been prepared to give effect to the acquisitions of the Market Square Buildings as if the acquisitions occurred on January 1, 2010.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Market Square Buildings been consummated as of January 1, 2010. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions of the Market Square Buildings. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA BALANCE SHEET

DECEMBER 31, 2010

(in thousands)

(unaudited)

ASSETS

	Wells Real Estate Investment Trust II, Inc. Historical(a)	Market Square Pro Forma Adjustments			Pro Forma Total
Real estate assets, at cost:
Land	$ 571,696	152,629	(b	)	$ 724,325
Buildings and improvements, less accumulated depreciation	3,225,708	412,346	(b	)	3,638,054
Site improvements, less accumulated depreciation	—	203	(b	)	203
Intangible lease assets, less accumulated amortization	428,140	45,858	(b	)	473,998
Construction in progress	4,495	—			4,495

Total real estate assets	4,230,039	611,036			4,841,075

Cash and cash equivalents	38,882	(12,900)	(c	)	25,982
Tenant receivables, net of allowance for doubtful accounts	108,057	—			108,057
Prepaid expenses and other assets	22,700	1,657	(g	)	24,357
Deferred financing costs, less accumulated amortization	9,827	3,900	(j	)	13,727
Intangible lease origination costs, less accumulated amortization	269,914	12,031	(b	)	281,945
Deferred lease costs, less accumulated amortization	46,266	2,741	(h	)	49,007
Investments in development bonds	646,000	—			646,000

Total assets	$ 5,371,685	$ 618,465			$ 5,990,150

(a)	Historical financial information is derived from Wells Real Estate Investment Trust II’s annual report filed on Form 10-K as of December 31, 2010.
(b)	Reflects the purchase price of the assets and liabilities obtained by Wells REIT II in connection with the respective acquisition, net of any purchase price adjustments.
(c)	Represents cash on hand that was used to partially fund the acquisition of the Buildings.
(d)	Represents amount drawn under a six-month, unsecured loan with JPMorgan Chase Bank (the “JPMorgan Chase Bridge Loan”). Under the JPMorgan Chase Bridge Loan, interest is incurred based on, at the Wells REIT II’s option, LIBOR for one-, two-, or three-month periods, plus an applicable margin of 2.25% (the “Bridge LIBOR Rate”), or at an alternate base rate, plus an applicable margin of 1.25% (the “Bridge Base Rate”). Should any unpaid principal remain outstanding on the JPMorgan Chase Bridge Facility as of June 5, 2011, Wells REIT II would incur an additional duration fee equal to 0.25% of the principal outstanding on the JPMorgan Chase Bridge Facility at that time. Wells REIT II is required to repay outstanding principal and accrued interest six months after the respective funding dates. All such borrowings shall be prepaid with (a) 100% of the net cash proceeds of all asset sales or other dispositions of properties, (b) 100% of the net cash proceeds of issuances, offerings, or placements of debt obligations, and (c) 100% of the net cash proceeds of issuances of equity securities.

(e)	Represents amount drawn under Wells REIT II’s $500.0 million, three-year unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A. as administrative agent (the “JPMorgan Chase Credit Facility”). Wells REIT II is required to repay all outstanding principal balances and accrued interest by May 7, 2013. The JPMorgan Chase Credit Facility provides for interest to be incurred based on, at the option of Wells REIT II, LIBOR for one-, two-, three-, or six-month periods, plus an applicable margin ranging from 2.60% to 3.40% (the “LIBOR Rate”), or at an alternate base rate, plus an applicable margin ranging from 1.60% to 2.40% (the “Base Rate”). The margin component of the LIBOR Rate and the Base Rate is determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on Wells REIT II’s leverage ratio, as defined, if it does not have a corporate credit rating. Additionally, Wells REIT II will incur a facility fee on the aggregate revolving commitment ranging from 0.40% to 0.60% per annum, which is also determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on its leverage ratio, if it does not have a corporate credit rating.

(f)	Consists primarily of seller-period real estate taxes for which credit was received at closing.
(g)	Consists primarily of tenant improvement escrow cash for tenant Mintz Levin.

(h)	Represents deferred tenant cost allowance asset for tenant Mintz Levin free rent assumed at acquisition.
(i)	Primarily driven by acquisition expenses (transfer taxes).
(j)	Consists of loan origination fees related to securing the JPMorgan Chase Bridge Loan referenced in note (d) above. These costs are amortized over the life of the loan.

The accompanying notes are an integral part of this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA BALANCE SHEET

DECEMBER 31, 2010

(in thousands)

(unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Wells Real Estate Investment Trust II, Inc. Historical(a)	Market Square Pro Forma Adjustments			Pro Forma Total
Liabilities:
Notes payable	$ 886,939	$ 300,000	(d	)	$ 1,486,939
		300,000	(e	)
Intangible lease liabilities, less accumulated amortization	87,934	19,680	(b	)	107,614
Accounts payable, accrued expenses	102,697	6,195	(f	)	108,892
Due to affiliates	4,479	—			4,479
Obligations under capital leases	646,000	—			646,000
Deferred income	26,403	1,919	(b	)	28,322

Total liabilities	1,754,452	627,794			2,382,246

Minority Interest

Redeemable Common Stock	161,189	—			161,189

Stockholders’ Equity:
Common stock, $0.01 par value; 900,000,000 shares authorized; and 540,906,780 issued and outstanding as of December 31, 2010	5,409	—			5,409
Additional paid in capital	4,835,088	—			4,835,088
Cumulative distributions in excess of earnings	(1,212,472)	(9,329)	(i	)	(1,221,801)
Redeemable common stock	(161,189)	—			(161,189)
Other comprehensive loss	(11,139)	—			(11,139)

Total stockholders’ equity	3,455,697	(9,329)			3,446,368
Nonredeemable noncontrolling interests	347	—			347

Total liabilities, redeemable common stock, and stockholders’ equity	$ 5,371,685	$ 618,465			$ 5,990,150

(a)	Historical financial information is derived from Wells Real Estate Investment Trust II’s annual report filed on Form 10-K as of December 31, 2010.
(b)	Reflects the purchase price of the assets and liabilities obtained by Wells REIT II in connection with the respective acquisition, net of any purchase price adjustments.
(c)	Represents cash on hand that was used to partially fund the acquisition of the Buildings.

(d)

Represents amount drawn under Wells REIT II’s $500.0 million, three-year unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A. as administrative agent (the “JPMorgan Chase Credit Facility”). Wells REIT II is required to repay all outstanding principal balances and accrued interest by May 7, 2013. The JPMorgan Chase Credit Facility provides for interest to be incurred based on, at the option of Wells REIT II, LIBOR for one-, two-, three-, or six-month periods, plus an applicable margin ranging from 2.60% to 3.40% (the “LIBOR Rate”), or at an alternate base rate, plus an applicable margin ranging from 1.60% to 2.40% (the “Base Rate”). The margin component of the LIBOR Rate and the Base Rate is determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on Wells REIT II’s leverage ratio, as defined, if it does not have a corporate credit rating. Additionally, Wells REIT II will incur a facility fee on the aggregate revolving commitment ranging from 0.40% to 0.60% per annum, which is also determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on its leverage ratio, if it does not have a corporate credit rating.

(e)

Represents amount drawn under a six-month, unsecured loan with JPMorgan Chase Bank (the “JPMorgan Chase Bridge Loan”). Under the JPMorgan Chase Bridge Loan, interest is incurred based on, at the Wells REIT II’s option, LIBOR for one-, two-, or three-month periods, plus an applicable margin of 2.25% (the “Bridge LIBOR Rate”), or at an alternate base rate, plus an applicable margin of 1.25% (the “Bridge Base Rate”). Should any unpaid principal remain outstanding on the JPMorgan Chase Bridge Facility as of June 5, 2011, Wells REIT II would incur an additional duration fee equal to 0.25% of the principal outstanding on the JPMorgan Chase Bridge Facility at that time. Wells REIT II is required to repay outstanding principal and accrued interest six months after the respective funding dates. All such borrowings shall be prepaid with (a) 100% of the net cash proceeds of all asset sales or other dispositions of properties, (b) 100% of the net cash proceeds of issuances, offerings, or placements of debt obligations, and (c) 100% of the net cash proceeds of issuances of equity securities.

(f)	Consists primarily of seller-period real estate taxes for which credit was received at closing.
(g)	Consists primarily of tenant improvement escrow cash for tenant Mintz Levin.
(h)	Represents deferred tenant cost allowance asset for tenant Mintz Levin free rent assumed at acquisition.
(i)	Primarily driven by acquisition expenses (transfer taxes).

The accompanying notes are an integral part of this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA STATEMENT OF OPERATIONS

DECEMBER 31, 2010

(in thousands)

(unaudited)

	Wells Real Estate Investment Trust II, Inc. Historical(a)	Market Square Pro Forma Adjustments			Pro Forma Total
Revenues:
Rental income	$ 447,054	$ 33,970	(b	)	$ 481,024
Tenant reimbursements	99,653	7,692	(c	)	107,345
Hotel income	19,819	—			19,819
Other rental income	1,441	2,985			4,426

	567,967	44,647			612,614
Expenses:
Property operating costs	169,658	14,813	(d	)	184,471
Hotel operating costs	17,035	—			17,035
Asset and property management fees:
Related party	34,116	1,948	(e	)	36,064
Other	4,147	1,241			5,388
Depreciation	102,267	12,701	(f	)	114,968
Amortization	117,569	10,188	(g	)	127,757
General and administrative	23,522	—			23,522
Acquisition fees and expenses	10,779	—			10,779

	479,093	40,891			519,984

Real estate operating income (loss)	88,874	3,756			92,630
Other income (expense):
Interest expense	(88,914)	(9,470)	(h	)
		(3,685)	(i	)
		(3,900)	(j	)	(105,969)
Gain (loss) on interest rate swaps	(19,061)	—			(19,061)
Interest and other income	43,089	—			43,089

	(64,886)	(17,055)			(81,941)

Income (loss) before income tax benefit	23,988	(13,299)			10,689
Income tax benefit	226	—			226

Income (loss) from continuing operations	24,214	(13,299)			10,915

Discontinued operations:
Operating income (loss)	(713)	—			(713)
Loss on sale	(161)	—			(161)

Income (loss) from discontinued operations	(874)	—			(874)

Net income (loss)	$ 23,340	$ (13,299)			$ 10,041
Less: Net (income) loss attributable to noncontrolling interests	(74)	—			(74)

Net income (loss) attributable to common stockholders	$ 23,266	$ (13,299)			$ 9,967

Net income per share - basis and diluted	$ 0.04				$ 0.02

Weighted-average shares outstanding - basic and diluted	524,848				524,848

(a)	Historical financial information derived from Wells Real Estate Investment Trust II’s annual report filed on Form 10-K for the period ended December 31, 2010.
(b)	Rental income consists primarily of base rent. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2010.
(c)	Consists of operating cost reimbursements.
(d)	Consists of property operating expenses, primarily made up of real estate taxes, insurance, utilities, and maintenance and support services.
(e)	Asset management fees are incurred at a rate of 0.0625% of the gross cost of qualifying assets under management (AUM) when total AUM is less than $5.2 billion. When total AUM falls within a range of $5.2 billion and $6.5 billion, asset management fees are capped at $32.5 million annually. Acquiring Market Square caused AUM to increase to approximately $5.9 billion, thus, AUM are effectively capped at $32.5M annually.
(f)	Depreciation expense is calculated using the straight-line method based on the purchase price allocated to the Buildings over a 40-year life; tenant improvements over the shorter of the lease term or the useful life, and site improvements over a 15-year life.
(g)	Amortization of deferred leasing costs and lease intangibles is recognized using the straight-line method over the lives of the respective leases.
(h)	Represents additional interest expense that would have been incurred if the balance for the JPMorgan Chase Credit Facility had an average outstanding balance of $300.0 million for the twelve months ended December 31, 2010, calculated using an interest rate of approximately 3.16%, which is calculated using an average LIBOR rate of 0.21% plus an applicable margin of 295 bps.
(i)	Represents additional interest expense that would have been incurred if the balance of the JPMorgan Chase Bridge Loan had an average outstanding balance of $296.1 million for the twelve months ended December 31, 2010, calculated using an interest rate of approximately 2.46%, which is calculated using an average LIBOR rate of 0.21% plus an applicable margin of 225 bps.
(j)	Consists of loan origination fees related to securing the JPMorgan Chase Bridge Loan referenced in note (d) above. These costs are amortized over the life of the loan.

The accompanying notes are an integral part of this statement.

Wells Real Estate Investment Trust II, Inc.

Schedule III - Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2010

(in thousands)

					Initial Cost				Gross Amount at Which Carried at December 31, 2010

Description	Location	Ownership Percentage	Encumbrances		Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (h)
WEATHERFORD CENTER HOUSTON	Houston, TX	100%	None		$6,100	$28,905	$35,005	3,674	$6,241	$32,438	$38,679	$13,151	1980	2/10/2004	0 to 40 years
333 & 777 REPUBLIC DRIVE	Allen Park, MI	100%	None		4,400	12,716	17,116	443	4,502	13,058	17,559	$3,355	2000	3/31/2004	0 to 40 years
MANHATTAN TOWERS	Manhattan Beach, CA	100%	75,000		11,200	72,467	83,667	(7,888)	11,459	64,320	75,779	$11,066	1985	4/2/2004	0 to 40 years
9 TECHNOLOGY DRIVE	Westborough, MA	100%	None		5,570	38,218	43,788	5,267	5,627	43,428	49,055	$14,706	1987	5/27/2004	0 to 40 years
180 PARK AVENUE	Florham Park, NJ	100%	None		10,802	62,595	73,397	1,882	11,050	64,229	75,279	$25,925	1982	6/23/2004	0 to 40 years
ONE GLENLAKE PARKWAY	Atlanta, GA	100%	60,000	(a)	5,846	66,681	72,527	0	5,934	66,593	72,527	$17,107	2003	6/25/2004	0 to 40 years
80 M STREET	Washington, DC	100%	None		26,248	76,269	102,517	83	26,806	75,794	102,600	$23,922	2001	6/29/2004	0 to 40 years
ONE WEST FOURTH STREET	Winston- Salem, NC	100%	41,537		2,711	69,383	72,094	80	2,721	69,453	72,174	$15,400	2002	7/23/2004	0 to 40 years
3333 FINLEY ROAD	Downers Grove, IL	100%	None		6,925	34,575	41,500	631	7,015	35,116	42,131	$6,384	1999	8/4/2004	0 to 40 years
1501 OPUS PLACE	Downers Grove, IL	100%	None		3,579	17,220	20,799	329	3,625	17,502	21,128	$3,208	1988	8/4/2004	0 to 40 years
2500 WINDY RIDGE PARKWAY	Atlanta, GA	100%	32,000		7,410	60,601	68,011	1,572	7,485	62,098	69,583	$10,902	1985	9/20/2004	0 to 40 years
4100- 4300 WILDWOOD PARKWAY	Atlanta, GA	100%	25,000		13,761	31,785	45,546	491	13,898	32,139	46,037	$6,685	1996	9/20/2004	0 to 40 years
4200 WILDWOOD PARKWAY	Atlanta, GA	100%	33,000		8,472	44,221	52,693	524	8,546	44,671	53,217	$10,908	1998	9/20/2004	0 to 40 years
EMERALD POINT	Dublin, CA	100%	None		8,643	32,344	40,987	(12,314)	8,799	19,873	28,673	$3,092	1999	10/14/2004	0 to 40 years
800 NORTH FREDERICK	Gaithersburg, MD	100%	46,400		22,758	43,174	65,932	582	20,195	46,319	66,514	$12,060	1986	10/22/2004	0 to 40 years
THE CORRIDORS III	Downers Grove, IL	100%	None		2,524	35,016	37,540	(1,788)	2,558	33,194	35,752	$7,037	2001	11/1/2004	0 to 40 years
HIGHLAND LANDMARK III	Downers Grove, IL	100%	33,840		3,028	47,454	50,482	(4,595)	3,055	42,832	45,887	$8,321	2000	12/27/2004	0 to 40 years
180 PARK AVENUE 105	Florham Park, NJ	100%	None		4,501	47,957	52,458	1,744	4,501	49,701	54,202	$15,876	2001	3/14/2005	0 to 40 years
4241 IRWIN SIMPSON	Mason, OH	100%	None		1,270	28,688	29,958	719	1,299	29,378	30,677	$5,123	1997	3/17/2005	0 to 40 years
8990 DUKE ROAD	Mason, OH	100%	None		520	8,681	9,201	178	522	8,857	9,379	$1,775	2001	3/17/2005	0 to 40 years
5995 OPUS PARKWAY	Minnetonka, MN	100%	None		2,693	14,670	17,363	204	2,737	14,830	17,567	$5,349	1988	4/5/2005	0 to 40 years
215 DIEHL ROAD	Naperville, IL	100%	21,000		3,452	17,456	20,908	3,240	3,472	20,676	24,148	$5,325	1988	4/19/2005	0 to 40 years

				Initial Cost				Gross Amount at Which Carried at December 31, 2010

Description	Location	Ownership Percentage	Encumbrances	Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (h)
100 EAST PRATT	Baltimore, MD	100%	105,000	31,234	140,217	171,451	29,681	31,777	169,355	201,132	$35,774	1975/1991	5/12/2005	0 to 40 years
COLLEGE PARK PLAZA	Indianapolis, IN	100%	None	2,822	22,910	25,732	(1,430)	2,822	21,479	24,302	$5,143	1998	6/21/2005	0 to 40 years
180 E 100 SOUTH	Salt Lake City, UT	100%	None	5,626	38,254	43,880	166	5,734	38,312	44,046	$11,193	1955	7/6/2005	0 to 40 years
ONE ROBBINS ROAD (b)	Westford, MA	99%	None	5,391	33,788	39,179	19	5,391	33,807	39,198	$6,298	1981	8/18/2005	0 to 40 years
FOUR ROBBINS ROAD (b)	Westford, MA	99%	None	2,950	32,544	35,494	(0)	2,950	32,544	35,494	$9,466	2001	8/18/2005	0 to 40 years
BALDWIN POINT	Orlando, FL	100%	None	2,920	19,794	22,714	592	2,920	20,385	23,306	$4,488	2005	8/26/2005	0 to 40 years
1900 UNIVERSITY CIRCLE	East Palo Alto, CA	100%	None	8,722	107,730	116,452	1,081	8,803	108,730	117,533	$34,563	2001	9/20/2005	0 to 40 years
1950 UNIVERSITY CIRCLE	East Palo Alto, CA	100%	None	10,040	93,716	103,756	8,314	10,134	101,935	112,070	$17,887	2002	9/20/2005	0 to 40 years
2000 UNIVERSITY CIRCLE	East Palo Alto, CA	100%	None	8,731	76,842	85,573	536	8,819	77,290	86,109	$11,664	2003	9/20/2005	0 to 40 years
MACARTHUR RIDGE	Irving, TX	100%	None	2,680	42,269	44,949	(7,032)	2,680	35,236	37,917	$4,610	1998	11/15/2005	0 to 40 years
5 HOUSTON CENTER	Houston, TX	100%	None	8,186	147,653	155,839	(7,851)	8,186	139,802	147,988	$39,263	2002	12/20/2005	0 to 40 years
KEY CENTER TOWER	Cleveland, OH	100%	None	7,269	244,424	251,693	14,117	7,454	258,355	265,810	$52,175	1991	12/22/2005	0 to 40 years
KEY CENTER MARRIOTT	Cleveland, OH	100%	None	3,473	34,458	37,931	7,087	3,629	41,390	45,018	$8,759	1991	12/22/2005	0 to 40 years
2000 PARK LANE	North Fayette, PA	100%	None	1,381	21,855	23,236	2,047	1,412	23,871	25,283	$6,218	1993	12/27/2005	0 to 40 years
TAMPA COMMONS	Tampa, FL	100%	None	5,150	41,372	46,522	1,859	5,268	43,113	48,381	$11,969	1984	12/27/2005	0 to 40 years
LAKEPOINTE 5	Charlotte, NC	100%	None	2,150	14,930	17,080	489	2,199	15,369	17,569	$2,951	2001	12/28/2005	0 to 40 years
LAKEPOINTE 3	Charlotte, NC	100%	None	2,488	5,483	7,971	8,238	2,546	13,662	16,209	$3,032	2006	12/28/2005	0 to 40 years
ONE SANTAN CORPORATE CENTER	Chandler, AZ	100%	18,000	4,871	24,669	29,540	135	4,948	24,727	29,675	$5,416	2000	4/18/2006	0 to 40 years
TWO SANTAN CORPORATE CENTER	Chandler, AZ	100%	21,000	3,174	21,613	24,787	(1,805)	3,245	19,737	22,982	$2,711	2003	4/18/2006	0 to 40 years
263 SHUMAN BOULEVARD	Naperville, IL	100%	49,000	7,142	41,535	48,677	6,890	7,233	48,334	55,567	$10,105	1986	7/20/2006	0 to 40 years
11950 CORPORATE BOULEVARD	Orlando, FL	100%	None	3,519	38,332	41,851	808	3,581	39,079	42,659	$9,262	2001	8/9/2006	0 to 40 years
EDGEWATER CORPORATE CENTER	Lancaster, SC	100%	None	1,409	28,393	29,802	682	1,432	29,052	30,484	$5,639	2006	9/6/2006	0 to 40 years
4300 CENTREWAY PLACE	Arlington, TX	100%	None	2,539	13,919	16,458	679	2,557	14,580	17,137	$4,187	1998	9/15/2006	0 to 40 years
80 PARK PLAZA	Newark, NJ	100%	60,894	31,766	109,952	141,718	6,096	32,221	115,593	147,814	$27,840	1979	9/21/2006	0 to 40 years
INTERNATIONAL FINANCIAL TOWER	Jersey City, NJ	100%	None	29,061	141,544	170,605	10,807	29,712	151,700	181,412	$28,448	1989	10/31/2006	0 to 40 years
STERLING COMMERCE	Irving, TX	100%	None	8,639	43,980	52,619	1,231	8,752	45,099	53,850	$13,402	1999	12/21/2006	0 to 40 years
ONE CENTURY PLACE	Nashville, TN	100%	None	8,955	58,339	67,294	(11,217)	9,106	46,971	56,077	$7,943	1991	1/4/2007	0 to 40 years

					Initial Cost				Gross Amount at Which Carried at December 31, 2010
Description	Location	Ownership Percentage	Encumbrances		Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (h)
2000 PARK LANE LAND	North Fayette, PA	100%	None		1,044	—	1,044	12	1,056	—	1,056	$—	N/A	1/5/2007	0 to 40 years
120 EAGLE ROCK	East Hanover, NJ	100%	None		2,726	30,078	32,804	1,052	2,762	31,094	33,856	$8,020	1990	3/27/2007	0 to 40 years
PASADENA CORPORATE PARK	Pasadena, CA	100%	None		53,099	59,630	112,729	(5,756)	53,099	53,874	106,973	$5,945	1965/2000/2002/2003	7/11/2007	0 to 40 years
7031 COLUMBIA GATEWAY DRIVE	Columbia, MD	100%	None		10,232	54,070	64,302	34	10,232	54,104	64,336	$7,316	2000	7/12/2007	0 to 40 years
CRANBERRY WOODS DRIVE	Cranberry Township, PA	100%	63,396		7,209	89,191	96,400	1,211	7,209	90,401	97,611	$4,615	2009	8/1/2007	0 to 40 years
222 EAST 41ST STREET	New York City, NY	100%	164,151	(c)	—	324,520	324,520	1,533	—	326,053	326,053	$35,751	2001	8/17/2007	0 to 40 years
BANNOCKBURN LAKE III	Bannockburn, IL	100%	None		7,635	11,002	18,637	76	7,663	11,050	18,713	$2,282	1987	9/10/2007	0 to 40 years
1200 MORRIS DRIVE	Wayne, PA	100%	None		3,723	20,597	24,320	5,326	3,786	25,860	29,646	$3,864	1985	9/14/2007	0 to 40 years
SOUTH JAMAICA STREET	Englewood, CO	100%	None		13,429	109,781	123,210	3,253	13,735	112,727	126,463	$14,731	2002/2003/2007	9/26/2007	0 to 40 years
15815 25TH AVENUE WEST	Lynnwood, WA	100%	None		3,896	17,144	21,040	462	3,965	17,537	21,502	$1,862	2007	11/5/2007	0 to 40 years
16201 25TH AVENUE WEST	Lynnwood, WA	100%	None		2,035	9,262	11,297	216	2,071	9,442	11,513	$746	2007	11/5/2007	0 to 40 years
13655 RIVERPORT DRIVE	St. Louis, MO	100%	None		6,138	19,105	25,243	8	6,138	19,113	25,251	$2,134	1998	2/1/2008	0 to 40 years
11200 WEST PARKLAND AVENUE	Milwaukee, WI	100%	None		3,219	15,394	18,613	2,380	3,219	17,774	20,993	$2,472	1990	3/3/2008	0 to 40 years
LENOX PARK BUILDINGS	Atlanta, GA	100%	216,000	(d)	28,478	225,067	253,545	4,184	28,858	228,871	257,729	$19,351	1992/1999/2001/2002	5/8/2008	0 to 40 years
LINDBERGH CENTER	Atlanta, GA	100%	250,000	(c),(e)	—	262,468	262,468	3,252	—	265,720	265,720	$20,364	2002	7/1/2008	0 to 40 years
THREE GLENLAKE BUILDING	Sandy Springs, GA	100%	25,721 / 120,000	(f)	7,517	88,784	96,301	891	8,055	89,136	97,192	$7,217	2008	7/31/2008	0 to 40 years
1580 WEST NURSERY ROAD	Linthicum, MD	100%	None		11,410	78,988	90,398	1,211	11,745	79,864	91,609	$7,413	1992	9/5/2008	0 to 40 years
DVINTSEV BUSINESS CENTER — TOWER B	Moscow, Russia	100%	None	(c)	—	66,387	66,387	1,727	—	68,114	68,114	$10,604	2009	5/29/2009	0 to 40 years
147-149 SOUTH STATE STREET	Salt Lake City, UT	100%	None		525	—	525	188	713	—	713	$—	N/A	8/26/2009	0 to 40 years
STERLING COMMERCE CENTER	Columbus, OH	100%	None		1,793	31,501	33,294	2,888	1,793	34,389	36,182	$1,123	1990/1995/1996/1998	3/8/2010	0 to 40 years
550 KING STREET BUILDINGS	Boston, MA	100%	None		8,632	74,625	83,257	5,347	8,632	79,971	88,604	$2,995	1984	4/1/2010	0 to 40 years

				Initial Cost				Gross Amount at Which Carried at December 31, 2010
Description	Location	Ownership Percentage	Encumbrances	Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (h)
CRANBERRY WOODS DRIVE—PHASE II	Cranberry Township, PA	100%	None	8,303	83,871	92,174	(0)	8,303	83,871	92,174	$1,582	2010	6/1/2010	0 to 40 years
HOUSTON ENERGY CENTER I	Houston, TX	100%	None	4,734	79,344	84,078	5,000	4,734	84,344	89,078	$1,690	2008	6/28/2010	0 to 40 years
SUNTRUST BUILDING	Orlando, FL	100%	None	1,222	20,402	21,624	938	1,222	21,340	22,562	$388	1959	8/25/2010	0 to 40 years
CHASE CENTER BUILDING	Columbus, OH	100%	None	5,148	24,743	29,891	2,805	5,148	27,548	32,696	$317	1972/1982	10/21/2010	0 to 40 years

Total - 100% REIT II Properties				$566,848	$4,327,545	$4,894,393	$105,509	$571,696	$4,428,206	$4,999,902	$769,863

(a)	As a result of the acquisition of the One Glenlake Parkway Building, Wells REIT II acquired investments in bonds and certain obligations under capital leases in the amount of $60.0 million.

(b)	Wells REIT II acquired an approximate 99.3% interest in the One Robbins Road and Four Robbins Road Buildings through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.

(c)	Property is owned subject to a long-term ground lease.

(d)	As a result of the acquisition of the Lenox Park Buildings, Wells REIT II acquired investments in bonds and certain obligations under capital leases in the amount of $216.0 million.

(e)	As a result of the acquisition of the Lindbergh Center Building, Wells REIT II acquired investments in bonds and certain obligations under capital leases in the amount of $250.0 million.

(f)	As a result of the acquisition of the Three Glenlake Building, Wells REIT II acquired investments in bonds and certain obligations under capital leases in the amount of $120.0 million.

(h)	Wells REIT II assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, Tenant Improvements are amortized over the shorter of economic life or lease term, Lease Intangibles are amortized over the respective lease term, Building Improvements are depreciated over 5-25 years, Site Improvements are depreciated over 15 years, and Buildings are depreciated over 40 years.

Wells Real Estate Investment Trust II, Inc.

Schedule III - Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2010

(in thousands)

	2010	2009	2008	2007
Real Estate:
Balance at the beginning of the year	$4,767,664	$4,625,137	$3,787,838	$2,938,153
Additions to/improvements of real estate	297,023	159,654	870,227	863,782
Sale of real estate	(18,143)
Write-offs of tenant improvements		(890)	(501)	(547)
Write-offs of intangible assets(1)	(52)	(2,704)	(9,139)	(10,015)
Write-offs of fully depreciated/amortized assets	(46,590)	(13,533)	(23,288)	(3,535)

Balance at the end of the year	$4,999,902	$4,767,664	$4,625,137	$3,787,838

Accumulated Depreciation and Amortization:
Balance at the beginning of the year	$635,080	$467,945	$324,472	$185,322
Depreciation and amortization expense	184,155	183,239	168,300	145,107
Sale of real estate	(2,763)
Write-offs of tenant improvements	25	(674)	(110)	(105)
Write-offs of intangible assets(1)	(44)	(1,897)	(1,429)	(2,317)
Write-offs of fully depreciated/amortized assets	(46,590)	(13,533)	(23,288)	(3,535)

Balance at the end of the year	$769,863	$635,080	$467,945	$324,472

(1)	- Consists of write-offs of intangible lease assets related to lease restructurings, amendments and terminations.

Wells Operating Partnership II, L.P.

Offer to Exchange

$250,000,000 aggregate principal amount of its 5.875% Senior Notes due 2018, each of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.875% Senior Notes due 2018.

Until                         , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware Registrants:

The Issuer and certain of the Guarantor Subsidiaries are formed under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

The Issuer

The Issuer is a limited partnership formed under the laws of the State of Delaware. The Issuer’s limited partnership agreement provides that to the maximum extent permitted by Delaware law in effect from time to time, the Issuer shall indemnify any indemnitee from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service on behalf of the Issuer and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse any indemnitee reasonable expenses in advance of final disposition of a proceeding. Additionally, the Issuer’s limited partnership agreement provides that the indemnification provided shall be in addition to any other rights to which an indemnitee or any other person may be entitled under the agreement.

Wells REIT II – University Circle, L.P.

Wells REIT II — University Circle, LP is a limited partnership under the laws of the State of Delaware. Wells REIT II —University Circle, LP’s limited partnership agreement provides that the Partnership, its receiver, or its trustee shall indemnity, save harmless, and pay all judgments and claims against any General Partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such General Partner in connection with the business of the Partnership, including attorneys’ fees incurred by such General Partner in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law. Additionally, Wells REIT II — University Circle, LP’s operating agreement provides that in the event of any action by a Partner against any General Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of such General Partner, including attorneys’ fees, incurred in the defense of such action, if such General Partner is successful in such action. Moreover, Wells REIT II — University Circle, LP’s operating agreement provides that the Partnership shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any General Partner who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Partnership and who suffers any financial loss as the result of such action. Furthermore, Wells REIT II — University Circle, LP’s operating agreement provides that the General Partner shall not be entitled to indemnification under Section 13.1 of the operating agreement if the conduct of the General Partner constitutes fraud, gross negligence or willful or wanton misconduct. According to the operating agreement, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of independent legal counsel or independent public accountants selected with reasonable care, will be presumed to have been done or omitted to be done in good faith and not to constitute gross negligence or willful or wanton misconduct. Finally, Wells REIT II — University Circle, LP’s operating agreement provides that the Partnership may purchase and maintain insurance on behalf of any one or more indemnitees under Section 13.1 and such other persons as the General Partner shall determine against any liability which may be asserted against or expense which may be incurred by such person in connection with the Partnership’s activities, whether or not the Partnership would have the power to indemnify such person against such liability or expense under the provisions of the operating agreement. The General Partner and the Partnership may enter into indemnity contracts with indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 13.2 of the operating agreement and containing such other procedures regarding indemnification as are appropriate.

Wells REIT II – MacArthur Ridge I, L.P.

Wells REIT II — MacArthur Ridge I, LP is a limited partnership formed under the laws of the State of Delaware. Wells REIT II — MacArthur Ridge, LP’s limited partnership agreement provides that the Partnership to the extent of its assets legally available for that purpose, will indemnify and hold harmless the Partners and any partner, shareholder, director, manager, trust manager, officer, trustee, agent, Affiliate and professional or other advisor of any of them, from and against any and all loss, damage, expense (including without limitation fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any indemnified person does or refrains from doing for, or in connection with the business or affairs of, the Partnership (including any loss, damage, expense or liability caused by or attributable to the ordinary or simple negligence, as opposed to gross negligence, of the indemnified person), except to the extent that the loss, damage, expense or liability results primarily from the indemnified person’s gross negligence or willful breach of a material provision of the operating agreement that in either event causes actual, material damage to the Partnership.

Wells REIT II – Sterling Commerce, L.P.

Wells REIT II — Sterling Commerce, LP is a limited partnership under the laws of the State of Delaware. Wells REIT II — Sterling Commerce LP’s limited partnership agreement provides that to the fullest extent permitted by law, no Partner shall have any liability to the Partnership or to any other Partner for any loss suffered by the Partnership or any other Partner which arises out of any action or inaction of such Partner if such course of conduct did not constitute criminal conduct, willful misconduct, fraud or gross negligence of such Partner. To the fullest extent permitted by law, in no event shall any affiliate of any Partner (other than any affiliate which is a Partner itself) nor any of such affiliate’s officers, directors, members, managers, shareholders, employees or agents have any liability to the Partnership, any Partner or any other person for any loss suffered by the Partnership, any Partner or such other person. Nothing contained in Section 5.02(a) of the operating agreement shall limit, restrict or otherwise affect the rights or obligations of a Partner, or any of its affiliates under the operating agreement or any other agreement to which it is a party. Moreover, Wells REIT II — Sterling Commerce, LP’s operating agreement provides that the Partnership shall, to the fullest extent permitted by law, indemnify, defend and hold harmless each Partner and/or its affiliates, any of their respective officers, directors, partners, members, managers, shareholders, employees or agents (each, an “Indemnitee”) from and against any and all claims or liabilities of any nature whatsoever arising out of the business of the Partnership, including, without limitation, reasonable attorneys’ fees and disbursements arising out of or in connection with any action taken or omitted by it pursuant to the authority granted by the operating agreement; provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or final adjudication adverse to such Indemnitee, and which is not subject to further appeal, establishes that such Indemnitee’s acts constituted criminal conduct, willful misconduct, fraud or gross negligence. Furthermore, Wells REIT II — Sterling Commerce, LP’s operating agreement provides that notwithstanding any other provision herein to the contrary, the liability of the Limited Partners under the operating agreement shall be limited to each Limited Partner’s respective Partnership Interest in the Partnership. No direct or indirect partner, shareholder, member or manager in or of any Limited Partner (and no officer, director, member, manager, employee or agent of such direct or indirect partner, shareholder, member or manager) shall have any personal liability under the operating agreement. Also, Sterling Commerce, LP’s operating agreement provides that the Partnership shall indemnify the General Partner and make advances for expenses incurred by the General Partner to the maximum extent permitted under the Delaware Act. Finally, Wells REIT II — Sterling Commerce, LP’s operating agreement provides that the Partnership shall further indemnify its officers, employees and other agents to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by the Limited Partner.

Section 18-108 of the Delaware Limited Liability Company Act, or the LLC Act, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. In accordance with such section, the limited liability company operating agreement

Wells REIT II – KCP, LLC

Wells REIT II — KCP, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — KCP, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — KCP, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — KCP, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by such Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — KCP, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — KCP, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — KCP, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by such Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the limited liability company agreement by Wells REIT II — KCP, LLC shall be provided out of and to the extent of Company assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — KCP, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — KCP, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — KCP, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the limited liability company agreement. Moreover, Wells REIT II — KCP, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — KCP, LLC and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — KCP, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — KCP, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — KCP, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — KCP, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 shall survive any termination of the operating agreement.

Wells REIT II – Republic Drive, LLC

Wells REIT II — Republic Drive, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Republic Drive, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, Wells REIT II — Republic Drive, LLC shall indemnify the member and each officer of Wells REIT II — Republic Drive, LLC for all costs and expenses (including attorney’s fees and disbursements), losses, liabilities, and damages paid or accrued by such member or officer in connection with any act or omission performed by such person in good faith and on behalf of Wells REIT II — Republic Drive, LLC. Additionally, Wells REIT II — Republic Drive, LLC limited liability company operating agreement provides to the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such member or officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member be advanced by Wells REIT II — Republic Drive, LLC prior to the final disposition of such claim, demand, action, suite or proceeding, subject to recapture by Wells REIT II — Republic Drive, LLC following a later determination that such member or officer was not entitled to indemnification hereunder. Finally, Wells REIT II — Republic Drive, LLC limited liability company operating agreement provides Notwithstanding the foregoing, no member or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member or officer receives a personal benefit in violation or breach of the Act or Agreement.

Wells REIT II – 9 Technology Drive, LLC

Wells REIT II — 9 Technology Drive, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 9 Technology Drive, LLC’s limited liability company operating agreement provides that the member shall not be liable to Wells REIT II — 9 Technology Drive, LLC or any person or entity who has an interest in Wells REIT II — 9 Technology Drive, LLC for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the member in good faith on behalf of Wells REIT II — 9 Technology Drive, LLC and in a manner reasonably believed to be within the scope of the authority conferred on the member by the operating agreement, except that the member shall be liable to the Company for any such loss, damage or claim incurred by reason of the member’s willful misconduct. Additionally, Wells REIT II — 9 Technology Drive, LLC’s limited liability company operating agreement provides that to the full extent permitted by applicable law, the member shall be entitled to indemnification from Wells REIT II — 9 Technology Drive, LLC for any loss, damage or claim incurred by the member by reason of any act or omission performed or omitted by the member in good faith on behalf of Wells REIT II — 9 Technology Drive, LLC and in a manner reasonably believed to be within the scope of the authority conferred on the member by the operating agreement, except that the member shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the member by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 17 of the operating agreement shall be provided out of and to the extent of Wells REIT II — 9 Technology Drive, LLC assets only, and the member shall no have personal liability on account thereof.

Wells Governor’s Pointe 4241 Irwin Simpson, LLC

Wells Governor’s Pointe 4241 Irwin Simpson, LLC is a limited liability company under the laws of the State of Delaware. Wells Governor’s Pointe 4241 Irwin Simpson, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, Wells Governor’s Pointe 4241 Irwin Simpson, LLC shall indemnify the member and each officer of Wells Governor’s Pointe 4241 Irwin Simpson, LLC for all costs and expenses (including attorney’s fees and disbursements), losses, liabilities, and damages paid or accrued by such member or officer in connection with any act or omission performed by such person in good faith and on behalf of Wells Governor’s Pointe 4241 Irwin Simpson, LLC. Additionally, Wells Governor’s Pointe 4241 Irwin Simpson, LLC limited liability company operating agreement provides to the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such member or officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member be advanced by Wells Governor’s Pointe 4241 Irwin Simpson, LLC prior to the final disposition of such claim, demand, action, suite or proceeding, subject to recapture by Wells Governor’s Pointe 4241 Irwin Simpson, LLC following a later determination that such member or officer was not entitled to indemnification hereunder. Finally, Wells Governor’s Pointe 4241 Irwin Simpson, LLC limited liability company operating agreement provides Notwithstanding the foregoing, no member or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member or officer receives a personal benefit in violation or breach of the Act or Agreement.

Wells Governor’s Pointe 8990 Duke, LLC

Wells Governor’s Pointe 8990 Duke, LLC is a limited liability company under the laws of the State of Delaware. Wells Governor’s Pointe 8990 Duke, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law Wells Governor’s Pointe 8990 Duke, LLC shall indemnify the member and each officer of Wells Governor’s Pointe 8990 Duke, LLC for all costs and expenses (including attorney’s fees and disbursements), losses, liabilities, and damages paid or accrued by such member or officer in connection with any act or omission performed by such person in good faith and on behalf of Wells Governor’s Pointe 8990 Duke, LLC. Additionally, Wells Governor’s Pointe 8990 Duke, LLC limited liability company operating agreement provides to the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such member or officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member be advanced by Wells Governor’s Pointe 8990 Duke, LLC prior to the final disposition of such claim, demand, action, suite or proceeding, subject to recapture by Wells Governor’s Pointe 8990 Duke, LLC following a later determination that such member or officer was not entitled to indemnification hereunder. Finally, Wells Governor’s Pointe 8990 Duke, LLC limited liability company operating agreement provides notwithstanding the foregoing, no member or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member or officer receives a personal benefit in violation or breach of the Act or Agreement.

Wells REIT II – LakePointe 5, LLC

Wells REIT II — LakePointe 5, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — LakePointe 5, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, Wells REIT II — LakePointe 5 shall indemnify the member and each officer of Wells REIT II — LakePointe 5 for all costs and expenses (including attorney’s fees and disbursements), losses, liabilities, and damages paid or accrued by such member or officer in connection with any act or omission performed by such person in good faith and on behalf of Wells REIT II — LakePointe 5. Additionally, Wells REIT II — LakePointe 5, LLC limited liability company operating agreement provides to the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such member or officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member be advanced by Wells REIT II — LakePointe 5 prior to the final disposition of such claim, demand, action, suite or proceeding, subject to recapture by Wells REIT II — LakePointe 5 following a later determination that such member or officer was not entitled to indemnification hereunder. Finally, Wells REIT II — LakePointe 5, LLC limited liability company operating agreement provides Notwithstanding the foregoing, no member or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member or officer receives a personal benefit in violation or breach of the Act or Agreement.

Wells REIT II – LakePointe 3, LLC

Wells REIT II — LakePointe 3, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — LakePointe 3, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, Wells REIT II — LakePointe 3 shall indemnify the member and each officer of Wells REIT II — LakePointe 3 for all costs and expenses (including attorney’s fees and disbursements), losses, liabilities, and damages paid or accrued by such member or officer in connection with any act or omission performed by such person in good faith and on behalf of Wells REIT II — LakePointe 3. Additionally, Wells REIT II — LakePointe 3, LLC limited liability company operating agreement provides to the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such member or officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member be advanced by Wells REIT II — LakePointe 3 prior to the final disposition of such claim, demand, action, suite or proceeding, subject to recapture by Wells REIT II — LakePointe 3 following a later determination that such member or officer was not entitled to indemnification hereunder. Finally, Wells REIT II — LakePointe 3, LLC limited liability company operating agreement provides Notwithstanding the foregoing, no member or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member or officer receives a personal benefit in violation or breach of the Act or Agreement.

Wells REIT II – 180 Park Avenue, LLC

Wells REIT II — 180 Park Avenue, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 180 Park Avenue, LLC’s limited liability company operating agreement provides that the member shall not be liable to Wells REIT II — 180 Park Avenue or any person or entity who has an interest in Wells REIT II — 180 Park Avenue for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the member in good faith on behalf of Wells REIT II — 180 Park Avenue and in a manner reasonably believed to be within the scope of the authority conferred on the member by the operating agreement, except that the member shall be liable to Wells REIT II — 180 Park Avenue for any such loss, damage or claim incurred by reason of the member’s willful misconduct. Additionally, Wells REIT II — 180 Park Avenue, LLC’s limited liability company operating agreement provides that to the full extent permitted by applicable law, the member shall be entitled to indemnification from Wells REIT II — 180 Park Avenue for any loss, damage or claim incurred by the member by reason of any act or omission performed or omitted by the member in good faith on behalf of Wells REIT II — 180 Park Avenue and in a manner reasonably believed to be within the scope of the authority conferred on the member by the operating agreement, except that the member shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the member by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 17 of the operating agreement shall be provided out of and to the extent of Wells REIT II — 180 Park Avenue assets only, and the member shall no have personal liability on account thereof.

Wells REIT II – Opus/Finley Portfolio LLC

Wells REIT II — Opus/Finley Portfolio, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Opus/Finley Portfolio, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, Wells REIT II — Opus/Finley Portfolio shall indemnify the member and each officer of Wells REIT II — Opus/Finley Portfolio for all costs and expenses (including attorney’s fees and disbursements), losses, liabilities, and damages paid or accrued by such member or officer in connection with any act or omission performed by such person in good faith and on behalf of Wells REIT II — Opus/Finley Portfolio. Additionally, Wells REIT II — Opus/Finley Portfolio, LLC limited liability company operating agreement provides to the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such member or officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member be advanced by Wells REIT II — Opus/Finley Portfolio prior to the final disposition of such claim, demand, action, suite or proceeding, subject to recapture by Wells REIT II — Opus/Finley Portfolio following a later determination that such member or officer was not entitled to indemnification hereunder. Finally, Wells REIT II — Opus/Finley Portfolio, LLC limited liability company operating agreement provides notwithstanding the foregoing, no member or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member or officer receives a personal benefit in violation or breach of the Act or Agreement.

Wells REIT II – 8909 Purdue Road, LLC

Wells REIT II — 8909 Purdue Road, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 8909 Purdue Road, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, Wells REIT II — 8909 Purdue Road shall indemnify the member and each manager or officer of Wells REIT II — 8909 Purdue Road for all costs and expenses (including attorneys’ fees and disbursements), losses, liabilities, and damages paid or accrued by such member, manager or officer in connection with any act or omission performed by such person in good faith on behalf of Wells REIT II — 8909 Purdue Road. Additionally, Wells REIT II — 8909 Purdue Road, LLC’s limited liability company operating agreement provides that to the fullest extent not prohibited by applicable law, expenses (including attorney’s fees and disbursements) incurred by any such member, manager or officer in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the member be advanced by Wells REIT II — 8909 Purdue Road prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by Wells REIT II — 8909 Purdue Road following a later determination that such member, manager or officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such member, manager or officer receives a personal benefit in violation or breach of the Act or Agreement.

Wells REIT II – Corridors III, LLC

Wells REIT II — Corridors III, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Corridors III, LLC’s limited liability company operating agreement provides that Wells REIT II — Corridors III, LLC, its receiver or its trustee shall indemnify, save harmless, and pay all judgments and claims against the member and any Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the member or any Manager in connection with the business of Wells REIT II — Corridors III, LLC, including attorneys’ fees incurred by the member or any Manager in connection with the defense of any action based on any such act or omission, which attorneys’

fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. Additionally, Wells REIT II — Corridors III, LLC’s limited liability company operating agreement provides that Wells REIT II — Corridors III, LLC shall indemnify, save harmless, and pay all expenses, costs, or liabilities of the member and any Manager who for the benefit of Wells REIT II — Corridors III, LLC makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by Wells REIT II — Corridors III, LLC and who suffers any financial loss as the result of such action. Moreover, Wells REIT II — Corridors III, LLC’s limited liability company operating agreement provides that Wells REIT II — Corridors III, LLC may purchase and maintain insurance on behalf of any one or more indemnities under Section 7.1 and such other persons as the member shall determine against any liability which may be asserted against or expense which may be incurred by such person in connection with Wells REIT II — Corridors III, LLC’s activities, whether or not the Company would have the power to indemnify such person against such liability or expense under the provisions of the operating agreement. Wells REIT II — Corridors III, LLC may enter into indemnity contracts with indemnities and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 7.2 of the operating agreement and containing such other procedures regarding indemnification as are appropriate. Furthermore, Wells REIT II — Corridors III, LLC’s limited liability company operating agreement provides that Wells REIT II — Corridors III, LLC may indemnify and advance expenses under Section 7 of the operating agreement to an employee or agent of Wells REIT II — Corridors III, LLC who is not a member to the same extent and subject to the same conditions that a Delaware limited liability company could indemnify and advance expenses to a member.

Wells REIT II – Edgewater Corporate Center One, LLC

Wells REIT II — Edgewater Corporate Center One, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Edgewater Corporate Center One, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — Edgewater Corporate Center One, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Edgewater Corporate Center One, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — Edgewater Corporate Center One, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — Edgewater Corporate Center One, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Edgewater Corporate Center One, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — Edgewater Corporate Center One, LLC shall be provided out of and to the extent of Company assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — Edgewater Corporate Center One, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — Edgewater Corporate Center One, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — Edgewater Corporate Center One, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — Edgewater Corporate Center One, LLC and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — Edgewater Corporate Center One, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — Edgewater Corporate Center One, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — Edgewater Corporate Center One, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – 2420 Lakemont Avenue MM, LLC

Wells REIT II — 2420 Lakemont Avenue MM, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 2420 Lakemont Avenue MM, LLC’s limited liability company operating agreement provides that the member shall have no liability for the obligations of the Company.

Wells REIT II – 2420 Lakemont Avenue, LLC

Wells REIT II — 2420 Lakemont Avenue, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 2420 Lakemont Avenue, LLC’s limited liability company operating agreement provides that no manager, officer, or any of their affiliates, or any officer, director, shareholder, partner, principal, employee or agent of any of the foregoing, shall be liable, in damages or otherwise, to Wells REIT II — 2420 Lakemont Avenue, LLC or to any of the members for any act or omission by any such exculpated party pursuant to the authority granted by the operating agreement, unless such act or omission results from fraud, gross negligence, or willful misconduct. Wells REIT II — 2420 Lakemont Avenue, LLC shall indemnify, insure, defend and hold harmless each exculpated party from and against any and all claims or liabilities of any nature whatsoever, including reasonable attorney fees, arising out of or in connection with any action taken or omitted by an exculpated party pursuant to the authority granted by the operating agreement or otherwise, except where attributable to the fraud, gross negligence, or willful misconduct of such exculpated party. Each independent experts experienced in the matter at issue, and any act or omission of such exculpated party pursuant to such advice shall in no event subject such exculpated party to liability to the company or any member. Additionally, Wells REIT II — 2420 Lakemont Avenue, LLC’s limited liability company operating agreement provides that in any pending or completed action, suit, or proceeding to which a member, Manager, Officer or any of their respective Affiliates (which for purposes of the operating agreement shall include in each case the officers, directors, shareholders, partners, principals, employees, or agents of the foregoing is or was a party by reason of the fact that such member, Manager, Officer or Affiliate (a) is or was a member, (b) is or was a Manager, (c) is or was an Officer, or (d) is an Affiliate of a member, Manager or Officer, the Company shall hold harmless, indemnify and insure such member, Manager, Officer or Affiliate harmless from and against any and all losses, harm, liabilities, damages, costs and expense (including, but not limited to, attorney fees, judgments, and amounts paid in settlement) incurred by the member, Manager, Officer or Affiliate in connection with such action, suit, or proceeding if the member, Manager, Officer or Affiliate determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of Wells REIT II — 2420 Lakemont Avenue, LLC, and provided that the conduct of such member, Officer or Affiliate does not constitute fraud, gross negligence or willful misconduct. Finally, Wells REIT II — 2420 Lakemont Avenue, LLC’s limited liability company operating agreement provides that the exculpation of liability and indemnification provided by such Article shall not be deemed exclusive of any other limitation on liability or rights to which those seeking indemnification may be entitled under any statute, agreement, unanimous agreement of members or otherwise.

Wells REIT II – University Circle, LLC

Wells REIT II — University Circle, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — University Circle, LLC’s limited liability company operating agreement provides that Wells REIT II — University Circle, LLC, its receiver or its trustee shall indemnify, save harmless, and pay all judgments and claims against the member and any Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the member or any Manager in connection with the business of Wells REIT II — University Circle, LLC, including attorneys’ fees incurred by the member or any Manager in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. Additionally, Wells REIT II — University Circle, LLC limited liability company operating agreement provides that Wells REIT II — University Circle, LLC shall indemnify, save harmless, and pay all expenses, costs, or liabilities of the member and any Manager who for the benefit of Wells REIT II — University Circle, LLC makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by Wells REIT II — University Circle, LLC and who suffers any financial loss as the result of such action. Moreover, Wells REIT II — University Circle, LLC limited liability company operating agreement provides that Wells REIT II — University Circle, LLC may purchase and maintain insurance on behalf of any one or more indemnities under Section 7.1 and such other persons as the member shall determine against any liability which may be asserted against or expense which may be incurred by such person in connection with Wells REIT II — University Circle, LLC’s activities, whether or not Wells REIT II — University Circle, LLC would have the power to indemnify such person against such liability or expense under the provisions of the operating agreement. Wells REIT II — University Circle, LLC may enter into indemnity contracts with indemnities and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 7.2 of the operating agreement and containing such other procedures regarding indemnification as are appropriate. Furthermore, Wells REIT II — University Circle, LLC limited liability company operating agreement provides that Wells REIT II — University Circle, LLC may indemnify and advance expenses under Section 7 of the operating agreement to an employee or agent of Wells REIT II — University Circle, LLC who is not a member to the same extent and subject to the same conditions that a Delaware limited liability company could indemnify and advance expenses to a member.

Wells REIT II – Key Center, LLC

Wells REIT II — Key Center, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Key Center, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — Key Center, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Key Center, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — Key Center, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — Key Center, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Key Center, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — Key Center, LLC shall be provided out of and to the extent of Wells REIT II — Key Center, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — Key Center, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — Key Center, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — Key Center, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 the operating agreement. Moreover, Wells REIT II — Key Center, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — Key Center, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — Key Center, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — Key Center, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — Key Center, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — Key Center, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — Key Center, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Key Center Properties, LLC

Wells REIT II — Key Center Properties, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Key Center Properties, LLC’s limited liability company operating agreement provides that the company shall indemnify and hold harmless, to the fullest extent permitted by law, but solely out of the assets of Wells REIT II — Key Center Properties, LLC, each Indemnite from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts (“indemnified costs”) arising from all claims, demands, actions, suits or proceedings (“Actions”), whether civil, criminal, administrative, arbitrative or investigative, in which the Indemnitee may be involved, or threated to be involved, as a party or otherwise, arising as a result of such Indemnitee’s management of the affairs of the Company, or rendering of advice or consultation with respect thereto, or which relate to Wells REIT II — Key Center Properties, LLC or its business or affairs, and regardless of whether any such Action is brought by a third party, a member, the Managing member, or by or in the right of Wells REIT II — Key Center Properties, LLC; provided, however, that an Indemnitee shall not be indemnified under Section 7.4 of the operating agreement if a judgment or other final adjudication adverse to such Indemnitee establishes that its acts or omissions were the result of fraud, gross negligence, willful misconduct or a knowing violation of law. If for any reason the foregoing indemnification is unavailable to such Indemnitee, or insufficient to hold it harmless, then Wells REIT II — Key Center Properties, LLC shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proprortion as is appropriate to reflect the relative benefits received by Wells REIT II — Key Center Properties, LLC, on the one hand, and the Indemnitee on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. Additionally, Wells REIT II — Key Center Properties, LLC’s limited liability company operating agreement provides that the company shall pay or reimburse, to the fullest extent allowed by law and consistent with Section 7.4(a) above, in advance of the final disposition of the action.

Wells REIT II – MacArthur Ridge I, LLC

Wells REIT II — MacArthur Ridge I, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — MacArthur Ridge I, LLC’s limited liability company operating agreement provides that subject to the limitations and conditions as provided in such Article VI, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a member of Wells REIT II — MacArthur Ridge I, LLC shall be indemnified by Wells REIT II — MacArthur Ridge I, LLC to the fullest extent permitted by the Act, as the same exists or may hereafter be amended against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such Person in connection with such Proceeding, even if such judgments, penalties, fines, settlements and expenses are attributable to the member’s negligence or result from any statutorily imposed strict liability, and indemnification under such Article VI shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder. The rights granted pursuant to such Article VI shall be deemed contract rights, and no amendment, modification or repeal of such Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in such Article VI could involve indemnification for negligence or under theories of strict liability. Moreover, Wells REIT II — MacArthur Ridge I, LLC’s limited liability company operating agreement provides that Wells REIT II — MacArthur Ridge I, LLC shall indemnify and advance expenses to an officer, employee or agent of Wells REIT II — MacArthur Ridge I, LLC to the same extent and subject to the same conditions under which it may indemnify and advance expenses to a member under such Article VI; and, Wells REIT II — MacArthur Ridge I, LLC may indemnify and advance expenses to Persons who are not or were not a member, officer, employee or agent of Wells REIT II — MacArthur Ridge I, LLC but who are or were serving at the request of Wells REIT II — MacArthur Ridge I, LLC as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to a member under such Article VI.

Wells REIT II – International Financial Tower, LLC

Wells REIT II — International Financial Tower, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — International Financial Tower, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — International Financial Tower, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — International Financial Tower, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — International Financial Tower, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — International Financial Tower, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — International Financial Tower, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — International Financial Tower, LLC shall be provided out of and to the extent of Wells REIT II — International Financial Tower, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — International Financial Tower, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — International Financial Tower, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — International Financial Tower, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — International Financial Tower, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — International Financial Tower, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — International Financial Tower, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — International Financial Tower, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — International Financial Tower, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — International Financial Tower, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — International Financial Tower, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – 7031 Columbia Gateway Drive, LLC

Wells REIT II — 7031 Columbia Gateway Drive, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 7031 Columbia Gateway Drive, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — 7031 Columbia Gateway Drive, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 7031 Columbia Gateway Drive, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — 7031 Columbia Gateway Drive, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — 7031 Columbia Gateway Drive, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 7031 Columbia Gateway Drive, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — 7031 Columbia Gateway Drive, LLC shall be provided out of and to the extent of Wells REIT II — 7031 Columbia Gateway Drive, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — 7031 Columbia Gateway Drive, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — 7031 Columbia Gateway Drive, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — 7031 Columbia Gateway Drive, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — 7031 Columbia Gateway Drive, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — 7031 Columbia Gateway Drive, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — 7031 Columbia Gateway Drive, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — 7031 Columbia Gateway Drive, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — 7031 Columbia Gateway Drive, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — 7031 Columbia Gateway Drive, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — 7031 Columbia Gateway Drive, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – Sterling Commerce, LLC

Wells REIT II — Sterling Commerce, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Sterling Commerce, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — Sterling Commerce, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Sterling Commerce, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — Sterling Commerce, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — Sterling Commerce, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Sterling Commerce, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — Sterling Commerce, LLC shall be provided out of and to the extent of Wells REIT II — Sterling Commerce, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — Sterling Commerce, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — Sterling Commerce, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — Sterling Commerce, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — Sterling Commerce, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — Sterling Commerce, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — Sterling Commerce, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — Sterling Commerce, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — Sterling Commerce, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — Sterling Commerce, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Sterling Commerce, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – South Jamaica Street, LLC

Wells REIT II — South Jamaica Street, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — South Jamaica Street, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — South Jamaica Street, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — South Jamaica Street, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — South Jamaica Street, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — South Jamaica Street, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — South Jamaica Street, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — South Jamaica Street, LLC shall be provided out of and to the extent of Wells REIT II — South Jamaica Street, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — South Jamaica Street, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — South Jamaica Street, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — South Jamaica Street, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — South Jamaica Street, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — South Jamaica Street, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — South Jamaica Street, LLC by any Person as

to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — South Jamaica Street, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — South Jamaica Street, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — South Jamaica Street, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — South Jamaica Street, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – 15815 25th Avenue, LLC

Wells REIT II — 15815 25th Avenue, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 15815 25th Avenue, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — 15815 25th Avenue, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 15815 25th Avenue, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — 15815 25th Avenue, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — 15815 25th Avenue, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 15815 25th Avenue, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — 15815 25th Avenue, LLC shall be provided out of and to the extent of Wells REIT II — 15815 25th Avenue, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — 15815 25th Avenue, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — 15815 25th Avenue, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — 15815 25th Avenue, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — 15815 25th Avenue, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — 15815 25th Avenue, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — 15815 25th Avenue, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — 15815 25th Avenue, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — 15815 25th Avenue, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — 15815 25th Avenue, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – 13655 Riverport Drive, LLC

Wells REIT II — 13655 Riverport Drive, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — 13655 Riverport Drive, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — 13655 Riverport Drive, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 13655 Riverport Drive, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — 13655 Riverport Drive, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — 13655 Riverport Drive, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 13655 Riverport Drive, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — 13655 Riverport Drive, LLC shall be provided out of and to the extent of Wells REIT II — 13655 Riverport Drive, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — 13655 Riverport Drive, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — 13655 Riverport Drive, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — 13655 Riverport Drive, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — 13655 Riverport Drive, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — 13655 Riverport Drive, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — 13655 Riverport Drive, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — 13655 Riverport Drive, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — 13655 Riverport Drive, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — 13655 Riverport Drive, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — 13655 Riverport Drive, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – Lakehurst Britton, LLC

Wells REIT II — Lakehurst Britton, LLC is a limited liability company under the laws of the State of Delaware. Wells REIT II — Lakehurst Britton, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — Lakehurst Britton, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Lakehurst Britton, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — Lakehurst Britton, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — Lakehurst Britton, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Lakehurst Britton, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — Lakehurst Britton, LLC shall be provided out of and to the extent of Wells REIT II — Lakehurst Britton, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — Lakehurst Britton, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — Lakehurst Britton, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — Lakehurst Britton, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — Lakehurst Britton, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — Lakehurst Britton, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — Lakehurst Britton, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — Lakehurst Britton, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — Lakehurst Britton, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — Lakehurst Britton, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — Lakehurst Britton, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Maryland Registrant:

Wells REIT II is incorporated under the laws of the State of Maryland.

Section 2–418 of the Maryland General Corporation Law, or MGCL, establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

Wells REIT II

Wells REIT II’s bylaws provide that the corporation shall to the maximum extent permitted by Maryland law in effect from time to time indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director o officer of the Corporation; (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves of has served as director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (iii) the Advisor or any of its affiliates acting as an agent of the corporation. Moreover, Wells Real Estate Investment Trust II, Inc.’s bylaws provide that the corporation shall have the power with the approval of the board of directors to provide such indemnification and advancement of expenses to any employee or agent of the Corporation.

Georgia Registrants:

Certain of the Subsidiary Guarantors are either incorporated or formed under the laws of the State of Georgia.

Section 14–11–306 of the Official Code of Georgia Annotated (“O.C,G.A”) permits a limited liability to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for any liability that may not be eliminated or limited by the articles of organization or a written operating agreement by reason of division (4)(A)(i) or (ii) of O.C.G.A. Section 14-11-305.

Wells REIT II – Parkside/Atlanta, LLC

Wells REIT II — Parkside/Atlanta, LLC is a limited liability company under the laws of the State of Georgia. Wells REIT II — Parkside/Atlanta, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — Parkside/Atlanta, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Parkside/Atlanta, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — Parkside/Atlanta, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT

II — Parkside/Atlanta, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Parkside/Atlanta, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — Parkside/Atlanta, LLC shall be provided out of and to the extent of Wells REIT II — Parkside/Atlanta, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — Parkside/Atlanta, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — Parkside/Atlanta, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — Parkside/Atlanta, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — Parkside/Atlanta, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to Wells REIT II — Parkside/Atlanta, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — Parkside/Atlanta, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — Parkside/Atlanta, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — Parkside/Atlanta, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — Parkside/Atlanta, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – 1277 LPB Atlanta, LLC

Wells REIT II — 1277 LPB Atlanta, LLC is a limited liability company under the laws of the State of Georgia. Wells REIT II — 1277 LPB Atlanta, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — 1277 LPB Atlanta, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 1277 LPB Atlanta, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — 1277 LPB Atlanta, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — 1277 LPB Atlanta, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 1277 LPB Atlanta, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — 1277 LPB Atlanta, LLC shall be provided out of and to the extent of Wells REIT II — 1277 LPB Atlanta, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — 1277 LPB Atlanta, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — 1277 LPB Atlanta, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — 1277 LPB Atlanta, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — 1277 LPB Atlanta, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — 1277 LPB Atlanta, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — 1277 LPB Atlanta, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — 1277 LPB Atlanta, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — 1277 LPB Atlanta,

LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — 1277 LPB Atlanta, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — 1277 LPB Atlanta, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wells REIT II – Lindbergh Center, LLC

Wells REIT II — Lindbergh Center, LLC is a limited liability company under the laws of the State of Georgia. Wells REIT II — Lindbergh Center, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — Lindbergh Center, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Lindbergh Center, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — Lindbergh Center, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — Lindbergh Center, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — Lindbergh Center, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — Lindbergh Center, LLC shall be provided out of and to the extent of Company assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — Lindbergh Center, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — Lindbergh Center, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — Lindbergh Center, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — Lindbergh Center, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — Lindbergh Center, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — Lindbergh Center, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — Lindbergh Center, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — Lindbergh Center, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — Lindbergh Center, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — Lindbergh Center, LLC’s limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Wisconsin Registrant:

Wells REIT II—11200 W. Parkland, LLC was formed under the laws of the State of Wisconsin.

Sections 180.0403(2) to 180.0403(4) of the Wisconsin LLC Statute requires a limited liability company to indemnify or allow reasonable expenses to and pay liabilities of each of its members and, if management of the limited liability company is vested in one or more managers, of each of its managers, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. Section 183.0403(3) states that an operating agreement may alter or provide additional rights to indemnification of liabilities or allowances of expenses to members and managers. Section 183.0403(4) states that notwithstanding subsections (2) and (3) a limited liability company may not indemnify a member or manager for liabilities or permit a member or manager to retain any allowance for expenses provided under those subsections unless it is determined by or on behalf of the limited liability company that the liabilities or expenses did not result from the member’s or manager’s breach or failure to perform a duty to the limited liability company as provided in Section 183.0402.

Wells REIT II – 11200 W. Parkland, LLC

Wells REIT II — 11200 W. Parkland, LLC is a limited liability company under the laws of the State of Wisconsin. Wells REIT II — 11200 W. Parkland, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, neither the member nor any officer, director, employee, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to Wells REIT II — 11200 W. Parkland, LLC or any other Person who is bound by the operating agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 11200 W. Parkland, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. Additionally, Wells REIT II — 11200 W. Parkland, LLC’s limited liability operating agreement provides that to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from Wells REIT II — 11200 W. Parkland, LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Wells REIT II — 11200 W. Parkland, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 18 of the operating agreement by Wells REIT II — 11200 W. Parkland, LLC shall be provided out of and to the extent of Wells REIT II — 11200 W. Parkland, LLC assets only, and the member shall not have personal liability on account thereof. Also, Wells REIT II — 11200 W. Parkland, LLC’s limited liability company operating agreement provides that to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Wells REIT II — 11200 W. Parkland, LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Wells REIT II — 11200 W. Parkland, LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 18 of the operating agreement. Moreover, Wells REIT II — 11200 W. Parkland, LLC’s limited liability company operating agreement provides that a Covered Person shall be fully protected in relying in good faith upon the records of Wells REIT II — 11200 W. Parkland, LLC and upon such information, opinions, reports or statements presented to Wells REIT II — 11200 W. Parkland, LLC by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Wells REIT II — 11200 W. Parkland, LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid. Furthermore, Wells REIT II — 11200 W. Parkland, LLC’s limited liability company operating agreement provides that the provisions of the operating agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to Wells REIT II — 11200 W. Parkland, LLC or the member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Finally, Wells REIT II — 11200 W. Parkland, LLC limited liability company operating agreement provides that the foregoing provisions of Section 18 of the operating agreement shall survive any termination of the operating agreement.

Pennsylvania Registrant:

Wells REIT II—1200 Morris Business Trust was organized under the laws of the State of Pennsylvania.

Under Section 9506(a) of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), except as otherwise provided, in the instrument, the beneficiaries of a business trust shall be entitled to the same limitation of personal liability as is extended to shareholders in a domestic business corporation. Also under Section 9506(a), except as otherwise provided in the instrument, the trustees of a trust, as such, shall not be personally liable to any person for any act or obligation of the trust or any other trustee. An obligation of a trust based upon writing may be limited to a specific fund or other identified pool or group of assets of the trust. Under section 9506(b), except as otherwise provided in the instrument governing the trust the provisions of Subchapters B (relating to fiduciary duty) and D (relating to indemnification) of Chapter 17 shall be applicable to representatives of a business trust.

Wells REIT II – 1200 Morris Business Trust

Wells REIT II — 1200 Morris Business Trust is a business trust organized under the laws of the State of Pennsylvania. Wells REIT II — 1200 Morris Business Trust’s declaration of trust provides that the trust shall have the power, to the maximum extent permitted by Pennsylvania law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, each Beneficiary and/or Trustee from all claims and liabilities to which such person may become subject by reason of his being or having been a beneficiary or Trustee of the Trust.

Item 21.	Exhibits and Financial Statement Schedules.

(a)  The following Financial Statement Schedules are included herein:

(b)  The following exhibits are filed herewith or incorporated herein by reference

Exhibit No.	Description
3.1	Certificate of Limited Partnership of Wells Operating Partnership II, L.P.*
3.2	Agreement of Limited Partnership of Wells Operating Partnership II, L.P. (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-107066) filed with the SEC on October 17, 2003)
3.3	Amended and Restated Articles of Incorporation of Wells Real Estate Investment Trust II, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-107066) filed with the SEC on November 25, 2003).
3.4	Articles of Amendment of Wells Real Estate Investment Trust II, Inc., effective as of October 1, 2008 (incorporated by reference to Exhibit 3.2 to Wells REIT II’s Annual Report on Form 10-K/A for the year ended December 31, 2008).
3.5	Amended and Restated Bylaws of Wells Real Estate Investment Trust II, Inc. (incorporated by reference to Exhibit 3.2 to Wells REIT II’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).
3.6	Amendment No. 1 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to Wells REIT II’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).
3.7	Certificate of Formation of Wells REIT - 2420 Lakemont Avenue MM LLC*
3.8	Limited Liability Company Operating Agreement of 2420 Lakemont Avenue MM LLC*
3.9	Certificate of Formation of Wells REIT - 2420 Lakemont Avenue LLC
3.10	Operating Agreement of Wells REIT - 2420 Lakemont Avenue LLC*
3.11	Certificate of Formation of Key Center Properties LLC*
3.12	Amended and Restated Limited Liability Company Operating Agreement of Key Center Properties LLC

Exhibit No.	Description
3.13	First Amendment to Amended and Restated Limited Liability Company Operating Agreement of Key Center Properties LLC
3.14	Certificate of Formation of Governors Point 4241 Irwin Simpson, LLC*
3.15	Limited Liability Company Operating Agreement of Wells Governor’s Pointe 4241 Irwin Simpson, LLC and Wells Operating Partnership II, L.P.*
3.16	Certificate of Formation of Governors Point 8990 Duke, LLC*
3.17	Limited Liability Company Operating Agreement of Wells Governor’s Pointe 8990 Duke, LLC*
3.18	Certificate of Formation of Wells REIT II - 11200 W. Parkland, LLC*
3.19	Limited Liability Company Agreement of Wells REIT II - 11200 W Parkland, LLC*
3.20	Declaration of Trust of Wells REIT II - 1200 Morris Business Trust*
3.21	Certification of Formation of Wells REIT II - 1277 LPB Atlanta, LLC*
3.22	Limited Liability Company Agreement of Wells REIT II - 1277 LPB Atlanta, LLC*
3.23	Certificate of Formation of Wells REIT II - 13655 Riverport Drive, LLC*
3.24	Limited Liability Company Agreement of Wells REIT II - 13655 Riverport Drive, LLC *
3.25	Certificate of Formation of Wells REIT II - 15815 25th Avenue, LLC *
3.26	Limited Liability Company Agreement of Wells REIT II - 15815 25th Avenue, LLC *
3.27	Certificate of Formation of Wells REIT II - 180 Park Avenue LLC*
3.28	Limited Liability Company Agreement of Wells REIT II - 180 Park Avenue, LLC *
3.29	Certificate of Formation of Wells REIT II - 7031 Columbia Gateway Drive, LLC *
3.30	Certificate of Amendment to the Certificate of Formation of Wells REIT II - 7031 Columbia Gateway Drive, LLC *
3.31	Limited Liability Company Agreement of Wells REIT II - 7031 Columbia Gateway Drive, LLC *
3.32	Certificate of Formation of Wells REIT II - 8909 Purdue Road, LLC*
3.33	Limited Liability Company Agreement of Wells REIT II - 8909 Purdue Road, LLC *
3.34	Certificate of Formation of Wells REIT II - 9 Technology Drive, LLC*
3.35	Limited Liability Company Agreement of Wells REIT II - 9 Technology Drive, LLC*
3.36	Certificate of Amendment to Certificate of Formation of Wells REIT II – 4100/4300 Wildwood Parkway, LLC*
3.37	Operating Agreement of Wells REIT II - Corridors III, LLC *
3.38	Certificate of Formation of Wells REIT II - Edgewater Corporate Center One, LLC*
3.39	Limited Liability Company Agreement of Wells REIT II - Edgewater Corporate Center One, LLC *
3.40	Certificate of Formation of Wells REIT II - International Financial Tower, LLC*
3.41	Limited Liability Company Agreement of Wells REIT II - International Financial Tower, LLC*
3.42	Certificate of Formation of Wells REIT II - KCP LLC*
3.43	Limited Liability Company Agreement of Wells REIT II - KCP LLC *
3.44	Certificate of Formation of Wells REIT II - Key Center, LLC *
3.45	Amended and Restated Operating Agreement of Wells REIT II - Key Center, LLC *
3.46	Certificate of Formation of Wells REIT II - Lakehurst Britton, LLC*
3.47	Limited Liability Company Agreement of Wells REIT II - Lakehurst Britton LLC*
3.48	Limited Liability Company Certificate of Formation of Wells REIT II - Lakepointe 3, LLC*
3.49	Limited Liability Company Agreement of Wells REIT II - Lakepointe 3, LLC *
3.50	Limited Liability Company Certification of Formation of Wells REIT II - Lakepointe 5, LLC*
3.51	Limited Liability Company Agreement of Wells REIT II - Lakepointe 5, LLC *
3.52	Certificate of Formation of Wells REIT II - Lindbergh Center*
3.53	Limited Liability Company Agreement of Wells REIT II - Lindbergh Center, LLC *
3.54	Certificate of Limited Partnership of Wells REIT II - MacArthur Ridge I, L.P.*
3.55	Agreement of Limited Partnership of Wells REIT II - MacArthur Ridge I, L.P.*
3.56	Certificate of Formation of Wells REIT II - MacArthur Ridge I, LLC*
3.57	Limited Liability Company Agreement of Wells REIT II - MacArthur Ridge I, LLC*
3.58	Certificate of Formation of Wells REIT II - Opus/Finley Portfolio, LLC*
3.59	Limited Liability Company Operating Agreement of Wells REIT II – Opus/Finley Portfolio, LLC *
3.60	First Amendment to Limited Liability Company Operating Agreement of Wells REIT II - Opus/Finley Portfolio, LLC*

Exhibit No.	Description
3.61	Certificate of Formation of Wells REIT II – Parkside/Atlanta, LLC*
3.62	Limited Liability Company Agreement of Wells REIT II – Parkside/Atlanta, LLC*
3.63	Certificate of Formation of Wells REIT II - Republic Drive, LLC*
3.64	Limited Liability Company Agreement of Wells REIT II - Republic Drive, LLC*
3.65	Certificate of Formation of Wells REIT II - South Jamaica Street, LLC*
3.66	Limited Liability Company Agreement of Wells REIT II - South Jamaica Street, LLC*
3.67	Certificate of Limited Partnership of Wells REIT II - Sterling Commerce, LP*
3.68	Limited Partnership Agreement of Wells REIT II - Sterling Commerce, LP*
3.69	Certificate of Formation of Wells REIT II - Sterling Commerce, LLC*
3.70	Limited Liability Company Agreement of Wells REIT II - Sterling Commerce, LLC *
3.71	Certificate of Limited Partnership of Wells REIT II - University Circle, L.P.*
3.72	Limited Partnership Agreement of Wells REIT II - University Circle, L.P.*
3.73	Certificate of Formation of Wells REIT II - University Circle, LLC*
3.74	Operating Agreement of Wells REIT II - University Circle, LLC *
4.1	Form of Subscription Agreement with Consent to Electronic Delivery (incorporated by reference to Appendix A to the Wells REIT II’s prospectus dated April 2, 2010 and filed with the SEC on April 29, 2010).
4.2	Form of Dividend Reinvestment Enrollment Form (incorporated by reference to Appendix A to the prospectus included in Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 on Form S-3 (No. 333-144414) and filed with the SEC on August 27, 2010 (the “DRP Registration Statement”)).
4.3	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the SEC on September 22, 2008).
4.4	Amended and Restated Dividend Reinvestment Plan (incorporated by reference to Appendix B to the prospectus included in the DRP Registration Statement).
4.5	Amended and Restated Share Redemption Program (incorporated by reference to Exhibit 4.4 to the Wells REIT II’s Annual Report on Form 10-K filed with the SEC on March 11, 2011 for the fiscal year ended December 31, 2010).
4.6	Indenture among Wells Operating Partnership II, L.P., Wells Real Estate Investment Trust II, Inc., certain of each of their direct and indirect subsidiaries and U.S. Bank National Association as trustee, dated as of April 4, 2011, including the form of 5.875% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 to Wells REIT II’s Form 8-K filed with the SEC on April 4, 2011).
4.7	Second Amended and Restated Share Redemption Program (incorporated by reference to Exhibit 4.1 to Wells REIT II’s Form 8-K filed with the SEC on July 19, 2011).
5.1	Opinion of DLA Piper LLP (US).*
8.1	Opinion of DLA Piper LLP (US) regarding tax matters.*
10.1	Advisory Agreement between Wells Real Estate Investment Trust II, Inc. and Wells Real Estate Advisory Services II, LLC (the “Advisor”) dated January 1, 2011 (incorporated by reference to Exhibit 10.1 to Wells REIT II’s Annual Report on Form 10-K filed with the SEC on March 11, 2011 for the fiscal year ended December 31, 2011).
10.2	Assignment and Assumption of Master Property Management Leasing and Construction Agreement by and among Wells Management Company, Inc., the Advisor, and Wells REIT II dated January 1, 2011 (incorporated by reference to Exhibit 10.2 to Wells REIT II’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2011 for the quarter ended March 31, 2011).
10.3	Purchase and Sale Agreement by and between Avenue Associates Limited Partnership and Wells Real Estate Investment Trust II, Inc. dated February 22, 2011 (incorporated by reference to Exhibit 10.3 to Wells REIT II’s Annual Report on Form 10-Q filed with the SEC on May 6, 2011 for the quarter ended March 31, 2011).
10.4	Bridge Note between Wells Operating Partnership II, L.P. and J.P. Morgan Chase Bank, N.A. dated March 7, 2011 (incorporated by reference to Exhibit 10.4 to Wells REIT II’s Annual Report on Form 10-Q filed with the SEC on May 6, 2011 for the quarter ended March 31, 2011).
10.5	Credit Agreement by and among Wells Operating Partnership II, L.P. and J.P. Morgan Securities Inc. as lead arranger sole bookrunner and J.P. Morgan Chase Bank, N.A., as administrative agent dated March 7, 2011 (incorporated by reference to Exhibit 10.5 to Wells REIT II’s Annual Report on Form 10-Q filed with the SEC on May 6, 2011 for the quarter ended March 31, 2011).
10.6	Registration Rights Agreement among Wells Operating Partnership II, L.P., Wells Real Estate Investment Trust II, Inc., certain of each of their direct and indirect subsidiaries and the initial purchasers party thereto, dated as of April 4, 2011 (incorporated by reference to Exhibit 10.1 to Wells REIT II’s Form 8-K filed with the SEC on April 4, 2011).

Exhibit No.	Description
10.7	Credit Agreement dated as of May 7, 2010 by and among Wells Operating Partnership II, L.P., as borrower, J.P. Morgan Securities Inc. and PNC Capital Markets LLC, as joint lead arrangers and bookrunners, JPMorgan Chase Bank, N.A., as administrative agent and PNC Bank, N.A., as syndication agent and Regions Bank, U.S. Bank N.A., and BMO Capital Markets as documentation agents and the other financial institutions parties thereto (incorporated by reference to Exhibit 10.2 to Wells REIT II’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2010 for the quarter ended June 30, 2010).
10.8	Amended and Restated Deed of Trust Note dated as of June 30, 2011 by Wells REIT II — Market Square East & West, LLC, for the benefit of Pacific Life Insurance Company.*
10.9	Amended and Restated Deed of Trust, Financing Statement and Security Agreement (with Assignment of Leases and Rents and Fixture Filings) dated as of June 30, 2011 by and among Wells REIT II — Market Square East & West, LLC, Lawyers Title Realty Services, Inc., and Pacific Life Insurance Company.*
10.10	Stock Option Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-107066) filed with the SEC on September 23, 2003 (“Amendment No. 1 to IPO Registration Statement”))
10.11	Independent Director Stock Option Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to IPO Registration Statement)
10.12	Master Property Management, Leasing and Construction Agreement among Wells Management Company, Inc., Wells Real Estate Investment Trust II, Inc. and Wells Operating Partnership II, L.P., dated October 24, 2004 (incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-107066) filed with the SEC on February 22, 2005)
10.13	Amendment No. 1 to Master Property Management, Leasing and Construction Agreement among Wells Management Company, Inc., Wells Operating Partnership II, L.P., and Wells Real Estate Investment Trust II, Inc. dated April 16, 2007 (incorporated by reference to Exhibit 10.2 to Wells REIT II’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2007 for the quarter ended June 30, 2007)
10.14	Amendment No. 2 to Master Property Management, Leasing and Construction Agreement among Wells Management Company, Inc., Wells Operating Partnership II, L.P., and Wells Real Estate Investment Trust II, Inc. dated April 2, 2008.*
10.15	Assignment and Assumption of Master Property Management, Leasing and Construction Agreement by and among Wells Management Company, Inc., Wells Real Estate Advisory Services II, LLC, and Wells Real Estate Investment Trust II, Inc., dated January 1, 2011.*
10.16	Amendment No. 1 to Credit Agreement by and among wells Operating Partnership II, L.P., as borrower, J.P. Morgan Securities LLC and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners, JP Morgan Chase Bank, N.A., as administrative agent, and PNC Bank, National Association, as syndication and Regions Bank, U.S. Bank National Association and BMO Capital Markets, as documentation agents, and the financial institutions party thereto, dated July 8, 2011.*
12.1	Statements Regarding Computation of Ratios.*
21.1	List of subsidiaries. (incorporated by reference to Exhibit 21.1 to Wells REIT II’s Annual Report on Form 10-K filed with the SEC on March 11, 2011 for the fiscal year ended December 31, 2010)
23.1	Consent of DLA Piper LLP (US) (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.1 hereto).*
23.2	Consent of Deloitte & Touche LLP for Wells Real Estate Investment Trust II, Inc.†
23.3	Consent of Frazier & Deeter, LLC for Wells Real Estate Investment Trust II, Inc.†
24.1	Powers of Attorney (included in signature pages of this Registration Statement as previously filed).*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the Indenture governing the 5.875% Senior Notes due 2018.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.3	Form of Letter to Clients.*
99.4	Form of Notice of Guaranteed Delivery.*

*             Filed previously.

†             Filed herewith.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 9, 2011.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

WELLS OPERATING PARTNERSHIP II, L.P.

By:	Well Real Estate Investment Trust II, Inc. General Partner

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary Treasurer and Director

WELLS REIT II – KCP, LLC

By:	Wells Real Estate Investment Trust II, Inc. Sole Member
By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary Treasurer and Director

WELLS REIT II - 1200 MORRIS BUSINESS TRUST

By:	Wells Real Estate Investment Trust II, Inc. Trustee

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

WELLS REIT II – REPUBLIC DRIVE, LLC

WELLS REIT II – 9 TECHNOLOGY DRIVE, LLC

WELLS GOVERNOR’S POINTE 4241 IRWIN SIMPSON

WELLS GOVERNOR’S POINT 8990 DUKE, LLC

WELLS REIT II – LAKEPOINTE 5, LLC

WELLS REIT II – LAKEPOINTE 3, LLC

WELLS REIT II – 180 PARK AVENUE, LLC

WELLS REIT II – OPUS/FINLEY PORTFOLIO, LLC

WELLS REIT II – 8909 PURDUE ROAD, LLC

WELLS REIT II – CORRIDORS III, LLC

WELLS REIT II – EDGEWATER CORPORATE CENTER ONE, LLC

2420 LAKEMONT AVENUE MM, LLC

WELLS REIT II – UNIVERSITY CIRCLE, LLC

WELLS REIT II – KEY CENTER, LLC

WELLS REIT II – MACARTHUR RIDGE, LLC

WELLS REIT II – INTERNATIONAL FINANCIAL TOWER, LLC

WELLS REIT II – 7031 COLUMBIA GATEWAY DRIVE, LLC

WELLS REIT II – STERLING COMMERCE, LLC

WELLS REIT II – SOUTH JAMAICA STREET, LLC

WELLS REIT II – 15815 25TH AVENUE, LLC

WELLS REIT II – 13655 RIVERPORT DRIVE, LLC

WELLS REIT II – 11200 W. PARKLAND, LLC

WELLS REIT II – PARKSIDE/ATLANTA, LLC

WELLS REIT II – 1277 LPB ATLANTA, LLC

WELLS REIT II – LINDBERGH CENTER, LLC

WELLS REIT II – LAKEHURST BRITTON, LLC

By:	Wells Operating Partnership II, L.P.
Sole Member

By:	Wells Real Estate Investment Trust II, Inc. General Partner

By:
/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

2420 LAKEMONT AVENUE, LLC

By:	2420 Lakemont Avenue MM, LLC Manager

By:	Wells Operating Partnership II, L.P. Sole Member

By:	Wells Real Estate Investment Trust II, Inc. General Partner

By:
/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

WELLS REIT II – MACARTHUR RIDGE I, L.P.

By:	Wells REIT II – MacArthur Ridge I, LLC General Partner

By:	Wells Operating Partnership II, L.P. Sole Member

By:	Wells Real Estate Investment Trust II, Inc. General Partner

By:
/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

KEY CENTER PROPERTIES

By:	Wells REIT II – Key Center, LLC Managing Member

By:	Wells Operating Partnership II, L.P. Sole Member

By:	Wells Real Estate Investment Trust II, Inc. General Partner

By:
/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

WELLS REIT II – UNIVERSITY CIRCLE, L.P.

By:	Wells REIT II – University Circle, LLC General Partner

By:	Wells Operating Partnership II, L.P. Sole Member

By:	Wells Real Estate Investment Trust II, Inc. General Partner
By:
/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

WELLS REIT II – STERLING COMMERCE, LP

By:	Wells REIT II – Sterling Commerce, LLC General Partner

By:	Wells Operating Partnership II, L.P. Sole Member

By:	Wells Real Estate Investment Trust II, Inc. General Partner
By:
/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President, Secretary
Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Nelson Mills	President and Director	August 9, 2011
E. Nelson Mills

*	Chairman of the Board and Director	August 9, 2011
Leo F. Wells, III

/s/ Douglas P. Williams	Executive Vice President, Secretary,	August 9, 2011
Douglas P. Williams	Treasurer and Director

*	Senior Vice President	August 9, 2011
Randall D. Fretz

*	Director	August 9, 2011
Charles R. Brown

*
Richard W. Carpenter	Director	August 9, 2011

*
Bud Carter	Director	August 9, 2011

*
John L. Dixon	Director	August 9, 2011

*	Director	August 9, 2011
George W. Sands

*	Director	August 9, 2011
Neil H. Strickland

*By:	/s/ Douglas P. Williams
Douglas P. Williams
Attorney-in-fact